Prospectus Supplement (To Prospectus dated March 26, 2007)

$1,266,617,000

(Approximate)

Thornburg Mortgage Securities Trust 2007-2
Mortgage-Backed Notes, Series 2007-2

Thornburg Mortgage Home Loans, Inc. Sponsor	Structured Asset Securities Corporation Depositor

Thornburg Mortgage Funding, Inc. Seller	Wells Fargo Bank, N.A. Master Servicer and Securities Administrator

Thornburg Mortgage Securities Trust 2007-2 Issuing Entity

Consider carefully the risk factors beginning on page S-17 in this prospectus supplement and on page 6 in the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-106 in this prospectus supplement and the index of principal terms on page 187 in the prospectus.

The notes represent obligations of the issuing entity only and do not represent an interest in or obligation of the sponsor, the depositor, their affiliates or any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The issuing entity will issue twelve classes of notes and ownership certificates, including the five classes of notes offered hereby.

The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Notes” on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-1 as offered notes and not to the other classes of notes or the ownership certificates that will be issued by the issuing entity as described in this prospectus supplement.

Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected payment date will be May 25, 2007. Credit enhancement for the offered notes includes subordination, loss allocation and limited cross-collateralization features including, in certain limited circumstances, establishment of a reserve fund. Amounts payable under the three yield maintenance agreements provided by The Royal Bank of Scotland plc will be applied to pay, if necessary, a portion of current interest on the offered notes. The offered notes will be subject to a mandatory auction and will be entitled to the benefits of an auction swap provided by Credit Suisse International on the payment date in April 2012, as described in this prospectus supplement, after which the interest rates on each such class will change as described on page S-1 of this prospectus supplement.

The assets of the trust will primarily consist of three pools of adjustable rate and hybrid residential mortgage loans.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that the prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The notes offered by this prospectus supplement will be purchased by Lehman Brothers Inc., Bear, Stearns and Co. Inc., Credit Suisse Securities (USA) LLC and Greenwich Capital Markets, Inc., as the underwriters, from Structured Asset Securities Corporation, and are being offered by the underwriters from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters have the right to reject any order. Proceeds to Structured Asset Securities Corporation from the sale of these notes will be approximately 99.843750% of their initial total principal amount, plus accrued interest, before deducting expenses. On or about April 27, 2007, delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

Lehman Brothers
Bear, Stearns & Co. Inc.
Credit Suisse
RBS Greenwich Capital

The date of this prospectus supplement is April 25, 2007

Important notices about information presented
in this prospectus supplement and the accompanying prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus. If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_______________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_______________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

For European Investors Only

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

i

Table of Contents
Prospectus Supplement

Page

The Offered Notes	S-1
Summary of Terms	S-3
Risk Factors	S-17
Glossary	S-27
Description of the Issuing Entity	S-27
Description of the Notes	S-28
Description of the Mortgage Loan Groups	S-45
Static Pool Information	S-51
Affiliations and Relationships	S-51
Additional Information	S-52
The Depositor	S-53
The Sponsor and Seller	S-53
Mortgage Loan Origination	S-54
The Master Servicer	S-58
The Servicers	S-59
Mortgage Loan Servicing	S-62
Servicing and Administration of the Trust	S-67
Fees and Expenses of the Trust	S-73
The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement	S-74
The Trust Agreement, the Indenture and the Administration Agreement	S-84
Yield, Prepayment and Maturity Considerations	S-88
Material Federal Income Tax Consequences	S-101
State Taxes	S-102
ERISA Considerations	S-102
Legal Investment Considerations	S-104
Use of Proceeds	S-104
Method of Distribution	S-104
Legal Matters	S-105
Ratings	S-105
Glossary of Defined Terms	S-106
ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures	S-A-1
ANNEX B: Certain Characteristics of the Mortgage Loans	S-B-1

ii

The Offered Notes

The notes consist of the classes of offered notes listed in the table below, together with the classes of non-offered notes. Only the classes of notes listed as offered notes in the table below are offered by this prospectus supplement.

Class	Related Mortgage Loan Group	Class Principal Amount(1)	Initial Interest Rate	Interest Rate Formula (on or before Auction Payment Date)(2)	Interest Rate Formula (after Auction Payment Date)(3)	Principal Type	Interest Type	Initial Note Ratings(10)
								Moody’s	S&P
Offered Notes
A-1	1	$144,131,000	5.460%	one-month LIBOR + 0.140%(4)	one-month LIBOR + 1.250(5)	Group 1 Senior	Variable	Aaa	AAA
A-2A	2	$559,989,000	5.450%	one-month LIBOR + 0.130%(4)	(6)	Group 2 Senior	Variable	Aaa	AAA
A-2B	2	$ 62,221,000	5.490%	one-month LIBOR + 0.170%(4)	(6)	Group 2 Senior	Variable	Aaa	AAA
A-3A	3	$450,249,000	5.450%	one-month LIBOR + 0.130%(4)	(7)	Group 3 Senior	Variable	Aaa	AAA
A-3B	3	$ 50,027,000	5.490%	one-month LIBOR + 0.170%(4)	(7)	Group 3 Senior	Variable	Aaa	AAA
Non-Offered Notes
A-X	1, 2, 3	Notional Amount (8)	0.977%	Variable (8)	Variable (8)	Senior/Interest Only	Variable	Aa1	AA
B-1	1, 2, 3	$19,041,000	6.068%	Weighted Average (9)	Weighted Average (9)	Subordinate	Variable, Net WAC	N/R	AA
B-2	1, 2, 3	$ 9,192,000	6.068%	Weighted Average (9)	Weighted Average (9)	Subordinate	Variable, Net WAC	N/R	A
B-3	1, 2, 3	$ 5,252,000	6.068%	Weighted Average (9)	Weighted Average (9)	Subordinate	Variable, Net WAC	N/R	BBB
B-4	1, 2, 3	$ 5,909,000	6.068%	Weighted Average (9)	Weighted Average (9)	Subordinate	Variable, Net WAC	N/R	BB
B-5	1, 2, 3	$ 4,596,000	6.068%	Weighted Average (9)	Weighted Average (9)	Subordinate	Variable, Net WAC	N/R	B
B-6	1, 2, 3	$ 2,630,886	6.068%	Weighted Average (9)	Weighted Average (9)	Subordinate	Variable, Net WAC	N/R	N/R

(1)	These balances are approximate, as described in this prospectus supplement.

(2)
Reflects the interest rate formula up to and including the date on which the offered notes will be transferred to a third-party investor scheduled for the payment date in April 2012, as described in this prospectus supplement under “Description of the Notes—Mandatory Auction of the Offered Notes.”

(3)
Reflects the interest rate formula after the date on which the offered notes will be transferred to a third-party investor as described in this prospectus supplement under “Description of the Notes—Mandatory Auction of the Offered Notes.”

(4)
Any portion of the interest payable on the offered notes which is not received from collections on the related mortgage loans will be paid from amounts received under the related yield maintenance agreement as described under “Description of Notes—Priority of Distributions” and “—The Yield Maintenance Agreements.”

(5)
After the payment date in April 2012, the Class A-1 Notes will accrue interest at an interest rate equal to the least of (i) the interest rate formula above, (ii) 11.050%  and (iii) the related class A available funds cap rate.

(6)
After the payment date in April 2012, up to and including the payment date in March 2014, the Class A-2A and Class A-2B Notes will accrue interest at an interest rate equal to the lesser of (i) 5.750%  and (ii) the related class A available funds cap rate. After the payment date in March 2014, the Class A-2A and Class A-2B Notes will accrue interest at an interest rate equal to the least of (i) one-year LIBOR plus 1.250% ; (ii) 10.700% and (iii) the related class A available funds cap rate.

(7)
After the payment date in April 2012, up to and including the payment date in March 2017, the Class A-3A and Class A-3B Notes will accrue interest at an interest rate equal to the lesser of (i) 5.750%  and (ii) the related class A available funds cap rate. After the payment date in March 2017, the Class A-3A and Class A-3B Notes will accrue interest at an interest rate equal to the least of (i) one-year LIBOR plus 1.200%, (ii) 10.700% and (iii) the related class A available funds cap rate.

(8)
The Class A-X Notes are interest-only notes and will accrue interest at a variable rate as described under “Summary of Terms--Interest Payments on the Notes” on a notional amount based on the aggregate class principal balances of the offered notes.

(9)
The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes will accrue interest generally based on a rate equal to the weighted average of the available funds cap rates for each mortgage loan group weighted based upon the related subordinate component, as more fully described under “Summary of Terms—Interest Payments on the Notes”.

(10)	The designation N/R means the specified rating agency will not rate the notes of that class.

The offered notes and non-offered notes will also have the following characteristics:

Class	Record Date(1)	Delay/Accrual Period(2)	Interest Accrual Convention	Maturity Date	Expected Final Payment Date(3)	Minimum Denomination(4)	Incremental Denominations	CUSIP Number
Offered Notes
A-1	PD	0 day	Actual/360	June 2037	April 2012	$25,000	$1	88522W AA1
A-2A	PD	0 day	Actual/360	June 2037	April 2012	$25,000	$1	88522W AB9
A-2B	PD	0 day	Actual/360	June 2037	April 2012	$25,000	$1	88522W AC7
A-3A	PD	0 day	Actual/360	June 2037	April 2012	$25,000	$1	88522W AD5
A-3B	PD	0 day	Actual/360	June 2037	April 2012	$25,000	$1	88522W AE3
Non-Offered Notes
A-X	CM	24 day	30/360	June 2037	August 2014	$100,000	$1	88522W AF0
B-1	CM	24 day	30/360	June 2037	August 2014	$100,000	$1	88522W AG8
B-2	CM	24 day	30/360	June 2037	August 2014	$100,000	$1	88522W AH6
B-3	CM	24 day	30/360	June 2037	August 2014	$100,000	$1	88522W AJ2
B-4	CM	24 day	30/360	June 2037	August 2014	$100,000	$1	88522W AK9
B-5	CM	24 day	30/360	June 2037	August 2014	$100,000	$1	88522W AL7
B-6	CM	24 day	30/360	June 2037	August 2014	$100,000	$1	88522W AM5

(1)	PD = For any payment date, the close of business on the business day immediately before that payment date.
CM = For any payment date, the close of business on the last business day of the calendar month immediately preceding the month of the related payment date.
(2)
0 day = For any payment date, the interest accrual period will be the period beginning on the immediately preceding payment date (or April 27, 2007, in the case of the first interest accrual period) and ending on the calendar day immediately before the related payment date;

24 day = For any payment date, the interest accrual period will be the calendar month preceding that payment date.
(3)
The expected final payment date is based upon (a) a constant prepayment rate of 20% per annum and the structuring assumptions used in this prospectus supplement, each as described under “Yield, Prepayment and Maturity Considerations,” (b) the assumption that the option to purchase the outstanding notes is exercised by Thornburg Mortgage, Inc. on the earliest possible payment date as described in this prospectus supplement under “Description of the Notes--Optional Notes Purchase Right” and (c) the assumption that the mandatory auction occurs on the payment date in April 2012 and, as a consequence, the related classes of notes are sold. The actual final payment date for each class of offered notes may be earlier or later and could be substantially later than the applicable expected final payment date described above.

(4)	With respect to initial European investors only, the underwriters will only sell offered notes in minimum total investment amounts of $100,000.

Summary of Terms

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered notes, it is necessary that you read carefully this entire document and the accompanying prospectus.

•
While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•
Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•
Whenever we refer to a percentage of some or all of the mortgage loans in the trust or in a mortgage loan group, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of April 1, 2007, unless we specify otherwise. We explain in this prospectus supplement under “Glossary of Defined Terms” how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances unless we specify otherwise.

Issuing Entity or Trust

Thornburg Mortgage Securities Trust 2007-2, a Delaware statutory trust.

See “Description of the Issuing Entity” in this prospectus supplement for additional information.

Sponsor

Thornburg Mortgage Home Loans, Inc., a wholly-owned subsidiary of Thornburg Mortgage, Inc.

See “The Sponsor and Seller” in this prospectus supplement for additional information.

Seller

Thornburg Mortgage Funding, Inc., a wholly-owned subsidiary of Thornburg Mortgage, Inc.

See “The Sponsor and Seller” in this prospectus supplement for additional information.

Master Servicer

Wells Fargo Bank, N.A.

See “The Master Servicer” in this prospectus supplement for additional information.

Depositor

Structured Asset Securities Corporation
745 Seventh Avenue
New York, New York 10019
(212) 526-7000

See “The Depositor” in this prospectus supplement for additional information.

Indenture Trustee

LaSalle Bank National Association.

See “Description of the Notes--The Indenture Trustee” in this prospectus supplement for additional information.

Securities Administrator

Wells Fargo Bank, N.A.

See “Description of the Notes—The Securities Administrator” in this prospectus supplement for additional information.

Owner Trustee

Wilmington Trust Company.

See “Description of the Issuing Entity—The Owner Trustee” in this prospectus supplement for additional information.

Servicers

On the closing date, Thornburg Mortgage Home Loans, Inc. (through its sub-servicer Cenlar FSB) and First Republic Bank will service approximately 76.18% and 21.50%, respectively, of the mortgage loans included in the trust. The remainder of the mortgage loans will be serviced by various other banks, savings and loan associations and other mortgage lending institutions. No other servicer will service in excess of 10% of the mortgage loans.

See “The Servicers” in this prospectus supplement for more information regarding the servicers of the mortgage loans.

Originators

Approximately 78.50% and 21.50% of the mortgage loans were originated by Thornburg Mortgage Home Loans, Inc. (together with its mortgage brokers and correspondent lenders other than First Republic Bank) and First Republic Bank, as a correspondent lender of Thornburg Home Loans, Inc., respectively.

See “Mortgage Loan Origination” in this prospectus supplement for information regarding the originators and the related underwriting guidelines for the mortgage loans.

Yield Maintenance Counterparty

The Royal Bank of Scotland plc

Auction Swap Counterparty

Credit Suisse International

Auction Administrator

Wells Fargo Bank, N.A., in its capacity as securities administrator.

Offered Notes

The notes offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Notes—Offered Notes” in the table on page S-1.

The offered notes will be book-entry securities clearing through The Depository Trust Company in the U.S. or upon request through Clearstream or Euroclear in Europe. The minimum denominations and the incremental denominations of each class of offered notes are set forth in the table on page S-2.

The notes will represent obligations of the trust and will be secured by collateral consisting primarily of hybrid and adjustable rate, first lien, residential mortgage loans having a total principal balance as of the cut-off date, which is April 1, 2007, of approximately $1,313,237,886.

The offered notes will have an approximate total initial principal amount of $1,266,617,000. Any differences between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed 5%.

Non-Offered Notes and Securities

In addition to the five classes of offered notes, the trust will issue seven other classes of notes. These notes will have the designations set forth in the table on page S-1 under “The Offered Notes—Non-Offered Notes” and are not being offered by this prospectus supplement and the prospectus. The trust will also issue ownership certificates which will not be entitled to monthly payments of principal and interest, but will only be entitled to any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been paid on the related payment date.   Information about the non-offered notes and the ownership certificates is being included because these classes provide credit enhancement for the offered notes. The non-offered notes will have original class principal amounts set forth on page S-1 in this prospectus supplement, subject to a variance as described in this prospectus supplement.

Designations

Each class of notes will have different characteristics, some of which are reflected in the following general designations.

•	Offered Notes
Class A-1, Class A-2A, Class A-2B, Class A-3A and Class A-3B Notes.

•	Group 1 Notes
Class A-1 Notes.

•	Group 2 Notes
Class A-2A and Class A-2B Notes.

•	Group 3 Notes
Class A-3A and Class A-3B Notes.

•	Subordinate Notes
Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes.

•	Book-Entry Notes
All classes of offered notes.

•	Interest-Only Notes
Class A-X Notes.

•	Retained Notes
Subordinate Notes and Interest-Only Notes

Payments of interest and principal on the Class A-1 Notes will primarily be based on collections from the group 1 mortgage loans. Payments of interest and principal on the Group 2 Notes will primarily be based on collections from the group 2 mortgage loans. Payments of interest and principal on the Group 3 Notes will be primarily based on collections from the group 3 mortgage loans. Payments of interest and principal on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes and of interest on the Class A-X Notes will be based on collections from all three mortgage loan groups. The rights of holders of the Class A-X Notes to receive payments of interest will be subordinate to payments of principal and interest on the offered notes. The rights of holders of the subordinate notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this summary of terms under “Credit Enhancement.” The rights of holders of ownership certificates will be subordinate to the rights of the holders of all of the notes and will receive any excess remaining cashflow after payment of all amounts to the notes and any fees and expenses of the trust.

Cut-off Date

April 1, 2007.

Closing Date

On or about April 27, 2007.

Payment Date

Beginning in May 2007, the securities administrator will make payments on the notes on the 25th day of each month or if the 25th day is not a business day, on the next business day.

Interest Payments on the Notes

General

Interest on the offered notes will accrue on the basis of a 360-day year and the actual number of days elapsed in the related accrual period. Interest on the Class A-X Notes and the subordinate notes will accrue on the basis of a 360-day year composed of twelve 30-day months.

The accrual period for the offered notes will be the period beginning on the prior payment date (or the closing date, in the case of the first payment date) and ending on the day immediately preceding the payment date. The accrual period for the Class A-X Notes and the subordinate notes will be the calendar month immediately preceding the month in which the payment date occurs.

Class A-1

On or before the payment date in April 2012, interest on the Class A-1 Notes for any payment date will be calculated at an annual rate equal to the sum of one-month LIBOR and 0.140%. After the payment date in April 2012, interest on the Class A-1 Notes for any payment date will be calculated at an annual rate equal to the least of (i) one-month LIBOR plus 1.250%, (ii) 11.050% and (iii) the related Class A Available Funds Cap Rate.

Class A-2A and Class A-2B

On or before the payment date in April 2012, interest on the Class A-2A and Class A-2B Notes for any payment date will be calculated at an annual rate equal to the sum of one-month LIBOR plus 0.130% (in the case of the Class A-2A Notes) and one-month LIBOR plus 0.170% (in the case of the Class A-2B Notes). After the payment date in April 2012 up to and including the payment date in March 2014, interest on the Class A-2A and Class A-2B Notes for any payment date will be calculated at an annual rate equal to the lesser of (i) 5.750% and (ii) the related Class A Available Funds Cap Rate. After the payment date in March 2014, interest on the Class A-2A and Class A-2B Notes for any payment date will be calculated at an annual rate equal to the least of (i) one-year LIBOR plus 1.250%, (ii) 10.700% and (ii) the related Class A Available Funds Cap Rate.

Class A-3A and Class A-3B

On or before the payment date in April 2012, interest on the Class A-3A and Class A-3B Notes for any payment date will be calculated at an annual rate equal to the sum of one-month LIBOR plus 0.130% (in the case of the Class A-3A Notes) and one-month LIBOR plus 0.170% (in the case of the Class A-3B Notes). After the payment date in April 2012 up to and including the payment date in March 2017, interest on the Class A-3A and Class A-3B Notes for any payment date will be calculated at an annual rate equal to the lesser of (i) 5.750% and (ii) the related Class A Available Funds Cap Rate. After the payment date in March 2017, interest on the Class A-3A and Class A-3B Notes for any payment date will be calculated at an annual rate equal to the least of (i) one-year LIBOR plus 1.200%, (ii) 10.700% and (ii) the related Class A Available Funds Cap Rate.

The Available Funds Cap Rate for each mortgage loan group is a limitation expressed as a per annum rate generally based on the amount of interest collections received from the mortgage loans in the related mortgage loan group during the applicable collection period, net of certain fees and expenses of the trust. The Class A Available Funds Cap Rate for each class of offered notes is the available funds cap rate of the related mortgage loan group adjusted to reflect interest on an actual/360 basis.

For a complete description of the available funds cap rate and the priority of payments of interest, see “Description of the Notes—Payments of Interest” in this prospectus supplement.

Class A-X Notes

The interest rate of the Class A-X Notes on any payment date will equal an annual rate (not less than zero) calculated as (A) the product of (i) the excess, if any, of (x) the weighted average of the Class A Available Funds Cap Rates of the offered notes for such payment date, weighted based on the relative aggregate class principal amounts of the offered notes immediately before such payment date, over (y) the weighted average of the interest rates on the offered notes for such payment date, weighted based on the relative aggregate class principal amounts of the offered notes immediately before such payment date multiplied by (ii) the quotient of the actual number of days in the accrual period divided by 30 minus (B) the product of (I) the sum of (1) the Class A Deferred Amounts (as defined herein) for such payment date and (2) the Class A Available Funds Cap Shortfalls (as defined herein) for such payment date and (II) 12, divided by the class notional amount of the Class A-X Notes.

Subordinate Notes

On any payment date on or prior to April 2012, the interest rates with respect to each of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes will be equal to the weighted average of the available funds cap rate applicable to each mortgage loan group, weighted based on the subordinate component (as defined herein) of each mortgage loan group. On any payment date following the auction payment date, the interest rates with respect to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes will be equal to the excess, if any, of (a) the weighted average of the available funds cap rate applicable to each mortgage loan group, weighted based on the subordinate component of each mortgage loan group over (b) a rate equal to the quotient of (i) the product of any remaining Class A Available Funds Cap Shortfalls for such payment date after taking into account the reduction in the Class A-X Note interest rate by any Class A Available Funds Cap Shortfalls, multiplied by 12 and divided by (ii) the aggregate of the class principal amounts of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes immediately before such payment date.

Principal Payments on the Notes

Principal will be paid to holders of the offered notes to the extent of funds available to make payments of principal, on each payment date in the amounts described in this prospectus supplement under “Description of the Notes—Principal.”

Payment Priorities

On each payment date, the securities administrator, acting as paying agent, will apply the sum of (i) the amounts collected in respect of the mortgage loans in the applicable mortgage loan group available for payment and (ii) amounts from the related yield maintenance agreement generally in the following order of priority:

(1)	from amounts from the related mortgage loan group:

(a)	interest on the related offered notes accrued at the applicable note interest rate for each such class, on a pro rata basis, based on the amount of interest due; and

(b)	principal on the related offered notes;

(2)	from all remaining amounts collected on all the mortgage loans and available for payment:

(a)	interest on the Class A-X Notes at the applicable interest rate;

(b)	interest on, and then the respective share of principal of, each class of subordinate notes in the order of their numerical class designations, beginning with the Class B-1 Notes;

(c)	any Class A Available Funds Cap shortfalls to the offered notes, on a pro rata basis, based on the amount of any such shortfalls;

(d)	any Class A Deferred Amounts, to the offered notes, on a pro rata basis, based on the amount of any such allocated losses; and

(e)	any remaining available funds to the ownership certificates.

See “Description of the Notes” in this prospectus supplement for additional information.

Limited Cross-Collateralization

In certain very limited circumstances relating to a mortgage loan group’s experiencing disproportionately high realized losses, principal and interest collected from the other mortgage loan groups may be applied to pay principal or interest, or both, to the offered notes related to the mortgage loan group experiencing those conditions. In addition, in certain very limited circumstances relating to a mortgage loan group’s experiencing rapid prepayments, principal and interest collected from that mortgage loan group may be deposited into a reserve fund to be applied to pay principal to the offered notes relating to another mortgage loan group if such offered notes have become undercollateralized.

See “Description of the Notes—Limited Cross-Collateralization” in this prospectus supplement for additional information.

Mandatory Auction of the Offered Notes

Prior to the payment date in April 2012, Wells Fargo Bank, N.A., in its capacity as securities administrator acting as auction administrator, will auction each class of the offered notes then outstanding to third party investors.

On the payment date in April 2012, the offered notes will be transferred to third-party investors in return for a distribution of the then outstanding class principal amounts of those notes (to the extent received from the related third party investors and, if applicable, the auction swap counterparty).

The auction administrator will enter into an auction swap agreement pursuant to which Credit Suisse International, as the auction swap counterparty, will agree to pay the excess, if any, of the outstanding class principal amounts of the offered notes, after application of all interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the payment date in April 2012, over the amount received in the auction. In the event that all or a portion of a class of the offered notes is not sold in the auction, the auction proceeds for such unsold notes will be deemed to be zero and the auction swap counterparty will pay the auction administrator the entire outstanding class principal amount of the unsold notes, after application of all interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the payment date in April 2012, in exchange for those notes. In the event that the amount received in the auction is greater than the class principal amount of the notes, that excess will not be paid to the noteholders.

See “Description of the Notes—Mandatory Auction of the Offered Notes” in this prospectus supplement.

Yield Maintenance Agreements

The holders of (i) the Class A-1 Notes, (ii) the Class A-2A and Class A-2B Notes and (iii) the Class A-3A and Class A-3B Notes, in each case have the benefit of a separate interest rate cap agreement (each referred to herein as a “yield maintenance agreement”). Any payments received under the related yield maintenance agreement with respect to a payment date on or before the payment date in April 2012 will be available to pay the excess of the current interest accrued on the group 1, group 2 or group 3 notes, as applicable, at the related interest rate over the related Class A Available Funds Cap Rate of the related mortgage loan group.

See “Description of the Notes—The Yield Maintenance Agreements” in this prospectus supplement for additional information concerning the amounts payable under the yield maintenance agreements.

Credit Enhancement

The offered notes will have a prior right of payment over the Class A-X Notes. The offered notes and the Class A-X Notes will have a prior right of payment over the subordinate notes. Among the classes of subordinate notes, the Class B-1 Notes will have the highest payment priority and the Class B-6 Notes will have the lowest payment priority.

Subordination is designed to provide the holders of notes with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses first, among the subordinate notes, beginning with the subordinate notes with the lowest payment priority, and second, to the extent such realized losses exceed the amounts that will be distributed from the reserve fund, to the related class or classes of offered notes, pro rata, based on their outstanding principal balances; provided, however, that any such realized losses that would otherwise be so allocated to the Class A-2A Notes will instead be allocated to the Class A-2B Notes until the class principal amount of the Class A-2B Notes has been reduced to zero and any such realized losses that would otherwise be so allocated to the Class A-3A Notes will instead be allocated to the Class A-3B Notes until the class principal amount of the Class A-3B Notes has been reduced to zero.

In addition, the manner of allocating payments of principal to the notes will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers.

Up to and including the payment date in April 2014, the subordinate notes will not receive any unscheduled principal unless the offered notes are paid down to zero or the credit enhancement provided by the subordinate notes has doubled prior to that date and certain loss and delinquency tests have been satisfied. After the payment date in April 2014, subject to certain loss and delinquency triggers being satisfied, and subject to, in limited circumstances, deposits to the reserve fund, the subordinate notes will receive increasing portions of principal prepayments over time.

See “Description of the Notes—Principal,” “—Allocation of Realized Losses” and “—Subordination of the Subordinate Notes” in this prospectus supplement.

The Mortgage Loans

The assets of the trust will consist primarily of a pool of first lien, residential adjustable rate mortgage loans and hybrid mortgage loans which are divided into three loan groups, each having the characteristics described in this prospectus supplement. Hybrid mortgage loans are fixed rate mortgage loans that convert to adjustable rate mortgage loans after a specified period following origination. Approximately 95.19% of the mortgage loans require monthly payments of interest, but not principal, for a fixed period following origination. The mortgage rates on approximately 0.05% of the mortgage loans can be converted, at the option of the related borrowers, to a fixed interest rate and the mortgage rates on approximately 14.43% of the mortgage loans may be modified to another adjustable rate based on a different index or to another type of hybrid or adjustable rate mortgage loan. Thornburg Mortgage, Inc., the parent of the seller, has the obligation to purchase any mortgage loan whose interest rate has been converted to a fixed interest rate or modified in accordance with the related mortgage note. The seller has the option, but not the obligation, to modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note, so long as the seller purchases such mortgage loan from the trust prior to making such modification.

The mortgage loans will have an aggregate principal balance of approximately $1,313,237,886 as of the cut-off date, subject to a variance of plus or minus 5%.

Mortgage Loan Groups

•	Group 1 Mortgage Loans
A group of conventional first lien, mortgage loans of which approximately 0.27% are adjustable rate mortgage loans that adjust on an annual basis, and approximately 3.41% and 96.32% are hybrid mortgage loans with interest rates that have an initial fixed rate period of either three or five years, respectively, and thereafter adjust on a monthly, semi-annual or annual basis.

•	Group 2 Mortgage Loans
A group of conventional first lien, hybrid mortgage loans with interest rates that have an initial fixed rate period of seven years and thereafter adjust on a monthly, semi-annual or annual basis.

•	Group 3 Mortgage Loans
A group of conventional first lien, hybrid mortgage loans with interest rates that have an initial fixed rate period of ten years and thereafter adjust on a monthly, semi-annual or annual basis.

Aggregate Mortgage Loan Summary

	Range or Total	Non-Zero Weighted Average(1)	Total Percentage(2)
Number of Mortgage Loans	1,368	──	──
Total Scheduled Principal Balance	$1,313,237,886	──	──
Scheduled Principal Balances	$25,000 to $8,703,205	$959,969	──
Mortgage Rates	4.250% to 7.625%	6.328%	──
Original Terms to Maturity (in months)	324 to 480	360	──
Remaining Terms to Maturity (in months)	290 to 478	356	──
Original Loan-to-Value Ratios	3.71% to 100.00%	66.93%	──
Original Effective Loan-to-Value Ratios	3.71% to 95.00%	66.65%
Number of Interest-Only Mortgage Loans	1,289	──	95.19%
Geographic Concentration in Excess of 10% of the Total Scheduled Principal Balance:
California	$458,461,106	──	34.91%
Number of Mortgage Loans in California	398	──	──
New York	$165,475,539	──	12.60%
Number of Mortgage Loans in New York	132	──	──
Mortgage Loans in the Maximum Single Zip Code Concentration	94115 (Zip Code)	──	1.57%
Credit Scores	492 to 822	750	──
Number of Mortgage Loans with Prepayment Penalties at Origination	282	──	24.24%
Gross Margins	1.000% to 2.750%	1.903%	──
Maximum Mortgage Rates	8.500% to 12.950%	11.540%	──
Minimum Mortgage Rates	1.000% to 2.750%	1.903%	──
Months to Next Mortgage Rate Adjustment	1 to 120	91	──
Initial Caps	2.000% to 5.000%	4.994%	──
Periodic Caps	1.000% to 2.000%	1.927%	──
_____________

(1)
As used in this table, the “non-zero weighted average” of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)	Percentages calculated based on the total principal balance of the mortgage loans in all mortgage groups.

Group 1 Mortgage Loan Summary

	Range or Total	Non-Zero Weighted Average(1)	Total Percentage(2)
Number of Mortgage Loans	149	──	──
Total Scheduled Principal Balance	$149,436,398	──	──
Scheduled Principal Balances	$52,000 to $5,000,000	$1,002,929	──
Mortgage Rates	4.250% to 7.625%	6.179%	──
Original Terms to Maturity (in months)	360	──	──
Remaining Terms to Maturity (in months)	310 to 360	354	──
Original Loan-to-Value Ratios	3.71% to 95.45%	59.41%	──
Original Effective Loan-to-Value Ratios	3.71% to 80.00%	58.95%
Number of Interest-Only Mortgage Loans	142	──	96.49%
Geographic Concentration in Excess of 10% of the Total Scheduled Principal Balance:
California	$87,380,890	──	58.47%
Number of Mortgage Loans in California	78	──	──
Mortgage Loans in the Maximum Single Zip Code Concentration	94115 (Zip Code)	──	9.32%
Credit Scores	648 to 807	753	──
Number of Mortgage Loans with Prepayment Penalties at Origination	71	──	55.41%
Gross Margins	1.000% to 2.750%	1.897%	──
Maximum Mortgage Rates	8.875% to 12.950%	11.909%	──
Minimum Mortgage Rates	1.000% to 2.750%	1.897%	──
Months to Next Mortgage Rate Adjustment	1 to 61	53	──
Initial Caps	2.000% to 5.000%	4.822%	──
Periodic Caps	1.000% to 2.000%	1.985%	──
_____________

(1)
As used in this table, the “non-zero weighted average” of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)	Percentages calculated based on the total principal balance of the group 1 mortgage loans.

Group 2 Mortgage Loan Summary

	Range or Total	Non-Zero Weighted Average(1)	Total Percentage(2)
Number of Mortgage Loans	644	──	──
Total Scheduled Principal Balance	$645,111,612	──	──
Scheduled Principal Balances	$25,000 to $8,703,205	$1,001,726	──
Mortgage Rates	5.500% to 7.375%	6.368%	──
Original Terms to Maturity (in months)	324 to 480	361	──
Remaining Terms to Maturity (in months)	290 to 478	356	──
Original Loan-to-Value Ratios	10.27% to 100.00%	67.78%	──
Original Effective Loan-to-Value Ratios	10.27% to 95.00%	67.53%
Number of Interest-Only Mortgage Loans	610	──	94.83%
Geographic Concentration in Excess of 10% of the Total Scheduled Principal Balance:
California	$201,188,645	──	31.19%
Number of Mortgage Loans in California	169	──	──
New York	$67,949,122	──	10.53%
Number of Mortgage Loans in New York	55	──	──
Colorado	$66,168,861	──	10.26%
Number of Mortgage Loans in Colorado	54	──	──
Mortgage Loans in the Maximum Single Zip Code Concentration	90210 (Zip Code)	──	2.07%
Credit Scores	492 to 820	748	──
Number of Mortgage Loans with Prepayment Penalties at Origination	113	──	20.43%
Gross Margins	1.850% to 2.600%	1.917%	──
Maximum Mortgage Rates	9.950% to 12.950%	11.494%	──
Minimum Mortgage Rates	1.850% to 2.600%	1.917%	──
Months to Next Mortgage Rate Adjustment	14 to 84	80	──
Initial Caps	5.000%	5.000%	──
Periodic Caps	1.000% to 2.000%	1.931%	──
_____________

(1)
As used in this table, the “non-zero weighted average” of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)	Percentages calculated based on the total principal balance of the group 2 mortgage loans.

Group 3 Mortgage Loan Summary

	Range or Total	Non-Zero Weighted Average(1)	Total Percentage(2)
Number of Mortgage Loans	575	──	──
Total Scheduled Principal Balance	$518,689,876	──	──
Scheduled Principal Balances	$63,000 to $5,900,000	$902,069	──
Mortgage Rates	5.375% to 7.250%	6.322%	──
Original Terms to Maturity (in months)	349 to 360	360	──
Remaining Terms to Maturity (in months)	298 to 360	356	──
Original Loan-to-Value Ratios	6.15% to 100.00%	68.05%	──
Original Effective Loan-to-Value Ratios	6.15% to 94.91%	67.77%
Number of Interest-Only Mortgage Loans	537	──	95.26%
Geographic Concentration in Excess of 10% of the Total Scheduled Principal Balance:
California	$169,891,572	──	32.75%
Number of Mortgage Loans in California	151	──	──
New York	$87,650,246	──	16.90%
Number of Mortgage Loans in New York	67	──	──
Mortgage Loans in the Maximum Single Zip Code Concentration	90049 (Zip Code)	──	2.13%
Credit Scores	562 to 822	751	──
Number of Mortgage Loans with Prepayment Penalties at Origination	98	──	20.00%
Gross Margins	1.000% to 2.750%	1.887%	──
Maximum Mortgage Rates	8.500% to 12.950%	11.491%	──
Minimum Mortgage Rates	1.000% to 2.750%	1.887%	──
Months to Next Mortgage Rate Adjustment	58 to 120	116	──
Initial Caps	5.000%	5.000%	──
Periodic Caps	1.000% to 2.000%	1.917%	──
_____________

(1)
As used in this table, the “non-zero weighted average” of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)	Percentages calculated based on the total principal balance of the group 3 mortgage loans.

Mortgage Loan Representations and Warranties/Defective Documentation

The seller has assigned to the trust certain representations and warranties concerning the mortgage loans made by Thornburg Mortgage Home Loans, Inc. In addition, the seller and Thornburg Mortgage Home Loans, Inc. have each represented and warranted that none of the mortgage loans in the trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws. The depositor’s rights with respect to these representations and warranties will be assigned to the trust for the benefit of noteholders under the sale and servicing agreement.

In addition, within 90 days after receipt by the indenture trustee or the custodian of the mortgage loans and the related documents, the indenture trustee or the custodian will review the mortgage loans and the related documents in the mortgage loan files for defects.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the interests of the noteholders in a mortgage loan or following the discovery by the indenture trustee, in its capacity as custodian, that a mortgage loan or related document is defective in any material respect, Thornburg Mortgage Home Loans, Inc. will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust or (3) substitute a materially similar mortgage loan.

See “The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.

Optional Purchase of Certain Delinquent Mortgage Loans and REO Property

Thornburg Mortgage Home Loans, Inc., in its capacity as servicer of a substantial portion of the mortgage loans, has an assignable option to purchase from the trust any mortgage loan which as of the first day of a calendar quarter and at the time of purchase, is delinquent in payment by 90 days or more or which has become REO property.

See “Mortgage Loan Servicing—Realization Upon Defaulted Mortgage Loans.”

Advances

Each servicer is required to make advances to cover delinquent payments of principal and interest in respect of the mortgage loans it is servicing unless it reasonably believes that the advances are not recoverable from future payments or other recoveries on the related mortgage loans. The master servicer will be obligated to make advances to the extent provided in the sale and servicing agreement if any servicer that is obligated to make an advance fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make advances if the master servicer fails to do so. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses. The servicers are also required to make certain servicing-related advances.

See “Mortgage Loan Servicing—Advances” in this prospectus supplement for additional information.

Fees and Expenses

Before payments are made on the notes, each servicer will generally be paid a monthly fee calculated as 0.250% annually on the principal balances of the related mortgage loans, as described in this prospectus supplement. In the case of 7.67% of the mortgage loans, the 0.250% annual fee rate will increase to 0.375% after the first adjustment date of the related mortgage loan. In addition, Thornburg Mortgage Home Loans, Inc. will receive as additional compensation a portion of the investment income on funds held in the collection account.

The master servicer will be paid a monthly fee calculated as 0.010% annually on the principal balances of all of the mortgage loans and will receive as additional compensation a portion of the investment income on funds held in the collection account. The fees of the securities administrator, the indenture trustee and the owner trustee will not be paid by the trust but rather will be paid by the master servicer on behalf of the trust. The fees of the custodian will be paid directly by the seller and not by the trust.

The servicer, the master servicer, the indenture trustee, the owner trustee, the securities administrator and the custodian will also be entitled to reimbursement of certain expenses from the trust before payments are made on the notes.

See “Fees and Expenses of the Trust” in this prospectus supplement.

Optional Notes Purchase Right

Thornburg Mortgage, Inc. will have the option to call the notes on any payment date in or after the month in which the aggregate scheduled principal balance of the mortgage loans is equal to or less than 20% of their aggregate scheduled principal balance as of the cut-off date. We refer to this option as the “optional notes purchase right” in this prospectus supplement.

See “Description of the Notes—Optional Notes Purchase Right” in this prospectus supplement for additional information.

Optional Termination of the Trust

Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer of a substantial portion of mortgage loans, has an assignable option to purchase from the trust all of the trust assets and retire all outstanding notes when the aggregate scheduled principal balance of the mortgage loans and any real estate owned by the trust is 10% or less of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date. If such option is not exercised, Wells Fargo Bank, N.A., in its capacity as master servicer, may purchase from the trust all mortgage loans and REO properties remaining in the trust when the scheduled principal balance of the mortgage loans is less than 5% of their aggregate scheduled principal balance as of the cut-off date. We refer to the option of Thornburg Mortgage Home Loans, Inc. to purchase the mortgage loans from the trust as the “optional termination” in this prospectus supplement.

See “Description of the Notes—Optional Termination of the Trust” in this prospectus supplement for additional information.

Maturity Date

The maturity date for each class of the offered notes will be the applicable payment date specified in the table on page S-2. The actual final payment date for each class of the offered notes may be earlier, and could be substantially earlier, than the applicable maturity date.

Material Federal Income Tax Consequences

For federal income tax purposes the offered notes will be characterized as debt. Each holder of an offered note, by its acceptance of a note, will agree to treat the note as debt.

The trust will not be classified as a taxable mortgage pool as long as either (i) one person owns a 100% ownership interest in the ownership certificates and each of the Class A-X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes, referred to herein as the “retained notes,” or (ii) two or more persons own ownership interests in the ownership certificates and each class of retained notes, but only if each such person’s percentage interest in the ownership certificates is identical to such person’s percentage interest in each class of retained notes. On the closing date, Thornburg Mortgage, Inc. will retain a 100% ownership interest in the ownership certificates and each class of retained notes. So long as the ownership certificates and the retained notes are held by a single person, for federal income tax purposes, the retained notes will not be considered issued and outstanding for such purposes. If Thornburg Mortgage, Inc. transferred all or a portion of the ownership certificates or any class of retained notes to another person, and if, after the transfer, two or more persons owned all or a portion of some classes of retained notes but not others, then the issuing entity could become a taxable mortgage pool, and accordingly, could become subject to federal income tax as a corporation. To avoid the adverse consequences of any recharacterization of the issuing entity as a taxable mortgage pool, the trust agreement and the indenture will set forth restrictions on the transferability of the ownership certificates and the retained notes designed to ensure that the trust will not become subject to federal income tax under the taxable mortgage pool rules.

See “Risk Factors—Trust could become a taxable entity” and “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus for additional information.

ERISA Considerations

Subject to the requirements set forth under “ERISA Considerations” herein, the offered notes may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of an offered note is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The offered notes will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings

It is a condition to the issuance of the offered notes that the notes initially have the ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services (a division of The McGraw-Hill Companies, Inc.) set forth in the table on page S-1. The ratings on the offered notes address the likelihood that the holders of the offered notes will receive all distributions on the related mortgage loans and payments under the related yield maintenance agreement to which they are entitled.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the assigning rating agency.

See “Ratings” in this prospectus supplement for additional information.

Listing

The notes are not listed, and no party to the transaction intends to list the notes, on any exchange or to quote them in the automated quotation system of a registered securities organization.

Risk Factors

The following information, together with the information set forth under “Risk Factors” in the prospectus which you also should carefully consider, identifies the principal risks associated with an investment in the notes.

The yield on the notes
may be affected by changes
in interest rates
No prediction can be made as to future levels of the one-month LIBOR or one-year LIBOR (the applicable indices in determining the note interest rates for the offered notes) and 1-month LIBOR (the applicable index in determining the mortgage rate for approximately 21.50% of the mortgage loans), 6-month LIBOR (the applicable index in determining the mortgage rate for approximately 5.75% of the mortgage loans), 12-month LIBOR (the applicable index in determining the mortgage rate for approximately 71.65% of the mortgage loans) and 1-year CMT (the applicable index in determining the mortgage rate for approximately 1.10% of the mortgage loans) or as to the timing of any changes therein, each of which will affect the yield of the notes.

The amount of interest collections generated from the related mortgage loan group may not always be sufficient to pay the holders of the offered notes interest at a rate equal to one-month LIBOR or one-year LIBOR, as applicable, plus the applicable margin due to, among other factors, the following:

●
The indices described above applicable to the mortgage loans may differ from, and adjust at different intervals than, the LIBOR-based index then applicable to the offered notes, and, in some cases do not adjust for a period of years. In addition, certain of the mortgage loans are subject to maximum mortgage rate ceilings which maximum rates may be less than the interest rates of one or more classes of the offered notes. Consequently, the interest that becomes due on these mortgage loans during the related due period may be less than interest that would accrue on these notes at the rate of the applicable LIBOR-based index plus the applicable margin.

●
Losses on or prepayments of mortgage loans with relatively higher mortgage rates may reduce the Class A Available Funds Cap Rate of the mortgage loan group below the applicable interest rates on these notes.

Except in the case of losses on the related mortgage loans, payments due under the related yield maintenance agreement for the benefit of a class of offered notes, as described herein, are intended to be sufficient to cover any interest shortfall attributable to the excess of (i) the amount of interest accrued on each such class at the applicable interest rate over (ii) the amount of interest that would have accrued on such class assuming the interest rate for such class had been subject to a cap equal to the amount of interest collected on the mortgage loans in the related mortgage loan group. Accordingly, a portion of the interest owed to the offered notes under their applicable interest rate may be dependent on payments received by the securities administrator under the related yield maintenance agreements.

See “Description of the Mortgage Loan Groups” in this prospectus supplement.

Loan prepayments may
adversely affect the
average life of, and rate
of return on, your
notes
Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately 55.41%, 20.43% and 20.00% of the group 1 mortgage loans, group 2 mortgage loans and group 3 mortgage loans, respectively, require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during periods that generally range from six months to five years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. All prepayment penalty payments will be remitted to the master servicer by the servicers to the extent provided in their related servicing agreements but will not be available to make distributions on the notes. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a payment of principal on the offered notes.

	•	If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

	•	If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

•
Thornburg Mortgage Home Loans, Inc. is required to purchase from the trust the related mortgage loans in the event certain breaches of representations and warranties occur and are not cured. Thornburg Mortgage, Inc. has the obligation to purchase any mortgage loan for which the borrower elects to convert its interest rate to a fixed interest rate or modify its interest rate in accordance with the related mortgage note. Moreover, the seller has the option, but not the obligation, to modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note, so long as the seller purchases such mortgage loan from the trust prior to making such modification. These purchases or liquidations will have the same effect on the holders of the offered notes as a prepayment in full of the related mortgage loans.

	•	If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Mortgage loans with
interest-only payments
As of the cut-off date, approximately 96.49%, 94.83% and 95.26% of the group 1 mortgage loans, group 2 mortgage loans and group 3 mortgage loans, respectively, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from three years to ten years. After the interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. When the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on the mortgage loans for a period of time, noteholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the related offered notes and may reduce the return on an investment in an offered note that is purchased at a discount to its principal amount.

If credit enhancement is
insufficient, you could
experience losses on your
notes
Credit enhancement will be provided for the offered notes, first, by the right of the holders of offered notes to receive payments before the classes subordinate to them and, second, by the allocation of realized losses on the mortgage loans to the subordinate classes in reverse order of their numerical class designations.

The first form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinate classes to pay interest or principal due on more senior classes. Collections otherwise payable to subordinate classes represent the sole source of funds from which this type of credit enhancement is provided.

The second form of credit enhancement provides that, except as described below, realized losses from any loan group are allocated:

first, to the subordinate notes in the reverse order of their priority of payment, beginning with the subordinate notes with the lowest payment priority, until the principal amount of each such class has been reduced to zero, and second, to the extent such realized losses exceed the amounts that will be distributed from the reserve fund, to the related class of offered notes, pro rata, based on their outstanding principal balances, until their respective principal amounts are reduced to zero; provided, however, that any such realized losses that would otherwise be so allocated to the Class A-2A Notes will instead be allocated to the Class A-2B Notes until the principal amount of the Class A-2B Notes has been reduced to zero and any such realized losses that would otherwise be so allocated to the Class A-3A Notes will instead be allocated to the Class A-3B Notes until the principal amount of the Class A-3B Notes has been reduced to zero.

Accordingly, if the aggregate class principal amounts of each subordinate class were to be reduced to zero, delinquencies and defaults on the mortgage loans in a mortgage loan group would reduce the amount of funds available for monthly distributions to holders of the related offered notes. In addition, higher than expected losses on one group of mortgage loans will decrease the amount of credit support provided by the subordinate notes to the offered notes with respect to the other mortgage loan groups.

See “Description of the Notes—Allocation of Realized Losses” and “—Subordination of the Subordinate Notes” in this prospectus supplement for additional information.

Loan prepayments may
result in shortfalls in
interest collections and
reduce the yield on your
notes
When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next payment date. The servicers are generally required to cover the shortfall in interest collections attributable to prepayments in full and, in some cases, in part, but only to the extent of the related servicing fee. The master servicer is required to cover these interest shortfalls, to the extent required but not paid by the servicers, up to an amount equal to the master servicing fee.

Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

Certain features of
the mortgage loans may
adversely affect your
investment in the
notes	The mortgage loans have features that create additional risks to investors, including those described below.

•
As of the cut-off date, approximately 66.97%, 67.10% and 59.79% of the group 1 mortgage loans, group 2 mortgage loans and group 3 mortgage loans, respectively, had principal balances greater than $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group and the pool of mortgage loans as a whole.

•
As of the cut-off date, approximately 1.79%, 0.89% and 1.08% of the group 1 mortgage loans, group 2 mortgage loans and group 3 mortgage loans, respectively, are secured by additional collateral, generally marketable securities and certificates of deposit. Because of special tax rules and applicable state anti-deficiency laws, the trust may not be able to make use of the value of the additional collateral if the borrower defaults. In addition, the market value of any additional collateral will change from time to time and may not equal the market value at the time the loan was made. As a result, if a borrower under one of these mortgage loans defaults, there can be no assurance that the value of the additional collateral will be available or adequate to protect the trust from losses.

Conversion or modification
of the mortgage loans may
reduce the yields on the
notes
As of the cut-off date, approximately 0.27% and 0.04% of the group 1 mortgage loans and group 2 mortgage loans and none of the group 3 mortgage loans allow the borrower to convert the adjustable interest rate of such mortgage loans to a fixed interest rate and approximately 2.37%, 12.49% and 20.31% of the group 1 mortgage loans, group 2 mortgage loans and group 3 mortgage loans, respectively, allow the borrower to modify the interest rate of such mortgage loan to any other then-available hybrid or adjustable rate product of Thornburg Mortgage Home Loans, Inc., including to a different index or to a different hybrid structure. Neither the seller nor Thornburg Mortgage Home Loans, Inc. is aware of any publicly available statistics that set forth principal prepayment, conversion or modification experience or forecasts of similar adjustable rate or hybrid mortgage loans over an extended period of time, and its experience with respect to adjustable rate or hybrid mortgages is insufficient to draw any conclusions with respect to the expected conversion or modification rates on these mortgage loans.

Just as mortgage loans originated in a high interest rate environment may be subject to a greater rate of principal prepayments when interest rates decrease, convertible or modifiable mortgage loans may be subject to a greater rate of conversion to fixed interest rate loans or modification to new adjustable or hybrid interest rates in a low interest rate environment. For example, if prevailing interest rates fall significantly, convertible or modifiable mortgage loans could be subject to higher conversion or modification rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage borrowers to convert their mortgages to “lock in” a lower fixed interest rate or to modify their mortgage loans to take advantage of the availability of other adjustable rates. The conversion and modification features may also be exercised in a rising interest rate environment as borrowers attempt to limit their risk of higher rates. In addition, any mortgage loans which convert or modify to a lower interest rate will lower the interest rate on the related class or classes of notes to the extent that the interest rates on such class or classes are based on the available funds cap rate of such mortgage loans.

Thornburg Mortgage, Inc. is obligated to purchase any mortgage loan whose interest rate has been modified or converted in accordance with the terms of the related mortgage note. The seller also has the option, but not the obligation, to modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note so long as the seller purchases such mortgage loan from the trust prior to making such modification. As a result of these purchases, the trust may incur increased prepayments. If Thornburg Mortgage, Inc. does not purchase all of the mortgage loans whose interest rate has been converted to a fixed interest rate, the trust may include over time fixed rate mortgage loans, which will affect the interest rates on certain of the offered notes.

When your offered notes are
transferred on the auction
payment date, you may not
receive par for those notes if
the money available under the
auction and the auction swap
agreement is insufficient	If you hold an offered note on the payment date in April 2012, your note will be transferred to third-party investors on that payment date, thereby ending your investment in that note.

If the outstanding class principal amount of any of these classes of notes after application of interest and principal distributions and allocations of realized losses and any recoveries of principal from liquidated mortgage loans on the payment date in April 2012, is greater than the amount received in the auction, the auction swap counterparty, pursuant to an auction swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the applicable notes. In the event that all or a portion of a class of the offered notes is not sold in the auction, the auction proceeds for such notes will be deemed to be zero and the auction swap counterparty will pay the auction administrator the entire outstanding class principal amount of the unsold notes after application of interest and principal payments and allocations of realized losses and any recoveries of principal from liquidated mortgage loans on the payment date in April 2012, in exchange for such notes. If the auction swap counterparty defaults on its obligations under the auction swap agreement, you may receive an amount less than the sum of the outstanding principal balance of your notes after application of interest and principal payments and allocations of realized losses and any recoveries of principal from liquidated mortgage loans, on the payment date in April 2012. In addition, if the auction swap counterparty defaults and if not all of the class of notes is purchased by third-party investors in the auction, then your note (or part of your note) may not be transferred, in which case you will not receive any proceeds from the auction and you will retain your note (or part of your note). Furthermore, if there are auction proceeds in excess of the outstanding class principal amount of the offered notes you will not be entitled to receive any such excess proceeds.

The offered notes are subject
to yield maintenance
counterparty risk
The securities administrator will enter into three yield maintenance agreements on behalf of Thornburg Mortgage Securities Trust 2007-2 with The Royal Bank of Scotland plc, as yield maintenance counterparty, one each for the benefit of the group 1, group 2 and group 3 notes. The yield maintenance agreements will require the yield maintenance counterparty to make certain payments to the trust if the amount of interest received from interest collections on the related mortgage loans is less than interest accrued on the related notes at the applicable interest rates as described herein under “Description of the Notes—Interest—The Yield Maintenance Agreements.” To the extent that interest payments on the offered notes related to a particular mortgage loan group depend in part on payments received by the securities administrator under the related yield maintenance agreement, the ability of the securities administrator to make such payments will be subject to the credit risk of the yield maintenance counterparty.

If the receipt of liquidation
proceeds is delayed or if the
liquidation proceeds are
less than the mortgage
loan balance, you could
suffer a loss on your
notes
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

An investment in the
notes may not be
appropriate for some
investors
The offered notes may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the offered notes. This may be the case due, for example, to the following reasons.

	•	The yield to maturity of offered notes purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans.

•
The rate of principal distributions on and the weighted average lives of the offered notes will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans. Accordingly, the offered notes may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions.

•
You may not be able to reinvest distributions on an offered note at a rate at least as high as the interest rate applicable to your note, since distributions generally are expected to be greater during periods of relatively low interest rates.

	•	Your investment in any of the offered notes may be ended before you desire if either the optional notes purchase right or the optional termination of the trust is exercised.

Geographic concentration
of the mortgage loans
may adversely affect
your notes
Approximately 58.47% of the group 1 mortgage loans are secured by properties in California. Approximately 31.19%, 10.53% and 10.26% of the group 2 mortgage loans are secured by properties in California, New York and Colorado, respectively. Approximately 32.75% and 16.90% of the group 3 mortgage loans are secured by properties in California and New York, respectively. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in these states because the following conditions in these states, now or in the future, will have a disproportionate impact on the mortgage loans in general:

	•	Weak economic conditions in these states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

	•	Declines in the residential real estate market in these states may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

•
Properties in these states, particularly California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, wildfires, mudslides and other natural disasters.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

Trust could become a taxable
entity
The trust will not be classified as a taxable mortgage pool as long as either (i) one person owns a 100% ownership interest in the ownership certificates and each of the Class A-X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes, referred to herein as the “retained notes,” or (ii) two or more persons own ownership interests in the ownership certificates and each class of retained notes, but only if each such person’s percentage interest in the ownership certificates is identical to such person’s percentage interest in each class of retained notes. On the closing date, Thornburg Mortgage, Inc. will acquire a 100% ownership interest in the ownership certificates and each class of retained notes. In addition, the trust agreement and the indenture will set forth restrictions on the transferability of the ownership certificates and the retained notes to ensure that the trust will not become subject to federal income tax under the taxable mortgage pool rules.

If, notwithstanding these restrictions on transferability, the ownership certificates or one or more classes of retained notes were to be transferred such that one person owned only some classes of retained notes but not others, then the trust could become a taxable mortgage pool at the time of such transfer. Generally, if a trust or other entity is a taxable mortgage pool, it will be subject to federal income tax as a corporation and it may not join in filing a consolidated federal income tax return with any other corporation. An exception to this general rule exists if 100% of the equity in a taxable mortgage pool is owned by a real estate investment trust. Although Thornburg Mortgage, Inc., the initial owner of the ownership certificates and the retained notes, has elected to be a real estate investment trust, no assurance can be given that its ownership of the ownership certificates would enable the trust to qualify for this exception. If some or all of one or more classes of retained notes were acquired by another person, that other person could be considered to own a portion of the equity interest in the trust because the retained notes acquired by such person could, depending upon the circumstances at the time of acquisition, be considered equity interests in the trust and not debt for federal income tax purposes. Any tax imposed on the trust would reduce cashflow that would be available to make payments on the notes, particularly the subordinate notes. Any violation of the aforementioned transfer restrictions applicable to the ownership certificates and the retained notes would constitute an event of default under the indenture.

See “Material Federal Income Tax Considerations” in this prospectus supplement.

It may be difficult to
resell your notes
There is currently no secondary market for the offered notes and there can be no assurance that a secondary market for the offered notes will develop. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

Military action and terrorist
attacks may adversely impact
the performance of the
mortgage loans
The effects that military action by U.S. forces in Iraq or other regions, possible terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.

In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws (the “Relief Act”). Interest payable to holders of the notes will be reduced by any reductions in the amount of interest collectible as a result of the application of the Relief Act. The servicers and master servicer are not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the notes.

Bankruptcy or insolvency
may affect the timing and
amount of distributions on
your notes
The transfer of the mortgage loans by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction. Nevertheless, in the event of a bankruptcy of the seller, the trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans.

If the attempt to recharacterize the transfer of the mortgage loans were successful, a trustee in bankruptcy could elect to accelerate payment of the notes and liquidate the mortgage loans, with the holders of the notes entitled to no more than the outstanding class principal amounts, if any, of the classes of notes, together with interest thereon at the applicable interest rate to the date of payment. In the event of an acceleration of the notes, the holders of the notes would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Regardless of whether an acceleration takes place, delays in payments on the notes and possible reductions in the amount of those payments could occur.

Glossary

There is a Glossary of Defined Terms beginning on page S-106 where you will find definitions of certain capitalized terms used in this prospectus supplement. You should read the Glossary of Defined Terms carefully because it defines many concepts that are important to understanding the Notes. Any capitalized terms used in this prospectus supplement and not defined in the Glossary of Defined Terms are defined in the accompanying prospectus.

Description of the Issuing Entity

General

The Trust will be a statutory trust formed under the laws of the State of Delaware pursuant to (i) the Trust Agreement and (ii) a certificate of trust to be filed with the Secretary of State of Delaware prior to the Closing Date. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, issuing the Notes and Ownership Certificates, making payments on the Notes and Ownership Certificates, entering into the Sale and Servicing Agreement and the Indenture and related activities. The Trust will not have any employees, officers or directors. The Indenture Trustee, the Owner Trustee, the Depositor, the Securities Administrator, the Master Servicer, the Servicers, and the Custodian will act on behalf of the Trust, and may only perform those actions on behalf of the Trust that are specified in the Agreements, including entering into the Yield Maintenance Agreements and the Auction Swap Agreement. See “The Master Servicer,” “The Servicers,” “Mortgage Loan Servicing,” “The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement” and “The Trust Agreement, the Indenture and the Administration Agreement” in this prospectus supplement. The fiscal year end of the Trust will be December 31 of each year.

On the Closing Date, the Trust will purchase the Mortgage Loans from the Depositor pursuant to the Sale and Servicing Agreement. See “Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement” herein.

On the Closing Date, the Trust will pledge the Trust Estate to the Indenture Trustee as security for the Notes pursuant to the Indenture. The Depositor will sell the Offered Notes to the Underwriters and apply the net proceeds of such sale to the purchase of the Mortgage Loans.

Other than the Trust Estate pledged as collateral for the Notes, the Trust will not have any significant assets available for payment of the Notes.

The Trust’s principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under “—The Owner Trustee.”

If the assets of the Trust are insufficient to pay the Noteholders all principal and interest owed in full, holders of Offered Notes, the Class A-X Notes and/or Subordinate Notes may not receive all of their expected payments of interest and principal and will suffer a loss. The terms of the Trust Agreement (to the extent such provisions are held to be enforceable) limit the power of the Owner Trustee or the holders of the Ownership Certificates to file a voluntary bankruptcy petition with respect to the Trust while any Notes are outstanding. In addition, under the Indenture, the Indenture Trustee and the Noteholders (by their acceptance of the Notes) covenant not to institute a bankruptcy proceeding against the Trust. In the event of bankruptcy of the Seller or Thornburg Mortgage Home Loans, Inc., it is not anticipated that the Trust Estate would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Owner Trustee

Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in, and is not responsible for, the preparation of any other information contained herein.

The Owner Trustee will be entitled to reimbursement for expenses and certain other amounts (including its fees to the extent not paid by the Master Servicer and certain indemnification amounts) prior to payment of any amounts to Noteholders.

The Securities Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture, the Trust Agreement and the Sale and Servicing Agreement pursuant to the terms of the Administration Agreement.

The Ownership Certificates

The beneficial ownership interests in the Trust will be evidenced by the Ownership Certificates. The holders of the Ownership Certificates will be entitled to receive on each Payment Date any remaining cashflow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made. It is not anticipated that any material amount (if any) will be paid with respect to the Ownership Certificates.

Description of the Notes

General

The Trust will issue, pursuant to the Indenture, Notes having the following class designations: Class A-1, Class A-2A, Class A-2B, Class A-3A, Class A-3B, Class A-X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6. Only the Class A-1, Class A-2A, Class A-2B, Class A-3A and Class A-3B Notes are offered hereby. The Class A-X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes and the Ownership Certificates are not offered pursuant to this prospectus supplement. The Notes will have the related Maturity Dates set forth in the table on page S-2 of this prospectus supplement.

The Notes will be secured by the Trust Estate. The Trust Estate will consist primarily of (1) three groups of fully amortizing, first lien, residential Adjustable Rate Mortgage Loans and/or Hybrid Mortgage Loans, (2) such assets as from time to time are deposited in respect of the Mortgage Loans in the Servicing Accounts, the Collection Account and the Note Payment Account, (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) primary mortgage insurance and other insurance policies covering certain of the Mortgage Loans or the related Mortgaged Properties, (5) the rights of the Depositor under the Mortgage Loan Purchase Agreement, as described under “The Trust Agreement—Assignment of Mortgage Loans,” (6) three Yield Maintenance Agreements, as described under “—The Yield Maintenance Agreements,” (7) the Auction Swap Agreement, as described under “—Mandatory Auction of the Offered Notes” and (8) all proceeds of the foregoing.

Each Class of Offered Notes will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1. The Non-Offered Notes are not offered by this prospectus supplement and will have the respective approximate Class Principal Amounts (other than the Class A-X Notes) specified in the table on page S-1 and will accrue interest at the respective Interest Rates specified in “Summary of Terms--Interest Payments on the Notes.” The Class Notional Amount of the Class A-X Notes with respect to any Payment Date will equal the sum of the Class Principal Amounts of the Offered Notes immediately before such Payment Date. The initial Class Notional Amount of the Class A-X Notes will be approximately $1,266,617,000. The Class A-X Notes will accrue interest based on the accrual rate described in “Summary of Terms--Interest Payments on the Notes.” The initial Class Principal Amount or Class Notional Amount of the Notes may vary in the aggregate by plus or minus 5%.

On any date subsequent to the Closing Date, the Class Principal Amount of a Class of Notes (other than the Class A-X Notes) will be equal to its initial Class Principal Amount reduced by all amounts actually distributed as principal of that Class and any Realized Losses applied in reduction of principal of that Class on all prior Payment Dates; provided, however, that on any Payment Date the Class Principal Amount of a Class of Notes to which Realized Losses have previously been allocated (including any such Class of Notes for which the Class Principal Amount has been reduced to zero) will be increased, up to the amount of Subsequent Recoveries for such Payment Date, as follows: (a) first, the Class Principal Amount of the Class or Classes of Offered Notes of the related Mortgage Loan Group, up to the amount of Realized Losses previously allocated to reduce the Class Principal Amount of such Class or Classes of Notes, (b) second, the Class Principal Amount of each remaining Class of Offered Notes, pro rata, based upon and up to the amount of Realized Losses previously allocated to reduce the Class Principal Amount or amounts of such Notes, and (c) third, the Class Principal Amount of each Class of Subordinate Notes will be increased, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the Class Principal Amount of each such Class of Subordinate Notes and, in each case, not previously reimbursed.

For purposes of allocating distributions of principal and interest on the Offered Notes, (1) the Class A-1 Notes will relate to, and generally will be limited to collections from, the Group 1 Mortgage Loans and (2) the Class A-2A and Class A-2B Notes will relate to, and generally will be limited to collections from, the Group 2 Mortgage Loans and (3) the Class A-3A and Class A-3B Notes, will relate to, and generally will be limited to collections from, the Group 3 Mortgage Loans. Holders of the Class A-X Notes will be entitled to receive distributions of interest based upon interest collections from all three Mortgage Loan Groups, but such rights to distributions will be subordinate to the rights of the holders of the Offered Notes to the extent described herein. Holders of the Subordinate Notes will be entitled to receive distributions based upon principal and interest collections from all three Mortgage Loan Groups, but such rights to distributions will be subordinate to the rights of the holders of the Class A-X Notes and the Offered Notes to the extent described herein.

The Classes of Offered Notes will have the respective Interest Rates described under “—Description of Interest—Interest Rates” below.

The Offered Notes will be issued in book-entry form as described under “—Book-Entry Registration” below. The Offered Notes will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof; provided, that, with respect to European investors only, such Offered Notes must be purchased in minimum total investments of at least $100,000.

Distributions on the Offered Notes will be made by the Securities Administrator, in its capacity as Paying Agent for the Indenture Trustee, on each Payment Date, beginning in May 2007, to the persons or entities in whose names the Offered Notes are registered at the close of business on the related Record Date. The Record Date for any Payment Date with respect to the Offered Notes, is the Business Day immediately preceding that Payment Date, so long as such Notes remain in book-entry form; and otherwise the Record Date shall be the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

Book-Entry Registration

The Offered Notes initially will be Book-Entry Notes. Persons and entities that acquire beneficial ownership interests in the Book-Entry Notes will be deemed “Beneficial Owners” and will hold their Notes through DTC in the United States, or, upon request, through Clearstream, or the Euroclear System in Europe, if they are Participants of those systems, or indirectly through organizations which are Participants in those systems. Each Class of Book-Entry Notes will be issued in the form of one or more Global Securities which equal in the aggregate the initial Class Principal Amount of the related Class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., generally, but not exclusively, will act as depositary for Clearstream and JPMorgan Chase Bank, N.A., generally, but not exclusively, will act as depositary for Euroclear. Except as described below, no Beneficial Owner of a Book-Entry Note will be entitled to receive a Definitive (i.e., physical) Note. Unless and until Definitive Notes are issued, it is anticipated that the only “Noteholder” of the Offered Notes will be Cede & Co., as nominee of DTC. Beneficial Owners of Book-Entry Notes will not be “Noteholders” as that term is used in the Trust Agreement. Beneficial Owners of Book-Entry Notes are only permitted to exercise their rights indirectly through DTC Participants.

A Beneficial Owner’s ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the owner’s account for such purpose. In turn, the financial intermediary’s ownership of the Book-Entry Note will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a participant, and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of and interest on the Book-Entry Notes from the Securities Administrator through DTC and DTC Participants. So long as the Book-Entry Notes are outstanding (except under the circumstances described below), DTC’s rules (consisting of all the rules, regulations and procedures creating and affecting DTC and its operations), require that DTC

•	make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes, and

•	receive and transmit distributions of principal of, and interest on, the Book-Entry Notes.

Participants and indirect Participants with which Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificated notes representing their respective interests in the Book-Entry Notes, DTC’s rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interests.

Beneficial Owners will not receive or be entitled to receive certificated notes representing their respective interests in the Offered Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not DTC Participants may transfer ownership of Book-Entry Notes only through Participants and indirect Participants by instructing such Participants and indirect Participants to transfer the Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Notes, which account is maintained with their respective Participants. Under DTC’s rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing note owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on the Business Day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in the prospectus.

Priority of Distributions

As more fully described in this prospectus supplement, on each Payment Date, the distribution of Available Funds for each Mortgage Loan Group and amounts received under the Yield Maintenance Agreement related to such Mortgage Loan Group will be made in the following priority:

(1)	with respect to the Available Funds from each Mortgage Loan Group and amounts received under the related Yield Maintenance Agreement:

(a)	Current Interest on the Class A-1, Class A-2A, Class A-2B, Class A-3A and Class A-3B Notes, on a pro rata basis with respect to each Class of Notes from the related Mortgage Loan Group;

(b)	principal of the related Class or Classes of Offered Notes, concurrently, up to the related Senior Principal Distribution Amount for such Payment Date and in the following manner;

(i)	in the case of the Class A-1 Notes, from Available Funds from Group 1, until their Class Principal Amount has been reduced to zero;

(ii)
in the case of the Class A-2A and Class A-2B Notes, from Available Funds from Group 2, concurrently, in proportion to their outstanding Class Principal Amounts until their respective Class Principal Amounts have been reduced to zero;

(iii)
in the case of the Class A-3A and Class A-3B Notes, from Available Funds from Group 3, concurrently, in proportion to their outstanding Class Principal Amounts until their respective Class Principal Amounts have been reduced to zero; and

(2)	with respect to any remaining Available Funds from all Mortgage Loan Groups:

(a)	Current Interest on the Class A-X Notes;

(b)
Current Interest on, and then the respective share of principal (up to the Subordinate Distribution Amount for such Payment Date) of, each Class of Subordinate Notes, in the order of their numerical Class designations beginning with the Class B-1 Notes, subject to certain limitations described under “—Principal” below;

(c)	any Class A Available Funds Cap Shortfalls to the Offered Notes, on a pro rata basis in proportion to the amount of Class A Available Funds Cap Shortfalls for each such Class;

(d)	any Class A Deferred Amounts to the Offered Notes, on a pro rata basis, in proportion to the amount of Class A Deferred Amounts for each such Class; and

(e)	any remaining Available Funds to the Ownership Certificates.

The priority of distributions described above will be subject to change if a Mortgage Loan Group is subject to rapid prepayments or disproportionately high Realized Losses, as described under “Principal—Limited Cross-Collateralization” below.

Distributions of Interest

Calculation of Interest. On each Payment Date, each Class of Notes will be entitled to receive, to the extent of funds available, Current Interest for the related Accrual Period equal to:

•	Interest at the applicable Interest Rate on the Class Principal Amount or Class Notional Amount, as applicable, immediately prior to such Payment Date, of that Class plus

•
Any unpaid interest amounts consisting of the excess of all amounts calculated in accordance with the preceding bullet on all prior Payment Dates over the amount actually distributed as interest on the prior Payment Date.

The Accrual Period for the Offered Notes will be the period beginning on the prior Payment Date (or the Closing Date in the case of the first Payment Date) and ending on the day immediately preceding such Payment Date. The Accrual Period for the Class A-X Notes and the Subordinate Notes will be the calendar month immediately preceding the month in which that Payment Date occurs.

Interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period. Interest on the Class A-X Notes and the Subordinate Notes will accrue on the basis of a 360-day year composed of twelve 30-day months.

Interest Rates. The Interest Rates of the Offered Notes for any Payment Date are calculated as described below.

The Interest Rate of the Class A-1 Notes on any Payment Date on or before the Auction Payment Date will be the sum of (i) one-month LIBOR and (ii) the Class A-1 Margin. On each Payment Date after the Auction Payment Date, the Interest Rate of the Class A-1 Notes will be calculated at an annual rate equal to the least of (i) one-month LIBOR plus 1.250%, (ii) 11.050% and (iii) the related Class A Available Funds Cap Rate.

The Interest Rate of the Group 2 Notes on any Payment Date on or before the Auction Payment Date will be the sum of (i) one-month LIBOR and (ii) the Class A-2A Margin (in the case of the Class A-2A Notes) or the Class A-2B Margin (in the case of the Class A-2B Notes). On each Payment Date after the Auction Payment Date up to and including the Payment Date in March 2014, the Interest Rate of the Group 2 Notes will be calculated at an annual rate equal to the lesser of (i) 5.750% and (ii) the related Class A Available Funds Cap Rate. On each Payment Date after the Payment Date in March 2014, the Interest Rate of the Group 2 Notes for any Payment Date will be calculated at an annual rate equal to the least of (i) one-year LIBOR plus 1.250%, (ii) 10.700% and (ii) the related Class A Available Funds Cap Rate.

The Interest Rate of the Group 3 Notes on any Payment Date on or before the Auction Payment Date will be the sum of (i) one-month LIBOR and (ii) the Class A-3A Margin (in the case of the Class A-3A Notes) or the Class A-3B Margin (in the case of the Class A-3B Notes). On each Payment Date after the Auction Payment Date up to and including the Payment Date in March 2017, the Interest Rate of the Group 3 Notes for any Payment Date will be calculated at an annual rate equal to the lesser of (i) 5.750% and (ii) the related Class A Available Funds Cap Rate. On each Payment Date after the Payment Date in March 2017, the Interest Rate on the Group 3 Notes for any Payment Date will be calculated at an annual rate equal to the least of (i) one-year LIBOR plus 1.200%, (ii) 10.700% and (ii) the related Class A Available Funds Cap Rate.

The Interest Rates for the Class A-X Notes and the Subordinate Notes will be calculated as described in “Summary of Terms--Interest Payments on the Notes.” The Class A-X Notes and the Subordinate Notes will be entitled to receive Current Interest based on the related Interest Rate applicable to each Class on each Payment Date but only to the extent of remaining Available Funds for that Payment Date after distributions of interest, principal, any Class A Available Funds Cap Shortfalls and Class A Deferred Amounts have been paid to the Offered Notes, and in the case of the Subordinate Notes, any interest to the Class A-X Notes and any payments of principal and interest of any Class or Classes of Subordinate Notes having a higher payment priority as set forth under “—Priority of Distributions” above.

The amount of Interest Funds available to pay each Class of Notes on each Payment Date will be reduced by the amount of any reductions in interest collections due to Prepayment Interest Shortfalls and reductions in the Mortgage Rates due to application of the Relief Act experienced by the Mortgage Loans in (a) the related Mortgage Loan Group, in the case of the Offered Notes and (b) all three Mortgage Loan Groups, in the case of the Class A-X Notes and the Subordinate Notes. For each Payment Date and Mortgage Loan Group, the reductions in interest collections due to Prepayment Interest Shortfalls and application of the Relief Act will be equal to the sum of

•
the amount, if any, by which the Prepayment Interest Shortfall experienced by the Mortgage Loans in the related Mortgage Loan Group during the preceding calendar month exceeds the compensating interest paid by the related Servicers or the Master Servicer for the related Payment Date as described under “Mortgage Loan Servicing—Prepayment Interest Shortfalls,” plus

•	the amount of any Relief Act Reductions incurred due to application of the Relief Act.

See “Legal Aspects of Loans—Servicemembers Civil Relief Act” in the prospectus and “Description of the Notes—Allocation of Realized Losses” in this prospectus supplement.

If on any Payment Date, the Available Funds for a Mortgage Loan Group applied in the order described under “—Priority of Distributions” above is not sufficient to make a full distribution of the interest entitlement on the Notes related to that Mortgage Loan Group, interest will be distributed on each related Class of Notes of equal priority pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall and any unpaid interest amount will be carried forward and added to the amount that Class of Notes will be entitled to receive on the next Payment Date. A shortfall could occur, for example, if delinquencies or losses realized on the Mortgage Loans in a Mortgage Loan Group were exceptionally high or were concentrated in a particular month or, if the Yield Maintenance Counterparty defaults under the related Yield Maintenance Agreement, as described under “—The Yield Maintenance Agreements” below. Any unpaid interest amount so carried forward will not bear interest.

Determination of one-month and one-year LIBOR. On each LIBOR Determination Date, the Securities Administrator will determine LIBOR based on the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity or one-year maturity, as applicable, as set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the LIBOR Determination Date (“one-month LIBOR” or “one-year LIBOR”).

The BBA’s Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Telerate Page”). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Securities Administrator will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, one-month LIBOR or one-year LIBOR, as applicable, for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.

The establishment of one-month LIBOR or one-year LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the Interest Rates applicable to the Offered Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

For the first Payment Date, one-month LIBOR will be 5.320%.

The Yield Maintenance Agreements

On the Closing Date, the Securities Administrator will enter into three Yield Maintenance Agreements with the Yield Maintenance Counterparty on behalf of the Trust, which Yield Maintenance Agreements will be assigned to the Indenture Trustee for the benefit of holders of the Offered Notes. One Yield Maintenance Agreement will relate to each of (i) the Class A-1 Notes, (ii) the Class A-2A and Class A-2B Notes and (iii) the Class A-3A and Class A-3B Notes.

For each Payment Date beginning on the first Payment Date and ending on the Auction Payment Date, payments under the related Yield Maintenance Agreement for each Class of the Offered Notes will be made based on an amount equal to the product of (i) the excess, if any, of (x) one-month LIBOR (as determined pursuant to the provisions of the applicable Yield Maintenance Agreement), over (y) the applicable Strike Rate, (ii) the applicable Yield Maintenance Scheduled Balance and (iii) a fraction, the numerator of which is the actual number days in the related Accrual Period and the denominator of which is 360. The payment made on the day prior to each Payment Date pursuant to a Yield Maintenance Agreement is referred to in this prospectus supplement as a “Yield Maintenance Payment.” See the Glossary of Defined Terms in this prospectus supplement for the calculation of the Strike Rates applicable to each Yield Maintenance Agreement.

On each Payment Date with respect to which a Yield Maintenance Payment is received under a Yield Maintenance Agreement, the Securities Administrator will deposit such amount in the Note Payment Account to be distributed as part of the Available Funds for such Payment Date.

For each Yield Maintenance Agreement, the “Yield Maintenance Scheduled Balance” for a Payment Date will equal the aggregate Class Principal Amounts of the related Classes of Offered Notes for the immediately preceding Payment Date, after giving effect to payments on such Payment Date (or as of the Closing Date for the first Payment Date). After the Auction Payment Date, the Yield Maintenance Scheduled Balance with respect to each Yield Maintenance Agreement will be equal to zero, and the related Yield Maintenance Agreement will be terminated.

Each Yield Maintenance Agreement will incorporate by reference, and be governed by the terms of, the 1992 ISDA Master Agreement (Multicurrency-Cross Border).

After payment of the purchase price for each Yield Maintenance Agreement, no “Events of Default” under the 1992 ISDA Master Agreement will apply to the Trust in respect of each Yield Maintenance Agreement except in limited circumstances, and no “Termination Events” under the 1992 ISDA Master Agreement will apply to the Trust in respect of each Yield Maintenance Agreement.

The Yield Maintenance Counterparty will be subject to the following standard “Events of Default” under each Yield Maintenance Agreement (a “Yield Maintenance Event of Default”):

•	“Failure to Pay” (which relates to any failure of the Yield Maintenance Counterparty to pay any amount when due under a Yield Maintenance Agreement after giving effect to the applicable grace period);

•
“Credit Support Default” (which relates to any failure of the Yield Maintenance Counterparty to comply with the terms of any credit support document or the expiration or termination of any such document other than in accordance with its terms);

•
“Misrepresentation” (which relates to any representation of the Yield Maintenance Counterparty that proves to have been incorrect or misleading in any material respect when made or deemed to have been made);

•
“Cross Default” (which relates to any default by the Yield Maintenance Counterparty under one or more agreements relating to indebtedness for borrowed money in an aggregate amount of not less than a specified threshold amount which has resulted in such indebtedness becoming, or capable of being declared, due and payable or any default by the Yield Maintenance Counterparty in making one or more payments on the due date thereof in an aggregate amount of not less than the specified threshold amount);

•
“Bankruptcy“ (which relates to the occurrence of events of insolvency in respect of, or the bankruptcy of, the Yield Maintenance Counterparty, after giving effect to the applicable grace period, if any); and

•
“Merger Without Assumption” (which relates to the merger of the Yield Maintenance Counterparty with or into, or the sale of all or substantially all of the assets of the Yield Maintenance Counterparty to, another entity, and the failure by such entity to assume all of the obligations of the Yield Maintenance Counterparty under a Yield Maintenance Agreement).

•
“Termination Events” under a Yield Maintenance Agreement (each, a “Yield Maintenance Termination Event”) that are applicable to the Yield Maintenance Counterparty will include the following standard events under the 1992 ISDA Master Agreement:

•	“Illegality” (which relates to changes in law causing it to become unlawful for the Yield Maintenance Counterparty to perform its obligations under a Yield Maintenance Agreement);

•
“Tax Event” (which relates to an obligation of the Yield Maintenance Counterparty to pay an additional amount under a Yield Maintenance Agreement in respect of a tax, or to receive a payment under a Yield Maintenance Agreement from which an amount has been deducted or withheld for or on account of taxes that, in either case, results from a change in tax law or any action taken by a taxing authority); and

•
“Tax Event Upon Merger” (which relates to an obligation of the Yield Maintenance Counterparty to pay an additional amount under a Yield Maintenance Agreement in respect of a tax, or to receive a payment under a Yield Maintenance Agreement from which an amount has been deducted or withheld for or on account of taxes, that, in either case, results from a merger involving, or the sale of all or substantially all of the assets of, the Trust).

Each Yield Maintenance Agreement also will include “Additional Termination Events” relating to any failure by the Yield Maintenance Counterparty to comply with the Regulation AB provisions of the related Yield Maintenance Agreement or the ratings downgrade provision referred to below.

Upon the occurrence of a Yield Maintenance Event of Default in respect of the Yield Maintenance Counterparty, the Trust will have the right to designate an early termination date (an “Early Termination Date”) in respect of a Yield Maintenance Agreement. Upon the occurrence of a Yield Maintenance Termination Event (other than an Additional Termination Event) that affects the Yield Maintenance Counterparty, either party will have the right to designate an Early Termination Date as set forth in each Yield Maintenance Agreement. With respect to Yield Maintenance Termination Events, an Early Termination Date will, in some circumstances, occur only after the Yield Maintenance Counterparty has used reasonable efforts to transfer its rights and obligations under the affected Yield Maintenance Agreement to a related entity within a specified period after notice has been given of the Yield Maintenance Termination Event, all as set forth in each Yield Maintenance Agreement. The occurrence of an Early Termination Date under a Yield Maintenance Agreement will constitute a “Yield Maintenance Early Termination”.

Upon a Yield Maintenance Early Termination, the Yield Maintenance Counterparty may be liable to make a termination payment (the “Yield Maintenance Termination Payment”) to the Securities Administrator. The amount of the Yield Maintenance Termination Payment will be based on the value of the related Yield Maintenance Agreement computed in accordance with procedures set forth in the Yield Maintenance Agreement.

In addition, upon a ratings downgrade of the Yield Maintenance Counterparty below the levels specified in each Yield Maintenance Agreement, the Yield Maintenance Counterparty will be required to procure a guarantor of its obligations with the appropriate ratings, assign the related Yield Maintenance Agreement to another counterparty or, depending on its then rating, post collateral under a credit support document entered into on the Closing Date.

The Yield Maintenance Counterparty.

The Royal Bank of Scotland plc (the “Yield Maintenance Counterparty”) is a company limited by shares incorporated under the law of Scotland and is the principal operating subsidiary of The Royal Bank of Scotland Group plc (“RBS Group”), which, together with its subsidiaries, is a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The short-term unsecured and unguaranteed debt obligations of the Yield Maintenance Counterparty are currently rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Yield Maintenance Counterparty are currently rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch. Except for the information provided in this paragraph, neither the Yield Maintenance Counterparty nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus. The Yield Maintenance Counterparty is an affiliate of Greenwich Capital Markets, Inc., an underwriter.

As of the Cut-Off Date, the Yield Maintenance Counterparty, together with its affiliates, will have an aggregate significance percentage of less than 10% with respect to the applicable Notes as calculated in accordance with Item 1115 of Regulation AB.

Principal

General. All payments and other amounts received in respect of principal of the Mortgage Loans in each Mortgage Loan Group will be allocated between the related Offered Notes and the Subordinate Notes as described under “—Priority of Distributions” above.

Principal Distribution Amount. On each Payment Date, the Principal Distribution Amount with respect to each Mortgage Loan Group will be applied as principal to the related Class or Classes of Offered Notes and to the Subordinate Notes.

Senior Principal Distribution Amount. On each Payment Date, the Principal Distribution Amount, up to the Senior Principal Distribution Amount for each Mortgage Loan Group, will be distributed as principal of the related Class or Classes of Offered Notes as follows:

•	with respect to the Group 1 Mortgage Loans, to the Class A-1 Notes, until their Class Principal Amount has been reduced to zero;

•
with respect to the Group 2 Mortgage Loans, to the Group 2 Notes, concurrently, in proportion to their outstanding Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero; and

•
with respect to the Group 3 Mortgage Loans, to the Group 3 Notes, concurrently, in proportion to their outstanding Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero.

The amount of principal available for distribution to the Offered Notes for a Mortgage Loan Group may be increased if such Mortgage Loan Group is receiving payments from the Reserve Fund or is experiencing disproportionately high Realized Losses, as described under “—Limited Cross-Collateralization” below.

If on any Payment Date the allocation to the Class or Classes of Offered Notes then entitled to distributions of scheduled principal and full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding Class Principal Amount of such Class or Classes below zero, the distribution to such Class or Classes of Notes of the related Senior Prepayment Percentage and related Senior Percentage of those amounts for that Payment Date will be limited to the amounts necessary to reduce the related Class Principal Amount to zero.

Subordinate Principal Distribution Amount. Except as provided in the next paragraph, each Class of Subordinate Notes will be entitled to receive on each Payment Date its pro rata share of the Subordinate Principal Distribution Amount (based on its respective Class Principal Amount) for each Mortgage Loan Group, in each case to the extent of the amount available from Available Funds for distribution of principal on that Class, as described under “—Priority of Distributions” above. Distributions of principal on the Subordinate Notes will be made on each Payment Date to the Classes of Subordinate Notes in the order of their numerical Class designations, beginning with the Class B-1 Notes, until each such Class has received its respective pro rata share for that Payment Date.

The amount of principal available for distribution to the Subordinate Notes may be reduced if a Mortgage Loan Group experiences disproportionately high Realized Losses or, as a result of rapid prepayments, amounts are deposited into a Reserve Fund, as described under “—Limited Cross-Collateralization” below.

Under the definition of Subordinate Principal Distribution Amount, the Subordinate Notes will only be entitled to receive the Subordinate Percentage or the Subordinate Prepayment Percentage of any Principal Distribution Amount for the related Payment Date. Until the Payment Date in May 2014, the Subordinate Prepayment Percentage will generally equal zero unless the Offered Notes are paid down to zero or the credit enhancement provided by the Subordinate Notes has doubled since the Closing Date and certain performance tests have been satisfied.

With respect to each Class of Subordinate Notes, if on any Payment Date the aggregate Class Subordination Percentage of all Classes of Subordinate Notes which have higher numerical Class designations than that Class is less than the applicable original Credit Support Percentage, no distribution of principal prepayments or Subsequent Recoveries will be made to any such Classes and the amount otherwise distributable to those Classes in respect of principal prepayments will be allocated among the remaining Classes of Subordinate Notes, pro rata, based upon their respective Class Principal Amounts.

The approximate original Credit Support Percentages for the Subordinate Notes on the date of issuance of the Notes are expected to be as follows:

Class B-1	2.10%
Class B-2	1.40%
Class B-3	1.00%
Class B-4	0.55%
Class B-5	0.20%
Class B-6	0.00%

Limited Cross-Collateralization.

Cross-Collateralization Due to Disproportionate Realized Losses in a Mortgage Loan Group. If, on any Payment Date, the aggregate Class Principal Amounts of the Offered Notes related to a Mortgage Loan Group (after giving effect to distributions to be made on that Payment Date) is greater than the aggregate scheduled principal balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Due Period (such Offered Notes related to such Mortgage Loan Group, the “Undercollateralized Group” or “Groups” and the Offered Notes related to any other Mortgage Loan Group or Groups, the “Overcollateralized Group” or “Groups”) plus any amounts on deposit in the Reserve Fund with respect to such Group or Groups, then the priority of distributions described in this prospectus supplement will be altered as follows:

All amounts otherwise distributable as principal on the Subordinate Notes, in reverse order of priority (other than amounts needed to pay any unpaid interest shortfalls) (or, following the Senior Credit Support Depletion Date, such amounts described in the following sentence), will be distributed as principal to the Offered Notes of the Undercollateralized Group or Groups, until the total Class Principal Amounts of those Offered Notes equals the scheduled principal balance of the Mortgage Loans in the related Mortgage Loan Group as of the last day of the related Due Period plus any amounts on deposit in the Reserve Fund with respect to the related Undercollateralized Group or Groups (such distribution, an “Undercollateralization Distribution”). In the event that any Mortgage Loan Group constitutes an Undercollateralized Group on any Payment Date following the Senior Credit Support Depletion Date, an Undercollateralization Distribution will be made from the excess of the Available Funds from the Overcollateralized Group or Groups remaining after all required amounts have been distributed to the Overcollateralized Group or Groups. In the event there are two Undercollateralized Groups, amounts paid from the Overcollateralized Group will be allocated in proportion to the amount of Undercollateralization for each such Undercollateralization Group. All distributions described above will be made in accordance with the priorities set forth under “—Priority of Distributions” above.

Cross-Collateralization Due to Deposits in the Reserve Fund. The priority of distributions of principal prepayments will change in the case where a Mortgage Loan Group is experiencing rapid prepayments provided all the following conditions are met:

•	the aggregate Class Principal Amounts of the Offered Notes related to a Mortgage Loan Group have been reduced to zero;

•	the Payment Date is prior to the Senior Credit Support Depletion Date; and

•
either (i) the Aggregate Subordinate Percentage on that date is less than 200% of the Aggregate Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure and REO property), averaged over the last six months, as a percentage of the aggregate Class Principal Amount of the Subordinate Notes, is greater than or equal to 50%.

When all of these three conditions are satisfied, amounts otherwise distributable as principal under clauses (2) and (3) of the definition of Subordinate Principal Distribution Amount (i.e., principal payments other than scheduled principal payments) on each Class of Subordinate Notes, in reverse order of priority, in respect of such Class’s Subordinate Percentage of the Subordinate Principal Distribution Amount for the Mortgage Loan Group relating to such retired Offered Notes, will be deposited into the Reserve Fund. Amounts in the Reserve Fund will be applied on future Payment Dates to make principal payments on any outstanding Offered Notes related to an Undercollateralized Group in the same amounts and manner as described above under “—Cross-Collateralization Due to Disproportionate Realized Losses in a Mortgage Loan Group.” If any amounts remain in the Reserve Fund after the Class Principal Amounts of the Offered Notes have been reduced to zero, such amounts will be allocated to the Subordinate Notes in the same priorities set forth in “Description of the Notes--Priority of Distributions;” provided, however, if after making such payments, the aggregate Class Principal Amounts of the Subordinate Notes exceeds the Pool Balance, the Class Principal Amounts of the Subordinate Notes will be reduced by the amount of such excess in inverse order of priority.

Allocation of Realized Losses

On each Payment Date, the principal portion of all Realized Losses with respect to the Mortgage Loans in any Mortgage Loan Group will be allocated to the Classes of Subordinate Notes, in the reverse order of their numerical Class designations (beginning with the Class of Subordinate Notes then outstanding with the highest numerical Class designation), in each case until the Class Principal Amounts of the respective Classes of Subordinate Notes have been reduced to zero, and then, to the extent that such Realized Losses exceed amounts which will be distributed from the Reserve Fund as described under “—Limited Cross-Collateralization—Cross-Collateralization Due to Deposits in the Reserve Fund” above, to the related Class or Classes of Offered Notes, pro rata, until their respective Class Principal Amounts have been reduced to zero; provided, however, any such Realized Losses to be so allocated to the Class A-2A Notes will instead be allocated to the Class A-2B Notes until the Class Principal Amount of the Class A-2B Notes has been reduced to zero and any such Realized Losses to be so allocated to the Class A-3A Notes will instead by allocated to the Class A-3B Notes until the Class Principal Amount of the Class A-3B Notes has been reduced to zero. If on any Payment Date the aggregate of the Class Principal Amounts of all Classes of Notes following all distributions and the allocation of Realized Losses on that Payment Date exceeds the Pool Balance as of the first day of the month of that Payment Date plus any amounts on deposit in the Reserve Fund, the Class Principal Amount of the Class of Subordinate Notes then outstanding with the highest numerical Class designation will be reduced by the amount of the excess.

On each Payment Date and with respect to any Mortgage Loan Group, the interest portion of Realized Losses will reduce the amount available for distribution on the related Payment Date to the Class of Subordinate Notes with the highest numerical Class designation which is outstanding on that date and, when the Subordinate Notes are reduced to zero, to the related Class of Offered Notes.

Subordination of the Subordinate Notes

The rights of the holders of the Subordinate Notes to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Offered Notes and the Class A-X Notes and the rights of the holders of each Class of Subordinate Notes (other than the Class B-1 Notes) to receive the distributions will be further subordinated to the rights of the Class or Classes of Subordinate Notes with lower numerical Class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Notes to the Offered Notes and the Class A-X Notes and the further subordination among the Subordinate Notes is intended to provide the Noteholders having higher relative payment priority with protection against Realized Losses. Realized Losses will be allocated to the Class of Subordinate Notes then outstanding with the highest numerical Class designation.

Mandatory Auction of the Offered Notes

Prior to the Payment Date in April 2012 (the “Auction Payment Date”), Wells Fargo Bank, as Securities Administrator (in this capacity, the “Auction Administrator”), will auction the Offered Notes to third-party investors.

On the Auction Payment Date, each Class of Offered Notes still outstanding will be transferred to third-party investors. In the event that the Offered Notes are held in book-entry form, the Auction Administrator will direct DTC to transfer the Offered Notes from the Noteholders to the applicable third-party investors. In the event that the Offered Notes are no longer held in book-entry form, the Noteholders of each Class of Offered Notes will be required to deliver their Notes to the Securities Administrator for transfer to third-party investors or, if not so delivered, the Securities Administrator will deem those Notes cancelled and will issue new Notes to the third-party investors. After distribution of the Available Funds on the Auction Payment Date under “—Priority of Distributions,” the Auction Administrator will distribute to the Noteholders of each Class of Offered Notes the Par Price for such Notes (to the extent that amount is received from the third-party investors who purchased that Class of Notes at auction and, if applicable, from the Auction Swap Counterparty pursuant to the Auction Swap Agreement). The Par Price due to the Noteholders of any cancelled, but not surrendered Offered Notes no longer held in book-entry form will be paid only upon surrender of those Notes, without any accrued interest on the Par Price from the Auction Payment Date.

On or before the Closing Date, the Auction Administrator will enter into the Auction Swap Agreement with the Auction Swap Counterparty. Pursuant to the Auction Swap Agreement, the Auction Swap Counterparty will be obligated to pay to the Auction Administrator the excess, if any, of the Par Price over the Auction Proceeds for each Class of Offered Notes; and the Auction Administrator will be obligated to pay to the Auction Swap Counterparty or its designee the excess, if any, of the Auction Proceeds over the Par Price for each Class of Offered Notes. A separate auction will be held for each Class of Offered Notes and, therefore, the Auction Proceeds and the Par Price will be calculated separately for each Class. In the event that all or a portion of a Class of Offered Notes is not sold in the auction, the Auction Proceeds for such unsold Notes will be deemed to be zero and the Auction Swap Counterparty will pay the Auction Administrator the entire outstanding Class Principal Amount of the unsold Notes, after application of all interest and principal distributions and allocations of Realized Losses and Subsequent Recoveries on the Auction Payment Date, in exchange for such Notes.

The Auction Swap Counterparty.

Credit Suisse International (“CSi”) was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA”) under the Financial Services and Markets Act 2000. The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and, effective as of January 16, 2006, was renamed “Credit Suisse International”. These changes were renamings only.

CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group. CSi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating of “AA- (stable outlook)” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of “Aa3 (stable outlook)” by Moody’s Investors Service Inc. and a long-term rating of “AA- (stable outlook)” by Fitch Ratings.

As of the Cut-Off Date, the Auction Swap Counterparty together with its affiliates will have an aggregate significance percentage of less than 10% with respect to the applicable Notes as calculated in accordance with Item 1115 of Regulation AB.

The Auction Swap Counterparty has the right to assign its rights and obligations under the Auction Swap Agreement provided that the transferee has a credit rating that meets the requirements specified in the Auction Swap Agreement, including satisfaction of the Rating Agency Condition (as defined in the Auction Swap Agreement).

If the Auction Swap Counterparty defaults on its obligations under the Auction Swap Agreement, holders of Offered Notes may receive an amount less than the Par Price on the Auction Payment Date. In addition, if the Auction Swap Counterparty defaults and not all of a Class of Offered Notes is purchased by third-party investors in the auction, then that Class (or the part of that Class not purchased by the third party investors in the auction) may not be transferred, in which case holders of that Class will not receive proceeds from the auction and will retain their Notes (or the part of their Notes not purchased by third party investors in the auction).

The Auction Swap Agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border).

No “Events of Default” (other than “Failure to Pay”) or “Termination Events” under the 1992 ISDA Master Agreement will apply to the Auction Administrator in respect of the Auction Swap Agreement.

The Auction Swap Counterparty and, if indicated below as applicable, the Auction Administrator will be subject to the following standard “Events of Default” under the Auction Swap Agreement (each, an “Auction Swap Event of Default”):

“Failure to Pay” (which relates to any failure of the Auction Swap Counterparty or the Auction Administrator to pay any amount when due under the Auction Swap Agreement after giving effect to the applicable grace period);

“Bankruptcy” (which relates to the occurrence of events of insolvency in respect of, or the bankruptcy of, the Auction Swap Counterparty, after giving effect to the applicable grace period, if any); and

the following other standard events of default under the 1992 ISDA Master Agreement: “Credit Support Default” and “Merger Without Assumption,” as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.

“Termination Events” under the Auction Swap Agreement (each, an “Auction Swap Termination Event”) that are applicable to the Auction Swap Counterparty will include the following standard events under the 1992 ISDA Master Agreement:

“Illegality” (which relates to changes in law causing it to become unlawful for the Auction Swap Counterparty to perform its obligations under the Auction Swap Agreement);

“Tax Event” (which relates to the receipt of a payment under the Auction Swap Agreement from which an amount has been deducted or withheld for or on account of taxes); and

“Tax Event Upon Merger” (which relates to an obligation of the Auction Swap Counterparty to pay an additional amount under the Auction Swap Agreement in respect of a tax, or to receive a payment under the Auction Swap Agreement from which an amount has been deducted or withheld for or on account of taxes, that, in either case, results from a merger involving, or the sale of all or substantially all of the assets of either party).

The Auction Swap Agreement also will include an “Additional Termination Event” relating to any failure by the Auction Swap Counterparty to comply with the Regulation AB provisions of the Auction Swap Agreement.

Upon the occurrence of an Auction Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”) in respect of the Auction Swap Agreement. Upon the occurrence of an Auction Swap Termination Event (other than an Additional Termination Event), either party will have the right to designate an Early Termination Date in respect of the Auction Swap Agreement. With respect to Auction Swap Termination Events, an Early Termination Date will, in some circumstances, occur only after the Auction Swap Counterparty has used reasonable efforts to transfer its rights and obligations under the Auction Swap Agreement to a related entity within a specified period after notice has been given of the Auction Swap Termination Event, all as set forth in the Auction Swap Agreement. The occurrence of an Early Termination Date under the Auction Swap Agreement will constitute an “Auction Swap Early Termination”.

Upon an Auction Swap Early Termination, one party may be liable to make a termination payment (the “Auction Swap Termination Payment”) to the other party. The Auction Swap Termination Payment will be based on the value of the Auction Swap Agreement computed in accordance with the procedures set forth in the Auction Swap Agreement. The Trust will not be responsible for payment of any termination payment to the Auction Swap Counterparty in respect of the Auction Swap Agreement.

In addition, upon a ratings downgrade of the Auction Swap Counterparty below the levels specified in the Auction Swap Agreement, the Auction Swap Counterparty may be required to procure a guarantor of its obligations with appropriate ratings, assign the Auction Swap Agreement to another counterparty or, depending on its then rating, post collateral.

If the Auction Swap Counterparty defaults on its obligations under the Auction Swap Agreement, holders of Offered Notes may receive an amount less than the Par Price on the Auction Payment Date. In addition, if the Auction Swap Counterparty defaults and not all of a Class of Offered Notes is purchased by third-party investors in the auction, then that Class (or the part of that Class not purchased by the third party investors in the auction) may not be transferred to such third party investors, in which case holders of that Class will not receive proceeds from the auction and will retain their Notes (or the part of their Notes not purchased by third party investors in the auction).

After the Auction Payment Date, the Interest Rate of each Class of Offered Notes on any Payment Date will be adjusted as described under “—Interest—Interest Rates” above.

Reports to Noteholders

On each Payment Date, the Securities Administrator will make available to each Noteholder, the Indenture Trustee and each Rating Agency a statement (based on information received from the Servicers) generally setting forth, among other things:

•	The amount of the payment, separately identified, with respect to each Class of Notes;

•	the amount of the payment allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

•	the amount of the payment allocable to interest;

•	the amount of any Prepayment Interest Shortfalls and any Relief Act Reductions for such Payment Date;

•	the Class Principal Amount of each Class of Notes prior to and after giving effect to the payment of principal on that Payment Date;

•	the Class A Deferred Amount and the Class A Shortfall Amount;

•	the principal balance of each Mortgage Loan Group, the Pool Balance and weighted average life and weighted average remaining term of the Mortgage Loans in each Mortgage Loan Group;

•	prepayment amounts for each Mortgage Loan Group for the related Due Period;

•	the Yield Maintenance Payments, if any, under the Yield Maintenance Agreements, with respect to each Class of Offered Notes;

•	the Senior Percentage and Subordinate Percentage for each Mortgage Loan Group for the following Payment Date;

•	the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Mortgage Loan Group for the following Payment Date;

•	the amount of the Master Servicing Fee paid to or retained by the Master Servicer;

•	the amount of principal and interest advances made or reimbursed for the related Due Period;

•
the number and aggregate Scheduled Principal Balance of Mortgage Loans, in the aggregate and for each Mortgage Loan Group, that were (A) delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Payment Date (using the MBA method to calculate delinquencies);

•	the rolling six-month delinquency rate for that Payment Date;

•	the total number and principal balance of any REO properties in each Mortgage Loan Group as of the close of business on the last day of the preceding Due Period;

•	the aggregate amount of Realized Losses for each Mortgage Loan Group and Subsequent Recoveries incurred during the preceding calendar month;

•	the cumulative amount of Realized Losses for each Mortgage Loan Group;

•	the Realized Losses and Subsequent Recoveries, if any, allocated to each Class of Notes on that Payment Date;

•	the amounts held in the Reserve Fund;

•	the Available Funds Cap Rate with respect to each Class of Offered Notes and Subordinate Notes; and

•	the Interest Rate for each Class of Notes for that Payment Date.

The Securities Administrator will make that statement available each month, to any interested party, via the Securities Administrator’s website. The Securities Administrator’s internet website will initially be located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, upon written request within a reasonable period of time after the end of each calendar year, the Securities Administrator, pursuant to the Sale and Servicing Agreement, will prepare and deliver to each holder of a Note of record during the previous calendar year a statement containing aggregate payment information necessary to enable Noteholders to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

Optional Notes Purchase Right

On any Payment Date in or after the month in which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than or equal to 20% of their aggregate Scheduled Principal Balance as of the Cut-off Date, referred to herein as the “Optional Notes Purchase Date,” Thornburg Mortgage, Inc. will have the option, but not the obligation, to call all outstanding Notes. Upon the exercise of the optional securities purchase right, the purchase price will be equal to the sum of (1) the aggregate current Class Principal Amount of each Class of Notes, (2) the accrued and unpaid interest thereon at their related Interest Rates and (3) the amount of any previously allocated Realized Losses to each Class of Notes, less amounts of interest and principal otherwise being paid to such Noteholders on such Payment Date from Available Funds.

Optional Termination of the Trust

On any Payment Date in or after the month in which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, Thornburg, in its capacity as a Servicer of a substantial portion of the Mortgage Loans, will have the assignable right to purchase all of the Mortgage Loans and REO properties remaining in the Trust. We refer to the date on which this option may be exercised as the “Optional Termination Date” of the Trust. In the event that the option is exercised, the purchase price will be equal to the Scheduled Principal Balance of each Mortgage Loan and, with respect to REO property, the lesser of (1) the appraised value of each REO property less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal and (2) the principal balance of the related Mortgage Loan plus accrued and unpaid interest at the related Mortgage Rate up to and including the first day of the month in which the termination price is paid, plus the amount of any unreimbursed servicing-related advances made by the related Servicer or the Master Servicer in respect of that Mortgage Loan. Proceeds from the purchase, together with amounts on deposit in the Reserve Fund, will be included in Available Funds and will be distributed to the holders of the Notes in accordance with the Sale and Servicing Agreement and the Indenture. If such option is not exercised to purchase the Mortgage Loans and REO properties, Wells Fargo Bank, in its capacity as Master Servicer, may purchase from the Trust all Mortgage Loans and REO properties remaining in the Trust at the purchase price set forth above when the Scheduled Principal Balance of the Mortgage Loans is less than 5% of their aggregate Scheduled Principal Balance as of the Cut-off Date.

Any purchase of the Mortgage Loans and REO properties in accordance with the preceding paragraph will result in redemption of any outstanding Notes.

The Indenture Trustee

LaSalle Bank National Association will be the Indenture Trustee pursuant to the Indenture and custodian under the Sale and Servicing Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 550 residential mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of March 31, 2007, LaSalle serves as trustee, securities administrator or paying agent on over 500 residential mortgage-backed security transactions. The Depositor, the Master Servicer, the Seller and the Servicers may maintain other banking relationships in the ordinary course of business with the Indenture Trustee. The Indenture Trustee’s corporate Trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services – Thornburg 2007-2 or at such other address as the Indenture Trustee may designate from time to time.

On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North America Holding Company, the indirect parent of LaSalle Bank National Association, to Bank of America Corp. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within the LaSalle Bank organization engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

The contract between ABN AMRO Holding N.V. and Bank of America Corp. contains a 14 calendar day “go shop” clause which continues until 11:59 PM New York time on May 6th, 2007. Under that clause an alternative bidder can, during such time frame, execute a definitive sales agreement for the same businesses on superior terms for cash and not subject to a financing condition. This is followed by a 5 business day right for Bank of America Corp. to match the new bidder's superior proposal. There is a USD 200 million termination fee to be paid by ABN AMRO Holding N.V. if Bank of America Corp. does not match and as a result its contract is terminated. If Bank of America Corp. matches there is no further right to terminate the contract for a superior proposal. ABN AMRO Holding N.V. filed a copy of this contract on Form 6-K with the Securities and

Exchange Commission on April 25, 2007. The sale of LaSalle Bank National Association is expected to be settled in late 2007 and is subject to regulatory approvals and other customary closing conditions.

ABN AMRO Holding N.V. is actively engaged in soliciting alternative bids from the largest U.S. and international banks that may have an interest in LaSalle Bank National Association.

The Custodian

In its capacity as custodian, LaSalle Bank National Association will hold the Mortgage Loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, notes or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid. The disposition of the Mortgage Loan files will be governed by the Sale and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

The Securities Administrator

Under the terms of the Sale and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, payment calculations, the preparation of monthly distribution reports and acting in the capacity of Paying Agent. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Description of the Mortgage Loan Groups

General

The assets held by Thornburg Mortgage Securities Trust 2007-2 will consist primarily of three Mortgage Loan Groups, designated as Group 1, Group 2 and Group 3, of first lien, residential Adjustable Rate Mortgage Loans and Hybrid Mortgage Loans (collectively, the “Mortgage Loans”). The Mortgage Loans have Mortgage Rates that adjust based on the various Indices described below with original terms to maturity of not more than 40 years. The Adjustable Rate Mortgage Loans adjust on a monthly, semi-annual or annual basis. The Hybrid Mortgage Loans generally have Mortgage Rates that first adjust after an initial fixed rate period of three, five, seven or ten years following origination depending on the terms of the particular mortgage note and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note.

As of the Cut-off Date, there were 1,368 Mortgage Loans with an aggregate Scheduled Principal Balance (after giving effect to Scheduled Payments due on that date) of approximately $1,313,237,886. Approximately 3.41% and 96.32% of the Group 1 Mortgage Loans are Hybrid Mortgage Loans for which their first Mortgage Rate Adjustment Date occurs approximately three or five years, respectively, following origination, in each case as set forth in the related mortgage note. The remaining 0.27% of the Group 1 Mortgage Loans are Adjustable Rate Mortgage Loans which have interest rates that adjust annually. All of the Group 2 Mortgage Loans are Hybrid Mortgage Loans for which their first Mortgage Rate Adjustment Date occurs approximately seven years following origination, as set forth in the related mortgage note. All of the Group 3 Mortgage Loans are Hybrid Mortgage Loans for which their first Mortgage Rate Adjustment Date occurs approximately ten years following origination, as set forth in the related mortgage note. Each Hybrid Mortgage Loan will then adjust either monthly, semi-annually or annually depending on the terms of the particular mortgage note.

The Scheduled Principal Balance of each Mortgage Loan as of the Cut-off Date reflects the application of Scheduled Payments of any principal due on that Mortgage Loan on or prior to the Cut-off Date, whether or not received, and any prepayments received prior to the Cut-off Date. Whenever reference is made herein to a percentage of some or all of the Mortgage Loans, that percentage is determined on the basis of the Scheduled Principal Balances of such Mortgage Loans as of the Cut-off Date, unless otherwise specified. Certain Mortgage Loans described in this prospectus supplement may prepay or become ineligible prior to the Closing Date. As a result of the foregoing, the statistical characteristics of the Mortgage Loans delivered on the Closing Date may vary somewhat from the characteristics described in this prospectus supplement, including Annex B hereto, although it is not anticipated that the variances will be material. The aggregate Scheduled Principal Balance of the Mortgage Loans set forth above is subject to a variance of plus or minus five percent.

Each of the Mortgage Loans in the Trust is secured by a mortgage, deed of trust or other similar security instrument that creates a first lien on the related Mortgaged Property. We refer to these instruments as “mortgages” in this prospectus supplement. The Mortgaged Properties are detached or semi-detached one- to four-family dwelling units, individual units in planned unit developments, individual condominium units and, in some cases, shares issued by cooperative housing corporations and related leasehold interests.

Pursuant to the Sale Agreement between Thornburg and the Seller, the Seller will purchase the Mortgage Loans from Thornburg. Pursuant to a Mortgage Loan Purchase Agreement between the Seller and the Depositor, the Depositor will purchase the Mortgage Loans from the Seller. Under the Sale and Servicing Agreement, the Depositor will cause the Mortgage Loans to be assigned to the Trust for the benefit of the Noteholders. See “The Trust Agreement” in this prospectus supplement.

Approximately 78.50% of the Mortgage Loans were originated by Thornburg (including its mortgage brokers and correspondent lenders other than First Republic). The Mortgage Loans originated by Thornburg (including its mortgage brokers and correspondent lenders other than First Republic) were originated by them in accordance with Thornburg’s underwriting guidelines. See “Mortgage Loan Origination—Thornburg’s Underwriting Standards” and “—Thornburg’s Underwriting Process” herein. Approximately 21.50% of the Mortgage Loans were originated by First Republic, in accordance with its own underwriting guidelines.

Approximately 76.18% and 21.50% of the Mortgage Loans are being serviced by Thornburg and First Republic, respectively. See “The Master Servicer” and “The Servicers” herein.

Under the Mortgage Loan Purchase Agreement, the Seller will assign certain representations and warranties made by Thornburg under the Sale Agreement to the Depositor, which will in turn assign its rights under those representations and warranties to the Trust under the Sale and Servicing Agreement. The representations and warranties relate to, among other things, certain characteristics of the Mortgage Loans and, subject to certain limitations, Thornburg will be obligated to repurchase the affected Mortgage Loan or substitute a similar Mortgage Loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if the breach of the representation or warranty materially and adversely affects the Noteholders’ interests in the Mortgage Loan. See “The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement—Assignment of the Mortgage Loans—Representations and Warranties” for a description of the representations and warranties applicable to the Mortgage Loans.

The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. Both Thornburg and the Seller are selling the Mortgage Loans without recourse and will have no obligation with respect to the Notes in their capacity as an Originator and as the Seller, respectively, other than the repurchase or substitution obligations described above.

Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

Loan Documentation. Approximately 87.26%, 80.66% and 88.05% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans, respectively, were originated under a full documentation program. The remaining Mortgage Loans were originated under programs pursuant to which no or limited information was obtained regarding borrowers’ income or employment.

The Indices. The Indices applicable to the determination of the Mortgage Rates for the Mortgage Loans will be any of the 1-month LIBOR Index, the 6-month LIBOR Index, the 12-month LIBOR Index and the 1-year CMT Index.

The related Index applied under a mortgage note will be most recently available either as of (1) the first business day of a specified period of time prior to such Mortgage Rate Adjustment Date, (2) the first business day of the month preceding the month of such Mortgage Rate Adjustment Date, or (3) the last business day of the second month preceding the month in which such Mortgage Rate Adjustment Date occurs, as specified in the related mortgage note. In the event that any of the Indices described above becomes unavailable or is otherwise unpublished, the related Servicer or Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

Mortgage Rate Adjustments. On each Mortgage Rate Adjustment Date for a Mortgage Loan, its Mortgage Rate will be adjusted to equal the sum, generally rounded up to the nearest multiple of 0.125%, of the Index applicable to that Mortgage Loan and a fixed percentage amount known as the “Gross Margin” for that loan. The Mortgage Loans adjust according to the applicable Index as discussed under “—The Indices” above. On the first Mortgage Rate Adjustment Date, the Mortgage Rate on each Mortgage Loan (other than any Mortgage Loans which adjust according to 1-month LIBOR) cannot increase or decrease by more than a fixed percentage known as the “Initial Rate Cap” for that Mortgage Loan. On subsequent Mortgage Rate Adjustment Dates, the Mortgage Rate on each Mortgage Loan (other than any Mortgage Loans which adjust according to 1-month LIBOR) cannot increase or decrease by more than a fixed percentage on any such Mortgage Rate Adjustment Date known as a “Periodic Rate Cap” for that Mortgage Loan.

No Mortgage Loan will have a Mortgage Rate that exceeds the Maximum Mortgage Rate specified in the related mortgage note. Due to the application of Initial Rate Caps on the first Mortgage Rate Adjustment Date as well as the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each Mortgage Loan which has such a cap, as adjusted on any Mortgage Rate Adjustment Date, may be less than the sum of the applicable Index and Gross Margin, rounded as described above.

Monthly Payment Adjustments. Effective with the next monthly payment due date occurring after a Mortgage Rate Adjustment Date, the monthly payment amount for each Mortgage Loan will be adjusted to equal (i) for an Interest-Only Mortgage Loan subsequent to its interest only period and for any other Adjustable Rate Mortgage Loan, the amount that would fully amortize the outstanding principal balance of that loan over its remaining term and pay interest at the Mortgage Rate as adjusted and (ii) for an Interest-Only Mortgage Loan during its interest only period, the interest only payment at the Mortgage Rate as adjusted.

Interest-Only Loans. Approximately 96.49%, 94.83% and 95.26% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans, respectively, have an interest-only period following origination ranging from three years to ten years. During this period, the Scheduled Payments are limited to accrued interest, with no required payment of principal. At the end of the interest-only period, the monthly payments are recalculated to provide for amortization of the principal balance by the maturity date of that loan and payment of interest at the then-current Mortgage Rate.

High Loan-to-Value Mortgage Loans. Approximately 1.79%, 1.23% and 1.71% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans, respectively, have original Loan-to-Value Ratios in excess of 80%. All of the Mortgage Loans which have original Loan-to-Value Ratios in excess of 80%, are Additional Collateral Mortgage Loans or are covered by primary mortgage guaranty insurance policies (which policies insure, generally, any portion of the unpaid principal balance of a Mortgage Loan in excess of 75% of the value of the related Mortgaged Property). No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less.

Additional Collateral Mortgage Loans. In the case of approximately 1.79%, 0.89% and 1.08% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans, respectively, the related Originator required the borrower to pledge Additional Collateral to secure the Mortgage Loan, including marketable securities or certificates of deposit acceptable to the Originator. All of the Mortgage Loans with Additional Collateral have original Loan-to-Value Ratios in excess of 80%, but after giving effect to the pledge of Additional Collateral, the Effective Loan-to-Value Ratios are 80% or lower. This type of Mortgage Loan, referred to as an “Additional Collateral Mortgage Loan,” allows the borrower to pledge assets in addition to the Mortgaged Property as an alternative to, or to supplement, a cash down payment. There are a total of 10 Mortgage Loans (representing approximately 1.07% of the Mortgage Loans) with Additional Collateral, all of which were originated by Thornburg through its retail channel or acquired by Thornburg through its correspondent and wholesale channels.

The amount of Additional Collateral pledged by the borrower will vary from loan to loan based on factors present in the underwriting decision. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. The weighted average Effective Loan-to-Value Ratio for the Additional Collateral Mortgage Loans after giving credit for the value of the pledged Additional Collateral is approximately 68.20%, 70.32% and 73.69% with respect to the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans, respectively.

The Master Servicer oversight responsibilities do not include the monitoring of Additional Collateral Mortgage Loans.

Prepayment Penalty Payments. Approximately 55.41%, 20.43% and 20.00% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans, respectively, require the payment of a prepayment penalty in connection with a voluntary prepayment before the end of a fixed period ranging from the first six months to five years after the date of origination. Prepayment penalties paid by borrowers will not be available for payment on the Notes.

Employee Mortgage Loans. Approximately 0.40% and 0.47% of the Group 1 Mortgage Loans and Group 3 Mortgage Loans, respectively, and none of the Group 2 Mortgage Loans were made to employees of Thornburg Mortgage, Inc. and its affiliates. These Mortgage Loans were originated at a Mortgage Rate equal to the then current rate for Mortgage Loans less a discount rate specified in an employee rate reduction agreement. In the event a borrower ceases to be an employee of Thornburg Mortgage, Inc. or its affiliates, the interest rate on the Mortgage Loan will increase by the amount of the employee discount. The Seller will retain the increased interest (the “Retained Interest”) and such Retained Interest will not be conveyed to or included in the Trust or available for any distributions on the Notes.

Conversion and Modification Option and Purchase Obligations and Options. The Mortgage Rates on approximately 0.27% and 0.04% of the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, and none of the Group 3 Mortgage Loans can be converted, at the option of the related borrowers, to a fixed interest rate. The Mortgage Rates on approximately 2.37%, 12.49% and 20.31% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans, respectively, may be modified, at the option of the related borrowers, to another adjustable rate based on a different Index or to another type of Adjustable Rate Mortgage Loan or Hybrid Mortgage Loan. Upon conversion, the Mortgage Rate will be converted to a fixed rate, determined in accordance with the formula set forth in the related mortgage note, which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion or modification, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity.

Thornburg Mortgage, Inc. is obligated to purchase any Mortgage Loan whose Mortgage Rate is converted to a fixed interest rate or is modified to another then-available adjustable rate or hybrid product in accordance with the terms of the related mortgage note. In addition, the Seller has the option, but not the obligation, to modify any Mortgage Loan for which the borrower has requested a modification that is not then permitted under the related mortgage note so long as the Seller repurchases such Mortgage Loans from the Trust prior to making such modifications. The purchase price payable by Thornburg Mortgage, Inc. or the Seller for any such Mortgage Loan is equal to 100% of the current outstanding principal balance of the Mortgage Loan and any interest accrued at the related Mortgage Rate.

Aggregate Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

Approximately 99.48% of the Mortgage Loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 356 months as of the Cut-off Date. None of the Mortgage Loans had a first due date prior to July 2001 or after June 2007 or had a remaining term to stated maturity of less than 290 months or greater than 478 months as of the Cut-off Date. The latest stated maturity date of any Mortgage Loan occurs in February 2047.

The average principal balance of the Mortgage Loans at origination was approximately $969,912. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $959,969. No Mortgage Loan had a principal balance of less than approximately $25,000 or greater than approximately $8,703,205 as of the Cut-off Date.

The Mortgage Loans had annual Mortgage Rates of not less than 4.250% and not more than 7.625% and the weighted average annual Mortgage Rate was approximately 6.328%. Approximately 21.50% of the Mortgage Loans did not have an Initial Rate Cap. As of the Cut-off Date, approximately 78.50% of the Mortgage Loans had Initial Rate Caps ranging from 2.000% to 5.000%. As of the Cut-off Date, approximately 21.50% of the Mortgage Loans did not have a Periodic Rate Cap and the remaining Mortgage Loans had Periodic Rate Caps ranging from 1.000% to 2.000%. As of the Cut-off Date, the Mortgage Loans had Gross Margins ranging from 1.000% to 2.750%, Maximum Mortgage Rates ranging from 8.500% to 12.950% and Minimum Mortgage Rates ranging from 1.000% to 2.750%. As of the Cut-off Date, the weighted average Gross Margin was approximately 1.903%, the weighted average Maximum Mortgage Rate was approximately 11.540% and the weighted average Minimum Mortgage Rate was approximately 1.903% for all of the Mortgage Loans. The latest next Mortgage Rate Adjustment Date following the Cut-off Date on any Mortgage Loan occurs in 120 months and the weighted average next Mortgage Rate Adjustment Date following the Cut-off Date for all of the Mortgage Loans occurs in approximately 91 months.

As of the Cut-off Date, none of the Mortgage Loans were 30 or more days delinquent. Certain historical delinquency information with respect to the Mortgage Loans is provided in Annex B.

The Mortgage Loans had the characteristics shown in the tables with respect to aggregate Mortgage Loan characteristics in Annex B. The sum in any column in the tables may not equal the indicated due to rounding.

Group 1 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date.

All of the Group 1 Mortgage Loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated maturity of the Group 1 Mortgage Loans was approximately 354 months as of the Cut-off Date. None of the Group 1 Mortgage Loans had a first due date prior to March 2003 or after June 2007 or had a remaining term to stated maturity of less than 310 months or greater than 360 months as of the Cut-off Date. The latest stated maturity date of any Group 1 Mortgage Loan occurs in May 2037.

The average principal balance of the Group 1 Mortgage Loans at origination was approximately $1,029,114. The average principal balance of the Group 1 Mortgage Loans as of the Cut-off Date was approximately $1,002,929. No Group 1 Mortgage Loan had a principal balance of less than approximately $52,000 or greater than approximately $5,000,000 as of the Cut-off Date.

Approximately 3.41% of the Group 1 Mortgage Loans are Hybrid Mortgage Loans which have Mortgage Rates that first adjust after a fixed period of three years following origination and then adjust monthly or annually depending on the terms of the particular mortgage note; approximately 96.32% of the Group 1 Mortgage Loans are Hybrid Mortgage Loans which have Mortgage Rates that first adjust after a fixed period of five years following origination and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note and approximately 0.27% of the Group 1 Mortgage Loans are Adjustable Rate Mortgage Loans which have Mortgage Rates that adjust annually.

The Group 1 Mortgage Loans had annual Mortgage Rates of not less than 4.250% and not more than 7.625% and the weighted average annual Mortgage Rate was approximately 6.179%. As of the Cut-off Date, approximately 76.36% of the Group 1 Mortgage Loans did not have an Initial Rate Cap and the remaining Group 1 Mortgage Loans had Initial Rate Caps ranging from 2.000% to 5.000%. As of the Cut-off Date, approximately 76.36% of the Group 1 Mortgage Loans did not have a Periodic Rate Cap and the remaining Mortgage Loans had Periodic Rate Caps ranging from 1.000% to 2.000%. As of the Cut-off Date, the Group 1 Mortgage Loans had Gross Margins ranging from 1.000% to 2.750%, Maximum Mortgage Rates ranging from 8.875% to 12.950%, and Minimum Mortgage Rates ranging from 1.000% to 2.750%. As of the Cut-off Date, the weighted average Gross Margin was approximately 1.897%, the weighted average Maximum Mortgage Rate was approximately 11.909% and the weighted average Minimum Mortgage Rate was approximately 1.897% for all of the Group 1 Mortgage Loans. The latest next Mortgage Rate Adjustment Date following the Cut-off Date on any Group 1 Mortgage Loan occurs in 61 months and the weighted average next Mortgage Rate Adjustment Date following the Cut-off Date for all of the Group 1 Mortgage Loans occurs in approximately 53 months.

As of the Cut-off Date, none of the Group 1 Mortgage Loans were 30 or more days delinquent. Certain historical delinquency information with respect to the Group 1 Mortgage Loans is provided in the tables in Annex B to this prospectus supplement.

The Group 1 Mortgage Loans had the characteristics shown in the tables with respect to the Group 1 Mortgage Loans in Annex B. The sum in any column in the tables may not equal the total indicated due to rounding.

Group 2 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date.

Approximately 99.09% of the Group 2 Mortgage Loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately 356 months as of the Cut-off Date. None of the Group 2 Mortgage Loans had a first due date prior to July 2001 or after May 2007 or had a remaining term to stated maturity of less than 290 months or greater than 478 months as of the Cut-off Date. The latest stated maturity date of any Group 2 Mortgage Loan occurs in February 2047.

The average principal balance of the Group 2 Mortgage Loans at origination was approximately $1,011,706. The average principal balance of the Group 2 Mortgage Loans as of the Cut-off Date was approximately $1,001,726. No Group 2 Mortgage Loan had a principal balance of less than approximately $25,000 or greater than approximately $8,703,205 as of the Cut-off Date.

All of the Group 2 Mortgage Loans are Hybrid Mortgage Loans which have Mortgage Rates that first adjust after a fixed period of seven years following origination and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note.

The Group 2 Mortgage Loans had annual Mortgage Rates of not less than 5.500% and not more than 7.375% and the weighted average annual Mortgage Rate was approximately 6.368%. As of the Cut-off Date, 87.34% of the Group 2 Mortgage Loans had an Initial Rate Cap of 5.000%. The remaining Group 2 Mortgage Loans did not have an Initial Rate Cap. As of the Cut-off Date, approximately 12.66% of the Group 2 Mortgage Loans did not have a Periodic Rate Cap and the remaining Group 2 Mortgage Loans had Periodic Rate Caps ranging from 1.000% to 2.000%. As of the Cut-off Date, the Group 2 Mortgage Loans had Gross Margins ranging from 1.850% to 2.600%, Maximum Mortgage Rates ranging from 9.950% to 12.950% and Minimum Mortgage Rates ranging from 1.850% to 2.600%. As of the Cut-off Date, the weighted average Gross Margin was approximately 1.917%, the weighted average Maximum Mortgage Rate was approximately 11.494% and the weighted average Minimum Mortgage Rate was approximately 1.917% for all of the Group 2 Mortgage Loans. The latest next Mortgage Rate Adjustment Date following the Cut-off Date on any Group 2 Mortgage Loan occurs in 84 months and the weighted average next Mortgage Rate Adjustment Date following the Cut-off Date for all of the Group 2 Mortgage Loans occurs in approximately 80 months.

As of the Cut-off Date, none of the Group 2 Mortgage Loans were 30 or more days delinquent. Certain historical delinquency information with respect to the Group 2 Mortgage Loans is provided in Annex B to this prospectus supplement.

The Group 2 Mortgage Loans had the characteristics shown in the tables with respect to the Group 2 Mortgage Loans in Annex B. The sum in any column in the tables may not equal the total indicated due to rounding.

Group 3 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans as of the Cut-off Date.

Approximately 99.83% of the Group 3 Mortgage Loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated maturity of the Group 3 Mortgage Loans was approximately 356 months as of the Cut-off Date. None of the Group 3 Mortgage Loans had a first due date prior to March 2002 or after May 2007 or had a remaining term to stated maturity of less than 298 months or greater than 360 months as of the Cut-off Date. The latest stated maturity date of any Group 3 Mortgage Loan occurs in April 2037.

The average principal balance of the Group 3 Mortgage Loans at origination was approximately $907,761. The average principal balance of the Group 3 Mortgage Loans as of the Cut-off Date was approximately $902,069. No Group 3 Mortgage Loan had a principal balance of less than approximately $63,000 or greater than approximately $5,900,000 as of the Cut-off Date.

All of the Group 3 Mortgage Loans are Hybrid Mortgage Loans which have Mortgage Rates that first adjust after a fixed period of ten years following origination and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note.

The Group 3 Mortgage Loans had annual Mortgage Rates of not less than 5.375% and not more than 7.250% and the weighted average annual Mortgage Rate was approximately 6.322%. As of the Cut-off Date, 83.32% of the Group 3 Mortgage Loans had an Initial Rate Cap of 5.000%. The remaining Group 3 Mortgage Loans did not have an Initial Rate Cap. As of the Cut-off Date, approximately 16.68% of the Group 3 Mortgage Loans did not have a Periodic Rate Cap and the remaining Group 3 Mortgage Loans had Periodic Rate Caps ranging from 1.000% to 2.000%. As of the Cut-off Date, the Group 3 Mortgage Loans had Gross Margins ranging from 1.000% to 2.750%, Maximum Mortgage Rates ranging from 8.500% to 12.950% and Minimum Mortgage Rates ranging from 1.000% to 2.750%. As of the Cut-off Date, the weighted average Gross Margin was approximately 1.887%, the weighted average Maximum Mortgage Rate was approximately 11.491% and the weighted average Minimum Mortgage Rate was approximately 1.887% for all of the Group 3 Mortgage Loans. The latest next Mortgage Rate Adjustment Date following the Cut-off Date on any Group 3 Mortgage Loan occurs in 120 months and the weighted average next Mortgage Rate Adjustment Date following the Cut-off Date for all of the Group 3 Mortgage Loans occurs in approximately 116 months.

As of the Cut-off Date, none of the Group 3 Mortgage Loans were 30 or more days delinquent. Certain historical delinquency information with respect to the Group 3 Mortgage Loans is provided in Annex B to this prospectus supplement.

The Group 3 Mortgage Loans had the characteristics shown in the tables with respect to the Group 3 Mortgage Loans in Annex B. The sum in any column in the tables may not equal the total indicated due to rounding.

Static Pool Information

Certain static pool information may be found at http://www.lehman.com/reg_ab/deal.html?deal=TMST07-2. Access to this internet address is unrestricted and free of charge. Information provided through this internet address with respect to Mortgage Loans securitized prior to January 1, 2006 shall not be deemed to be part of this prospectus supplement, the prospectus or the related registration statement.

Various factors may affect the prepayment, delinquency and loss performance of the Mortgage Loans over time. The various mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed from one another and from the Mortgage Loans in the Trust, and may have differed in ways that were material to the performance of those mortgage loan pools. These differing characteristics may include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the Mortgage Loans in the Trust.

Affiliations and Relationships

The Depositor and Lehman Brothers Inc. are affiliates of each other and have the following ownership structure:

The Depositor, Structured Asset Securities Corporation, is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned direct subsidiary of Lehman Brothers Inc., which is a wholly-owned direct subsidiary of Lehman Brothers Holdings Inc.

The Sponsor and the Seller, are affiliates and both are subsidiaries of Thornburg Mortgage, Inc., the holder of the optional securities purchase right described under “The Sale and Servicing Agreement—Optional Securities Purchase Right” and the entity required to purchase Mortgage Loans that are converted to fixed rate or modified in accordance with their terms.

The Auction Swap Counterparty is an affiliate of Credit Suisse Securities (USA) LLC, one of the Underwriters.

The Yield Maintenance Counterparty is an affiliate of Greenwich Capital Markets, Inc., one of the Underwriters.

LaSalle Bank National Association and the Sponsor are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to the Sponsor for certain residential mortgage loans originated by it. Pursuant to this custodial agreement, LaSalle Bank National Association is currently providing custodial services for most of the Mortgage Loans to be sold by the Sponsor to the Seller and by the Seller to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

In addition, various of the transaction parties may engage in business relationships in the ordinary course of business on an arm’s length basis.

Additional Information

The description in this prospectus supplement of the Mortgage Loans is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, adjusted to reflect Scheduled Payments of principal due on those Mortgage Loans on or prior to the Cut-off Date. Prior to the issuance of the Offered Notes, Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the Depositor deems that removal necessary or appropriate. The Depositor will file a current report on Form 8-K, together with the Trust Agreement, the Indenture, the Sale and Servicing Agreement and other material transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Notes. In the event that Mortgage Loans are removed from or added to the Mortgage Loan Groups, such addition or removal, to the extent material, will be noted in the current report on Form 8-K.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Servicing and Administration of the Trust—Evidence as to Compliance” in this prospectus supplement), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to Noteholders or information about the Offered Notes as shall have been filed with the Securities and Exchange Commission (and in each case as prepared and filed by the Securities Administrator) will be posted on the Securities Administrator’s internet web site as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Securities and Exchange Commission. The address of the website is:  http://www.ctslink.com . In addition, historical performance data with respect to the Sponsor’s previous securitization transactions may be found on the Securities Administrator’s website at http://www.ctslink.com/staticpools?issuer=THORNBURG. Information provided through this internet address is not provided by the Depositor and will not be deemed to be a part of this prospectus supplement, the prospectus or the registration statement for the Notes offered hereby.

The Depositor

The Depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the Depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000. The Depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act with respect to the Notes (Registration No. 333-133985).

For more information regarding the Depositor, see “The Depositor” in the prospectus.

The Sponsor and Seller

The Sponsor

The Sponsor is Thornburg Mortgage Home Loans, Inc., a Delaware corporation. It was formed in 1999, is an affiliate of the Seller and is a wholly-owned subsidiary of Thornburg Mortgage, Inc., a real estate investment trust incorporated in the State of Maryland ([NYSE]:TMA). Its executive offices are located at 150 Washington Avenue, Suite 302, Santa Fe, NM 87501, telephone number (505) 989-1900.

The Sponsor purchases and originates first-lien residential mortgage loans primarily for securitization. Prior to the formation of the Sponsor and beginning in 1997, Thornburg Mortgage, Inc. purchased mortgage loans in the bulk secondary market, with servicing generally retained by the Sponsor of the loans. The Sponsor began acquiring loans through its correspondent lending program and in secondary market purchases after being formed in 1999. It began originating loans through its web-based direct lending or retail channel in 2000 and in 2006 it began originating loans through its wholesale loan channel. Except to the limited extent described below, the Sponsor generally does not service loans but contracts with Cenlar FSB to service loans on its behalf.

Although the Sponsor securitized loans prior to 2001, the Sponsor has been active as a sponsor in the securitization market since 2001. As of December 31, 2006, the Sponsor has sponsored securitizations in excess of $32 billion of residential mortgage loans. It acquires or originates residential mortgage loans through four separate channels: (1) from unaffiliated correspondent originators that originate loans according to its underwriting guidelines or principally in the case of First Republic that correspondent’s underwriting guidelines, (2) through bulk purchases in the secondary market, (3) through its retail operations and (4) through its wholesale loan channel. It initiates the securitization of the loans it acquires by transferring the mortgage loans directly, or indirectly through the Seller to an unaffiliated special purpose entity, such as the Depositor in this securitization, which then transfers the loans to the issuing entity for the related securitization. The Sponsor’s securitization program generally concentrates on prime, jumbo adjustable rate and hybrid residential mortgage loans, with features geared towards more sophisticated, affluent borrowers, such as large loan balances, interest-only periods and modification options.

The following table shows the break-down of loan acquisitions and originations by channel over the past three years.

Loan Acquisitions and Originations (Dollar amounts in thousands)
	Year ended December 31, 2006		Year ended December 31, 2005		Year ended December 31, 2004
	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total
Correspondent originations	$5,283,086	45.29%	$4,688,550	68.52%	$3,875,049	87.97%
Wholesale originations	$104,555	0.90%	$0	0.00%	$0	0.00%
Bulk acquisitions	$6,078,890	52.11%	$1,879,529	27.47%	$88,959	2.02%
Direct retail originations	$198,841	1.70%	$274,814	4.02%	$441,006	10.01%
Total:	$11,665,372	100.00%	$6,842,893	100.00%	$4,405,014	100.00%

Of the Mortgage Loans in this securitization, approximately 85.17% of the Mortgage Loans were acquired from correspondents of the Sponsor, approximately 2.82% were originated by the Sponsor through its retail operations, and approximately 12.01% were originated by the Sponsor through its wholesale operations.

Correspondents

As of December 31, 2006, the Sponsor had approximately 282 approved correspondents, which include banks, savings and loan associations and licensed mortgage bankers. In order to be approved by the Sponsor, each correspondent must undergo an evaluation and training process and, unless the Sponsor agrees otherwise, agree to be bound by the Sponsor’s Correspondent Sellers Guide. Prior to acquiring any mortgage loan from a correspondent, the Sponsor conducts a review of the mortgage file to determine whether the mortgage loan meets the Sponsor’s underwriting standards or, in the case of First Republic, that correspondent’s underwriting guidelines, or whether an exception is warranted on a case by case basis. A limited number of select correspondents have been granted delegated underwriting authority such that some of their mortgage files will be reviewed by the Sponsor after it purchases the mortgage loans.

The Sponsor’s Bulk Purchase Program

None of the Mortgage Loans in this securitization were originated through the Sponsor’s bulk purchase program.

Retail Channel/Direct Lending

All transactions are initiated on the Sponsor’s website or through an “800” number. Borrowers are referred by financial planners, existing customers of the Sponsor, or as a result of posting of the Sponsor’s rates on independent websites. Such mortgage loans are underwritten directly by the Sponsor through its two retail fulfillment vendors according to the Sponsor’s underwriting standards (subject to any exceptions approved by the Sponsor’s underwriters on a case by case basis).

Wholesale Channel

In the second quarter of 2006, the Sponsor began originating adjustable rate and hybrid mortgage loans through its wholesale channel which as of December 31, 2006 includes 234 approved mortgage brokers. Wholesale loan originations are mortgage loans that are sourced from mortgage brokers and mortgage lenders approved by the Sponsor and that are underwritten by the Sponsor and closed with the Sponsor’s funds in the name of the Sponsor.

The Seller

The Seller is Thornburg Mortgage Funding, Inc., a Delaware corporation. It was formed in February 2007, is an affiliate of the Sponsor and is a wholly-owned subsidiary of Thornburg Mortgage, Inc., a real estate investment trust incorporated in the State of Maryland ([NYSE]:TMA). Its executive offices are located at 150 Washington Avenue, Suite 302, Santa Fe, NM 87501, telephone number (505) 989-1900.

Mortgage Loan Origination

The underwriting criteria under which the Mortgage Loans were originated by the Sponsor and its correspondents (other than First Republic) or by First Republic are described below. As described under “The Sale and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement, Thornburg will make the representations and warranties regarding the Mortgage Loans described in that section to the Seller which representations and warranties, in addition to certain additional representations and warranties made by the Seller, will be assigned to the Depositor which in turn will assign such representations and warranties to the Trust. In the event of a breach of a representation or warranty that materially and adversely affects the Noteholders, the Sponsor or, in the case of the additional representations and warranties made by the Seller, the Seller, will be obligated either to cure the breach or repurchase or replace each affected Mortgage Loan.

Thornburg’s Underwriting Standards

General.

Underwriting standards are applied by or on behalf of Thornburg to evaluate a borrower’s credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officer with pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy.

When a mortgage loan is originated, the borrower’s credit report is generally reviewed. Generally, each credit report provides a credit score for the borrower. The credit score, called a “FICO” score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower’s credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by adding together the attribute weights for the applicant. The FICO scores for substantially all of the Mortgage Loans were available and the weighted average FICO score for those Mortgage Loans are provided in the Mortgage Loan tables under “Description of the Mortgage Loan Groups—Mortgage Loan Statistics” in this prospectus supplement.

Thornburg’s Underwriting Process.

General. Thornburg’s underwriting guidelines are intended to evaluate the value of the mortgaged property as collateral and to consider the borrower’s credit standing and repayment ability. Generally, the borrowers have FICO scores of 650 or above. With respect to adjustable rate, Interest-Only Mortgage Loans with Loan-to-Value Ratios above 80%, the borrowers are qualified at a note rate 2% in excess of the otherwise applicable rate. With respect to all other Interest-Only Mortgage Loans, the borrowers are qualified based on Thornburg’s regular underwriting guidelines and the interest-only payment called for by the note. On a case-by-case basis, the Sponsor may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low Loan-to-Value Ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant’s current address. A portion of the Mortgage Loans represent underwriting exceptions.

Correspondent, Retail and Wholesale. Approximately 94.01%, 81.30% and 87.43% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans, respectively, were generally originated or acquired in accordance with Thornburg’s underwriting guidelines with respect to its correspondent channel, except in the case of one correspondent, First Republic, which originates in accordance with its own underwriting criteria and guidelines which have been approved by Thornburg. Approximately 1.19%, 2.62% and 3.54% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans, respectively, were originated in accordance with Thornburg’s guidelines for its retail channel and approximately 4.81%, 16.07% and 9.03% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans were originated in accordance with Thornburg’s guidelines for its wholesale channel. Thornburg’s underwriting guidelines for its correspondent, retail and wholesale channels are applied in accordance with a procedure that generally requires (1) one full appraisal report of the mortgaged property valued up to $650,000, one full appraisal report and one field review for mortgaged property valued between $650,000 and $1,000,000, and two full appraisal reports for mortgaged property valued at $1,000,000 or more, that satisfy the requirements of Fannie Mae and Freddie Mac and (2) a review by the Sponsor of all appraisal reports. Thornburg’s underwriting guidelines generally permit single-family mortgage loans with Loan-to-Value Ratios at origination of up to 95% (or, with respect to Additional Collateral Mortgage Loans, up to 100%) for the highest credit grading category, depending on the creditworthiness of the borrower, the type and use of the property, the loan size, the purpose of the loan application and the documentation type. Generally, all loans with Loan-to-Value Ratios greater than 80% must either have mortgage insurance or Additional Collateral securing the loan. See “Description of the Mortgage Loan Groups—Mortgage Loan Statistics—Additional Collateral Mortgage Loans” above.

Each prospective borrower completes an application that includes information with respect to the applicant’s liabilities, assets, income and employment history, as well as certain other personal information. A credit report is required on each applicant from at least one credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

The Mortgage Loans were originated or acquired consistent with and generally conform to “full/alternate documentation,” “streamline documentation,” “stated income documentation,” or “no ratio documentation” residential loan programs.

For “full/alternate documentation” program loans, current employment is verified, a two-year history of previous employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home are required.

For “stated income documentation” program loans, current employment is verified, a two-year history of previous employment is verified, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets.

For “no ratio documentation” program loans, current employment is verified and a minimum of two years’ history of previous employment and verification of sufficient liquid assets are required.

Verification of the source of funds (if any) required to be deposited by the applicant as a down payment in the case of a purchase money loan is generally required under all program guidelines.

First Republic’s Underwriting Process

First Republic’s mortgage origination business is a retail lending operation. The mortgage loans were originated by relationship managers employed by First Republic generally in accordance with the underwriting criteria described herein. Although the underwriting policies used in originating mortgage loans change from time to time, the policies described herein generally apply to the mortgage loans in all material respects.

First Republic focuses on originating loans secured by residential mortgage properties located in specific geographic areas where First Republic has relationships with clients. First Republic’s loans are of sufficient average size to justify executive management’s involvement in many transactions. First Republic’s executive loan committee (which consists of the president, the executive vice presidents, chief credit officer and senior credit officers) reviews all loan applications and approves all loan originations. Certain larger loans and loans to borrowers with significant relationships with First Republic are approved by First Republic’s director’s loan committee or First Republic’s board of directors. The majority of all properties are visited by the originating relationship manager, and, generally, an additional visit is made by one of the members of the executive loan committee, prior to loan closing.

First Republic’s strategy includes lending to borrowers who are successful professionals, business executives, or entrepreneurs and who are buying or refinancing homes in supply-constrained, desirable, metropolitan communities. Repeat customers or their direct referrals account for the most important source of the loans originated by First Republic. Many of the borrowers have high liquidity and a substantial net worth and are not first-time homebuyers. Additionally, First Republic offers specific loan programs for first-time homebuyers and borrowers with low- to moderate-incomes. First Republic’s single-family loans are secured by single-family detached homes, condominiums, cooperative apartments, and two-to-four unit properties.

First Republic offers a variety of loan products in addition to home mortgage loans, as well as deposit products, trust services and investment products. Many of First Republic’s customers are users of multiple products, currently averaging over nine products per customer. First Republic believes this additional interaction with its customers increases the level of financial information available to First Republic’s relationship managers concerning its customers and hence enhances the underwriting process.

First Republic requires that its relationship managers be involved, along with the collections department staff, in the collection activities relating to any delinquent mortgage loans originated by them. Annually, the relationship managers employed by First Republic enter into an agreement which provides that future origination fees otherwise payable to the relationship manager may be reduced if any loan originated by the relationship manager suffers a loss. First Republic believes that these relationship manager policies contribute to establishing a conservative approach to the underwriting process.

The underwriting process is intended to assess both the prospective borrower’s credit standing and the ability to repay, and the value and adequacy of the mortgaged property as collateral. However, First Republic relies primarily on the borrower’s ability to repay the loan. This includes analyzing the borrower’s cash flow, verified liquidity, credit-standing, employment history, and overall financial condition. The value of the mortgaged property is considered as a measure of the extent of its recovery in the event of default. To determine the adequacy of the property as collateral for a loan, appraisals are obtained from qualified outside appraisers approved by First Republic. These appraisers are chosen from a small group of appraisers and their qualifications are reviewed at least annually.

First Republic’s appraisal requirements satisfy or exceed the guidelines of Fannie Mae and Freddie Mac and the requirements prescribed in the regulations corresponding with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. First Republic’s focus on loans secured by a limited number of property types located in specific geographic areas enables management to maintain a continually updated knowledge of collateral values in the areas in which First Republic lends. The appraiser is instructed to inspect the interior and exterior of the property and to prepare a report that includes a market data analysis based on the estimated current cost of constructing a similar home. In addition, the relationship manager and, in most cases, a member of the executive loan committee performs a drive-by of every property prior to the final lending decision. Both the outside appraiser’s report and the internal employee’s drive-by provide the basis for the final determination of the collateral value.

Each prospective borrower submits an application package that includes the applicant’s federal income tax returns for at least the last two years (self-employed individuals are required to submit their personal and business tax returns for the past three years, as are individuals seeking larger loan amounts) and information with respect to the applicant’s bank and brokerage accounts, assets, liabilities, income, and employment history. In addition, First Republic, with the applicant’s permission, obtains credit reports from three credit bureaus, including the applicant’s respective credit scores. First Republic verifies the income, employment and liquid assets of the applicant to determine the borrower’s ability to make timely payment. In all cases, First Republic obtains the applicant’s permission to obtain copies of tax returns directly from the Internal Revenue Service to verify income information. First Republic will generally obtain a verification of mortgage and current mortgage statement for mortgage loans not reported on the credit report. Information relative to significant adverse credit and legal actions must be explained in writing by the applicant and must be acceptable to First Republic. The origination process also requires that adequate title insurance, standard fire and hazard insurance and, where necessary, flood insurance be obtained and maintained.

Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has (1) sufficient income available to meet both housing and total debt obligations and (2) sufficient post-loan liquidity to carry the debt in the event of any personal setback or regional economic downturn. The borrower’s credit history and track record for accumulation of assets is another important factor in deciding the amount of credit to be extended. The amount of the loan may be limited by these factors, in addition to the established value of the mortgaged property.

In some cases, First Republic may exceed its standard maximum loan-to-value guidelines and extend additional credit to a qualified borrower if compensating factors exist. In such cases, First Republic may require the borrower to pledge additional collateral to secure the mortgage loan, including marketable securities or certificates of deposit acceptable to First Republic. In other cases, First Republic may require a borrower to secure the mortgage loan with additional real estate collateral. The value of the additional collateral must be such that it brings the total collateral value within First Republic’s standard loan-to-value guidelines. Securities and certificates of deposit, as additional collateral, are pledged specifically to secure the borrower’s loan, are marked to market daily, and cannot be removed from the pledge agreement until the loan amount is within First Republic’s conservative, standard loan to value requirements, and only upon First Republic’s executive loan committee’s express approval. If the market value of the additional collateral declines below specified levels, the related borrower is required to pledge sufficient additional collateral to secure the mortgage loan or to pay down the mortgage loan balance to an acceptable level.

The Master Servicer

Wells Fargo Bank will act as Master Servicer and Securities Administrator under the Sale and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006. Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Sponsor, the Depositor, the Seller and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for note transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank serves or may have served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on Servicer data, compares its results to Servicer loan-level reports and reconciles any discrepancies with the Servicers. The Master Servicer also reviews the servicing of defaulted Mortgage Loans for compliance with the terms of the Sale and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

The Servicers will directly service the Mortgage Loans under the supervision of the Master Servicer. The Master Servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described under “Mortgage Loan Servicing—Servicing of the Mortgage Loans” below.

The Servicers

The Mortgage Loans included in the Trust will initially be serviced by Thornburg, in its capacity as a Servicer, and certain other entities, each in their capacity as a Servicer. Thornburg and First Republic will service approximately 76.18% and 21.50% of the Mortgage Loans, respectively.

The information set forth in the following paragraphs has been provided by Thornburg and First Republic as the only Servicers providing primary servicing for 20% or more of the Mortgage Loans in the Trust.

Thornburg Mortgage Home Loans, Inc.

Beginning in the middle of 2000, Thornburg began originating mortgage loans to which it retained the servicing rights and purchasing servicing rights with respect to certain of the mortgage loans it acquired. Consequently, Thornburg has limited experience in servicing residential mortgage loans. However, all mortgage loans originated by Thornburg and those acquired with servicing rights, including certain of the Mortgage Loans in the Trust, have been and will continue to be subserviced by Cenlar FSB in accordance with Thornburg’s servicing guidelines on behalf of Thornburg acting as a Servicer. Although Cenlar acts as the subservicer of the Mortgage Loans serviced by Thornburg as described below, Thornburg may consult with Cenlar with respect to management of any REO property.

The following table sets forth the number of mortgage loans and their principal balances serviced by Thornburg as of the dates indicated.

Thornburg Mortgage Home Loan, Inc.’s
Portfolio of One-to Four-Family, Residential Mortgage Loans
(in thousands)

	As of December 31, 2004		As of December 31, 2005		As of December 31, 2006
	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance

Total Portfolio	15,598	$7,243,436	18,070	$9,198,687	20,637	$11,976,295

Cenlar FSB

Cenlar FSB (“Cenlar”) is a federally chartered capital stock savings bank formed in 1984 from the combination of a thrift institution located in Mercer County, New Jersey and an employee-owned mortgage banking business. In September 1996, Cenlar completed its transition to a wholesale bank by selling all of its remaining retail branches to an institution that assumed substantially all deposit liabilities. Its corporate headquarters are located at 425 Phillips Boulevard, Ewing, New Jersey 08618, telephone number (609) 883-3900. Cenlar continues to conduct wholesale banking activities from a branch located at its corporate headquarters.

Cenlar has been servicing and subservicing mortgage loans since 1958.

Cenlar is primarily engaged in servicing and subservicing mortgage loans for approximately 80 clients that include financial institutions, credit unions, Reits, mortgage companies and agencies. Cenlar is an approved seller/servicer in good standing with Ginnie Mae, Fannie Mae, Freddie Mac, the Federal Housing Administration, the Federal Home Loan Bank and the Veterans Administration. As of December 31, 2006, Cenlar serviced or subserviced approximately 274,000 loans with an aggregate principal balance in excess of $50 billion consisting of conventional, FHA and VA, and consumer loans, for approximately 1,000 investors in all 50 states, the District of Columbia and the Virgin Islands.

Cenlar is rated by S&P as ‘Strong’ and RPS3+ by Fitch. Cenlar is also rated as a Tier One Platinum Servicer by Freddie Mac and a Tier One Servicer for HUD.

Servicing and subservicing includes collecting and remitting loan payments, administering escrow funds for the payment of real estate taxes and insurance premiums, contacting delinquent mortgagors, supervising foreclosures in the event of non-remedied defaults, and generally administering the loans.

Cenlar has implemented a number of comprehensive controls and technologies to preserve confidentiality of borrowers’ sensitive personal financial information.

Cenlar’s subservicing activities include:

(1) setting up and maintaining new loan production on Cenlar’s servicing system to perform data processing and management, and testing the validity and accuracy of designated data elements;

(2) transferring loan data from a bulk transferee’s servicing system to Cenlar’s servicing system and verifying the quality of the data;

(3) data integrity review of designated data elements for all loans added to Cenlar’s servicing system;

(4) processing payments, depositing checks received within two business days into a clearing account and clearing check disbursements, reconciling funds received and transactions posted in Cenlar’s servicing system, processing pay-off transactions and related satisfactions;

(5) monitoring loans that are in default, collecting funds on loans that are delinquent or in default, conducting loss mitigation activities, including arranging repayment plans, arranging to lift stays or take other action in bankruptcy proceedings involving borrowers, administering foreclosures, making insurance or other claims against insurance companies, sureties or other guarantors and REO processing as opposed to REO management;

(6) processing activity related to the payment of taxes and insurance and other items escrowed pursuant to the applicable documents;

(7) answering borrower inquiries received via telephone, mail and email and performing needed research in connection with such inquiries, managing the escrow analysis function to determine appropriate escrow amounts and preparation of required reporting to borrowers;

(8) remitting funds to the master servicer or when applicable, to other appropriate parties and reviewing the accuracy and completeness of investor reports, and coordinating conversion of new investor records set up;

(9) confirming that all loans, where required, are covered under tax service contracts and flood determination contracts;

(10) confirming, when required, that all loans have appropriate hazard insurance policies in place;

(11) transferring data when loans or servicing is transferred and coordinating the various notices, transfer of records and reconciliations, and managing interim loan servicing function; and

(12) processing loan modifications.

When a loan is past due, a collector reviews the loan and initiates the collection process. The collector is required to document the steps taken to bring a loan current and any recent developments that may occur.

If the payment is not received by the 15th day after the payment due date, a late charge is assessed and a delinquency notice is mailed to the borrower requesting payment. In addition, Cenlar uses either Fannie Mae’s Risk Profiler or Freddie Mac’s Early Indicator to determine when, after the payment due date, delinquent borrowers will be called. Collectors contact the borrowers to determine the reason for nonpayment and to discuss a suitable arrangement for bringing the loan current.

Delinquent loans are systematically sorted into various queues depending on the age of delinquency, loan type and/or client. There is a daily upload of delinquent accounts from Cenlar’s servicing system to Cenlar’s predictive dialer. Follow-up letters are automatically based on defined parameters.

Delinquent reports are generated after the end of each month for management review. Delinquent reports are supplied to the Master Servicer and other appropriate parties.

Cenlar’s loss mitigation department is responsible for working with defaulted borrowers to find alternative ways to avoid foreclosure. With the approval of the servicer of the mortgage loans sub-serviced by Cenlar, this department reviews the borrower’s financial status to see if a payment plan, modification of the mortgage, deed-in-lieu, or pre-sale would be an appropriate solution.

When a loan is determined to be a candidate for possible foreclosure, it is referred to Cenlar’s foreclosure review committee. A determination is made to refer the case to the foreclosure department or back to the collection department for further action. If the loan is approved for foreclosure, the loan is systematically coded for special processing related to foreclosure and original documents are ordered from the custodian for the preparation of an attorney referral package. An attorney and a foreclosure technician is assigned to the case based on the state where the property is located.

Cenlar monitors the ongoing status of each bankruptcy case, including application of checks received and to ensure that all applicable motions are filed with the court as warranted.

First Republic Bank

First Republic is a Nevada state-chartered bank, specializing in real estate lending, private banking, investment management, trust services, and wealth management. First Republic's corporate headquarters are located at One Eleven Pine Street, San Francisco, CA 94111.

Merrill Lynch and First Republic announced on January 29, 2007 that they had entered into a definitive agreement for Merrill Lynch to acquire all the outstanding stock of First Republic, subject to shareholder and regulatory approvals. The transaction is expected to be completed in the third quarter of 2007, after which time First Republic will continue to operate its business separately as a new division of Merrill Lynch Bank & Trust Co., FSB. First Republic will retain its current management structure, its San Francisco headquarters, its servicing operations, and its credit culture.

First Republic has been servicing residential mortgage loans since 1985. As of December 31, 2006, First Republic's total single family loan servicing portfolio of loans held on its balance sheet and sold to investors contained loans with an aggregate outstanding principal balance of more than $8 billion. Since December 31, 2000, First Republic’s residential servicing portfolio has grown an average of 16% per year. This growth is due to the origination of loans through First Republic’s retail lending operation. The loans contained in First Republic's servicing portfolio include fixed rate, adjustable rate, and intermediate ARM loans, first and second lien loans, and one- to four-family loans. Therefore, performance may differ significantly from the mortgage loans being serviced for this transaction. First Republic has not changed its servicing procedures materially in the past three years. First Republic’s servicing responsibilities include ensuring loans are properly recorded in First Republic’s records, ensuring that all taxes and insurance are current on the property securing the loan, ascertaining that all loan documents are complete and properly recorded, processing all required notices (i.e. ARM rate changes, payment change notices, etc.), collecting and remitting loan payments, reporting to investors, administration of delinquent loans, and general administration of the loan. First Republic’s auditor has developed and implemented procedures for monitoring compliance with these servicing responsibilities.

First Republic applies its collection policies uniformly to both its portfolio loans and loans serviced for others. It is First Republic's policy to discuss each loan that has one or more past due payments at a weekly meeting of all lending personnel. First Republic has polices requiring rapid notification of delinquency and the prompt initiation of collection actions. First Republic primarily utilizes relationship managers, the collections department, credit administration personnel, and senior management in its collection activities in order to maximize attention and efficiency.

When a borrower fails to make a required payment on a mortgage loan by the end of the 10- or 15-day grace period, the relationship manager who originated the loan is required to establish telephone contact with the borrower. At the same time, the collections department sends the borrower a "friendly" reminder that the mortgage payment is past due. If these early contacts do not prompt the borrower to make the mortgage payment and the loan continues to be delinquent, then the borrower will receive a "Notice of Intent to Foreclose," generally within five days of the end of the grace period. During this period, the relationship manager and collections department maintain regular contact with the borrower to determine the likelihood of serious delinquent status and to formulate recommendations on how to proceed. In most cases, delinquencies are cured promptly. If the mortgage loan is not brought current, a notice of default is filed 45 to 50 days after the due date (thirty days after the grace period), and foreclosure proceedings are commenced according to standard servicing procedures and state law.

First Republic’s delinquency and loss experience has been minimal. Since inception, First Republic has experienced less than 1.5 basis points of net losses on over $25 billion of residential loans originated.

Mortgage Loan Servicing

Servicing of the Mortgage Loans

The Servicers will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the Mortgage Loans and the related Mortgaged Properties in accordance with the provisions of the related Servicing Agreement, either between Thornburg and the Servicer or among Thornburg, the Servicer and the Master Servicer and assigned to the Seller. See “Servicing and Administration of the Trust—Servicing and Administrative Responsibilities” in this prospectus supplement.

The Indenture Trustee, on behalf of the Trust, and the Master Servicer are either parties or third-party beneficiaries under the Servicing Agreements and can enforce the rights of the Seller thereunder. Such responsibilities will be performed under the supervision of the Master Servicer in each case in accordance with the provisions of the related Servicing Agreement. Under each Servicing Agreement, the Master Servicer has the right to terminate the Servicer for certain events of default which indicate the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement.

The Servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the Mortgage Loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the Servicing Agreements.

Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under “—Advances” below. If a Servicer fails to fulfill its obligations under the applicable Servicing Agreement, the Master Servicer has the right to terminate such Servicer and appoint a successor servicer as provided in the Sale and Servicing Agreement.

Generally, the transfer of the servicing of the Mortgage Loans to one or more successor servicers at any time will be subject to the conditions set forth in the Sale and Servicing Agreement and the related Servicing Agreement, which include, among other things, the requirements that: (1) any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and, in many cases, (2) each Rating Agency confirms in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Notes.

Servicing Accounts

The Servicing Agreement entered into by Thornburg, in its capacity as Servicer provides that it will establish a Servicing Account in the name of the Trust and other trusts as to which Thornburg will act as a Servicer. The Servicing Agreements entered into by certain of the other Servicers provide that the related Servicer may remit payments from borrowers to a general servicing account established in the name of the Master Servicer and various owners of mortgage loans, not all of which mortgage loans are included in the Trust. On the Servicer Remittance Date, each Servicer is required to remit the amounts on deposit in its Servicing Account to the Master Servicer for deposit into the Collection Account, which is maintained by the Securities Administrator. The Servicers and the Master Servicer are entitled to reimburse themselves from the related Servicing Account or the Collection Account, as applicable, for any advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.”

Servicing Compensation and Payment of Expenses

As compensation for master servicing, the Master Servicer is entitled to the compensation set forth under “Fees and Expenses of the Trust.”

Each Servicer will be paid the monthly Servicing Fee with respect to each Mortgage Loan serviced by it calculated at the Servicing Fee Rate and any successor to a Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee. The Servicing Fees and the Servicing Fee Rates are set forth under “Fees and Expenses of the Trust.”

As additional servicing compensation, each Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (generally other than prepayment penalty amounts, if the related Mortgage Loans are subject to prepayment penalties, which to the extent not retained by a primary Servicer will be paid to Thornburg as additional servicing compensation) to the extent collected from the borrower and (ii) any interest or other income earned on funds held in the Servicing Accounts and escrow accounts and other similar items described under each related Servicing Agreement.

The Master Servicing Fees and the Servicing Fees are subject to reduction as described below under “—Prepayment Interest Shortfalls.” The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Noteholders.

Waiver or Modification of Mortgage Loan Terms

The Servicers may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Trust; provided, however, that unless such Servicer has received the prior written consent of the Master Servicer, such Servicer may not permit any modification for any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan unless the Mortgagor is in default with respect to the Mortgage Loan or in the judgment of the related Servicer such default is imminent. In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the related Servicer must make an advance.

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a Prepayment Interest Shortfall. Any Prepayment Interest Shortfall resulting from a prepayment in full, and, in certain cases, in part, is generally required to be paid by the applicable Servicer and is generally limited to the extent that such amount does not exceed the total of their respective Servicing Fees on the related Mortgage Loans for the applicable Payment Date.

Any Prepayment Interest Shortfall required to be funded but not funded by the Servicers or a successor servicer is required to be funded by the Master Servicer, to the extent that such amount does not exceed the total of its Master Servicing Fee for the applicable Payment Date, through a reduction in the amount of the Master Servicer compensation.

Advances

Each Servicer will generally be obligated to make advances with respect to delinquent payments of principal of and interest on the Mortgage Loans (such delinquent interest reduced by the related Servicing Fee), to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, Insurance Proceeds or Liquidation Proceeds of a Mortgage Loan. The Master Servicer will be obligated to make any such advances if any Servicer is required to and fails to do so, and the Indenture Trustee (in its capacity as successor master servicer) will be obligated to make any required advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Sale and Servicing Agreement. The Master Servicer, each Servicer or the Indenture Trustee, as applicable, will be entitled to recover any advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related Liquidation Proceeds and Insurance Proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making these advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the scheduled monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.

Hazard Insurance

To the extent not maintained by the related borrower, the Servicers will maintain and keep a hazard insurance policy in full force and effect for each Mortgaged Property relating to a Mortgage Loan (other than a loan secured by a cooperative or condominium property). Any such hazard insurance policy must cover the least of: (i) the outstanding principal balance of the Mortgage Loan or (ii) either the maximum insurable value of the improvements securing such Mortgage Loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis or equal to such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement, and containing a standard mortgagee clause.

Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the outstanding principal balance owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Where the Mortgaged Property securing a Mortgage Loan is located at the time of origination in a federally designated flood area, the Servicers will cause flood insurance to be maintained with respect to that Mortgaged Property to the extent available and in accordance with industry practices, or in some cases federally mandated requirements. Any such flood insurance must cover the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in that program).

The Servicers, on behalf of the Trust and Noteholders, will present claims to the insurer under any applicable hazard or flood insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the related Servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

The Servicers will take such action as they deem to be in the best interest of the Trust with respect to defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. The Servicers make reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable Servicing Agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. The Servicers may, in their discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable Servicing Agreement.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, located in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained throughout the process.

Prior to a foreclosure sale, the Servicers perform a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. The Servicers base the amount they will bid at foreclosure sales on this analysis.

If the Servicers acquire title to a property at a foreclosure sale or otherwise, they obtain an estimate of the sale price of the property and then hire one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net Liquidation Proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs. To the extent set forth in the Servicing Agreements, the Servicers will service the property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicers, no insurance payments will result in a recovery to Noteholders which exceeds the Scheduled Principal Balance of the defaulted Mortgage Loan together with accrued interest thereon less Trust Expense Fees and Retained Interest, if any. Servicers may adopt special forbearance programs for those borrowers adversely affected by natural disasters. The intent of these forbearance plans is to provide the borrower the opportunity to recover from the effects of the natural disaster and resume payments on the Mortgage Loan as soon as feasible by waiving payments, providing repayment plans, and/or modifying the Mortgage Loan.

Thornburg, in its capacity as Servicer of a substantial portion of the Mortgage Loans, has the option to purchase from the Trust any Mortgage Loan which as of the first day of a calendar quarter is, and which is at the time of purchase, delinquent in payment by 90 days or more or which has become REO property. The purchase option terminates on the last day of the related calendar quarter. If the delinquency is subsequently cured and the Mortgage Loan then again becomes delinquent 90 days or more or becomes REO property as of the first day of a calendar quarter, a purchase option with respect to that Mortgage Loan will arise for that calendar quarter.

Collection of Taxes, Assessments and Similar Items

The Servicers will, to the extent required by the related loan documents and the Servicing Agreements, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicer Default

If a Servicer is in default in its obligations under the applicable Servicing Agreement (and such default is not cured within any applicable grace period provided for in the related Servicing Agreement), the Master Servicer may, at its option, or if directed by a majority in interest of Noteholders will, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement or succeed to the responsibilities of the terminated Servicer, pursuant to the related Servicing Agreement and the Sale and Servicing Agreement.

Amendment of the Servicing Agreements

Each Servicing Agreement may be amended only by written agreement signed by the related Servicer, the Seller, the Indenture Trustee and the Master Servicer. Such amendment shall not materially adversely affect the interest of the Noteholders.

Servicing and Administration of the Trust

Servicing and Administrative Responsibilities

The Servicers, the Master Servicer, the Securities Administrator, the Indenture Trustee, the Owner Trustee and the Custodian will have the following responsibilities with respect to the Trust:

Party:	Responsibilities:
Servicers	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreements, including, but not limited to:

•     collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts into the related Servicing Account and delivering all amounts on deposit in the related Servicing Account to the Master Servicer for deposit into the Collection Account on the related Servicer Remittance Date;

•     collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related account maintained for the escrow of such payments and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•     making advances with respect to delinquent payments of principal of and interest on the Mortgage Loans (any such delinquent interest reduced by the Servicing Fee), except to the extent the related Servicer determines such advance is nonrecoverable;

•     paying, as servicing advances, to the extent set forth in the applicable servicing agreement, customary costs and expenses incurred in the performance by each Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement of judicial proceedings, including foreclosures, (c) compliance with the obligations under the Servicing Agreement or (d) fire and hazard insurance coverage; and

• providing monthly loan-level reports to the Master Servicer.

See “Mortgage Loan Servicing—Servicing of the Mortgage Loans,” “—Advances,” “—Hazard Insurance” and “—Collection of Taxes, Assessments and Similar Items.”

Master Servicer	Performing the master servicing functions in accordance with the provisions of the Sale and Servicing Agreement and the Servicing Agreements, including but not limited to:

• monitoring each Servicer’s performance and enforcing each Servicer’s obligations under the related Servicing Agreement;

•     collecting monthly remittances from each Servicer for deposit in the Collection Account on the related Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Paying Agent for deposit in the Note Payment Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by each Servicer and providing a comprehensive loan-level report to the Securities Administrator with respect to the Mortgage Loans;

Party:	Responsibilities:

• upon the termination of a Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

• upon the failure of a Servicer to make advances with respect to a Mortgage Loan, making those advances to the extent provided in the Sale and Servicing Agreement.

See “The Master Servicer” and “Mortgage Loan Servicing” above.

Securities Administrator

Performing the securities administration functions in accordance with the provisions of the Administration Agreement, Sale and Servicing Agreement, Indenture and Trust Agreement, including but not limited to:

• acting as Note Registrar and Paying Agent;

•     in its capacity as Paying Agent, paying all amounts on deposit in the Note Payment Account to the Noteholders in accordance with the priorities described under “Descriptions of the Notes—Priority of Distributions” on each Payment Date;

• preparing and distributing investor reports, including the monthly Payment Date statement to Noteholders based on information received from the Servicers and the Yield Maintenance Counterparty;

•     upon the failure of the Master Servicer to make any advance required under the Sale and Servicing Agreement, providing notice of such Master Servicer event of default to the Indenture Trustee, the Seller and the Rating Agencies;

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust; and

• preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the Trust with respect to the Notes.

See “Description of the Notes—Reports to Noteholders” above.

Owner Trustee	Performing the owner trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other documents or agreements to which the Owner Trustee is a party and administering the Trust (or causing it to be administered) in the interest of the holders of the Ownership Certificates, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and taking direction from the Certificateholder regarding the management of the Trust.

See “The Trust Agreement, the Indenture and the Administration Agreement—Certain Matters Under the Agreements—Duties of the Owner Trustee” below.

Indenture Trustee	Performing the Indenture Trustee functions in accordance with the provisions of the Indenture, or pursuant to the Administration Agreement, including but not limited to:

• enforcing the obligations of each of the Master Servicer and the Securities Administrator under the Sale and Servicing Agreement and the Indenture, as applicable;

Party:	Responsibilities:
• examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the Indenture;

• upon the termination of the Custodian, appointing a successor custodian;

•     upon the occurrence of a master servicer event of default under the Sale and Servicing Agreement, providing notice of such Master Servicer event of default to the Master Servicer, the depositor, the Seller and the Rating Agencies;

•     upon the occurrence of a master servicer event of default under the Sale and Servicing Agreement, at its discretion (or if so directed by the Noteholders having not less than 51% of the voting rights applicable to the Notes), terminating the Master Servicer; and

• upon such termination of the Master Servicer under the Sale and Servicing Agreement, appointing a successor master servicer or succeeding as master servicer.

See “The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement--Rights Upon Event of Default.”

Custodian	Performing the custodial functions in accordance with the provisions of the Trust Agreement, including but not limited to:

• holding and maintaining the related mortgage files in a fire resistant facility intended for the safekeeping of Mortgage Loan files as agent for the Indenture Trustee.

See “Description of the Notes—The Custodian” above.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, before distribution thereof to the Noteholders, be deposited in Trust Accounts established in the name of the Wells Fargo Bank, N.A. or, in the case of any Servicer, accounts established in the name of such Servicer for the benefit of the Indenture Trustee on behalf of the Noteholders. The Certificate Distribution Account will be established in the name of the Securities Administrator. So long as Wells Fargo Bank shall act as both the Securities Administrator and the Master Servicer under the Sale and Servicing Agreement, the Collection Account may be a sub-account of the Note Payment Account. Funds on deposit in these Trust Accounts may be invested in the Permitted Investments described below by the party responsible for such account. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Accounts	Servicers	Any investment earnings will be paid to the Servicers and will not be available for distribution to any Noteholders.

Collection Account	Securities Administrator	Any investment earnings will be paid as compensation to the Master Servicer and to Thornburg and will not be available for distribution to any Noteholders.

Note Payment Account	Securities Administrator	Any investment earnings will be paid as compensation to the Master Servicer, and will not be available for payments to Noteholders.

Certificate Distribution Account	Securities Administrator	Amounts on deposit in the Certificate Distribution Account will not be invested.

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Reserve Fund	Securities Administrator	Any investment earnings will be retained in the Reserve Fund.

If funds deposited in any Trust Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related account by the person entitled to the investment earnings in such Trust Account out of its own funds, without any right of reimbursement therefor.

Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee or any of their respective affiliates or for which an affiliate serves as an advisor will be considered a Permitted Investment:

(i)
direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)
(A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Indenture Trustee, the Securities Administrator or the Master Servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each Rating Agency rating the Notes and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)
repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated “A” or higher by the Rating Agencies rating the Notes;

(iv)
securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each Rating Agency rating the Notes in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each Rating Agency rating the Notes in its highest short-term unsecured debt rating available at the time of such investment;

(vi)
units of money market funds (which may be 12b-1 funds, as contemplated by the Securities and Exchange Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Indenture Trustee, the Master Servicer or an affiliate thereof having the highest applicable rating from each Rating Agency rating such funds; and

(vii)
if previously confirmed in writing to the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency rating the Notes in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Offered Notes;

provided that no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Evidence as to Compliance

Each Servicing Agreement will provide that on or before March 15 of each year, including any applicable periods of grace, beginning in March of 2008, each Servicer will, or will cause a subservicer to, provide to the Master Servicer and certain other parties (if specified in the related Servicing Agreement), a report on an assessment of compliance with the AB Servicing Criteria. The Sale and Servicing Agreement will provide that on or before March 15 of each year, including any applicable periods of grace, beginning in March 2008 for the period specified in the Sale and Servicing Agreement, (1) the Master Servicer will provide to the Depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria, (2) the Securities Administrator will provide to the Depositor a report on an assessment of compliance with the AB Servicing Criteria and (3) the Indenture Trustee, solely in its capacity as Custodian, will provide to the Depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria if the Trust is then subject to Exchange Act reporting. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans within the meaning of Regulation AB will also provide to the depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance, must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate which AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance with such criteria.

Each Servicing Agreement will also provide for delivery to the Master Servicer and certain other parties (if specified in the related Servicing Agreement) on or before March 15 of each year, including applicable periods of grace, beginning in March of 2008, a separate annual statement of compliance from each Servicer to the effect that, to the best knowledge of the signing officer of the Servicer, the Servicer has fulfilled in all material respects its obligations under the related Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one Servicing Agreement.

The Securities Administrator will make available on its internet website copies of the annual reports on assessment of compliance, attestation reports, and statements of compliance. These items will also be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts, and distributions on the Notes for the Payment Date in June 2007:

May 2 through June 1	Due Period:

Payments due during the related Due Period (May 2 through June 1) from borrowers will be deposited in each Servicer’s Servicing Account as received and will include scheduled principal payments and interest payments due during the related collection period.

May 1 through May 31	Prepayment Period for partial and full prepayments received from Mortgage Loans:

Partial principal prepayments received by any Servicer and principal prepayments in full received by any Servicer during the related prepayment period (May 1 through May 31) will be deposited into such Servicer’s Servicing Account for remittance to the Master Servicer on the Servicer Remittance Date (June 18).

June 18	Servicer Remittance Date:
The Servicers will remit collections and recoveries in respect of the Mortgage Loans to the Collection Account on or prior to the 18th day of each month (or if the 18th day is not a Business Day, the next succeeding Business Day or, in certain cases, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day) as specified in the related Servicing Agreement.

June 22	Record Date
Distributions will be made to Noteholders of record for all Classes of Offered Notes, as of the Business Day immediately preceding the Payment Date, so long as such Notes remain in book-entry form; and otherwise the Record Date shall be the close of business on the last Business Day of the month immediately before the month in which the Payment Date occurs.

June 22	Master Servicer Remittance Date:
The Securities Administrator, as Paying Agent, will transfer amounts on deposit in the Collection Account for deposit into the Note Payment Account, including any Advances made by the Servicers or the Master Servicer for that Payment Date, on or before the Master Servicer Remittance Date.

June 25	Payment Date:
On the 25th day of each month (or if the 25th day is not a Business Day, the next Business Day), the Securities Administrator, as Paying Agent, will make distributions to Noteholders from amounts on deposit in the Note Payment Account.

Succeeding months follow the same pattern.

Fees and Expenses of the Trust

In consideration of their duties on behalf of the Trust, the Servicers and the Master Servicer will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:
Servicers	Monthly
For each Mortgage Loan, a monthly fee paid to the related Servicer out of interest collections received from the related Mortgage Loan calculated on the outstanding principal balance of each Mortgage Loan at, in the case of (a) approximately 99.97% of the Mortgage Loans, 0.250% per annum for each Mortgage Loan and (b) approximately 0.03% of the Mortgage Loans, 0.375% per annum for each Mortgage Loan, and after the first adjustment date, in the case of (a) approximately 92.30% of the Mortgage Loans, 0.250% per annum for each Mortgage Loan and (b) approximately 7.70% of the Mortgage Loans, 0.375% per annum for each Mortgage Loan.
Deducted by each Servicer from the related Servicing Account in respect of each Mortgage Loan serviced by that Servicer, before payment of any amounts to Noteholders.

In addition, Thornburg will receive all investment earnings on amounts on deposit in the Collection Account other than the amount retained by the Master Servicer as described immediately below and any prepayment penalty amounts that are not retained by a primary Servicer.
Distributed by the Master Servicer to Thornburg.

Master Servicer	Monthly
A monthly fee equal to 0.010% per annum of the Scheduled Principal Balance of each Mortgage Loan together with the investment earnings on amounts on deposit in the Collection Account for one Business Day.
The monthly fee will be deducted by the Master Servicer from the Collection Account.

The fees of the Securities Administrator, the Indenture Trustee and the Owner Trustee are paid separately by the Master Servicer and are not obligations of the Trust. The fees of the Custodian are paid separately by the Seller.

The Servicing Fees are subject to reduction as described above under “Mortgage Loan Servicing—Prepayment Interest Shortfalls.” The Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Noteholders. The Indenture Trustee and the Owner Trustee will be entitled to be reimbursed by the Trust for certain expenses, including indemnification payments, in connection with the performance of their respective duties under the Trust Agreement, the Sale and Servicing Agreement, the Indenture and other transaction documents.

None of the Servicing Fees set forth in the table above may be changed without amendment of the related Servicing Agreement, and none of the other fees set forth in the table above may be changed without amendment of the Sale and Servicing Agreement.

To the extent the Servicers, the Custodian, the Master Servicer, the Securities Administrator, the Owner Trustee and the Indenture Trustee are entitled to be reimbursed by the Trust for expenses, they will be reimbursed before payments are made on the Notes.

The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement

General

The following summary describes certain terms of the Sale and Servicing Agreement by and among the Trust, the Depositor, the Seller, the Sponsor, the Master Servicer, the Securities Administrator and the Indenture Trustee and the Mortgage Loan Purchase Agreement by and between the Seller and Depositor. The summary does not propose to be compete and is subject to, and qualified in its entirety by reference to, all the provisions of the Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement.

Administration

The Securities Administrator or the Depositor will agree, to the extent provided in the Sale and Servicing Agreement and the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Trust and the Owner Trustee under the Sale and Servicing Agreement, the Indenture and the Trust Agreement. Neither the Securities Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Assignment of the Mortgage Loans

On the Closing Date, pursuant to the Sale Agreement, the Seller will purchase the Mortgage Loans from Thornburg. Contemporaneously with such sale, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Mortgage Loans to the Depositor, and pursuant to the Sale and Servicing Agreement, the Depositor will, in turn, (i) transfer to the Trust all of its right, title and interest in and to each of the Mortgage Loans, together with the related mortgage notes, mortgages and other related documents, including all Scheduled Payments with respect to each Mortgage Loan due after the Cut-off Date and (ii) assign all of its rights (but excluding certain obligations) under the Servicing Agreements and the right to enforce the representations and warranties made with respect to the Mortgage Loans against Thornburg and the Seller. Each Mortgage Loan transferred to the Trust will be identified on the Mortgage Loan Schedule prepared by the Seller and delivered to the Indenture Trustee pursuant to the Sale and Servicing Agreement. The Mortgage Loan Schedule will include the principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate and certain additional information.

Sale of the Mortgage Loans

Each transfer of the Mortgage Loans from Thornburg to the Seller, from the Seller to the Depositor and from the Depositor to the Trust will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Sale Agreement, the Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement, respectively. However, in the event of insolvency of Thornburg, the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. In the event that a court were to recharacterize the sale of the Mortgage Loans by Thornburg, the Seller or the Depositor as a financing, each of the Seller, as transferee of the Mortgage Loans from Thornburg, the Depositor, as transferee of the Mortgage Loans from the Seller, and the Trust, as transferee of the Mortgage Loans from the Depositor, will have a security interest in the Mortgage Loans transferred to it. Upon the pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture, the Indenture Trustee will have a first priority perfected security interest in the Mortgage Loans.

Delivery of Mortgage Loan Files

The Sale and Servicing Agreement will require that, upon certain conditions and within the time period specified in the Sale and Servicing Agreement, Thornburg on behalf of the Seller will deliver to the Indenture Trustee (or a custodian, on behalf of the Indenture Trustee) the mortgage notes evidencing the Mortgage Loans endorsed to the Indenture Trustee on behalf of the Noteholders, together with other required documents. In lieu of delivery of an original mortgage note, if an original is not available or is lost, Thornburg may deliver a true and complete copy of the original together with a lost note affidavit.

Within 90 days after the receipt by the Indenture Trustee, or a custodian on its behalf, of the Mortgage Loans and related documents, the Indenture Trustee or custodian will review the Mortgage Loans and the related documents pursuant to the Sale and Servicing Agreement. If any Mortgage Loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the Seller by the Indenture Trustee (or a custodian, on behalf of the Indenture Trustee), Thornburg will be obligated to either:

•	substitute for the defective Mortgage Loan an eligible substitute Mortgage Loan, or

•
repurchase the defective Mortgage Loan at a purchase price equal to (i) its outstanding principal balance as of the date of purchase, plus (ii) all accrued and unpaid interest computed at the Mortgage Rate through the end of the calendar month in which the purchase is made, plus (iii) any costs or damages incurred by the Trust in connection with a violation by such Mortgage Loan of any predatory or abusive lender law, plus (iv) the amount of any unreimbursed servicing related advances.

The purchase price will be deposited in the Collection Account on or prior to the next Determination Date after Thornburg’s obligation to purchase the defective loan arises. The obligation of Thornburg to repurchase or substitute for a defective Mortgage Loan is the sole remedy available to the Trust regarding any defect in that Mortgage Loan and the related documents.

For a Mortgage Loan to be eligible to be substituted for a defective Mortgage Loan, the substituted loan must meet the following criteria on the date of the substitution:

•
the substituted loan has an outstanding principal balance (or in the case of a substitution of more than one Mortgage Loan for a single defective Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 5% less than, the principal balance of the defective Mortgage Loan;

•	the substituted loan has a Maximum Mortgage Rate and a Gross Margin not less than those of the Mortgage Loan and uses the same Index as the defective Mortgage Loan;

•	the substituted loan has a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the defective Mortgage Loan;

•
the substituted loan complies with each representation and warranty as to the Mortgage Loans set forth in the Sale and Servicing Agreement (which are deemed to be made with respect to the substituted loan as of the date of substitution);

•
the substituted loan has been underwritten or re-underwritten by Thornburg or other applicable Originator in accordance with the same underwriting criteria and guidelines as the defective Mortgage Loan;

•	the substituted loan is of the same or better credit quality as the defective Mortgage Loan; and

•	the substituted loan satisfies certain other conditions specified in the Sale and Servicing Agreement.

In connection with the substitution of an eligible substitute Mortgage Loan, Thornburg will be required to deposit in the Collection Account, on or prior to the next Determination Date after Thornburg’s obligation to purchase or substitute the defective Mortgage Loan arises, a substitution adjustment amount equal to the excess of the principal balance of the defective Mortgage Loan over the principal balance of the eligible substitute Mortgage Loan.

Representations and Warranties.

The Seller will make the following representations and warranties that, as to each Mortgage Loan, as of the Closing Date:

(1)
The information set forth in the final Mortgage Loan schedule is complete, true and correct in all material respects and (b) the mortgage note or an affidavit of lost note with respect to each Mortgage Loan has been delivered to the Indenture Trustee or its designee.

(2)
The Mortgage Loan is not a loan (A) subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, or any comparable state law (B) a “High Cost Loan” or “Covered Loan” as applicable, as such terms are defined in the current Standard & Poor’s LEVELS® GLOSSARY classified and/or defined as a “high cost” loan or “predatory,” “high cost,” “threshold” or “covered” lending under any other state, federal or local law. The Mortgage Loan at the time it was made otherwise complied in all material respects with any and all requirements of any federal, state or local law including, but not limited to, all predatory lending laws, usury, truth in lending, real estate settlement procedures (including the Real Estate Settlement Procedures Act of 1974, as amended), consumer credit protection, equal credit opportunity or disclosure laws applicable to such Mortgage Loan.

(3)
The Seller has acquired its ownership of each Mortgage Loan in good faith without notice of any adverse claim, and as of the Closing Date, the mortgage note and the mortgage are not assigned or pledged, and immediately prior to the sale of the Mortgage Loan to the Depositor, the Seller was the sole owner thereof and with full right to transfer and sell the Mortgage Loan to the Depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and with full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement.

In addition, the Seller will assign in representations and warranties made by Thornburg to the Depositor that, as to each Mortgage Loan, as of the Closing Date:

(1)
(a) The information set forth in the final Mortgage Loan schedule is complete, true and correct in all material respects and (b) the mortgage note or an affidavit of lost note with respect to each Mortgage Loan has been delivered to the Seller or its designee.

(2)	As of the Cut-off Date, none of the Mortgage Loans (by Scheduled Principal Balance) were 30 or more days delinquent in payment.

(3)
To the best of Thornburg’s knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid.

(4)
The terms of the mortgage note and the mortgage (including with respect to provisions relating to any Additional Collateral (if applicable)) have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, if necessary to protect the interests of the Trust, and which are included in the mortgage file, the substance of which waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, in each instance to the extent required by the related policy and is reflected on the Mortgage Loan Schedule. Except for any modification agreement or similar document contained in the mortgage file permitting a borrower to modify his Mortgage Loan, no instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, in each instance to the extent required by the policy, and which assumption agreement is part of the mortgage file.

(5)
The mortgage note and the mortgage (including with respect to provisions relating to any Additional Collateral (if applicable)) are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and mortgage, or the exercise of any right thereunder, render the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and to Thornburg’s knowledge no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(6)
All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the Master Servicer or the applicable Servicer, their successors and assigns as mortgagee and to Thornburg’s knowledge all premiums thereon have been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. The mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.

(7)
The Mortgage Loan is not a loan (A) subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, or any comparable state law (B) a “High Cost Loan” or “Covered Loan” as applicable, as such terms are defined in the current Standard & Poor’s LEVELS® GLOSSARY classified and/or defined as a “high cost” loan or “predatory,” “high cost,” “threshold” or “covered” lending under any other state, federal or local law. The Mortgage Loan at the time it was made otherwise complied in all material respects with any and all requirements of any federal, state or local law including, but not limited to, all predatory lending laws, usury, truth in lending, real estate settlement procedures (including the Real Estate Settlement Procedures Act of 1974, as amended), consumer credit protection, equal credit opportunity or disclosure laws applicable to such Mortgage Loan.

(8)
The mortgage has not been satisfied, canceled or subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage except for a release that does not materially impair the security of the Mortgage Loan or is reflected in the Loan-to-Value Ratio, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission unless payoff funds have been deposited in the custodial account.

(9)
The mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (a) specifically referred to in a lender’s title insurance policy delivered to the related Originator of the Mortgage Loan or (b) which do not adversely affect the appraised value of the Mortgaged Property, and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and, further provided, with respect to cooperative loans, the lien of the related cooperative corporation for unpaid assessments representing the obligor’s pro rata share of the cooperative corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and Thornburg has full right to sell and assign the same to the Seller.

(10)
The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other laws relating to the rights of creditors and general principles of equity.

(11)
All parties to the mortgage note and the mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the mortgage note and the mortgage, and the mortgage note and the mortgage have been duly and properly executed by such parties.

(12)
The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to mortgages not recorded as of the Closing Date.

(13)
Thornburg has acquired its ownership of each Mortgage Loan in good faith without notice of any adverse claim, and as of the Closing Date, the mortgage note and the mortgage are not assigned or pledged, and immediately prior to the sale of the Mortgage Loan to the Seller, Thornburg was the sole owner thereof and with full right to transfer and sell the Mortgage Loan to the Seller free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and with full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the Sale Agreement.

(14)
To Thornburg’s best knowledge, or, if the Mortgage Loan was not originated by Thornburg, the related Originator is or was (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association or national bank or subsidiary having preemptive authority under federal law or under applicable state law to engage in business in such state without qualification, or (iv) not doing business in such state.

(15)
The Mortgage Loan is covered by an ALTA lender’s title insurance policy or other form acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (9)(A) through (C) above) the related Originator or Thornburg, their respective successors and assigns as to the first priority lien of the mortgage in the original principal balance of the Mortgage Loan. Thornburg is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by the Sale Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related mortgage, including Thornburg, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(16)
There is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Thornburg has not waived any default, breach, violation or event of acceleration.

(17)
To the best of Thornburg’s knowledge, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or on parity with, the lien of the related mortgage.

(18)
To the best of Thornburg’s knowledge, all improvements which were considered in determining the appraised value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

(19)
The Mortgage Loan was originated by Thornburg or was purchased by Thornburg from a third party and the related Originator of each Mortgage Loan, was, at the time of origination, (A) (1) a Fannie Mae-approved or Freddie Mac-approved Seller/Servicer and (2) a U.S. Department of Housing and Urban Development approved mortgage banker, or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority or (B) closed in the name of a loan broker under the circumstances described in the following sentence. If such Mortgage Loan was originated through a loan broker, the related Originator qualifies under clause (A) above, such Mortgage Loan met such Originator’s underwriting criteria at the time of origination and was originated in accordance with such Originator’s polices and procedures and such Originator acquired such Mortgage Loan from the loan broker contemporaneously with the origination thereof. Each mortgage note has a Mortgage Rate that adjusts periodically (not always in correlation to the Index calculation term), based on the 1-month LIBOR, 6-month LIBOR, 12-month LIBOR or 1-year CMT Index, as each is defined in the glossary, except that some Mortgage Loans first adjust after an initial period of one or six months or one, three, five, seven or ten years following origination.

(20)
The origination practices used by Thornburg or the related Originator of the Mortgage Loan and the collection practices used by the Master Servicer or the applicable Servicer with respect to each mortgage note and mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and escrow payments, if any, all such payments are in the possession of, or under the control of, the applicable Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.

(21)
The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to have a material adverse effect on the value of the related Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended and there is no proceeding pending for the total or partial condemnation thereof.

(22)
The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (A) in the case of a mortgage designated as a deed of trust, by trustee’s sale, and (B) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the mortgage.

(23)
The Mortgage Loan was underwritten generally in accordance with either (A) Thornburg’s underwriting standards described in the preliminary prospectus supplement and the final prospectus supplement, (B) in the case of a Mortgage Loan originated by First Republic, the underwriting standards of First Republic or (C) in the case of a Mortgage Loan acquired from a bulk seller, the underwriting standards of the related bulk seller or a third party originator’s underwriting guidelines.

(24)
The mortgage file in possession of the related Servicer contains an appraisal of the related Mortgaged Property by a qualified appraiser, duly appointed by the related Originator of the Mortgage Loan, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan or, in accordance with certain specified programs of the related Originator of the Mortgage Loan an approved AVM in lieu of the appraisal.

(25)
In the event the mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the Seller or any of its successors to the trustee under the deed of trust, except, in connection with a trustee’s sale after default by the Mortgagor.

(26)
No Mortgage Loan (A) contains provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Thornburg, the Mortgagor, or anyone on behalf of the Mortgagor or paid by any source other than the Mortgagor or (B) contains any provision permitting a temporary “buydown” of the related Mortgage Rate. No Mortgage Loan was a graduated payment mortgage loan as of the date of its origination. No Mortgage Loan has a shared appreciation or other contingent interest feature.

(27)
No Mortgage Loan had a Loan-to-Value Ratio in excess of 100%. The portion of the unpaid principal balance of each Mortgage Loan which is in excess of 80% of the original Loan-to-Value Ratio either (a) has Additional Collateral or (b) is and will be insured as to payment defaults under a primary mortgage insurance policy issued by primary mortgage insurer licensed to do business in the state in which the Mortgaged Property is located and acceptable to Fannie Mae or Freddie Mac as of the Closing Date, so as to reduce the mortgagee’s exposure in accordance with the standards of Fannie Mae or Freddie Mac and applicable law. All provisions of such primary mortgage insurance policy have been and are being complied with; such policy is valid and in full force and effect and all premiums due thereunder have been paid.

(28)
Except for any Additional Collateral Mortgage Loans, the mortgage note is not and has not been secured by any collateral, pledged account, or other security except the lien of the Mortgage, and the security interest of any applicable security agreement or chattel mortgage referred to above.

(29)
To the best of Thornburg’s knowledge, the Mortgaged Property is lawfully occupied under applicable law. To the best of Thornburg’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, had been made or obtained from the appropriate authorities.

(30)	Each assignment is in recordable form, is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(31)
If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets Fannie Mae or Freddie Mac or the Originator’s eligibility requirements.

(32)
To the best of Thornburg’s knowledge, no fraud was committed by the related Originator of the Mortgage Loan and Thornburg is not aware of any fact that would reasonably lead Thornburg to believe that any Mortgagor had committed fraud in connection with the origination of such Mortgage Loan.

(33)	The Mortgagor has not notified Thornburg, and Thornburg has no knowledge of any relief requested by the Mortgagor under the Servicemembers Civil Relief Act.

(34)	As to any Additional Collateral Mortgage Loan, such Mortgage Loan is secured by a perfected first priority security interest in the related additional collateral.

(35)
As to any Additional Collateral Mortgage Loan, the applicable pledge agreement is in place, is genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and general principles of equity.

(36)
With respect to each cooperative loan (i) there is no provision in the related proprietary lease which requires the related Mortgagor to offer for sale the shares owned by such Mortgagor first to the cooperative corporation for a price less than the outstanding amount of the cooperative loan, (ii) there is no prohibition in the related proprietary lease against pledging such shares or assigning the proprietary lease that has been violated in connection with the origination of the cooperative loan.

(37)
With respect to each cooperative loan, such cooperative loan is secured by shares held by a “tenant-stockholder” of a corporation that qualifies as a “cooperative housing corporation” as such terms are defined in Section 216(b)(1) of the Code.

(38)
With respect to each cooperative loan, the related mortgage and related UCC financing statement creates a first-priority security interest in the stock in the cooperative corporation and the related proprietary lease of the related cooperative unit which were pledged to secure such cooperative loan, and the cooperative corporation owns the cooperative corporation as an estate in fee simple in real property or pursuant to a leasehold acceptable to Fannie Mae.

Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the Noteholders in a Mortgage Loan and the related documents, Thornburg or the Seller with respect to its representations and warranties will have a period of 90 days after discovery or notice of the breach to effect a cure. A determination of whether a breach of those representations numbered (3), (14), (17), (18), (29), (32) and (33) above has occurred will be made without regard to Thornburg’s knowledge of the factual conditions underlying the breach. With respect to either Thornburg or the Seller, if the breach cannot be cured within the 90-day period, Thornburg or the Seller will be obligated to either:

•	cause the removal of the affected loan from the Trust and substitute for it one or more eligible substitute Mortgage Loans, or

•	purchase the affected loan from the Trust.

The purchase price will be deposited in the Collection Account on or prior to the next Determination Date after Thornburg’s or the Seller’s obligation to purchase the defective Mortgage Loan arises. The obligation of Thornburg or the Seller to repurchase or substitute for a defective Mortgage Loan is the sole remedy available to the Trust regarding any defect in that Mortgage Loan and the related documents.

The same procedure and limitations that are set forth above for the substitution or purchase of defective Mortgage Loans as a result of deficient documentation will apply to the substitution or purchase of a defective Mortgage Loan as a result of a breach of a representation or warranty in the Sale and Servicing Agreement that materially and adversely affects the interests of the Noteholders. We can make no assurance that either Thornburg or the Seller will be able to fulfill its obligation to repurchase any of the Mortgage Loans when such obligation may arise.

Payments on Mortgage Loans; Deposits to Collection Account

The Securities Administrator will establish and maintain a separate Collection Account for the benefit of the holders of the Notes. The Collection Account must be a segregated account that is:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of that holding company) are rated in the highest short term rating category by each rating agency named in this prospectus supplement at the time any amounts are held on deposit in the account; or

•
an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by the FDIC), or the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Securities Administrator and Indenture Trustee and to each rating agency named in this prospectus supplement, the Noteholders will have a claim with respect to the funds in such account or a perfected first priority security interest against the collateral securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which the Collection Account is maintained; or

•	an account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

•
otherwise acceptable to each rating agency named in this prospectus supplement without causing the reduction or withdrawal of its then current ratings of the Notes as evidenced by a letter from each such rating agency to the Securities Administrator.

The types of permitted investments in which Collection Account funds may be invested are specified in the Sale and Servicing Agreement and under “Servicing and Administration of the Trust--Trust Account.”

Upon receipt by the Securities Administrator of amounts in respect of the Mortgage Loans (excluding amounts representing the related Servicing Fee, the Master Servicing Fee, reimbursement for advances and servicing-related advances, and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property, or similar items), the Securities Administrator will deposit these amounts in the Note Payment Account. Amounts deposited in the Note Payment Account may accrue interest with the depositary institution with which it is held, or may be invested in certain permitted investments maturing on or before two business days prior to the related Payment Date unless they are managed or advised by the Securities Administrator or one of its affiliates, in which case the permitted investments may mature on the business day prior to Payment Date. On the business day prior to the Payment Date, the Securities Administrator will deposit amounts in the Collection Account to the Note Payment Account for payment by the Paying Agent to Noteholders.

Deposits to Note Payment Account

The Securities Administrator, as Paying Agent, will establish and maintain a separate Note Payment Account for the benefit of the holders of the Notes. The Note Payment Account must be a segregated account that meets the same requirements as described under “--Payments on the Mortgage Loans; Deposits to the Collection Accounts.”

Upon receipt by the Paying Agent of amounts from the Collection Account, the Paying Agent will deposit these amounts in the Note Payment Account. Amounts deposited in the Note Payment Account may accrue interest with the depositary institution with which it is held, or may be invested in certain permitted investments maturing on or before one business day prior to the related Payment Date unless they are managed or advised by the Paying Agent or one of its affiliates, in which case the permitted investments may mature on the Payment Date. On the Payment Date, the Paying Agent will make distributions to Noteholders. The types of permitted investments in which Note Payment Account funds may be invested are specified in the Sale and Servicing Agreement. See “Servicing and Administration of the Trust—Trust Account.”

Trust Expense Fees

Trust Expense Fees are payable out of the interest payments on each Mortgage Loan and will vary from Mortgage Loan to Mortgage Loan. Trust Expense Fees accrue at an annual expense fee rate, referred to as the “Trust Expense Fee Rate,” calculated on the Scheduled Principal Balance of each Mortgage Loan. With respect to each Mortgage Loan, the “Trust Expense Fee Rate” will be equal to the sum of the related Servicing Fee Rate and the Master Servicing Fee Rate.

Voting Rights

Voting rights under the Sale and Servicing Agreement will be allocated as follows:

•	97% to the Classes of Notes (other than the Class A-X Notes) in proportion to their respective outstanding Note Principal Amounts;

•	1% to the holders of the Class A-X Notes in proportion to their respective outstanding notional amounts; and

•	2% to the holders of the Ownership Certificates, in proportion to their percentage interests.

Amendment

The Sale and Servicing Agreement may be amended by the Depositor, the Seller, Thornburg, the Master Servicer, the Securities Administrator, the Indenture Trustee and the holders of the Ownership Certificates without the consent of the holders of the Notes, for any of the purposes set forth under “The Agreements—Amendment of Agreement” in the prospectus. In addition, the Sale and Servicing Agreement may be amended by the Depositor, the Seller, Thornburg, the Master Servicer, the Securities Administrator, the Indenture Trustee and the holders of a majority in interest of the Ownership Certificates, with the consent of the holders of a majority in interest of each Class of affected Notes, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the holders of any Class of Notes. However, in no event, may any amendment:

•	reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Class of Offered Notes without the consent of the holders of all the affected Notes; or

•
affect adversely in any material respect the interests of the holders of any Class of Offered Notes in a manner other than as described in the clause above, without the consent of the holders of that Class evidencing percentage interests aggregating at least 66 2/3%; or

•
reduce the aforesaid percentages of the aggregate outstanding principal amounts of the Offered Notes, the holders of which are required to consent to any such amendment, without the consent of the holders of all those Notes.

Events of Default

An event of default with respect to the Master Servicer will consist, among other things, of:

•
any failure by the Master Servicer to make an advance and any other failure by the Master Servicer to deposit in the Collection Account any deposit required to be made by it under the terms of the Sale and Servicing Agreement or to remit to the Securities Administrator any payment which continues unremedied for three business days following written notice to the Master Servicer; or

•
any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement, which continues unremedied for 60 days (or such shorter period specified in the Sale and Servicing Agreement) after the date on which written notice of the failure is given to the Master Servicer; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the Sale and Servicing Agreement remains unremedied, the Indenture Trustee may (and, pursuant to the Sale and Servicing Agreement, if so directed by holders of Notes evidencing not less than 51% of the voting rights, shall) terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer of the Mortgage Loans, as provided in the Sale and Servicing Agreement. If this occurs, the Indenture Trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the Master Servicer under the Sale and Servicing Agreement, including the obligation to make advances.

In addition, Thornburg, as a Servicer of a substantial portion of the Mortgage Loans will have certain rights with respect to the Sale and Servicing Agreement in respect of the Master Servicer, including the option, but not the obligation, to become the successor Master Servicer and the right to consent to the selection of a new master servicer in the event of a default by Wells Fargo Bank. If Wells Fargo Bank is terminated as Master Servicer under the Sale and Servicing Agreement, it will also resign in its capacities as Securities Administrator and Paying Agent.

No assurance can be given that termination of the rights and obligations of the Master Servicer under the Sale and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the loss and delinquency experience of the Mortgage Loans.

No Noteholder, solely by virtue of its status as a holder of a Note, will have any right under the Sale and Servicing Agreement to institute any proceeding with respect to termination of the Master Servicer, unless the holder previously has given to the Indenture Trustee written notice of the Master Servicer’s default and Noteholders having not less than 51% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the Indenture Trustee.

The Trust Agreement, the Indenture and the Administration Agreement

General

The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Securities Administrator, which will serve as Note Registrar and Paying Agent. The Securities Administrator will provide to a prospective or actual Noteholder, without charge, upon request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Sale and Servicing Agreement. Such requests should be made by calling the Securities Administrator’s customer service desk and indicating such.

The following summary describes certain terms of the Trust Agreement, the Indenture and the Administration Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such agreements.

Certain Matters under the Agreements

Duties of the Owner Trustee

The Owner Trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and any other document or agreement to which the Owner Trustee is a party and will administer the Trust in the interest of the Certificateholder, in accordance with the provisions of the Trust Agreement. As described under “Description of the Trust” above and “—Administration” below, the Securities Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Trust Agreement, the Indenture and the Sale and Servicing Agreement.

Wilmington Trust Company, in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as Owner Trustee; provided, however, that Wilmington Trust Company will not be liable for any error of judgment made in good faith by an officer of the Owner Trustee or with respect to any action taken or omitted to be taken by the Owner Trustee in accordance with the instructions of a majority in interest of the Certificateholders. Wilmington Trust Company is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the Owner Trustee’s duties under the Trust Agreement or any other document or agreement to which the Trust or the Owner Trustee is a party, or in the exercise of any of the Owner Trustee’s rights or powers, if Wilmington Trust Company has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

Expenses and Indemnities of the Owner Trustee

The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust Agreement. Such reimbursement will be paid from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders. The Owner Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Trust Agreement or any other document or agreement to which the Trust or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from Wilmington Trust Company’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement. Any amounts payable in connection with such indemnification will be paid from the Certificate Distribution Account prior to payment of any amounts distributable to the holders of Ownership Certificates under the Sale and Servicing Agreement.

Resignation or Removal of Owner Trustee

The Owner Trustee may, upon 30 days’ advance written notice to the Depositor, the Certificateholders and the Indenture Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement. The Owner Trustee may also be removed at any time by the Depositor if (a) the Owner Trustee ceases to be eligible to continue to act as Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property. If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee. If a successor Owner Trustee does not take office within 30 days after the retiring Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Securities Administrator will provide notice of such resignation and appointment to the Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies.

Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under “—Expenses and Indemnities of the Owner Trustee.”

Duties of the Indenture Trustee

If no event of default under the Indenture (each, an Indenture Default) has occurred, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture and the Sale and Servicing Agreement. As described under “—Administration” below, the Securities Administrator will perform certain administrative functions required under the Indenture and the Sale and Servicing Agreement.

Upon receipt of the various certificates, statements and opinions required to be furnished to it, the Indenture Trustee will be required to examine them to determine whether they are in the form required by the Indenture; however, the Indenture Trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the Trust, the Depositor, the Securities Administrator, the Master Servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

The Indenture Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Indenture Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Noteholders in the event of an Indenture Default, and the Indenture Trustee will not be deemed to have notice of any Indenture Default unless an officer of the Indenture Trustee has actual knowledge of the Indenture Default or written notice of an Indenture Default is received by the Indenture Trustee at its Corporate Trust Office. See “—Events of Default under the Indenture” below. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Events of Default under the Indenture

An Indenture Default will generally consist of: (1) a default for one month or more in the payment of any Current Interest due on any Class of Notes then outstanding; (2) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable Maturity Date; (3) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 60 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (4) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 60 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (5) transfer of any Class of the Retained Notes and/or the Ownership Certificates separately rather than as a unit such that the Trust is subject to corporate federal income tax; or (6) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust.

If an Indenture Default occurs and is continuing, the Indenture Trustee or holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes. The “Priority Class” is the Class or Classes of Notes then outstanding having the highest priority of payment of interest.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may, as directed, institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on, any Class of Notes, unless (1) the holders of all outstanding Notes consent to such sale, (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale after payment of all expenses of the Trust, or (3) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes (excluding the notional amount of the Class A-X Notes). In making any determination under (2) and (3) above, the Indenture Trustee may obtain (at the expense of the Trust) and rely upon an opinion or advice of an investment advisor, investment banking firm or accounting firm.

If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (1) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (2) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (3) such holder or holders have offered the Indenture Trustee reasonable indemnity, (4) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

None of the Indenture Trustee, the Master Servicer, the Securities Administrator or the Owner Trustee in their respective individual capacities, or the Certificateholders, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

Expenses and Indemnities of the Indenture Trustee

The Indenture Trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Sale and Servicing Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Sale and Servicing Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Sale and Servicing Agreement or any other document or agreement to which the Indenture Trustee is a party, except as a result of its negligence, bad faith or wilfull misconduct.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.

Resignation or Removal of Indenture Trustee

The Indenture Trustee may, upon 90 days’ advance written notice to the Depositor, the Trust, each Noteholder and each Rating Agency, resign at any time, in which event the Trust will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture. The Indenture Trustee may also be removed at any time by the Trust if (a) the Indenture Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting. If the Indenture Trustee is removed, the Trust will promptly appoint a successor Indenture Trustee. If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Trust or the holders of at least 51% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor Indenture Trustee will mail notice of its succession to all Noteholders. The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under “Expenses and Indemnities of the Indenture Trustee.”

Purchase of the Notes and Redemption

The Notes are subject to purchase under the circumstances described under “Description of the Notes Mandatory Auction of the Offered Notes” and “—Optional Notes Purchase Right” and the Notes are subject to redemption under the circumstances described under “Description of the Notes--Optional Termination of the Trust.”

The Indenture will be discharged upon the delivery to the Note Registrar for cancellation of all Notes or, with certain limitations, upon deposit with the Securities Administrator, as Paying Agent, of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Securities Administrator, and the Certificateholders will succeed to all the rights of the Noteholders pursuant to the Sale and Servicing Agreement.

Administration

The Securities Administrator or the Depositor will agree, to the extent provided in the Sale and Servicing Agreement and the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Trust, the Indenture Trustee and the Owner Trustee under the Sale and Servicing Agreement, the Indenture and the Trust Agreement. Neither the Securities Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Amendment

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under conditions similar to those described under “The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement” above. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition, the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, correcting errors, ambiguities or inconsistencies with the disclosure in the offering documents, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

Yield, Prepayment and Maturity Considerations

General

The effective yields to the holders of the Notes will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Notes because monthly distributions will not be payable to such holders until generally the 25th day of the month following the month in which interest accrues on the Mortgage Loans, without any additional distribution of interest or earnings on the distributions in respect of the delay.

Delinquencies on the Mortgage Loans which are not advanced by the Servicers, the Master Servicer or the Indenture Trustee as successor Master Servicer, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the Notes. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Notes in the reverse order of their numerical Class designations, and then by the related Offered Notes. If, as a result of these shortfalls, the aggregate of the Class Principal Amounts of all Classes of Notes following all distributions and the allocation of Realized Losses on a Payment Date exceeds the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of the first day of the month of that Payment Date plus any amounts on deposit in the Reserve Fund, the Class Principal Amount of the Class of Subordinate Notes then outstanding with the highest numerical Class designation will be reduced by the amount of the excess. This will reduce the level of subordination and, if the Class Principal Amounts of the Subordinate Notes have been reduced to zero, the amounts available to distribute to the Offered Notes and may cause reductions in the Class Principal Amounts of the Offered Notes.

Prepayment Interest Shortfalls and Relief Act Reductions may adversely affect the yields on the Offered Notes. In addition, all Realized Losses initially will be borne by the Subordinate Notes, in the reverse order of their numerical Class designations and then by the Offered Notes in the manner set forth under “Description of the Notes—Allocation of Realized Losses” and “—Subordination of the Subordinate Notes” in this prospectus supplement. As a result, the yields on the Offered Notes will depend on the rate and timing of Realized Losses on the Mortgage Loans.

Prepayment Considerations and Risks

The rate of principal payments on the Offered Notes, the aggregate amount of distributions on the Offered Notes and the yields to maturity of the Offered Notes will be related primarily to the rate and timing of principal payments on the Mortgage Loans in the related Mortgage Loan Group, and to a lesser extent (if at all) by the rate of principal payments on the Mortgage Loans in the unrelated Mortgage Loan Groups, in the case of the Offered Notes, and in all Mortgage Loan Groups, in the case of the Class A-X Notes and the Subordinate Notes. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, including Interest-Only Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases due to breaches of certain representations and warranties and purchases by Thornburg Mortgage, Inc., Thornburg or the Seller. The Mortgage Loans may be prepaid by the Mortgagors at any time. The Mortgage Loans are subject to the “due-on-sale” provisions included therein. See “Description of the Mortgage Loan Groups” in this prospectus supplement.

The rate of principal payments, including prepayments, on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates, because the Mortgagors may seek to “lock in” a lower Mortgage Rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in Mortgagors’ housing needs, job transfers, unemployment, Mortgagors’ net equity in the Mortgaged Properties, changes in the values of Mortgaged Properties, mortgage market interest rates and servicing decisions, as well as the characteristics of the Mortgage Loans as described under “Description of the Mortgage Loan Groups” in this prospectus supplement. The existence of a Periodic Rate Cap on some of the Mortgage Loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment.

In addition, the rate of principal prepayments may also be influenced by programs offered by Mortgage Loan Originators, Servicers and brokers (including the Servicers and their affiliates). In particular, Thornburg and its affiliates may solicit borrowers using general and targeted solicitations (which may be based on Mortgage Loan characteristics including, but not limited to, interest rate, payment history or geographic location) and solicitations to borrowers whom Thornburg or its affiliates believe may be considering refinancing their Mortgage Loans.

The particular features of the Mortgage Loans may affect the prepayment experience. The interest-only feature of some of the Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market rates of interest or to avoid adjustments in the Mortgage Rates. However, as a Mortgage Loan nears the end of its interest-only period, the Mortgagor may be more likely to refinance the Mortgage Loan, even if market rates are only slightly less than the Mortgage Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

Approximately 55.41%, 20.43% and 20.00% of the Group 1, Group 2 and Group 3 Mortgage Loans, respectively, provide for payment by the borrower of a prepayment premium during the first six months to five years after the date of origination. These prepayment penalty payments may have the effect of reducing the amount or the likelihood of prepayments on the Mortgage Loans with prepayment penalty premiums during the applicable penalty period. The amount of any prepayment penalty payments will not be included in the Available Funds and will not be available to make distributions on the Notes.

Approximately 96.49%, 94.83% and 95.26% of the Group 1, Group 2 and Group 3 Mortgage Loans, respectively, do not provide for monthly payments of principal for the three to ten years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, borrowers may be disinclined to prepay the Interest-Only Mortgage Loans during such interest-only period. In addition, because no principal is due on these Mortgage Loans during the interest-only period, the Class Principal Amounts of the related Notes will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the Interest-Only Mortgage Loans are recalculated to provide for amortization of the related principal balances by the applicable maturity dates of those loans and payment of interest at the then-current related Mortgage Rates, principal payments on the related Notes are expected to increase correspondingly, and, in any case, the related Notes will amortize at a faster rate than if payments on the Mortgage Loans were initially calculated on the basis of a thirty-year or other applicable amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Interest-Only Mortgage Loans.

The Mortgage Rates on approximately 0.27% and 0.04% of the Group 1 and Group 2 Mortgage Loans, respectively, and none of the Group 3 Mortgage Loans can be converted to fixed rates and the Mortgage Rates on approximately 2.37%, 12.49% and 20.31% of the Group 1, Group 2 and Group 3 Mortgage Loans, respectively, can be modified to any hybrid or adjustable rate product offered by Thornburg, including conversion to a different Index or a different hybrid structure. The conversion or modification features may be exercised more often during periods of rising interest rates as borrowers attempt to limit their exposure to higher interest rates. If interest rates were to fall significantly, Adjustable Rate Mortgage Loans could be subject to higher prepayment rates than if interest rates were to remain constant because the availability of fixed rate Mortgage Loans at competitive interest rates may encourage borrowers to exercise their options to convert the adjustable Mortgage Rates to fixed Mortgage Rates on such Mortgage Loans or prepay such Mortgage Loans. Thornburg Mortgage, Inc. has the obligation to purchase any Mortgage Loan for which the borrower elects to convert its interest rate to a fixed interest rate or modify any Adjustable Rate Mortgage Loan or Hybrid Mortgage Loan in accordance with the terms of the related mortgage note. In addition, the Seller has the option, but not the obligation, to modify any Mortgage Loan for which the borrower has requested a modification that is not then permitted under the related mortgage note so long as the Seller repurchases such Mortgage Loans from the Trust prior to making any such modification. As a result of any borrower’s exercise of a conversion or modification option, the Mortgage Loans may experience prepayments or, if not purchased by Thornburg Mortgage, Inc., the Trust may include fixed rate Mortgage Loans, and the Interest Rate for the Notes will not reflect corresponding changes in interest as they might otherwise.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Sale Agreement, Thornburg will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, Thornburg will be required to repurchase the affected Mortgage Loan or substitute another Mortgage Loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, Thornburg will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the Insurance Proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Notes and will reduce the yields on the Offered Notes to the extent they are purchased at a premium.

The rate of prepayment may affect the Interest Rates on the Offered Notes. Mortgage loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the Interest Rates on the related Notes. In addition, differences in the rates of prepayments or of Realized Losses as among the Mortgage Loan Groups may adversely affect the Interest Rates on the Notes by reducing the related Available Funds Cap Rate used to determine those Interest Rates. Due to the different types of Mortgage Loans comprising the three Mortgage Loan Groups, such different experience is likely to occur.

Prepayments, liquidations and purchases of the Mortgage Loans, including any purchase of a defaulted Mortgage Loan and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust, in each case as described in this prospectus supplement, will result in distributions on the Offered Notes of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Notes may vary from the anticipated yield will depend upon the degree to which that Offered Note is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, in the case of any Notes purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related Mortgage Loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Notes purchased at a premium, a faster than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to that investor that is lower than the anticipated yield.

The yields on the Offered Notes will be affected by the level of LIBOR and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors—The yield on the notes may be affected by changes in interest rates.”

The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans occurs, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations applied in reduction of the Class Principal Amounts of the Offered Notes. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Classes of Offered Notes are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth under “The Mortgage Loan Groups” in this prospectus supplement.

In general, the weighted average lives of the Offered Notes will be shortened if the level of prepayments of principal of the Mortgage Loans increases, including any optional repurchase of remaining Mortgage Loans in connection with the termination of the Trust. However, the weighted average lives of the Offered Notes will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the Classes of Notes. In addition, the weighted average lives of the Offered Notes will be shortened if the Optional Notes Purchase Right is exercised.

The interaction of the foregoing factors may have different effects on the various Classes of Offered Notes and the effects on any Class may vary at different times during the life of that Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Notes. Further, to the extent that the prices of the Offered Notes represent discounts or premiums to their respective original Class Principal Amounts, variability in the weighted average lives of the Classes of Offered Notes will result in variability in the related yields to maturity.

Structuring Assumptions

Prepayments on Mortgage Loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is CPR, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of such Mortgage Loans.

CPR does not purport to be either a historical description of the prepayment experience of the Mortgage Loans or a prediction of the anticipated rate of prepayment of any Mortgage Loans, including the Mortgage Loans to be included in the Trust Fund.

The tables set forth on pages S-98 to S-100 to this prospectus supplement were prepared based on the following modeling assumptions:

•	Each Mortgage Loan Group consists of Mortgage Loans which have the characteristics set forth in the table below.

•	Distributions on the Notes are received, in cash, on the 25th day of each month, commencing in May 2007.

•	No defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans and no Prepayment Interest Shortfalls or Relief Act Reductions are incurred.

•
No Mortgage Loan is purchased by Thornburg, the Seller or Thornburg Mortgage, Inc. from the Trust pursuant to any obligation or option under the Sale and Servicing Agreement (other than an optional termination as described below).

•
Scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in May 2007 and are computed prior to giving effect to any prepayments received in the prior month.

•
Prepayments occur at the rates of CPR indicated in the tables, representing payment in full of individual Mortgage Loans, and are received on the last day of each month commencing in April 2007 and include 30 days’ interest.

•
The scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of the Mortgage Loan by its remaining term to maturity (taking into account any interest-only period).

•	Interest accrues on each Note at the related Interest Rate as described under “Description of the Notes—Interest—Interest Rates” in this prospectus supplement.

•	The initial Class Principal Amount of each Class of Notes (other than the Class A-X Notes) is as set forth on page S-1 or as described in this prospectus supplement.

•	One-month LIBOR and one-year LIBOR each remain constant at 5.320% and 5.318%, respectively.

•	The Master Servicer Fee Rate is equal to 0.010%.

•	1-month LIBOR, 6-month LIBOR, 12-month LIBOR and 1-year CMT remain constant at 5.320%, 5.370%, 5.318% and 4.958%, respectively.

•
No optional termination of the Trust will occur and no optional notes purchase right will be exercised, except that this assumption does not apply to the calculation of weighted average lives to optional termination or to the optional notes purchase right, respectively.

•	The Notes are purchased on April 27, 2007.

•	No Mortgage Loan converts to a fixed rate of interest or to another adjustable rate of interest.

•	No Mortgage Loan is modified.

Assumed Mortgage Loan Characteristics

 Group 1 Mortgage Loans

Loan Type	Index	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Initial Trust Expense Rate (%)(1)	Weighted Average Adjusted Trust Expense Rate (%)(2	Weighted Average Original Term to Maturity (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Remaining Interest Only Term (months)	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Initial Cap (%)	Weighted Average Periodic Cap (%)	Weighted Average Maximum Rate (%)	Weighted Average Months to Next Rate Adjustment Date	Rate Adjustment Frequency (months)
1 Year ARM Interest Only	12-month LIBOR	401,600.00	7.6250000000	0.2600000000	0.2600000000	360	318	78	2.250	2.250	2	2	11.000	6	12
3 Year Hybrid ARM Interest Only	1-month LIBOR	896,000.00	6.9000000000	0.2600000000	0.2600000000	360	359	119	1.875	1.875	N/A	N/A	12.900	35	1
3 Year Hybrid ARM Interest Only	1-year CMT	140,643.47	4.2500000000	0.2600000000	0.3850000000	360	325	85	2.500	2.500	4	2	9.250	1	12
3 Year Hybrid ARM Interest Only	12-month LIBOR	4,063,517.19	6.4920458670	0.2600000000	0.2600000000	360	320	80	1.915	1.915	3.787	2	9.499	10	12
5 Year Hybrid ARM Interest Only	1-month LIBOR	17,625,855.73	6.1701912229	0.2600000000	0.2600000000	360	355	55	1.952	1.952	N/A	N/A	12.144	55	1
5 Year Hybrid ARM Interest Only	1-month LIBOR	1,464,300.00	6.1500204876	0.2600000000	0.3850000000	360	353	53	1.956	1.956	N/A	N/A	12.270	53	1
5 Year Hybrid ARM Interest Only	1-month LIBOR	1,660,000.00	6.0000000000	0.2600000000	0.2600000000	360	348	106	1.875	1.875	N/A	N/A	12.000	48	1
5 Year Hybrid ARM Interest Only	1-month LIBOR	87,839,485.92	6.0715665605	0.2600000000	0.2600000000	360	354	114	1.875	1.875	N/A	N/A	12.105	54	1
5 Year Hybrid ARM Interest Only	1-month LIBOR	4,516,400.00	6.1525927730	0.2600000000	0.3850000000	360	354	114	1.875	1.875	N/A	N/A	12.315	54	1
5 Year Hybrid ARM	1-month LIBOR	114,776.94	6.1500000000	0.2600000000	0.3850000000	360	358	N/A	1.875	1.875	N/A	N/A	12.150	58	1
5 Year Hybrid ARM Interest Only	1-year CMT	243,933.92	6.5000000000	0.2600000000	0.3850000000	360	358	58	2.500	2.500	5	2	11.500	58	12
5 Year Hybrid ARM Interest Only	12-month LIBOR	1,489,600.00	6.5839151450	0.2600000000	0.2600000000	360	359	59	1.875	1.875	5	2	11.584	59	12
5 Year Hybrid ARM Interest Only	12-month LIBOR	1,048,885.00	6.3612079732	0.2600000000	0.3850000000	360	359	59	1.605	1.605	5	2	11.361	59	12
5 Year Hybrid ARM Interest Only	12-month LIBOR	20,525,102.05	6.3930067130	0.2600000000	0.2600000000	360	357	117	1.875	1.875	5	2	11.393	57	12
5 Year Hybrid ARM Interest Only	12-month LIBOR	1,490,150.00	6.3815136060	0.2600000000	0.3850000000	360	358	118	1.710	1.710	5	2	11.395	58	12
5 Year Hybrid ARM	12-month LIBOR	4,893,883.35	6.6634861181	0.2600000000	0.2600000000	360	358	N/A	2.244	2.244	5	2	11.663	58	12
5 Year Hybrid ARM	12-month LIBOR	242,264.61	6.6250000000	0.2600000000	0.3850000000	360	358	N/A	1.875	1.875	5	2	11.625	58	12
5 Year Hybrid ARM Interest Only	6-month LIBOR	544,000.00	5.8750000000	0.2600000000	0.2600000000	360	360	120	1.875	1.875	5	1	10.875	60	6
5 Year Hybrid ARM Interest Only	6-month LIBOR	236,000.00	6.1250000000	0.2600000000	0.3850000000	360	358	118	2.250	2.250	5	2	12.125	58	6

(1) The Trust Expense Rate equals the sum of (i) the applicable Servicing Fee Rate and (ii) the Master Servicing Fee Rate of 0.0100% per annum.
(2) The Servicing Fee Rate will increase by 0.1250% per annum after the Mortgage Rate Adjustment Date in the case of approximately 6.36% of the Group 1 Mortgage Loans.

Assumed Mortgage Loan Characteristics

Group 2 Mortgage Loans

Loan Type	Index	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Initial Trust Expense Rate (%)(1)	Weighted Average Adjusted Trust Expense Rate (%)(2)	Weighted Average Original Term to Maturity (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Remaining Interest Only Term (months)	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Initial Cap (%)	Weighted Average Periodic Cap (%)	Weighted Average Maximum Rate (%)	Weighted Average Months to Next Rate Adjustment Date	Rate Adjustment Frequency (months)
7 Year Hybrid ARM Interest Only	1-month LIBOR	25,719,584.52	6.3625310567	0.2600000000	0.2600000000	360	353	77	1.997	1.997	N/A	N/A	12.526	77	1
7 Year Hybrid ARM Interest Only	1-month LIBOR	2,059,070.29	6.4629941108	0.2600000000	0.3850000000	356	351	79	2.144	2.144	N/A	N/A	12.243	80	1
7 Year Hybrid ARM Interest Only	1-month LIBOR	49,482,995.44	6.1044310604	0.2600000000	0.2600000000	359	353	114	1.898	1.898	N/A	N/A	12.027	78	1
7 Year Hybrid ARM Interest Only	1-month LIBOR	2,281,200.00	6.2461160793	0.2600000000	0.3850000000	360	355	115	1.898	1.898	N/A	N/A	12.158	79	1
7 Year Hybrid ARM	1-month LIBOR	980,067.54	6.0500000000	0.2600000000	0.2600000000	360	352	N/A	1.875	1.875	N/A	N/A	12.050	76	1
7 Year Hybrid ARM	1-month LIBOR	1,149,057.96	6.2419940792	0.2600000000	0.3850000000	360	357	N/A	1.913	1.913	N/A	N/A	12.105	81	1
7 Year Hybrid ARM Interest Only	1-year CMT	500,000.00	6.6250000000	0.2600000000	0.2600000000	360	360	84	2.500	2.500	5	2	11.625	84	12
7 Year Hybrid ARM Interest Only	1-year CMT	5,915,800.00	6.4952035228	0.2600000000	0.2600000000	360	359	119	2.500	2.500	5	2	11.495	83	12
7 Year Hybrid ARM Interest Only	1-year CMT	1,130,700.00	6.1890642965	0.2600000000	0.3850000000	360	358	118	2.500	2.500	5	2	11.189	82	12
7 Year Hybrid ARM	1-year CMT	738,756.53	6.5162926445	0.2600000000	0.3850000000	360	358	N/A	2.500	2.500	5	2	11.516	82	12
7 Year Hybrid ARM Interest Only	12-month LIBOR	73,585,669.00	6.4095107192	0.2600000000	0.2600000000	360	359	83	1.875	1.875	5	2	11.410	83	12
7 Year Hybrid ARM Interest Only	12-month LIBOR	7,839,512.97	6.4873281176	0.2600000000	0.3850000000	360	359	83	1.875	1.875	5	2	11.487	83	12
7 Year Hybrid ARM Interest Only	12-month LIBOR	375,102,430.64	6.3831872983	0.2600462540	0.2600462540	360	355	115	1.916	1.916	5	2	11.383	79	12
7 Year Hybrid ARM Interest Only	12-month LIBOR	27,594,311.64	6.3574198831	0.2600000000	0.3850000000	360	348	108	1.880	1.880	5	2	11.357	72	12
7 Year Hybrid ARM Interest Only	12-month LIBOR	3,250,000.00	6.2788461538	0.2600000000	0.2600000000	480	464	104	1.875	1.875	5	2	11.279	68	12
7 Year Hybrid ARM	12-month LIBOR	26,917,710.07	6.6183783621	0.2600000000	0.2600000000	360	357	N/A	1.930	1.930	5	2	11.618	81	12
7 Year Hybrid ARM	12-month LIBOR	1,993,873.43	6.4036983725	0.2600000000	0.3850000000	360	356	N/A	1.875	1.875	5	2	11.404	80	12
7 Year Hybrid ARM Interest Only	6-month LIBOR	1,960,000.00	6.6250000000	0.2600000000	0.2600000000	360	360	84	1.875	1.875	5	1	11.625	84	6
7 Year Hybrid ARM Interest Only	6-month LIBOR	33,974,831.20	6.2765891093	0.2600000000	0.2600000000	360	357	117	1.886	1.886	5	1	11.277	81	6
7 Year Hybrid ARM Interest Only	6-month LIBOR	1,361,041.00	6.0949018986	0.2600000000	0.3850000000	360	358	118	1.875	1.875	5	1	11.095	82	6
7 Year Hybrid ARM	6-month LIBOR	1,575,000.00	6.2500000000	0.2600000000	0.2600000000	360	360	N/A	1.875	1.875	5	1	11.250	84	6

(1) The Trust Expense Rate equals the sum of (i) the applicable Servicing Fee Rate and (ii) the Master Servicing Fee Rate of 0.0100% per annum.
(2) The Servicing Fee Rate will increase by 0.1250% per annum after the Mortgage Rate Adjustment Date in the case of approximately 7.15% of the Group 2 Mortgage Loans.

Assumed Mortgage Loan Characteristics

Group 3 Mortgage Loans

Loan Type	Index	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Initial Trust Expense Rate (%)(1)	Weighted Average Adjusted Trust Expense Rate (%)(2)	Weighted Average Original Term to Maturity (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Remaining Interest Only Term (months)	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Initial Cap (%)	Weighted Average Periodic Cap (%)	Weighted Average Maximum Rate (%)	Weighted Average Months to Next Rate Adjustment Date	Rate Adjustment Frequency (months)
10 Year Hybrid ARM Interest Only	1-month LIBOR	76,748,461.56	6.1495152835	0.2600000000	0.2600000000	360	357	117	1.879	1.879	N/A	N/A	12.183	117	1
10 Year Hybrid ARM Interest Only	1-month LIBOR	5,717,600.00	6.2201150833	0.2600000000	0.3850000000	360	356	116	1.888	1.888	N/A	N/A	12.203	116	1
10 Year Hybrid ARM	1-month LIBOR	4,052,976.01	6.1016541840	0.2600000000	0.2600000000	360	358	N/A	1.875	1.875	N/A	N/A	12.102	118	1
10 Year Hybrid ARM Interest Only	1-year CMT	2,474,982.34	6.4457057914	0.2600000000	0.2600000000	360	358	118	2.500	2.500	5	2	11.446	118	12
10 Year Hybrid ARM Interest Only	1-year CMT	1,304,646.97	6.8312660340	0.2600000000	0.3850000000	360	357	117	2.570	2.570	5	2	11.831	117	12
10 Year Hybrid ARM	1-year CMT	2,021,776.66	6.6250000000	0.2600000000	0.2600000000	360	359	N/A	2.500	2.500	5	2	11.625	119	12
10 Year Hybrid ARM Interest Only	12-month LIBOR	546,260.25	5.5000000000	0.2600000000	0.2600000000	360	316	N/A	1.000	1.000	5	2	8.500	76	12
10 Year Hybrid ARM Interest Only	12-month LIBOR	545,496.37	6.1686176986	0.2600000000	0.3850000000	360	322	N/A	1.875	1.875	5	2	11.169	82	12
10 Year Hybrid ARM Interest Only	12-month LIBOR	339,870,505.57	6.3344893493	0.2600993018	0.2600993018	360	356	116	1.884	1.884	5	2	11.334	116	12
10 Year Hybrid ARM Interest Only	12-month LIBOR	33,578,668.88	6.3645240496	0.2600000000	0.3850000000	360	348	108	1.869	1.869	5	2	11.351	108	12
10 Year Hybrid ARM	12-month LIBOR	12,476,615.14	6.4846381135	0.2600000000	0.2600000000	360	356	N/A	1.875	1.875	5	2	11.485	116	12
10 Year Hybrid ARM	12-month LIBOR	3,456,189.55	6.5198039098	0.2600000000	0.3850000000	360	357	N/A	1.875	1.875	5	2	11.520	117	12
10 Year Hybrid ARM Interest Only	6-month LIBOR	32,847,782.00	6.4735430462	0.2600000000	0.2600000000	360	359	119	1.875	1.875	5	1	11.474	119	6
10 Year Hybrid ARM Interest Only	6-month LIBOR	489,599.80	6.3996119892	0.2600000000	0.3850000000	360	358	118	1.875	1.875	5	1	11.400	118	6
10 Year Hybrid ARM	6-month LIBOR	2,558,314.94	6.4938897681	0.2600000000	0.2600000000	360	359	N/A	1.875	1.875	5	1	11.494	119	6

(1) The Trust Expense Rate equals the sum of (i) the applicable Servicing Fee Rate and (ii) the Master Servicing Fee Rate of 0.0100% per annum.
(2) The Servicing Fee Rate will increase by 0.1250% per annum after the Mortgage Rate Adjustment Date in the case of approximately 8.69% of the Group 3 Mortgage Loans.

There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the original Class Principal Amount outstanding (rounded to the nearest whole percentage) and the weighted average lives of the Notes set forth in the table. In addition, to the extent that the actual Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Notes may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Offered Notes and set forth the percentages of the initial Class Principal Amount of each Class that would be outstanding after each of the Payment Dates shown, at various constant prepayment percentages. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Trust. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Class Principal Amounts and the weighted average lives shown in the following tables. Those variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of CPR.

The weighted average life of any Class of Notes is determined by:

•
multiplying the assumed net reduction, if any, in the Class Principal Amount of that Class of Notes on each Payment Date by the number of years from the date of issuance of the Notes to the related Payment Date,

•	summing the results, and

•	dividing the sum by the aggregate amount of the assumed net reductions in the Class Principal Amount of that Class.

Percent of Original Class Principal Amount Outstanding(1)

Class A-1
Percentage of CPR
Payment Date	0%	10%	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	90	84	79	74	69	59
April 25, 2009	100	80	71	63	55	47	34
April 25, 2010	100	72	60	49	40	32	20
April 25, 2011	100	64	50	39	30	23	12
April 25, 2012	100	57	43	31	23	16	7
April 25, 2013	99	51	36	25	17	11	4
April 25, 2014	99	46	31	20	13	8	3
April 25, 2015	99	41	26	16	9	5	2
April 25, 2016	98	37	22	13	7	4	1
April 25, 2017	97	33	18	10	5	3	1
April 25, 2018	95	29	15	8	4	2	*
April 25, 2019	92	25	13	6	3	1	*
April 25, 2020	89	22	10	5	2	1	*
April 25, 2021	86	19	9	4	1	1	*
April 25, 2022	83	17	7	3	1	*	*
April 25, 2023	80	14	6	2	1	*	*
April 25, 2024	76	12	5	2	1	*	*
April 25, 2025	72	10	4	1	*	*	*
April 25, 2026	68	9	3	1	*	*	*
April 25, 2027	64	7	2	1	*	*	*
April 25, 2028	59	6	2	1	*	*	*
April 25, 2029	54	5	1	*	*	*	*
April 25, 2030	48	4	1	*	*	*	*
April 25, 2031	42	3	1	*	*	*	*
April 25, 2032	35	2	1	*	*	*	*
April 25, 2033	28	2	*	*	*	*	*
April 25, 2034	21	1	*	*	*	*	*
April 25, 2035	13	1	*	*	*	*	*
April 25, 2036	5	*	*	*	*	*	*
April 25, 2037	0	0	0	0	0	0	0
April 25, 2038	0	0	0	0	0	0	0
Weighted Average Life
Years to Maturity	21.57	8.12	5.73	4.31	3.38	2.74	1.91
Years to Auction Payment Date**	4.99	3.85	3.38	2.97	2.61	2.29	1.77
Years to Notes Purchase Right	21.36	7.09	4.82	3.55	2.75	2.24	1.57
Years to Optional Termination	21.53	7.73	5.32	3.95	3.08	2.49	1.75

(1)	Rounded to the nearest whole percentage.
*	Indicates a value greater than 0.0% and less than 0.5%
**	Assumes the Notes are sold on the Auction Payment Date occurring in April 2012 and that the percentage of original Class Principal Amount outstanding on such date will equal 0%.

Percent of Original Class Principal Amount Outstanding(1)

Class A-2A and Class A-2B
Percentage of CPR
Payment Date	0%	10%	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	90	84	79	74	69	58
April 25, 2009	100	80	71	63	55	47	34
April 25, 2010	100	72	60	49	40	32	20
April 25, 2011	100	64	50	39	30	23	12
April 25, 2012	100	57	43	31	23	16	7
April 25, 2013	100	51	36	25	17	11	4
April 25, 2014	99	46	31	20	13	8	3
April 25, 2015	99	41	26	16	9	5	2
April 25, 2016	99	37	22	13	7	4	1
April 25, 2017	97	33	18	10	5	3	1
April 25, 2018	95	29	15	8	4	2	*
April 25, 2019	93	25	13	6	3	1	*
April 25, 2020	90	22	10	5	2	1	*
April 25, 2021	87	19	9	4	1	1	*
April 25, 2022	84	17	7	3	1	*	*
April 25, 2023	80	14	6	2	1	*	*
April 25, 2024	77	12	5	2	1	*	*
April 25, 2025	73	11	4	1	*	*	*
April 25, 2026	69	9	3	1	*	*	*
April 25, 2027	64	8	2	1	*	*	*
April 25, 2028	60	6	2	1	*	*	*
April 25, 2029	54	5	1	*	*	*	*
April 25, 2030	49	4	1	*	*	*	*
April 25, 2031	43	3	1	*	*	*	*
April 25, 2032	37	3	1	*	*	*	*
April 25, 2033	30	2	*	*	*	*	*
April 25, 2034	22	1	*	*	*	*	*
April 25, 2035	14	1	*	*	*	*	*
April 25, 2036	6	*	*	*	*	*	*
April 25, 2037	*	*	*	*	*	*	0
April 25, 2038	0	0	0	0	0	0	0
Weighted Average Life
Years to Maturity	21.74	8.14	5.74	4.31	3.38	2.74	1.91
Years to Auction Payment Date**	4.99	3.85	3.38	2.97	2.61	2.29	1.77
Years to Notes Purchase Right	21.50	7.10	4.82	3.55	2.75	2.24	1.57
Years to Optional Termination	21.68	7.74	5.32	3.96	3.08	2.49	1.75

(1)	Rounded to the nearest whole percentage.
*	Indicates a value greater than 0.0% and less than 0.5%.
**	Assumes the Notes are sold on the Auction Payment Date occurring in April 2012 and that the percentage of original Class Principal Amount outstanding on such date will equal 0%.

Percent of Original Class Principal Amount Outstanding(1)

Class A-3A and Class A-3B
Percentage of CPR
Payment Date	0%	10%	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	90	84	79	74	69	58
April 25, 2009	100	80	71	63	55	47	34
April 25, 2010	100	72	60	49	40	32	20
April 25, 2011	100	64	50	39	30	23	12
April 25, 2012	100	57	43	31	23	16	7
April 25, 2013	100	51	36	25	17	11	4
April 25, 2014	100	46	31	20	13	8	3
April 25, 2015	99	41	26	16	10	5	2
April 25, 2016	99	37	22	13	7	4	1
April 25, 2017	98	33	19	10	5	3	1
April 25, 2018	96	29	15	8	4	2	*
April 25, 2019	94	25	13	6	3	1	*
April 25, 2020	91	22	11	5	2	1	*
April 25, 2021	88	19	9	4	1	1	*
April 25, 2022	85	17	7	3	1	*	*
April 25, 2023	81	15	6	2	1	*	*
April 25, 2024	78	12	5	2	1	*	*
April 25, 2025	74	11	4	1	*	*	*
April 25, 2026	70	9	3	1	*	*	*
April 25, 2027	65	8	2	1	*	*	*
April 25, 2028	60	6	2	1	*	*	*
April 25, 2029	55	5	1	*	*	*	*
April 25, 2030	49	4	1	*	*	*	*
April 25, 2031	43	3	1	*	*	*	*
April 25, 2032	37	3	1	*	*	*	*
April 25, 2033	30	2	*	*	*	*	*
April 25, 2034	23	1	*	*	*	*	*
April 25, 2035	15	1	*	*	*	*	*
April 25, 2036	6	*	*	*	*	*	*
April 25, 2037	0	0	0	0	0	0	0
April 25, 2038	0	0	0	0	0	0	0
Weighted Average Life
Years to Maturity	21.88	8.17	5.76	4.32	3.38	2.74	1.91
Years to Auction Payment Date**	4.99	3.85	3.38	2.97	2.61	2.29	1.77
Years to Notes Purchase Right	21.65	7.12	4.83	3.55	2.75	2.24	1.57
Years to Optional Termination	21.83	7.77	5.33	3.96	3.08	2.49	1.75

(1)	Rounded to the nearest whole percentage.
*	Indicates a value greater than 0.0% and less than 0.5%.
**	Assumes the Notes are sold on the Auction Payment Date occurring in April 2012 and that the percentage of original Class Principal Amount outstanding on such date will equal 0%.

Material Federal Income Tax Consequences

General

Tax Classification of the Trust and of the Offered Notes

In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Offered Notes will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and the beneficial owners of the Offered Notes will agree by their purchase of such Offered Notes, to treat such Offered Notes as debt instruments for U.S. federal income tax purposes. The remainder of this discussion, other than the portion captioned “—Tax Consequences to Holders of the Notes —Possible Alternative Treatment of the Notes,” assumes that the Offered Notes are properly characterized as debt instruments for federal income tax purposes.

In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, as a publicly traded partnership taxable as a corporation, or as a taxable mortgage pool.

On the Closing Date, Thornburg Mortgage, Inc. will retain a 100% ownership interest in the Ownership Certificates and each Class of Retained Notes. The Trust Agreement and the Indenture will set forth restrictions on the transferability of the Ownership Certificates and the Retained Notes to ensure that at all times either (i) one person owns a 100% ownership interest in the Ownership Certificates and each Class of Retained Notes or (ii) two or more persons own ownership interests in the Ownership Certificates and each Class of Retained Notes, but only if each such person’s percentage interest in the Ownership Certificates is identical to such person’s percentage interest in each Class of Retained Notes. Any transfer in contravention of these restrictions will be permitted only if the person seeking to transfer the Ownership Certificates or Retained Notes furnishes the Securities Administrator, as note registrar and certificate registrar, with an opinion of counsel concluding that such transfer would not cause the trust to become subject to federal income taxation as a corporation.

If, notwithstanding these restrictions on transferability, the Ownership Certificates or one or more Classes of Retained Notes were to be transferred such that one person owned only some Classes of Retained Notes but not others, then the trust could become a taxable mortgage pool at the time of such transfer. Generally, if a trust or other entity is a taxable mortgage pool, it will be subject to federal income tax as a corporation and it may not join in filing a consolidated federal income tax return with any other corporation. An exception to this general rule exists if 100% of the equity interests in a taxable mortgage pool are owned by a real estate investment trust. Although Thornburg Mortgage, Inc., the initial owner of the Ownership Certificates and the Retained Notes, has elected to be a real estate investment trust, no assurance can be given that its ownership of the Ownership Certificates would enable the trust to qualify for this exception. If some or all of one or more Classes of Retained Notes were acquired by another person, that other person could be considered to own a portion of the equity interests in the trust because the Retained Notes acquired by such person could, depending upon the circumstances at the time of acquisition, be considered equity interests in the trust and not debt for federal income tax purposes. Any tax imposed on the trust would reduce cashflow that would be available to make payments on the Notes, particularly the Subordinate Notes. Any violation of the aforementioned transfer restrictions applicable to the Ownership Certificates and the Retained Notes would constitute an Indenture Default.

Tax Consequences to Holders of the Offered Notes

Interest Income on the Offered Notes. The Offered Notes may be treated as having been issued with OID. The beneficial owner of an Offered Note must include any OID with respect to such Offered Note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Material Federal Tax Considerations—Taxation of Securities Treated as Debt Instruments—Interest Income and OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to 20% of CPR with respect to the Mortgage Loans. See “Yield, Prepayment and Maturity Considerations” above. No representation, however, is made as to the rate at which principal payments or recoveries on the Mortgage Loans actually will occur.

Additional Considerations Applicable to the Auction Swap Agreement. For federal income tax purposes, the purchase of an Offered Note represents (i) the purchase of a debt instrument, (ii) the obligation to sell the Offered Note on the Auction Payment Date, and (iii) the acquisition of rights and assumption of obligations under the Auction Swap Agreement.

On the Auction Payment Date, the owner of Offered Notes must tender those Offered Notes for sale for the Par Price. The investor with the highest bid in the auction conducted by the Auction Administrator will purchase the Offered Notes. Under the Auction Swap Agreement, for federal income tax purposes each owner of an Offered Note will be treated as having entered into a forward contract for the sale of its beneficial ownership interest in the Offered Note.

For federal income tax reporting purposes, it will be assumed that no significant consideration will be paid or received by the beneficial owner of an Offered Note for the rights acquired or the obligations undertaken with respect to the Offered Notes under the Auction Swap Agreement. The IRS could disagree, and if its position were upheld, the holders of the Offered Notes could have OID in addition to the stated interest on their Offered Notes or a small offset of premium against that stated interest. See “Material Federal Income Tax Considerations - Taxation of Securities Treated as Debt Instruments - Interest Income and OID” in the prospectus.

The debt component of an Offered Note and the rights and obligations under the auction and the Auction Swap Agreement should be treated as offsetting positions in a straddle for purposes of section 1092 of the Code. As a result, any gain or loss realized upon the sale or exchange of an Offered Note (including the mandatory sale on the Auction Payment Date) will be treated as short-term gain or loss regardless of how long the owner held the Offered Note. Generally, the owner of an Offered Note will be required to capitalize any interest and carrying charges applicable to the Offered Note to the extent they exceed the ordinary income generated by the Offered Note for the taxable year. In addition, ownership of an Offered Note may have to be treated as ownership of a conversion transaction, in which case any gain on sale will be treated as ordinary income to the extent the owner’s yield from the investment is less than 120% of the applicable federal rate.

The correct treatment of the Offered Notes under the Auction Swap Agreement is not clear. Owners of Offered Notes are strongly advised to consult their own tax advisors regarding the treatment of their interest in Offered Notes, including the allocation of issue price and the timing, character, and source of income, gain, deduction, and loss resulting from ownership of Offered Notes.

Possible Alternative Treatments of the Offered Notes. If, contrary to the opinion of McKee Nelson, LLP, the IRS successfully asserted that a Class of Offered Notes did not represent debt instruments for U.S. federal income tax purposes, those Notes could be treated as equity interests in the Trust. Moreover, if a Class of Offered Notes represented equity in the Trust, payments of interest on that Class of Offered Notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State Taxes

The Depositor makes no representations regarding the tax consequences of the purchase, ownership or disposition of the Offered Notes under the tax laws of any state. Investors considering an investment in the Offered Notes should consult their own tax advisors regarding those tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Notes.

ERISA Considerations

General

Section 406 of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between those pension, profit-sharing or other employee benefit plans or other retirement plans or arrangements, including a so-called “Keogh” plan, or an individual retirement account, to which they are applicable or any entity deemed to hold the assets of the foregoing (“Plans”) and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to a Plan that purchases securities issued by that trust if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and Section 4975 Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Although there is little guidance on the subject, the Trust believes that, at the time of their issuance, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of the Offered Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

Based upon the foregoing and other considerations, subject to the considerations described below, the Offered Notes may be purchased by a Plan.

The acquisition or holding of Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain exemptions (“prohibited transaction exemptions” or “PTCEs”) from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire the Notes. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”) (“Investor-Based Exemptions”). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Offered Notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Offered Notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Offered Notes.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or the Code (“Similar Law”) (together with Plans, “Benefit Plans”).

The Offered Notes should not be purchased with the assets of a Benefit Plan if the Seller, the Depositor, the Indenture Trustee, the Master Servicer, the Servicers, the Owner Trustee, the Trust Administrator, the Underwriters, or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to the Benefit Plan, unless such purchase and holding of such Offered Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

Prospective Benefit Plan investors in the Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

Each purchaser and transferee of an Offered Note will be deemed to represent and warrant to the Trust that (i) it is not acquiring such Offered Note for, or with the assets of, a Benefit Plan or (ii) its acquisition and holding of such Offered Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable statutory or administrative exemption, and will not cause a non-exempt violation of any Similar Law.

Legal Investment Considerations

The Offered Notes will constitute “mortgage related securities” for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA.

There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Notes or to purchase Offered Notes representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Notes constitute legal investments for those investors. See “Legal Investment Considerations” in the prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans from the Seller. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction. In order to facilitate the release of liens on certain of the Mortgage Loans that the Seller will sell to the Depositor, Lehman Brothers Inc. will advance approximately $1,400,000,000 to various lenders to repay certain financing arrangements between Thornburg and the various lenders.

Method of Distribution

Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and Lehman Brothers Inc., which is an affiliate of the Depositor, Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC and Greenwich Capital Markets, Inc., the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the amount of the Offered Notes set forth in the table below:

Class	Lehman Brothers Inc.	Bear, Stearns & Co. Inc.	Credit Suisse Securities (USA) LLC	Greenwich Capital Markets, Inc.

A-1	$100,891,700.00	$14,413,100.00	$14,413,100.00	$14,413,100.00
A-2A	$391,992,300.00	$55,998,900.00	$55,998,900.00	$55,998,900.00
A-2B	$43,554,700.00	$6,222,100.00	$6,222,100.00	$6,222,100.00
A-3A	$315,174,300.00	$45,024,900.00	$45,024,900.00	$45,024,900.00
A-3B	$35,018,900.00	$5,002,700.00	$5,002,700.00	$5,002,700.00

Distribution of the Offered Notes will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect those transactions by selling Offered Notes to or through dealers and those dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Notes but have no obligation to do so. There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act.

Legal Matters

Certain legal matters in connection with the issuance of the Offered Notes will be passed upon by McKee Nelson LLP, Washington, D.C., as counsel for the Depositor and for the Underwriters. Certain legal matters will be passed upon for the Sponsor and the Seller by Stroock & Stroock & Lavan LLP, New York, New York, as counsel for the Sponsor and the Seller.

Ratings

It is a condition to the issuance of the Offered Notes that they be assigned the applicable rating or ratings by Moody’s and S&P indicated under “Initial Note Ratings” in the table on S-1.

The ratings assigned by the above Rating Agencies address the likelihood of the receipt of all distributions on the Mortgage Loans and under the Yield Maintenance Agreements by the Noteholders to which they are entitled. The ratings of each rating agency take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the Notes, and the extent to which the payment stream on that mortgage pool and under the related Yield Maintenance Agreement is adequate to make payments required by the Notes. However, ratings of the Notes do not constitute a statement regarding frequency of prepayments on the related Mortgage Loans.

The ratings do not address the possibility that, as a result of principal prepayments, holders of the Offered Notes may receive a lower than anticipated yield, and such ratings do not address the ability of Thornburg, the Seller or Thornburg Mortgage, Inc. to repurchase certain Mortgage Loans for which the interest rate or terms have converted.

The ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.

The Depositor has not engaged any rating agency other than S&P and Moody’s to provide ratings on the Offered Notes. However, there can be no assurance as to whether any other Rating Agency will rate the Offered Notes or, if it does, what ratings would be assigned by that Rating Agency. Any rating on the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes by S&P and Moody’s.

Glossary of Defined Terms

1-month LIBOR Index
The average of the interbank offered rates for 1-month U.S. dollar deposits in the London market based on quotations of major banks published in the Wall Street Journal and calculated as provided in the related mortgage note.

1-year CMT Index	The weekly average yield on United States Treasury securities adjusted to a constant maturity of 1-year, as published by the Federal Reserve Board in Statistical Release H.15(519).

6-month LIBOR Index
The average of the interbank offered rates for 6-month U.S. dollar deposits in the London market based on quotations of major banks published in the Wall Street Journal and calculated as provided in the related mortgage note.

12-month LIBOR Index
The average of the interbank offered rates for 12-month U.S. dollar deposits in the London market based on quotations of major banks published in the Wall Street Journal and calculated as provided in the related mortgage note.

AB Servicing Criteria	The minimum servicing criteria established in Item 1122(d) of Regulation AB.

Accrual Period
For the Offered Notes and a Payment Date, the period beginning on the prior Payment Date (or the Closing Date, in the case of the first Payment Date) and ending on the day immediately preceding such Payment Date. For the Class A-X Notes and the Subordinate Notes, the calendar month immediately preceding the month of the related Payment Date.

Additional Collateral	With respect to any Additional Collateral Mortgage Loan, the marketable securities or other assets subject to a security interest pursuant to the related pledge agreement.

Additional Collateral Mortgage Loans	Each Mortgage Loan identified as such in the Mortgage Loan Schedule and as to which Additional Collateral is then required to be provided as security therefor.

Adjustable Rate Mortgage Loans
Mortgage Loans for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under “Description of the Mortgage Loan Groups—General” and “—Mortgage Loan Statistics.”

Administration Agreement	The administration agreement dated as of April 1, 2007, among the Trust, the Owner Trustee and the Securities Administrator.

Agreements	Collectively, the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Mortgage Loan Purchase Agreement, the Servicing Agreements and the Administration Agreement.

Aggregate Subordinate Percentage
As to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amounts of the Classes of Subordinate Notes and the denominator of which is the aggregate of the Scheduled Principal Balances of the Mortgage Loans for such Payment Date plus amounts on deposit in the Reserve Fund.

Auction Administrator	Wells Fargo Bank, as Securities Administrator and its successors and assigns in that capacity.

Auction Payment Date	The Payment Date in April 2012.

Auction Proceeds	For each Class of Offered Notes, the proceeds from the sale of such Offered Notes by the Auction Administrator to third-party investors.

Auction Swap Agreement	The auction swap contract, dated as of the Closing Date, between the Auction Swap Counterparty and the Auction Administrator.

Auction Swap Counterparty	Credit Suisse International.

Available Funds	The sum of (i) the Interest Distribution Amount for such payment Date and (ii) the Principal Distribution Amount for such Payment Date.

Available Funds Cap Rate
With respect to any Payment Date, the per annum rate equal to the product of (1) the fraction, expressed as a percentage, the numerator of which is the Interest Distribution Amount for the related Mortgage Loan Group for the related Due Period, and the denominator of which is the sum of the Class Principal Amount of the related Offered Notes and the related Subordinate Component immediately prior to such Payment Date, multiplied by (2) 12.

BBA	The British Bankers’ Association.

Beneficial Owner	Any person acquiring an interest in a Book-Entry Note.

Book-Entry Notes	The Offered Notes, other than any Definitive Note.

Business Day
Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Minnesota, the State of Maryland, the State of Illinois, the State of New York or in the city in which the corporate trust office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

Cenlar	Cenlar FSB.

Certificateholder	A holder of Ownership Certificates.

Certificate Distribution Account	The certificate distribution account maintained by or on behalf of the Securities Administrator for the benefit of the Trust and the Certificateholders.

Class	All Notes bearing the same class designation.

Class A Available Funds Cap Rate
With respect to any Payment Date and any Class of Offered Notes, a per annum rate equal to the product of (1) the Available Funds Cap Rate of the related Mortgage Loan Group and (2) 30 divided by the actual number of days in the related Accrual Period.

Class A Available Funds Cap Shortfalls
With respect to any Payment Date and any Class of Offered Notes, an amount, if any, equal to the sum of (i) the excess of the amount of interest that would have accrued on that Class of Offered Notes for the related Accrual Period had the applicable Interest Rate been determined without regard to the applicable Class A Available Funds Cap Rate over the amount of interest actually accrued on such Class of Offered Notes for such Accrual Period, (ii) any amounts described in clause (i) above for prior Payment Dates that remain unpaid, and (iii) interest on the amount described in clause (ii) at the applicable Interest Rate determined without regard to the applicable Class A Available Funds Cap Rate.

Class A Deferred Amount
For each Payment Date and for each Class of Offered Notes, the amount by which (x) the aggregate of any Realized Losses previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (1) the aggregate of amounts previously distributed in reimbursement thereof and (2) the amount by which the Class Principal Amount of such Class has been increased due to any Subsequent Recovery.

Class A Notes	The Class A-1, Class A-2A, Class A-2B, Class A-3A and Class A-3B Notes.

Class A-1 Margin	0.140%.

Class A-2A Margin	0.130%.

Class A-2B Margin	0.170%.

Class A-3A Margin	0.130%.

Class A-3B Margin	0.170%.

Class Notional Amount	The Class Notional Amount of the Class A-X Notes for any Payment Date will equal the aggregate Class Principal Amounts of the Offered Notes immediately before such Payment Date.

Class Principal Amount
As to any Payment Date, with respect to any Class of Notes (other than the Class A-X Notes), the initial Class Principal Amount as reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all prior Payment Dates, (y) all Realized Losses, if any, actually allocated to that Class on all prior Payment Dates and (z) any applicable Writedown Amount; provided, however, that the Class Principal Amount of a Class of Notes may be increased up to the amount of Realized Losses previously allocated to such Class, in the event that there is a Subsequent Recovery on a Mortgage Loan, and the Note Principal Amount of any individual Note of such Class will be increased by its pro rata share of the increase to such Class.

Class Subordination Percentage
For any Payment Date and each Class of Subordinate Notes, a fraction (expressed as a percentage) the numerator of which is the Class Principal Amount of that Class immediately before that date and the denominator of which is the aggregate Class Principal Amounts of all Classes of Notes immediately before that date.

Clearstream	Clearstream Banking Luxembourg.

Closing Date	April 27, 2007.

Code	The Internal Revenue Code of 1986, as amended.

Collection Account	The collection account maintained by the Master Servicer established in the name of Wells Fargo Bank, N.A. and for the benefit of the Noteholders.

CPR	The constant prepayment rate model used in this prospectus supplement, as described under “Yield, Prepayment and Maturity Considerations—Structuring Assumptions.”

Credit Support Percentage
For a Class of Subordinate Notes and any Payment Date, the sum of the Class Subordination Percentages of all other Classes of Subordinate Notes having a higher numerical Class designation than such Class.

Current Interest
On each Payment Date, the amount of interest which each Class of Notes is entitled to receive (to the extent of funds available) for the related Accrual Period, which is equal to (a) interest at the applicable Interest Rate on the Class Principal Amount or Class Notional Amount, as applicable, immediately prior to such Payment Date, of that Class plus (b) unpaid interest amounts consisting of the excess of all amounts calculated in accordance with clause (a) above on all prior Payment Dates over the amount actually distributed as interest on the prior Payment Dates.

Custodian	LaSalle Bank National Association, in its capacity as a custodian, or any successor thereto.

Cut-off Date	April 1, 2007.

Definitive Note	A physical note representing any Note.

Depositor	Structured Asset Securities Corporation.

Designated Telerate Page
The Dow Jones Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Determination Date	For any Payment Date and each Mortgage Loan, the date set forth in the related Servicing Agreement on which the related Servicer determines the amount to be remitted to the Master Servicer.

DTC	The Depository Trust Company.

Due Period
For any Payment Date, the period commencing on the second day of the month preceding the month in which that Payment Date occurs and ending on the first day of the month in which that Payment Date occurs.

Effective Loan-to-Value Ratio
On any date of determination, a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan on that date less the value of the required amount of any Additional Collateral and the denominator of which is the value of the Mortgaged Property.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.

Euroclear	The Euroclear System.

Exchange Act	The Securities Exchange Act of 1934, as amended.

First Republic	First Republic Bank.

Fitch	Fitch Ratings.

Global Securities	The globally offered Notes.

Gross Margin	For Adjustable Rate Mortgage Loans, the interest rate margin specified in the related mortgage note.

Group 1	The Mortgage Loan Group consisting of those Mortgage Loans constituting Group 1.

Group 2	The Mortgage Loan Group consisting of those Mortgage Loans constituting Group 2.

Group 3	The Mortgage Loan Group consisting of those Mortgage Loans constituting Group 3.

Group 1 Notes	The Class A-1 Notes.

Group 2 Notes	The Class A-2A and Class A-2B Notes.

Group 3 Notes	The Class A-3A and Class A-3B Notes.

Group 1 Mortgage Loans	The Mortgage Loans in Group 1.

Group 2 Mortgage Loans	The Mortgage Loans in Group 2.

Group 3 Mortgage Loans	The Mortgage Loans in Group 3.

Group 1 Percentage
For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans for such Payment Date and the denominator of which is the Pool Balance for such Payment Date.

Group 2 Percentage
For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans for such Payment Date and the denominator of which is the Pool Balance for such Payment Date.

Group 3 Percentage
For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans for such Payment Date and the denominator of which is the Pool Balance for such Payment Date.

Hybrid Mortgage Loans	Mortgage Loans which initially bear a fixed rate of interest which convert to Adjustable Rate Mortgage Loans after a specified period following origination.

Indenture Defaults
The events of default under the Indenture as described under “The Trust Agreement, the Indenture and the Administration Agreement—Certain Matters under the Agreements—Events of Default under the Indenture” in this prospectus supplement.

Indenture Trustee	LaSalle Bank National Association in its capacity as indenture trustee under the Indenture and its successors and assigns in that capacity.

Indenture Trustee Fee	The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Indenture Trustee.

Index	The index applicable to any Adjustable Rate Mortgage Loan, based on 1-month LIBOR, 6-month LIBOR, 12-month LIBOR or 1-year CMT.

Initial Note Notional Amount	With respect to any Class A-X Note, the amount designated as the “Initial Note Notional Amount” on the face of such Note.

Initial Note Principal Amount	With respect to any Note (other than the Class A-X Notes), the amount designated as the “Initial Note Principal Amount” on the face of such Note.

Initial Rate Cap
For any Adjustable Rate Mortgage Loan, a fixed percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Mortgage Rate Adjustment Date.

Insurance Proceeds
Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged Properties other than amounts to cover expenses incurred by a Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage note or state law.

Interest Distribution Amount
With respect to any Payment Date and any Mortgage Loan Group, an amount equal to the sum of the following for each Mortgage Loan in that Mortgage Loan Group: (1) all interest received or advanced by the Servicer of the Mortgage Loan or the Master Servicer in the related Due Period less any related Servicing Fees, Master Servicing Fees and Retained Interest; (2) all compensating interest payments paid with respect to the Mortgage Loan, if the Mortgage Loan was prepaid during the related Prepayment Period and (3) the portion of any purchase price or other amount paid with respect to the Mortgage Loans allocable to interest; less the Group 1 Percentage, Group 2 Percentage or Group 3 Percentage of any fees or other amounts reimbursable to the Master Servicer (other than the Master Servicer Fee), the Servicer (other than Servicing Fees), the Securities Administrator, the Indenture Trustee, the Custodian and the Owner Trustee as provided in the Agreements.

Interest-Only Mortgage Loans
Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for the period specified in the related mortgage note following the origination of the related Mortgage Loan.

Interest Rate
For each Class of Offered Notes, the applicable annual rate described under “Description of the Notes—Distributions of Interest—Interest Rates.” For the Class A-X Notes and each Class of Subordinate Notes, the applicable annual rates described under “Summary of Terms--Interest Payments on the Notes.”

IRS	The Internal Revenue Service.

ISDA Master Agreement
The International Swaps and Derivatives Association, Inc. 1992 Master Agreement (Multicurrency—Cross Border) (including any supplemental schedule or confirmation agreement relating to the Yield Maintenance Agreements or Auction Swap Agreement).

Issuing Entity or Trust	Thornburg Mortgage Securities Trust 2007-2, a Delaware statutory trust.

LaSalle	LaSalle Bank National Association

LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

LIBOR Determination Date	The second LIBOR Business Day preceding the commencement of each Accrual Period (other than the first Accrual Period for the Offered Notes).

Liquidated Mortgage Loan
In general, a defaulted Mortgage Loan as to which the related Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Liquidation Proceeds
With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO property prior to REO disposition) received by the related Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with the applicable provisions of the related Servicing Agreement, other than Subsequent Recoveries; provided that (i) with respect to any Mortgage Loan or REO property repurchased, substituted or sold pursuant to or as contemplated hereunder, or pursuant to the applicable provisions of the related Servicing Agreement, including amounts realized in connection with such repurchase, substitution or sale and (ii) with respect to a defaulted Additional Collateral Mortgage Loan, including the amount realized on the related Additional Collateral.

Loan-to-Value Ratio
On any date of determination, a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan on that date and the denominator of which is the value of the Mortgaged Property as determined at the origination of the related Mortgage Loan on the basis of the lesser of the sale price or appraised value with respect to a purchase Mortgage Loan or the appraised value with respect to a refinance Mortgage Loan.

Master Servicer	Wells Fargo Bank, or any successor thereto in that capacity.

Master Servicer Remittance Date	With respect to each Payment Date, the Business Day immediately preceding such Payment Date.

Master Servicing Fee
For each Mortgage Loan, a monthly fee paid to the Master Servicer out of interest collections received from the related Mortgage Loan calculated at the Master Servicing Fee Rate on the outstanding Scheduled Principal Balance of each Mortgage Loan.

Master Servicing Fee Rate	The Master Servicing Fee Rate is 0.010%.

Maturity Date	June 2037.

Maximum Mortgage Rate	For any Mortgage Loan, the rate specified in the related mortgage Note which the related Mortgage Rate will never exceed.

Minimum Mortgage Rate	For any Mortgage Loan, the rate specified in the related mortgage Note which the related Mortgage Rate will never be less than.

Moody’s	Moody’s Investors Service, Inc.

Mortgage Loan Group	Group 1, Group 2 or Group 3.

Mortgage Loan Purchase Agreement	The mortgage loan purchase agreement, dated as of April 1, 2007, between the Seller and the Depositor.

Mortgage Loan Schedule	As of any date, the list of Mortgage Loans included in the Trust on such date, attached to the Sale and Servicing Agreement as Schedule I.

Mortgage Loans	As of any date of determination, the first lien, residential Adjustable Rate Mortgage Loans and Hybrid Mortgage Loans included in the Trust Estate.

Mortgage Rate	For any Mortgage Loan, its applicable interest rate as determined in the related mortgage note as reduced by any application of Relief Act Reduction.

Mortgage Rate Adjustment Date	With regard to the Adjustable Rate Mortgage Loans, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.

Mortgaged Property	The real property securing a Mortgage Loan.

Mortgagor	The borrower under a mortgage note.

Net Liquidation Proceeds
With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO property) the related Liquidation Proceeds net of advances, related servicing advances, Master Servicing Fee, related Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property, and any related Retained Interest.

Note Payment Account	The note payment account maintained by the Securities Administrator in its capacity as Paying Agent under the Indenture for the benefit of the Noteholders.

Note Principal Amount
With respect to each Note of a given Class (other than the Class A-X Notes) and any date of determination, the product of (i) the Class Principal Amount of such Class and (ii) the applicable Percentage Interest of such Note.

Note Registrar	Wells Fargo Bank, N.A., and its successors and assigns in that capacity.

Noteholder	Any person acquiring a beneficial ownership interest in any Note.

Notes	The Offered Notes, the Class A-X Notes and the Subordinate Notes.

Offered Notes	The Class A-1, Class A-2A, Class A-2B, Class A-3A and Class A-3B Notes.

OID	Original issue discount.

One-month LIBOR Index	As defined in “Description of the Notes—Distributions of Interest—Determination of one-month and one-year LIBOR.”

One-year LIBOR Index	As defined in “Description of the Notes—Distributions of Interest—Determination of one-month and one-year LIBOR.”

Optional Notes Purchase Date
Any Payment Date on or after the payment date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than 20% of their aggregate Scheduled Principal Balance as of the Cut-Off Date.

Optional Notes Purchase Right
The right of Thornburg Mortgage, Inc. to call the Notes on any Payment Date in or after the month in which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than 20% of their aggregate Scheduled Principal Balance as of the Cut-off Date, as described in this prospectus supplement under “Description of the Notes—Optional Notes Purchase Right.”

Optional Termination Date	As described in this prospectus supplement under “Description of the Notes —Optional Termination of the Trust.”

Originators	Thornburg Mortgage Home Loans, Inc., together with the other originators of the Mortgage Loans.

Overcollateralized Group or Groups	As described in this prospectus supplement under “Description of the Notes—Principal.”

Owner Trustee	Wilmington Trust Company, in its capacity as owner trustee under the Trust Agreement and its successors and assigns in that capacity.

Owner Trustee Fee	The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Owner Trustee.

Ownership Certificate	Any of the ownership certificates that evidences a beneficial ownership interest in the Trust.

Par Price	The Class Principal Amount of the applicable Offered Notes after application of all principal distributions and allocation of Realized Losses and Subsequent Recoveries on the Auction Payment Date.

Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

Paying Agent	Initially, the Securities Administrator.

Payment Date	The 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in May 2007.

Percentage Interest
With respect to any Note, a fraction, expressed as a percentage, the numerator of which is the Initial Note Principal Amount or Initial Note Notional Amount of such Note and the denominator of which is the original Class Principal Amount or original Class Notional Amount, as applicable, of the related Class as of the Closing Date.

Periodic Rate Cap
For any Adjustable Rate Mortgage Loan, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date, except for the first Adjustment Date.

Permitted Investments	As described in this prospectus supplement under “Servicing and Administration of the Trust—Accounts.”

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.

Plan Assets	The assets of any Plan.

Pool Balance	For any Payment Date, the aggregate of the Scheduled Principal Balances of the Mortgage Loans outstanding on the first day of the month preceding the month of that Payment Date.

Prepayment Interest Shortfall	The resulting reduction in interest payable for the month during which a borrower prepays a Mortgage Loan in full or in part between due dates for monthly payments.

Prepayment Period	For each Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

Principal Distribution Amount
With respect to any Payment Date and any Mortgage Loan Group, an amount equal to the sum of the following for each Mortgage Loan in that Mortgage Loan Group: (1) each scheduled payment of principal collected or advanced on the Mortgage Loan by the related Servicer or the Master Servicer in the related Due Period; (2) if the Mortgage Loan is repurchased, the principal portion of the related purchase price, for the Mortgage Loan, deposited in the Collection Account during the related Prepayment Period; (3) the principal portion of any related substitution adjustment amount for the Mortgage Loan deposited in the Collection Account during the related Prepayment Period; (4) if the Mortgage Loan is not yet a Liquidated Mortgage Loan, the principal portion of all Insurance Proceeds for the Mortgage Loan received during the related Prepayment Period; (5) if the Mortgage Loan is a Liquidated Mortgage Loan, the principal portion of all net Liquidation Proceeds for the Mortgage Loan received during the related Prepayment Period, other than Subsequent Recoveries; and (6) the principal portion of all partial and full principal prepayments of the Mortgage Loan and any Subsequent Recoveries, in each case received during the related Prepayment Period.

Rating Agencies	Each of Moody’s and S&P.

Realized Loss
With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all net Liquidation Proceeds in respect of such Liquidated Mortgage Loan.

Record Date
For each Payment Date and the Offered Notes, the Business Day immediately preceding the related Payment Date. For each Payment Date and the Class A-X Notes and the Subordinate Notes, the last Business Day of the calendar month immediately preceding such Payment Date.

Regulation AB
Subpart 229.1100—Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as it may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act	The Servicemembers Civil Relief Act, as amended, and similar state or local laws.

Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.

Reserve Fund	The reserve fund maintained by the Securities Administrator in the name of the Indenture Trustee and for the benefit of the Noteholders.

Retained Interest
The increased interest retained by Thornburg on a Mortgage Loan made to an employee of Thornburg Mortgage, Inc. or its affiliates, after the Mortgage Rate for such Mortgage Loan increases by the amount of the employee discount upon a borrower’s ceasing to be an employee of Thornburg Mortgage, Inc. or its affiliates.

Retained Notes	Collectively, the Class A-X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes.

S&P	Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Sale Agreement	The mortgage loan purchase agreement dated as of April 1, 2007, between Thornburg and the Seller.

Sale and Servicing Agreement	The sale and servicing agreement dated as of April 1, 2007, among the Indenture Trustee, the Depositor, the Trust, the Seller, Thornburg, the Master Servicer and the Securities Administrator.

Scheduled Payment	The monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.

Scheduled Principal Balance
For any Mortgage Loan as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date as set forth in Schedule I to the Sale and Servicing Agreement, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Due Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated Mortgage Loan will be equal to zero.

Securities	Collectively, the Notes and the Ownership Certificates.

Securities Act	The Securities Act of 1933, as amended.

Securities Administrator
Wells Fargo Bank, in its capacity as securities administrator under the Sale and Servicing Agreement and in its capacity as Paying Agent under the Indenture and its successors and assigns in that capacity.

Securityholder	A holder of a Security.

Seller	Thornburg Mortgage Funding, Inc.

Senior Credit Support Depletion Date	The date on which the aggregate Class Principal Amounts of the Subordinate Notes has been reduced to zero.

Senior Percentage
For each Payment Date and each Mortgage Loan Group, the percentage equivalent of a fraction (which shall not be greater than 100%), the numerator of which is the aggregate of the Class Principal Amount of the Class or Classes of Offered Notes relating to the Mortgage Loan Group immediately prior to that date and the denominator of which is the Scheduled Principal Balance of all Mortgage Loans in the related Mortgage Loan Group for that date; provided, however, that on any Payment Date after a Senior Termination Date has occurred with respect to a Mortgage Loan Group, the Senior Percentage for such Mortgage Loan Group will be equal to 0%; and, provided, further, that on any Payment Date after a Senior Termination Date has occurred with respect to two loan groups, the Senior Percentage of the remaining senior certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amount of the remaining Class or Classes of Offered Notes immediately prior to such date and the denominator of which is the aggregate of the Class Principal Amount of all Classes of Notes, immediately prior to such date.

Senior Prepayment Percentage
For each Mortgage Loan Group and any Payment Date occurring before May 2014, 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Offered Notes while, in the absence of Realized Losses, increasing the interest in the Scheduled Principal Balance of the Mortgage Loans evidenced by the Subordinate Notes. Increasing the interest of the Subordinate Notes relative to that of the Offered Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes.

For each Mortgage Loan Group and any Payment Date occurring on or after the Payment Date in May 2014, the related Senior Prepayment Percentage will be as follows:

•     for any Payment Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;

•     for any Payment Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;

•     for any Payment Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;

•     for any Payment Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; and

•     for any Payment Date thereafter, the related Senior Percentage for that date.

Notwithstanding the preceding paragraphs, no decrease in the Senior Prepayment Percentage for any Mortgage Loan Group will occur unless the Step Down Test is satisfied on such Payment Date.

However, if, on any Payment Date the Senior Percentage for such Mortgage Loan Group exceeds the initial Senior Percentage for such Mortgage Loan Group, the Senior Prepayment Percentage for each Mortgage Loan Group for that Payment Date will once again equal 100%.

Notwithstanding the preceding paragraphs, (i) if on any Payment Date prior to May 2010 the Two Times Test is satisfied, the Senior Prepayment Percentage for each Mortgage Loan Group will equal the related Senior Percentage for that date plus 50% of an amount equal to 100% minus the related Senior Percentage for that date and (ii) if on any Payment Date on or after May 2010 the Two Times Test is satisfied, the Senior Prepayment Percentage for each Mortgage Loan Group will equal the related Senior Percentage for that date; provided, however, that on any Payment Date after a Senior Termination Date has occurred with respect to a Mortgage Loan Group, the Senior Prepayment Percentage will equal zero percent for the related Mortgage Loan Group.

Senior Principal Distribution Amount
The “Senior Principal Distribution Amount” for each Mortgage Loan Group and each Payment Date is equal to the sum of:

(1)       the product of (a) the related Senior Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Loan Group due during the related Due Period;

(2)       the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Loan Group during the related Prepayment Period, (ii) each other unscheduled collection, including any Subsequent Recovery, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Loan Group that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Loan Group actually received by the Securities Administrator during the related Prepayment Period;

(3)       with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Loan Group that was finally liquidated during the related Prepayment Period, the lesser of (a) the related Net Liquidation Proceeds allocable to principal and (b) the product of the related Senior Prepayment Percentage for that date and the remaining Scheduled Principal Balance of such Mortgage Loan at the time of liquidation; and

(4)       any amounts described in clauses (1) through (3) for any previous Payment Date that remain unpaid.

Senior Termination Date	For any Mortgage Loan Group, the date on which the aggregate Class Principal Amount of the related Class or Classes of Offered Notes is reduced to zero.

Servicers	On the Closing Date, Thornburg, First Republic and various other banks, savings and loan institutions and mortgage lending institutions.

Servicer Remittance Date
The 18th day of each month (or if the 18th day is not a Business Day, the next succeeding Business Day or, as specified in the related Servicing Agreement, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day).

Servicing Account	A custodial account maintained by each Servicer established in the name of such Servicer and for the benefit of the Indenture Trustee on behalf of the Noteholders.

Servicing Agreements
The servicing agreements between Thornburg and a Servicer or among Thornburg, the Master Servicer and a Servicer which servicing agreements are assigned to the Seller, including the servicing arrangements under Thornburg’s correspondent seller’s guide relating to Mortgage Loans, the rights under which form part of the Trust Estate.

Servicing Fee
For each Mortgage Loan, a monthly fee paid to the related Servicer out of interest collections received from the related Mortgage Loan calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Loan.

Servicing Fee Rate	The applicable annual rate with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule with respect to each Servicer as set forth under “Fees and Expenses of the Trust.”

SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.

Sponsor	Thornburg.

Step Down Test
As to any Payment Date, the application of both of the following conditions (which conditions may or may not be satisfied):

first,       the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure and REO property), averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amount of the Subordinate Notes, does not equal or exceed 50%, and second,  cumulative Realized Losses on all of the mortgage loans do not exceed:

•     for any Payment Date on or after the seventh anniversary of the first Payment Date, 30% of the aggregate Class Principal Amount of the Subordinate Notes as of the Closing Date,

•     for any Payment Date on or after the eighth anniversary of the first Payment Date, 35% of the aggregate Class Principal Amount of the Subordinate Notes as of the Closing Date,

•     for any Payment Date on or after the ninth anniversary of the first Payment Date, 40% of the aggregate Class Principal Amount of the Subordinate Notes as of the Closing Date,

•     for any Payment Date on or after the tenth anniversary of the first Payment Date, 45% of the aggregate Class Principal Amount of the Subordinate Notes as of the Closing Date, and

•     for any Payment Date on or after the eleventh anniversary of the first Payment Date, 50% of the aggregate Class Principal Amount of the Subordinate Notes as of the Closing Date.

Strike Rate
For the Yield Maintenance Agreement relating to the Class A-1 Notes, the excess of (i) the related Class A Available Funds Cap Rate over (ii) the Class A-1 Margin.

For the Yield Maintenance Agreement relating to the Group 2 Notes, the excess of (i) the related Class A Available Funds Cap Rate over (ii) the weighted average of the Class A-2A Margin and Class A-2B Margin (weighted on the basis of the related Notes’ Class Principal Amounts for the immediately preceding Payment Date, after giving effect to distributions and allocations of Realized Losses and Subsequent Recoveries on such Payment Date, or as of the Closing Date for the first Payment Date).

For the Yield Maintenance Agreement relating to the Group 3 Notes, the excess of (i) the related Class A Available Funds Cap Rate over (ii) the weighted average of the Class A-3A Margin and Class A-3B Margin (weighted on the basis of the related Notes’ Class Principal Amounts for the immediately preceding Payment Date, after giving effect to distributions and allocations of Realized Losses and Subsequent Recoveries on such Payment Date, or as of the Closing Date for the first Payment Date).

Subordinate Notes	The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes.

Subordinate Component
For any Payment Date and with respect to any Mortgage Loan Group, the product of (a) the excess, if any, of the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Loan Group, as of the first day of the related Due Period, plus any amounts on deposit in the Reserve Fund attributable to such Mortgage Loan Group as of such Payment Date, over the aggregate Class Principal Amount of the related Offered Notes immediately prior to such Payment Date multiplied by (b) the quotient of (i) the aggregate Class Principal Amount of the Subordinate Notes immediately prior to such Payment Date over (ii) the sum of the amounts described in clause (a) for each Mortgage Loan Group.

Subordinate Percentage
For each Mortgage Loan Group and any Payment Date will be equal to the difference between 100% and the related Senior Percentage for such Mortgage Loan Group on such Payment Date; provided, however, that on any Payment Date after a Senior Termination Date has occurred with respect to two Mortgage Loan Groups, the Subordinate Percentage will represent the entire interest of the Subordinate Notes in the Mortgage Loans and will be equal to the difference between 100% and the related Senior Percentage for such Payment Date.

Subordinate Prepayment Percentage	For any Payment Date and each Mortgage Loan Group, the difference between 100% and the related Senior Prepayment Percentage for that date.

Subordinate Principal Distribution Amount
The “Subordinate Principal Distribution Amount” for any Mortgage Loan Group and each Payment Date is the sum of:

(1)       the product of (a) the related Subordinate Percentage and (b) the principal portion of each scheduled payment on each Mortgage Loan in the related Mortgage Loan Group due during the related Due Period;

(2)       the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Loan Group during the related Prepayment Period, (ii) each other unscheduled collection, including any Subsequent Recovery, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any related Mortgage Loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Loan Group actually received by the Securities Administrator with respect to the related Prepayment Period;

(3)      with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Loan Group that was finally liquidated during the related Prepayment Period, the related Net Liquidation Proceeds allocable to principal (to the extent not distributed pursuant to subsection (3) of the definition of Senior Principal Distribution Amount for the related Mortgage Loan Group); and

(4)       any amounts described in clauses (1) through (3) for any previous Payment Date that remain unpaid

Subsequent Recovery
With respect to any Payment Date and Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the month of that Payment Date, an amount received in respect of such Liquidated Mortgage Loan during the related Prepayment Period which has previously been allocated as a Realized Loss to a Class or Classes of Notes, net of reimbursable expenses.

Thornburg	Thornburg Mortgage Home Loans, Inc.

Trust Accounts	The Servicing Account, the Collection Account, the Certificate Distribution Account, the Reserve Fund and the Note Payment Account.

Trust Agreement
The initial trust agreement dated as of April 20, 2007, by and between the Owner Trustee and the Depositor, as amended and restated by the Amended and Restated Trust Agreement dated April 27, 2007, by and among the Owner Trustee, the Depositor and the Securities Administrator.

Trust Estate	The Mortgage Loans, the Yield Maintenance Agreements, the Auction Swap Agreement and the other assets of the Trust and proceeds therefrom.

Trust Expense Fee	The sum of the related Servicing Fee and the Master Servicing Fee.

Trust Expense Fee Rate	The sum of the related Servicing Fee Rate and the Master Servicing Fee Rate.

Two Times Test
On any Payment Date, the satisfaction of all of the following conditions:

the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date,

the condition described in clause first of the definition of Step Down Test is satisfied, and on or after the Payment Date in May 2010, cumulative Realized Losses do not exceed 30% of the aggregate Class Principal Amount of the Subordinate Notes as of the Closing Date, or prior to the Payment Date in May 2010, cumulative Realized Losses do not exceed 20% of the aggregate Class Principal Amount of the Subordinate Notes as of the Closing Date.

Undercollateralization Distribution	As described in the prospectus supplement under “Description of the Notes—Principal.”

Undercollateralized Group	As described in the prospectus supplement under “Description of the Notes—Principal.”

Underwriters	Lehman Brothers Inc., Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC and Greenwich Capital Markets, Inc.

Writedown Amount
The amount, if any, by which the aggregate of the Class Principal Amounts of all outstanding Classes of Notes (after giving effect to the distribution of principal and the allocation of Realized Losses on a Payment Date) exceeds the aggregate of the Scheduled Principal Balances of all the Mortgage Loans for the following Payment Date, which is the amount by which first, the Class Principal Amount of the Class of Subordinate Notes then outstanding with the highest numerical Class designation shall be reduced on such Payment Date, and second, to the extent that such Realized Losses exceeds amounts which will be distributed from the Reserve Fund, to the related Class or Classes of Offered Notes, pro rata, until their respective Class Principal Amounts have been reduced to zero; provided, however, any such Realized Losses to be so allocated to the Class A-2A Notes will instead be allocated to the Class A-2B Notes until the Class Principal Amount of the Class A-2B Notes have been reduced to zero and any such Realized Losses to be so allocated to the Class A-3A Notes will instead by allocated to the Class A-3B Notes until the Class Principal Amount of the Class A-3B Notes have been reduced to zero.

Yield Maintenance Agreements
The three yield maintenance agreements entered into on the Closing Date by the Securities Administrator with the Yield Maintenance Counterparty for the benefit of the Class A-1, Group 2 and Group 3 Notes, respectively.

Yield Maintenance Counterparty	The Royal Bank of Scotland plc.

Yield Maintenance Payment	Payments made under the related Yield Maintenance Agreement as described in this prospectus supplement under “Description of the Notes—The Yield Maintenance Agreements.”

Yield Maintenance Scheduled Balance
For each Yield Maintenance Agreement for each applicable Payment Date the aggregate Class Principal Amount of the related Class of Offered Notes for the immediately preceding Payment Date, after giving effect to distributions on such Payment Date (or as of the Closing Date for the first Payment Date).

Annex A:
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the offered certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

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Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to their respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

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Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)
borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such beneficial owner provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I.	the securities administrator or the U.S. withholding agent receives a statement—

(a)           from the beneficial owner on Internal Revenue Service (IRS) From W-8BEN (or any successor form) that—

(i)	is signed by the beneficial owner under penalties of perjury,

(ii)	certifies that such beneficial owner is not a United States person, and

(iii)	provides the name and address of the beneficial owner, or

(b)           from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—

(i)	is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)
states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

(iii)	provides the name and address of the beneficial owner, and

(iv)	attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

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II.	the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

III.
the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the securities administrator or the U.S. withholding agent; or

IV.
the owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such owner consult with their tax advisors when purchasing the certificates.

A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect, provided at least one payment is reported annually to the beneficial owner on IRS Form 1042-S. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

I.	provides a properly executed IRS Form W-8BEN or Form W-8ECI (or any successor forms) if that person is not a United States person;

II.	provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.	is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates. For example, additional rules may apply in the case of beneficial owners holding Certificates through a partnership or grantor trust.

The term United States person means (1) a citizen or resident of the United States, (2) an entity, for United States federal income tax purposes, that is a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

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Annex B:
Certain Characteristics of the Mortgage Loans

The following tables set forth certain information as of the Cut-off Date for the entire pool of Mortgage Loans, the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. The Cut-off Date for the Mortgage Loans is April 1, 2007. See “Description of the Mortgage Loan Groups—General.” (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

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Scheduled Principal Balance of the Mortgage Loans

Scheduled Principal Balance ($)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

0.01 - 100,000.00	22	$1,800,867.28	0.14%	6.344%	349	53.16%	771
100,000.01 - 200,000.00	98	15,168,281.20	1.16	6.329	347	67.24	750
200,000.01 - 300,000.00	148	37,467,846.41	2.85	6.355	351	69.57	763
300,000.01 - 400,000.00	115	40,354,517.80	3.07	6.343	351	68.17	755
400,000.01 - 500,000.00	116	53,373,687.79	4.06	6.341	353	67.24	747
500,000.01 - 600,000.00	118	65,574,134.49	4.99	6.251	354	71.88	750
600,000.01 - 700,000.00	107	70,228,373.19	5.35	6.289	354	68.35	753
700,000.01 - 800,000.00	66	49,736,885.58	3.79	6.268	355	71.44	754
800,000.01 - 900,000.00	57	48,744,320.09	3.71	6.369	353	69.30	740
900,000.01 - 1,000,000.00	90	87,709,136.57	6.68	6.292	355	65.98	755
1,000,000.01 - 2,000,000.00	308	449,573,383.82	34.23	6.297	357	68.75	750
2,000,000.01 - 3,000,000.00	74	182,932,420.01	13.93	6.301	357	64.39	751
3,000,000.01 - 4,000,000.00	26	90,561,256.80	6.90	6.307	357	62.45	753
4,000,000.01 - 5,000,000.00	15	68,753,750.00	5.24	6.357	358	57.83	751
5,000,000.01 - 6,000,000.00	5	27,534,770.05	2.10	6.712	353	54.62	712
6,000,000.01 - 7,000,000.00	1	6,496,050.00	0.49	6.500	358	55.00	770
8,000,000.01 - 9,000,000.00	2	17,228,205.37	1.31	7.312	359	61.06	683
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

The average principal balance of the Mortgage Loans was approximately $959,969 as of the Cut-off Date.

Current Mortgage Rates of the Mortgage Loans

Current Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

4.001 - 4.500	2	$610,345.54	0.05%	4.346%	319	76.58%	703
5.001 - 5.500	3	1,363,660.24	0.10	5.446	341	73.96	779
5.501 - 6.000	202	193,142,989.88	14.71	5.968	352	64.04	758
6.001 - 6.500	926	893,090,082.60	68.01	6.290	356	67.13	751
6.501 - 7.000	222	193,966,058.66	14.77	6.720	359	68.23	742
7.001 - 7.500	12	30,663,149.53	2.33	7.287	357	58.38	716
7.501 - 8.000	1	401,600.00	0.03	7.625	318	80.00	753
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

The weighted average current Mortgage Rate of the Mortgage Loans was approximately 6.328% as of the Cut-off Date.

S-B-2

Credit Scores of the Mortgage Loans

Credit Score	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Not Available	3	$3,775,000.00	0.29%	6.391%	359	47.44%	N/A
451 - 500	1	190,254.53	0.01	6.125	312	89.43	492
501 - 550	1	5,159,770.05	0.39	6.375	325	77.04	548
551 - 600	4	2,270,846.76	0.17	6.318	339	68.98	592
601 - 650	16	13,737,571.05	1.05	6.524	358	67.16	637
651 - 700	143	144,069,653.85	10.97	6.469	356	67.26	682
701 - 750	398	406,879,817.64	30.98	6.333	355	67.82	727
751 - 800	686	657,753,614.29	50.09	6.298	356	65.84	776
801 - 850	116	79,401,358.28	6.05	6.266	356	66.26	806
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

The non-zero weighted average credit score of the Mortgage Loans with scores was approximately 750 as of the Cut-off Date.

Effective Loan-to-Value Ratios of the Mortgage Loans

Effective Loan-to-Value Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

0.01 - 10.00	3	$432,000.00	0.03%	6.082%	351	5.09%	777
10.01 - 20.00	22	11,144,218.40	0.85	6.125	355	14.49	746
20.01 - 30.00	28	19,215,452.56	1.46	6.260	356	25.91	768
30.01 - 40.00	55	67,091,756.90	5.11	6.285	356	36.75	757
40.01 - 50.00	85	93,250,219.58	7.10	6.315	356	46.46	748
50.01 - 60.00	132	169,587,018.93	12.91	6.406	357	56.54	749
60.01 - 70.00	250	314,226,692.62	23.93	6.311	356	66.67	752
70.01 - 80.00	775	632,772,380.31	48.18	6.328	356	77.48	748
80.01 - 90.00	15	4,773,314.01	0.36	6.456	346	89.39	736
90.01 - 100.00	3	744,833.14	0.06	6.245	334	94.28	730
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

The weighted average Effective Loan-to-Value Ratio of the Mortgage Loans was approximately 66.65% as of the Cut-off Date.

S-B-3

Original Loan-to-Value Ratios of the Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

0.01 - 10.00	3	$432,000.00	0.03%	6.082%	351	5.09%	777
10.01 - 20.00	22	11,144,218.40	0.85	6.125	355	14.49	746
20.01 - 30.00	28	19,215,452.56	1.46	6.260	356	25.91	768
30.01 - 40.00	55	67,091,756.90	5.11	6.285	356	36.75	757
40.01 - 50.00	85	93,250,219.58	7.10	6.315	356	46.46	748
50.01 - 60.00	132	169,587,018.93	12.91	6.406	357	56.54	749
60.01 - 70.00	247	306,497,375.60	23.34	6.312	356	66.68	752
70.01 - 80.00	768	626,510,987.37	47.71	6.327	356	77.49	748
80.01 - 90.00	16	5,349,564.01	0.41	6.433	348	88.36	741
90.01 - 100.00	12	14,159,293.10	1.08	6.317	353	72.12	757
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

The weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 66.93% as of the Cut-off Date.

Original Terms to Stated Maturity of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

324	1	$250,000.00	0.02%	6.400%	321	41.67%	751
330	1	1,400,000.00	0.11	6.400	329	70.00	709
346	1	489,087.41	0.04	5.875	344	48.99	683
349	1	900,000.00	0.07	6.500	347	27.69	813
355	1	490,241.50	0.04	6.125	315	78.28	722
360	1,361	1,306,458,557.54	99.48	6.329	356	66.67	750
480	2	3,250,000.00	0.25	6.279	464	70.72	786
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

The weighted average original term to stated maturity of the Mortgage Loans was approximately 360 months as of the Cut-off Date.

S-B-4

Remaining Terms to Stated Maturity of the Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

241 - 300	5	$2,268,123.34	0.17%	6.070%	293	60.55%	772
301 - 360	1,361	1,307,719,763.11	99.58	6.329	356	66.65	749
421 - 480	2	3,250,000.00	0.25	6.279	464	70.72	786
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 356 months as of the Cut-off Date.

Debt-to-Income Ratio of the Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Not Available	15	$7,549,767.89	0.57%	6.335%	349	61.63%	740
0.001 - 10.000	42	60,781,802.10	4.63	6.306	355	61.25	750
10.001 - 20.000	176	190,404,270.52	14.50	6.366	355	64.68	750
20.001 - 30.000	312	292,975,967.34	22.31	6.295	355	66.29	753
30.001 - 40.000	501	440,462,763.43	33.54	6.349	357	68.64	748
40.001 - 50.000	292	288,616,656.40	21.98	6.313	355	67.41	747
50.001 - 60.000	27	26,569,758.77	2.02	6.354	356	60.05	746
60.001 - 70.000	3	5,876,900.00	0.45	6.130	357	52.91	798
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

The non-zero weighted average debt-to-income ratio of the Mortgage Loans was approximately 31.374% as of the Cut-off Date.

S-B-5

Product Types of the Mortgage Loans

Product Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

1 Year ARM Interest-Only	1	$401,600.00	0.03%	7.625%	318	80.00%	753
10/1 MO Hybrid ARM	3	4,052,976.01	0.31	6.102	358	47.24	733
10/1 MO Hybrid ARM Interest-Only	85	82,466,061.56	6.28	6.154	357	59.48	764
10/1 YR Hybrid ARM	33	17,954,581.35	1.37	6.507	357	66.00	729
10/1 YR Hybrid ARM Interest-Only	428	378,320,560.38	28.81	6.338	355	69.76	749
10/6 MO Hybrid ARM	2	2,558,314.94	0.19	6.494	359	69.87	680
10/6 MO Hybrid ARM Interest-Only	24	33,337,381.80	2.54	6.472	359	68.87	768
3/1 MO Hybrid ARM Interest-Only	1	896,000.00	0.07	6.900	359	70.00	747
3/1 YR Hybrid ARM Interest-Only	6	4,204,160.66	0.32	6.417	320	66.27	757
5/1 MO Hybrid ARM	1	114,776.94	0.01	6.150	358	30.26	794
5/1 MO Hybrid ARM Interest-Only	101	113,106,041.65	8.61	6.090	354	56.35	756
5/1 YR Hybrid ARM	6	5,136,147.96	0.39	6.662	358	65.45	726
5/1 YR Hybrid ARM Interest-Only	31	24,797,670.97	1.89	6.403	357	66.92	743
5/6 MO Hybrid ARM Interest-Only	2	780,000.00	0.06	5.951	359	80.00	773
7/1 MO Hybrid ARM	5	2,129,125.50	0.16	6.154	355	62.73	783
7/1 MO Hybrid ARM Interest-Only	85	79,542,850.25	6.06	6.201	353	56.31	755
7/1 YR Hybrid ARM	28	29,650,340.03	2.26	6.601	357	70.62	745
7/1 YR Hybrid ARM Interest-Only	492	494,918,424.25	37.69	6.388	356	68.74	747
7/6 MO Hybrid ARM	1	1,575,000.00	0.12	6.250	360	75.00	766
7/6 MO Hybrid ARM Interest-Only	33	37,295,872.20	2.84	6.288	357	72.94	740
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

Amortization Type of the Mortgage Loans

Interest Only Flag	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Interest Only*	1,289	$1,250,066,623.72	95.19%	6.319%	356	66.62%	750
Not Interest Only	79	63,171,262.73	4.81	6.518	357	67.13	737
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750
________________
* The interest-only period ranges from three to ten years following origination of the applicable Mortgage Loans.

S-B-6

Original Prepayment Penalty Terms of the Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	1,086	$994,900,267.30	75.76%	6.356%	356	68.96%	748
6	11	24,375,290.00	1.86	6.690	358	57.14	762
7	7	9,406,380.00	0.72	6.441	359	69.81	734
12	23	36,955,762.99	2.81	6.512	359	64.95	756
18	4	1,700,000.00	0.13	6.250	349	48.67	790
24	7	9,056,350.00	0.69	6.208	358	75.58	747
36	109	100,135,230.84	7.63	6.153	355	58.99	760
48	51	61,225,584.02	4.66	6.171	354	56.95	748
60	70	75,483,021.30	5.75	6.122	356	57.06	758
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

Lien Position of the Mortgage Loans

Lien Position	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

First Lien	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

Documentation Programs of the Mortgage Loans

Documentation	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Full Documentation	1,186	$1,107,413,671.10	84.33%	6.283%	355	66.83%	750
Stated Income	165	197,189,515.92	15.02	6.580	359	65.94	750
No Ratio	8	4,465,455.97	0.34	6.694	350	57.47	721
Alternative	7	3,445,923.42	0.26	6.251	356	60.40	716
Streamline Cash Out	2	723,320.04	0.06	6.046	344	70.10	734
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

S-B-7

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Purchase	698	$642,575,576.47	48.93%	6.310%	356	71.24%	756
Cash Out Refinance	404	426,023,341.15	32.44	6.381	357	61.81	745
Rate/Term Refinance	266	244,638,968.83	18.63	6.284	354	63.00	741
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

Property Type of the Mortgage Loans

Property Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Single Family Detached	655	$730,743,837.37	55.64%	6.326%	356	65.02%	748
PUD Detached	218	211,323,913.53	16.09	6.304	355	67.14	756
Condo	280	200,710,578.11	15.28	6.343	355	69.56	745
2-4 Family	93	85,249,903.33	6.49	6.363	356	70.61	752
Coop	47	45,116,509.21	3.44	6.300	356	61.35	751
Condotel	41	22,768,391.19	1.73	6.426	359	76.26	759
PUD Attached	27	12,000,833.71	0.91	6.303	356	76.34	765
Townhouse	7	5,323,920.00	0.41	6.417	359	79.30	777
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

Stated Occupancy Status of the Mortgage Loans

Stated Occupancy	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Primary Home	794	$904,612,476.43	68.88%	6.311%	355	66.16%	749
Second Home	273	274,916,771.14	20.93	6.319	357	67.44	751
Investment	301	133,708,638.88	10.18	6.467	356	68.31	752
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

S-B-8

Originators of the Mortgage Loans

Originator*	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

First Republic Bank	281	$282,307,831.91	21.50%	6.143%	355	57.21%	758
Luxury Mortgage Corporation	29	57,911,383.66	4.41	6.560	357	60.84	757
Thornburg Mortgage Home Loans, Inc.	84	37,051,699.71	2.82	6.150	341	70.53	757
Affiliated Financial	26	36,265,750.00	2.76	6.239	358	71.08	767
Wall Street Mortgage.	28	32,943,107.46	2.51	6.392	350	67.10	728
Other	920	866,758,113.71	66.00	6.382	357	69.74	746
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

*	The indicated originators are correspondents of Thornburg. See “Mortgage Loan Origination—Thornburg’s Underwriting Standards.”

S-B-9

Geographic Distribution of the Mortgage Loans

Geographic Distribution	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Alabama	5	$1,036,000.00	0.08%	6.480%	358	75.07%	760
Alaska	1	235,000.00	0.02	6.500	358	79.66	750
Arizona	36	26,977,861.03	2.05	6.371	359	66.21	749
California	398	458,461,106.01	34.91	6.301	356	63.40	751
Colorado	100	98,988,412.15	7.54	6.249	357	69.27	755
Connecticut	32	51,068,125.56	3.89	6.411	356	63.33	749
Delaware	2	1,245,000.00	0.09	6.375	358	74.72	780
District Of Columbia	6	7,225,000.00	0.55	6.556	358	71.79	749
Florida	95	81,632,957.63	6.22	6.455	351	70.84	737
Georgia	59	34,088,496.33	2.60	6.291	346	71.93	752
Hawaii	10	20,246,678.97	1.54	6.298	357	58.91	766
Idaho	7	7,168,593.87	0.55	6.119	356	69.07	742
Illinois	43	37,381,439.07	2.85	6.358	357	72.55	733
Indiana	3	1,125,417.41	0.09	6.444	349	76.81	734
Kansas	1	1,000,000.00	0.08	6.125	358	41.67	693
Maine	3	2,000,000.00	0.15	6.463	356	62.67	705
Maryland	16	15,750,089.76	1.20	6.304	355	71.79	738
Massachusetts	37	29,610,737.81	2.25	6.240	355	64.03	748
Michigan	6	6,191,600.00	0.47	6.333	397	68.13	745
Minnesota	24	13,905,950.77	1.06	6.390	358	75.54	772
Missouri	5	3,800,035.00	0.29	6.273	359	72.25	769
Montana	8	8,594,068.14	0.65	6.400	355	61.71	775
Nevada	14	7,414,517.36	0.56	6.558	357	67.87	733
New Hampshire	1	4,095,000.00	0.31	6.750	359	65.00	788
New Jersey	47	50,195,629.95	3.82	6.312	355	68.28	737
New Mexico	27	17,119,665.20	1.30	6.256	347	66.94	760
New York	132	165,475,538.69	12.60	6.348	356	63.86	746
North Carolina	42	26,764,068.72	2.04	6.346	356	73.71	750
Ohio	4	1,818,800.00	0.14	6.526	358	62.65	765
Oregon	10	4,513,635.80	0.34	6.387	358	75.88	757
Pennsylvania	27	18,048,162.22	1.37	6.408	358	74.31	746
Rhode Island	1	239,788.25	0.02	6.625	359	80.00	721
South Carolina	40	23,871,272.09	1.82	6.419	356	71.05	759
Tennessee	6	2,501,637.02	0.19	6.246	344	79.62	726
Texas	18	7,630,859.91	0.58	6.358	344	74.14	774
Utah	42	33,002,961.19	2.51	6.352	358	71.74	765
Vermont	1	550,000.00	0.04	6.250	358	79.71	714
Virginia	27	21,576,186.40	1.64	6.249	353	75.94	761
Washington	23	16,005,761.88	1.22	6.262	358	69.79	765
Wisconsin	4	2,893,332.26	0.22	6.178	357	76.27	734
Wyoming	5	1,788,500.00	0.14	6.197	359	72.56	751
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

As of the Cut-off Date, the greatest five-digit ZIP Code geographic concentration of Mortgage Loans by principal balance was approximately 1.57% in the 94115 ZIP Code.

S-B-10

Gross Margins of the Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

0.001 - 1.000	6	$3,025,649.42	0.23%	5.734%	349	75.65%	765
1.501 - 2.000	1,297	1,227,451,415.81	93.47	6.318	356	66.83	750
2.001 - 2.500	61	79,604,493.61	6.06	6.501	358	63.44	750
2.501 - 3.000	4	3,156,327.61	0.24	6.437	345	69.58	725
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

The weighted average gross margin of the Mortgage Loans was approximately 1.903% as of the Cut-off Date.

Minimum Mortgage Rates of the Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

0.001 - 1.000	6	$3,025,649.42	0.23%	5.734%	349	75.65%	765
1.501 - 2.000	1,297	1,227,451,415.81	93.47	6.318	356	66.83	750
2.001 - 2.500	61	79,604,493.61	6.06	6.501	358	63.44	750
2.501 - 3.000	4	3,156,327.61	0.24	6.437	345	69.58	725
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

The weighted average minimum Mortgage Rate of the Mortgage Loans was approximately 1.903% as of the Cut-off Date.

S-B-11

Maximum Mortgage Rates of the Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

8.001 - 8.500	1	$546,260.25	0.04%	5.500%	316	80.00%	809
8.501 - 9.000	2	702,997.09	0.05	6.687	322	64.94	693
9.001 - 9.500	4	3,353,869.82	0.26	6.103	319	67.12	761
9.501 - 10.000	2	1,808,995.72	0.14	6.338	327	70.68	704
10.001 - 10.500	2	817,399.99	0.06	5.410	358	69.92	759
10.501 - 11.000	131	106,149,190.84	8.08	5.961	350	70.16	754
11.001 - 11.500	724	703,441,850.51	53.57	6.316	356	69.65	749
11.501 - 12.000	319	293,207,006.86	22.33	6.484	357	64.44	747
12.001 - 12.500	155	172,852,605.85	13.16	6.353	356	56.46	754
12.501 - 13.000	28	30,357,709.52	2.31	6.307	353	63.62	743
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

The weighted average maximum Mortgage Rate of the Mortgage Loans was approximately 11.540% as of the Cut-off Date.

Initial Rate Caps of the Mortgage Loans

Initial Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	281	$282,307,831.91	21.50%	6.143%	355	57.21%	758
2.000	2	833,600.00	0.06	6.848	320	80.00	781
4.000	5	3,772,160.66	0.29	6.450	320	64.70	751
5.000	1,080	1,026,324,293.88	78.15	6.378	356	69.24	747
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

Subsequent Periodic Rate Caps of the Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	281	$282,307,831.91	21.50%	6.143%	355	57.21%	758
1.000	61	75,310,568.94	5.73	6.373	358	71.13	751
2.000	1,026	955,619,485.60	72.77	6.379	356	69.08	747
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

S-B-12

Months to Next Rate Adjustment of the Mortgage Loans

Months to Next Rate Adjustment	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

1 - 12	8	$5,214,760.64	0.40%	6.432%	319	68.48%	754
13 - 24	5	2,506,349.32	0.19	5.736	297	67.63	754
25 - 36	12	4,111,048.44	0.31	6.296	318	68.11	744
37 - 48	47	35,729,867.06	2.72	6.099	335	64.22	745
49 - 60	148	139,767,254.65	10.64	6.189	353	60.20	747
61 - 72	15	13,283,108.53	1.01	6.214	333	66.09	737
73 - 84	613	617,250,792.08	47.00	6.377	357	67.49	749
85 - 96	8	4,827,264.73	0.37	6.149	330	69.44	775
97 - 108	7	5,670,013.83	0.43	6.103	344	72.96	708
109 - 120	505	484,877,427.17	36.92	6.333	358	67.49	752
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

Servicers of the Mortgage Loans

Servicer	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Thornburg Mortgage Home Loans, Inc.	1,059	$1,000,376,678.39	76.18%	6.380%	356	69.30%	747
First Republic Bank	281	282,307,831.91	21.50	6.143	355	57.21	758
Colonial Savings, F.A.	13	16,833,539.40	1.28	6.413	373	68.41	775
Mellon Trust of New England, N.A.	7	9,452,200.00	0.72	6.187	358	60.77	783
First Horizon Home Loans Corp.	8	4,267,636.75	0.32	6.436	358	74.45	744
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

Interest Only Terms of the Mortgage Loans

Interest Only Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	79	$63,171,262.73	4.81%	6.518%	357	67.13%	737
36	3	1,091,756.62	0.08	5.834	319	78.92	753
60	30	21,872,574.65	1.67	6.210	355	64.79	732
84	126	111,663,836.78	8.50	6.410	358	68.96	748
118	1	1,660,000.00	0.13	6.000	348	48.82	766
120	1,129	1,113,778,455.67	84.81	6.313	356	66.44	751
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

S-B-13

Remaining Interest Only Terms of the Mortgage Loans

Remaining Interest Only Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	82	$64,263,019.35	4.89%	6.507%	356	67.33%	738
1 - 60	35	24,140,697.99	1.84	6.197	349	64.39	736
61 - 120	1,251	1,224,834,169.11	93.27	6.322	356	66.66	751
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

Conversion and Modifiable Features of the Mortgage Loans

Conversion and Modifiable Feature	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Neither Convertible nor Modifiable	1,136	$1,123,794,565.13	85.57%	6.341%	357	66.18%	750
Only Modifiable	230	188,814,202.72	14.38	6.248	351	69.41	750
Convertible and Modifiable	2	629,118.60	0.05	7.037	312	80.00	773
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

Origination Channels of the Mortgage Loans

Origination Channel	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Correspondent	1,153	$1,118,466,872.64	85.17%	6.302%	356	65.98%	751
Wholesale	131	157,719,314.10	12.01	6.555	359	70.49	736
Retail	84	37,051,699.71	2.82	6.150	341	70.53	757
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

S-B-14

Additional Collateral Servicers of the Mortgage Loans

Additional Collateral Servicer	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

No Additional Collateral	1,358	$1,299,247,176.49	98.93%	6.328%	356	66.60%	750
Thornburg Mortgage Home Loans, Inc.	9	13,365,709.96	1.02	6.327	354	70.88	759
Mellon Trust of New England, N.A.	1	625,000.00	0.05	6.125	357	79.37	776
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

30-Day Delinquencies of the Mortgage Loans Since Origination

Times 30-59 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	1,352	$1,304,300,967.34	99.32%	6.329%	356	66.59%	750
One	13	7,553,722.63	0.58	6.275	342	76.17	720
Two	2	908,999.98	0.07	5.833	311	60.43	742
Three	1	474,196.50	0.04	6.500	306	75.00	577
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

60-Day Delinquencies of the Mortgage Loans Since Origination

Times 60-89 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

90-Day or More Delinquencies of the Mortgage Loans Since Origination

Times 90 or More Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750
Total:	1,368	$1,313,237,886.45	100.00%	6.328%	356	66.65%	750

S-B-15

Scheduled Principal Balance of the Group 1 Mortgage Loans

Scheduled Principal Balance ($)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

0.01 - 100,000.00	2	$147,474.81	0.10%	6.510%	359	53.10%	791
100,000.01 - 200,000.00	8	1,210,260.21	0.81	6.068	352	67.33	775
200,000.01 - 300,000.00	10	2,597,691.64	1.74	6.200	356	59.90	759
300,000.01 - 400,000.00	14	4,834,170.17	3.23	6.225	355	54.74	762
400,000.01 - 500,000.00	23	10,651,962.40	7.13	6.278	349	60.40	736
500,000.01 - 600,000.00	13	7,402,573.33	4.95	6.183	357	58.09	740
600,000.01 - 700,000.00	13	8,353,849.98	5.59	6.226	352	64.75	755
700,000.01 - 800,000.00	6	4,567,446.03	3.06	6.007	353	62.82	767
800,000.01 - 900,000.00	3	2,696,000.00	1.80	6.800	342	65.47	756
900,000.01 - 1,000,000.00	7	6,900,000.00	4.62	6.218	356	57.23	741
1,000,000.01 - 2,000,000.00	32	45,656,013.76	30.55	6.187	354	62.32	750
2,000,000.01 - 3,000,000.00	11	27,288,955.85	18.26	6.164	356	61.98	759
3,000,000.01 - 4,000,000.00	5	18,010,000.00	12.05	6.106	353	51.55	770
4,000,000.01 - 5,000,000.00	2	9,120,000.00	6.10	6.023	349	39.66	733
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

The average principal balance of the Group 1 Mortgage Loans was approximately $1,002,929 as of the Cut-off Date.

Current Mortgage Rates of the Group 1 Mortgage Loans

Current Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

4.001 - 4.500	2	$610,345.54	0.41%	4.346%	319	76.58%	703
5.501 - 6.000	42	52,967,338.87	35.44	5.992	353	55.94	761
6.001 - 6.500	86	82,415,521.56	55.15	6.197	355	59.63	750
6.501 - 7.000	15	9,937,595.02	6.65	6.751	358	63.40	743
7.001 - 7.500	3	3,103,997.19	2.08	7.231	339	71.64	723
7.501 - 8.000	1	401,600.00	0.27	7.625	318	80.00	753
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

The weighted average current Group 1 Mortgage Rate of the Mortgage Loans was approximately 6.179% as of the Cut-off Date.

S-B-16

Credit Scores of the Group 1 Mortgage Loans

Credit Score	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

601 - 650	1	$1,100,000.00	0.74%	6.400%	358	63.40%	648
651 - 700	17	14,851,707.97	9.94	6.356	353	67.71	676
701 - 750	40	37,301,708.04	24.96	6.210	353	59.65	722
751 - 800	83	91,554,136.14	61.27	6.138	354	57.69	776
801 - 850	8	4,628,846.03	3.10	6.140	353	48.96	805
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

The non-zero weighted average credit score of the Group 1 Mortgage Loans with scores was approximately 753 as of the Cut-off Date.

Effective Loan-to-Value Ratios of the Group 1 Mortgage Loans

Effective Loan-to-Value Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

0.01 - 10.00	2	$352,000.00	0.24%	6.044%	351	4.84%	779
10.01 - 20.00	6	3,955,000.00	2.65	6.036	355	14.13	755
20.01 - 30.00	1	600,000.00	0.40	6.000	354	26.09	710
30.01 - 40.00	10	13,514,693.14	9.04	6.047	351	38.56	747
40.01 - 50.00	23	28,445,000.00	19.03	6.141	354	46.83	758
50.01 - 60.00	23	27,206,889.89	18.21	6.206	355	57.14	770
60.01 - 70.00	30	38,120,623.97	25.51	6.178	354	65.16	756
70.01 - 80.00	54	37,242,191.18	24.92	6.258	352	76.37	735
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

The weighted average Effective Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 58.95% as of the Cut-off Date.

S-B-17

Original Loan-to-Value Ratios of the Group 1 Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

0.01 - 10.00	2	$352,000.00	0.24%	6.044%	351	4.84%	779
10.01 - 20.00	6	3,955,000.00	2.65	6.036	355	14.13	755
20.01 - 30.00	1	600,000.00	0.40	6.000	354	26.09	710
30.01 - 40.00	10	13,514,693.14	9.04	6.047	351	38.56	747
40.01 - 50.00	23	28,445,000.00	19.03	6.141	354	46.83	758
50.01 - 60.00	23	27,206,889.89	18.21	6.206	355	57.14	770
60.01 - 70.00	29	36,020,623.97	24.10	6.167	354	65.17	756
70.01 - 80.00	53	36,665,941.18	24.54	6.258	352	76.31	734
80.01 - 90.00	1	576,250.00	0.39	6.250	359	79.85	786
90.01 - 100.00	1	2,100,000.00	1.41	6.375	359	65.00	765
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

The weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 59.41% as of the Cut-off Date.

Original Terms to Stated Maturity of the Group 1 Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

360	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

The weighted average original term to stated maturity of the Group 1 Mortgage Loans was approximately 360 months as of the Cut-off Date.

S-B-18

Remaining Terms to Stated Maturity of the Group 1 Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

301 - 360	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

The weighted average remaining term to stated maturity of the Group 1 Mortgage Loans was approximately 354 months as of the Cut-off Date.

Debt-to-Income Ratio of the Group 1 Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Not Available	2	$605,100.00	0.40%	5.759%	360	76.54%	711
0.001 - 10.000	9	7,522,474.81	5.03	6.068	354	54.70	764
10.001 - 20.000	18	18,188,647.61	12.17	6.090	350	56.84	767
20.001 - 30.000	38	38,367,872.81	25.68	6.153	353	58.85	760
30.001 - 40.000	52	52,461,702.98	35.11	6.217	355	61.25	750
40.001 - 50.000	25	29,769,129.80	19.92	6.220	353	57.78	736
50.001 - 60.000	5	2,521,470.17	1.69	6.395	358	49.93	761
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

The non-zero weighted average debt-to-income ratio of the Group 1 Mortgage Loans was approximately 30.776% as of the Cut-off Date.

S-B-19

Product Types of the Group 1 Mortgage Loans

Product Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

1 YR ARM Interest-Only	1	$401,600.00	0.27%	7.625%	318	80.00%	753
3/1 MO Hybrid ARM Interest-Only	1	896,000.00	0.60	6.900	359	70.00	747
3/1 YR Hybrid ARM Interest-Only	6	4,204,160.66	2.81	6.417	320	66.27	757
5/1 MO Hybrid ARM	1	114,776.94	0.08	6.150	358	30.26	794
5/1 MO Hybrid ARM Interest-Only	101	113,106,041.65	75.69	6.090	354	56.35	756
5/1 YR Hybrid ARM	6	5,136,147.96	3.44	6.662	358	65.45	726
5/1 YR Hybrid ARM Interest-Only	31	24,797,670.97	16.59	6.403	357	66.92	743
5/6 MO Hybrid ARM Interest-Only	2	780,000.00	0.52	5.951	359	80.00	773
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

Amortization Type of the Group 1 Mortgage Loans

Interest Only Flag	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Interest Only*	142	$144,185,473.28	96.49%	6.162%	353	58.74%	754
Not Interest Only	7	5,250,924.90	3.51	6.650	358	64.68	727
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

______________
*	The interest-only period ranges from five to ten years following origination of the applicable Mortgage Loan.

S-B-20

Original Prepayment Penalty Terms of the Group 1 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	78	$66,638,557.11	44.59%	6.275%	353	61.70%	751
6	1	1,100,000.00	0.74	6.000	359	13.75	705
12	1	900,000.00	0.60	6.250	358	51.43	794
18	4	1,700,000.00	1.14	6.250	349	48.67	790
24	2	1,651,350.00	1.11	6.281	359	75.32	763
36	37	35,852,852.34	23.99	6.077	354	56.62	759
48	23	37,620,638.73	25.18	6.050	354	56.33	755
60	3	3,973,000.00	2.66	6.684	353	70.39	699
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

Lien Position of the Group 1 Mortgage Loans

Lien Position	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

First Lien	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

Documentation Programs of the Group 1 Mortgage Loans

Documentation	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Full Documentation	134	$130,392,667.54	87.26%	6.133%	353	57.52%	754
Stated Income	14	18,873,730.64	12.63	6.500	359	68.65	741
Alternative	1	170,000.00	0.11	6.375	357	78.70	766
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

S-B-21

Loan Purpose of the Group 1 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Purchase	67	$72,870,051.28	48.76%	6.175%	354	64.49%	759
Rate/Term Refinance	42	41,258,340.69	27.61	6.113	353	51.21	744
Cash Out Refinance	40	35,308,006.21	23.63	6.265	353	56.56	750
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

Property Type of the Group 1 Mortgage Loans

Property Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Single Family Detached	73	$89,285,735.09	59.75%	6.124%	353	58.32%	751
Condo	40	28,589,896.54	19.13	6.328	355	60.73	746
PUD Detached	18	18,076,841.75	12.10	6.179	354	57.49	762
Coop	6	6,971,300.00	4.67	6.044	352	54.23	774
2-4 Family	8	4,562,035.00	3.05	6.408	357	68.36	760
Condotel	2	1,161,000.00	0.78	6.592	360	62.82	749
PUD Attached	2	789,589.80	0.53	6.320	358	80.00	766
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

Stated Occupancy Status of the Group 1 Mortgage Loans

Stated Occupancy	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Primary Home	85	$97,993,817.54	65.58%	6.136%	353	59.03%	753
Second Home	28	28,774,129.22	19.26	6.220	355	60.04	760
Investment	36	22,668,451.42	15.17	6.316	356	57.19	744
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

S-B-22

Originators of the Group 1 Mortgage Loans

Originator	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

First Republic Bank	103	$114,116,818.59	76.36%	6.097%	354	56.43%	756
Equitable Home Mortgage	1	3,600,000.00	2.41	6.375	360	60.00	776
Manhattan Mortgage Company, Inc.	3	3,200,000.00	2.14	6.625	358	55.21	756
Wall Street Mortgage	2	2,625,000.00	1.76	7.250	342	75.00	735
Mid America Bank	1	2,277,212.99	1.52	6.875	357	65.23	684
Other	39	23,617,366.60	15.80	6.303	351	69.05	743
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

S-B-23

Geographic Distribution of the Group 1 Mortgage Loans

Geographic Distribution	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Arizona	1	$162,400.00	0.11%	6.050%	357	80.00%	806
California	78	87,380,889.95	58.47	6.093	353	53.76	753
Colorado	5	3,193,789.78	2.14	6.174	346	66.29	765
Connecticut	3	4,468,997.19	2.99	6.260	353	64.54	752
District of Columbia	1	1,000,000.00	0.67	6.200	357	58.82	786
Florida	7	5,308,589.19	3.55	6.581	355	74.95	760
Georgia	3	654,574.81	0.44	7.178	333	77.59	750
Hawaii	4	7,047,758.84	4.72	6.225	358	57.60	786
Illinois	4	3,285,931.91	2.20	6.789	357	68.13	707
Maryland	1	1,585,000.00	1.06	6.375	360	77.32	652
Massachusetts	5	3,555,203.97	2.38	6.131	356	74.08	735
Missouri	1	576,250.00	0.39	6.250	359	79.85	786
Nevada	2	484,000.00	0.32	6.509	359	80.00	796
New Jersey	5	6,002,000.00	4.02	6.226	348	65.71	732
New Mexico	4	3,090,100.00	2.07	6.214	358	69.05	747
New York	10	9,876,170.75	6.61	6.219	357	60.46	765
North Carolina	3	1,029,852.07	0.69	5.559	339	73.41	679
Oregon	2	669,289.72	0.45	6.662	358	65.79	770
South Carolina	2	772,500.00	0.52	6.419	358	57.56	771
Texas	1	637,300.00	0.43	6.000	351	78.68	799
Utah	4	5,661,000.00	3.79	6.320	357	58.49	774
Virginia	3	2,994,800.00	2.00	6.312	352	80.00	727
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

As of the Cut-off Date, the greatest five-digit ZIP Code geographic concentration of Group 1 Mortgage Loans by principal balance was approximately 9.32% in the 94115 ZIP Code.

S-B-24

Gross Margins of the Group 1 Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

0.001 - 1.000	2	$605,100.00	0.40%	5.759%	360	76.54%	711
1.501 - 2.000	139	143,540,634.46	96.05	6.166	354	58.44	754
2.001 - 2.500	7	4,205,283.08	2.81	6.698	349	69.44	727
2.501 - 3.000	1	1,085,380.64	0.73	6.125	358	75.00	721
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

The weighted average gross margin of the Group 1 Mortgage Loans was approximately 1.897% as of the Cut-off Date.

Minimum Mortgage Rates of the Group 1 Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

0.001 - 1.000	2	$605,100.00	0.40%	5.759%	360	76.54%	711
1.501 - 2.000	139	143,540,634.46	96.05	6.166	354	58.44	754
2.001 - 2.500	7	4,205,283.08	2.81	6.698	349	69.44	727
2.501 - 3.000	1	1,085,380.64	0.73	6.125	358	75.00	721
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

The weighted average minimum Mortgage Rate of the Group 1 Mortgage Loans was approximately 1.897% as of the Cut-off Date.

S-B-25

Maximum Mortgage Rates of the Group 1 Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

8.501 - 9.000	1	$478,997.19	0.32%	7.125%	322	53.22%	661
9.001 - 9.500	4	3,353,869.82	2.24	6.103	319	67.12	761
9.501 - 10.000	1	408,995.72	0.27	6.125	321	72.99	687
10.501 - 11.000	7	3,691,699.98	2.47	6.092	343	59.05	737
11.001 - 11.500	18	16,857,314.56	11.28	6.355	359	70.16	746
11.501 - 12.000	60	62,808,604.08	42.03	6.139	354	57.04	752
12.001 - 12.500	45	53,051,916.83	35.50	6.166	355	56.19	757
12.501 - 13.000	13	8,785,000.00	5.88	6.227	356	64.25	763
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

The weighted average maximum Mortgage Rate of the Group 1 Mortgage Loans was approximately 11.909% as of the Cut-off Date.

Initial Rate Caps of the Group 1 Mortgage Loans

Initial Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	103	$114,116,818.59	76.36%	6.097%	354	56.43%	756
2.000	2	833,600.00	0.56	6.848	320	80.00	781
4.000	5	3,772,160.66	2.52	6.450	320	64.70	751
5.000	39	30,713,818.93	20.55	6.435	357	67.01	741
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

Subsequent Periodic Rate Caps of the Group 1 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	103	$114,116,818.59	76.36%	6.097%	354	56.43%	756
1.000	1	544,000.00	0.36	5.875	360	80.00	765
2.000	45	34,775,579.59	23.27	6.455	352	66.86	743
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

S-B-26

Months to Next Rate Adjustment of the Group 1 Mortgage Loans

Months to Next Rate Adjustment	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

1 - 12	8	$5,214,760.64	3.49%	6.432%	319	68.48%	754
13 - 24	1	469,702.07	0.31	4.375	317	77.52	676
25 - 36	1	896,000.00	0.60	6.900	359	70.00	747
37 - 48	10	15,030,000.00	10.06	6.043	348	53.91	734
49 - 60	128	127,300,935.47	85.19	6.186	356	59.07	755
61 - 72	1	525,000.00	0.35	6.250	360	42.00	793
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

Servicers of the Group 1 Mortgage Loans

Servicer	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

First Republic Bank	103	$114,116,818.59	76.36%	6.097%	354	56.43%	756
Thornburg Mortgage Home Loans, Inc.	46	35,319,579.59	23.64	6.447	352	67.07	743
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

Interest Only Terms of the Group 1 Mortgage Loans

Interest Only Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	7	$5,250,924.90	3.51%	6.650%	358	64.68%	727
60	30	21,872,574.65	14.64	6.210	355	64.79	732
118	1	1,660,000.00	1.11	6.000	348	48.82	766
120	111	120,652,898.63	80.74	6.156	353	57.78	757
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

S-B-27

Remaining Interest Only Terms of the Group 1 Mortgage Loans

Remaining Interest Only Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	7	$5,250,924.90	3.51%	6.650%	358	64.68%	727
1 - 60	30	21,872,574.65	14.64	6.210	355	64.79	732
61 - 120	112	122,312,898.63	81.85	6.154	353	57.66	758
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

Conversion and Modifiable Features of the Group 1 Mortgage Loans

Conversion and Modifiable Feature	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Neither Convertible nor Modifiable	140	$145,893,052.46	97.63%	6.174%	354	58.65%	753
Only Modifiable	8	3,141,745.72	2.10	6.243	349	69.88	756
Convertible and Modifiable	1	401,600.00	0.27	7.625	318	80.00	753
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

Origination Channels of the Group 1 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Correspondent	137	$140,483,198.18	94.01%	6.163%	353	58.38%	754
Wholesale	7	7,182,350.00	4.81	6.522	359	65.41	734
Retail	5	1,770,850.00	1.19	6.063	350	77.88	760
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

S-B-28

Additional Collateral Servicers of the Group 1 Mortgage Loans

Additional Collateral Servicer	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

No Additional Collateral	147	$146,760,148.18	98.21%	6.176%	353	58.78%	752
Thornburg Mortgage Home Loans, Inc.	2	2,676,250.00	1.79	6.348	359	68.20	770
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

30-Day Delinquencies of the Group 1 Mortgage Loans Since Origination

Times 30-59 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	148	$148,827,398.20	99.59%	6.181%	354	58.88%	753
Two	1	608,999.98	0.41	5.750	311	76.13	738
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

60-Day Delinquencies of the Group 1 Mortgage Loans Since Origination

Times 60-89 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

90-Day or More Delinquencies of the Group 1 Mortgage Loans Since Origination

Times 90 or More Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753
Total:	149	$149,436,398.18	100.00%	6.179%	354	58.95%	753

S-B-29

Scheduled Principal Balance of the Group 2 Mortgage Loans

Scheduled Principal Balance ($)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

0.01 - 100,000.00	10	$814,345.27	0.13%	6.253%	346	47.68%	770
100,000.01 - 200,000.00	48	7,309,884.96	1.13	6.309	346	66.45	744
200,000.01 - 300,000.00	67	16,697,439.35	2.59	6.358	351	71.06	759
300,000.01 - 400,000.00	49	17,209,649.03	2.67	6.367	351	71.40	757
400,000.01 - 500,000.00	51	23,254,073.62	3.60	6.381	354	70.17	751
500,000.01 - 600,000.00	59	32,453,138.11	5.03	6.268	354	73.18	752
600,000.01 - 700,000.00	55	36,174,357.82	5.61	6.302	353	67.34	753
700,000.01 - 800,000.00	30	22,788,014.62	3.53	6.276	354	70.23	757
800,000.01 - 900,000.00	23	19,542,089.52	3.03	6.300	354	73.03	732
900,000.01 - 1,000,000.00	37	36,008,368.02	5.58	6.295	353	66.78	757
1,000,000.01 - 2,000,000.00	157	229,982,787.62	35.65	6.324	359	69.22	751
2,000,000.01 - 3,000,000.00	29	72,037,555.51	11.17	6.306	356	65.24	742
3,000,000.01 - 4,000,000.00	14	48,482,133.36	7.52	6.410	358	65.93	751
4,000,000.01 - 5,000,000.00	8	36,998,750.00	5.74	6.368	359	63.18	763
5,000,000.01 - 6,000,000.00	4	21,634,770.05	3.35	6.702	351	54.88	697
6,000,000.01 - 7,000,000.00	1	6,496,050.00	1.01	6.500	358	55.00	770
8,000,000.01 - 9,000,000.00	2	17,228,205.37	2.67	7.312	359	61.06	683
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

The average principal balance of the Group 2 Mortgage Loans was approximately $1,001,726 as of the Cut-off Date.

Current Mortgage Rates of the Group 2 Mortgage Loans

Current Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

5.001 - 5.500	1	$230,400.00	0.04%	5.500%	359	80.00%	756
5.501 - 6.000	91	77,326,001.91	11.99	5.960	350	65.59	750
6.001 - 6.500	441	447,264,102.34	69.33	6.309	357	68.34	750
6.501 - 7.000	104	93,334,902.61	14.47	6.719	359	68.30	742
7.001 - 7.500	7	26,956,205.37	4.18	7.295	359	56.98	713
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

The weighted average current Mortgage Rate of the Group 2 Mortgage Loans was approximately 6.368% as of the Cut-off Date.

S-B-30

Credit Scores of the Group 2 Mortgage Loans

Credit Score	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Not Available	2	$1,775,000.00	0.28%	6.549%	359	57.00%	N/A
451 - 500	1	190,254.53	0.03	6.125	312	89.43	492
501 - 550	1	5,159,770.05	0.80	6.375	325	77.04	548
601 - 650	6	6,883,719.38	1.07	6.604	359	61.81	634
651 - 700	64	67,491,357.16	10.46	6.547	357	63.90	685
701 - 750	206	224,477,936.98	34.80	6.349	355	68.69	727
751 - 800	313	300,733,292.83	46.62	6.344	357	67.40	776
801 - 850	51	38,400,281.30	5.95	6.297	359	68.31	806
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

The non-zero weighted average credit score of the Group 2 Mortgage Loans with scores was approximately 748 as of the Cut-off Date.

Effective Loan-to-Value Ratios of the Group 2 Mortgage Loans

Effective Loan-to-Value Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

10.01 - 20.00	8	$4,536,742.31	0.70%	6.092%	355	13.87%	727
20.01 - 30.00	18	12,751,827.86	1.98	6.224	356	26.66	762
30.01 - 40.00	22	22,561,455.86	3.50	6.532	357	36.12	755
40.01 - 50.00	37	38,594,760.25	5.98	6.405	355	46.52	734
50.01 - 60.00	55	86,616,501.60	13.43	6.489	357	56.43	742
60.01 - 70.00	112	158,983,337.27	24.64	6.345	356	67.01	755
70.01 - 80.00	383	318,828,877.45	49.42	6.341	356	77.81	747
80.01 - 90.00	7	1,753,609.63	0.27	6.230	343	89.59	710
90.01 - 100.00	2	484,500.00	0.08	6.243	342	93.94	725
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

The weighted average Effective Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 67.53% as of the Cut-off Date.

S-B-31

Original Loan-to-Value Ratios of the Group 2 Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

10.01 - 20.00	8	$4,536,742.31	0.70%	6.092%	355	13.87%	727
20.01 - 30.00	18	12,751,827.86	1.98	6.224	356	26.66	762
30.01 - 40.00	22	22,561,455.86	3.50	6.532	357	36.12	755
40.01 - 50.00	37	38,594,760.25	5.98	6.405	355	46.52	734
50.01 - 60.00	55	86,616,501.60	13.43	6.489	357	56.43	742
60.01 - 70.00	111	156,004,020.25	24.18	6.351	356	67.06	756
70.01 - 80.00	380	316,079,216.51	49.00	6.340	356	77.82	747
80.01 - 90.00	7	1,753,609.63	0.27	6.230	343	89.59	710
90.01 - 100.00	6	6,213,477.96	0.96	6.192	357	72.16	730
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

The weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 67.78% as of the Cut-off Date.

Original Terms to Stated Maturity of the Group 2 Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

324	1	$250,000.00	0.04%	6.400%	321	41.67%	751
330	1	1,400,000.00	0.22	6.400	329	70.00	709
346	1	489,087.41	0.08	5.875	344	48.99	683
355	1	490,241.50	0.08	6.125	315	78.28	722
360	638	639,232,283.32	99.09	6.369	356	67.53	748
480	2	3,250,000.00	0.50	6.279	464	70.72	786
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

The weighted average original term to stated maturity of the Group 2 Mortgage Loans was approximately 361 months as of the Cut-off Date.

S-B-32

Remaining Terms to Stated Maturity of the Group 2 Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

241 - 300	4	$2,036,647.25	0.32%	6.050%	292	65.35%	772
301 - 360	638	639,824,964.98	99.18	6.369	356	67.52	747
421 - 480	2	3,250,000.00	0.50	6.279	464	70.72	786
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

The weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately 356 months as of the Cut-off Date.

Debt-to-Income Ratio of the Group 2 Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Not Available	4	$1,584,042.52	0.25%	6.450%	350	65.56%	774
0.001 - 10.000	18	30,417,744.56	4.72	6.274	354	68.78	743
10.001 - 20.000	87	100,304,602.47	15.55	6.450	355	63.42	747
20.001 - 30.000	143	136,964,685.76	21.23	6.326	355	65.65	753
30.001 - 40.000	230	205,518,454.92	31.86	6.378	358	69.89	747
40.001 - 50.000	150	150,261,634.87	23.29	6.355	356	69.00	746
50.001 - 60.000	12	20,060,447.13	3.11	6.379	356	63.97	740
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

The non-zero weighted average debt-to-income ratio of the Group 2 Mortgage Loans was approximately 31.486% as of the Cut-off Date.

S-B-33

Product Types of the Group 2 Mortgage Loans

Product Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

7/1 MO Hybrid ARM	5	$2,129,125.50	0.33%	6.154%	355	62.73%	783
7/1 MO Hybrid ARM Interest-Only	85	79,542,850.25	12.33	6.201	353	56.31	755
7/1 YR Hybrid ARM	28	29,650,340.03	4.60	6.601	357	70.62	745
7/1 YR Hybrid ARM Interest-Only	492	494,918,424.25	76.72	6.388	356	68.74	747
7/6 MO Hybrid ARM	1	1,575,000.00	0.24	6.250	360	75.00	766
7/6 MO Hybrid ARM Interest-Only	33	37,295,872.20	5.78	6.288	357	72.94	740
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

Amortization Type of the Group 2 Mortgage Loans

Interest Only Flag	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Interest Only*	610	$611,757,146.70	94.83%	6.357%	356	67.38%	748
Not Interest Only	34	33,354,465.53	5.17	6.556	357	70.32	748
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

______________
*	The interest-only period ranges from seven to ten years following origination of the applicable Mortgage Loan.

S-B-34

Original Prepayment Penalty Terms of the Group 2 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	531	$513,291,955.02	79.57%	6.372%	356	69.76%	745
6	7	20,389,290.00	3.16	6.772	358	58.63	767
7	4	4,298,880.00	0.67	6.413	358	64.71	733
12	11	22,887,460.94	3.55	6.590	360	63.14	766
24	2	2,387,000.00	0.37	6.179	357	76.07	776
36	40	34,742,274.73	5.39	6.144	356	58.11	769
48	23	20,262,945.29	3.14	6.379	353	57.50	738
60	26	26,851,806.25	4.16	6.077	351	54.90	755
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

Lien Position of the Group 2 Mortgage Loans

Lien Position	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

First Lien	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

Documentation Programs of the Group 2 Mortgage Loans

Documentation	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Full Documentation	548	$520,320,071.59	80.66%	6.307%	355	68.31%	748
Stated Income	88	120,778,309.58	18.72	6.626	360	64.45	748
Alternative	3	1,916,531.00	0.30	6.508	357	51.38	718
No Ratio	3	1,373,380.02	0.21	6.500	355	65.39	775
Streamline Cash Out	2	723,320.04	0.11	6.046	344	70.10	734
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

S-B-35

Loan Purpose of the Group 2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Purchase	336	$309,685,288.53	48.00%	6.333%	355	71.90%	755
Cash Out Refinance	177	212,020,921.41	32.87	6.440	359	62.34	742
Rate/Term Refinance	131	123,405,402.29	19.13	6.330	354	65.50	739
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

Property Type of the Group 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Single Family Detached	303	$346,575,602.37	53.72%	6.371%	356	65.27%	747
PUD Detached	105	106,877,260.79	16.57	6.360	356	66.71	754
Condo	125	98,575,208.10	15.28	6.345	355	71.92	738
2-4 Family	48	48,165,698.02	7.47	6.369	356	72.14	753
Coop	19	19,206,780.52	2.98	6.426	357	65.54	750
Condotel	29	16,303,971.20	2.53	6.385	359	77.04	754
PUD Attached	10	4,767,091.23	0.74	6.395	355	77.09	750
Townhouse	5	4,640,000.00	0.72	6.443	359	79.20	780
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

Stated Occupancy Status of the Group 2 Mortgage Loans

Stated Occupancy	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Primary Home	362	$444,135,156.53	68.85%	6.357%	356	66.45%	747
Second Home	131	133,790,917.31	20.74	6.320	357	69.36	745
Investment	151	67,185,538.39	10.41	6.534	356	71.02	754
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

S-B-36

Originators of the Group 2 Mortgage Loans

Originator	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

First Republic Bank	90	$81,671,975.75	12.66%	6.200%	353	56.48%	755
Luxury Mortgage Corporation.	18	47,872,430.20	7.42	6.586	358	60.09	761
Affiliated Financial.	14	22,047,150.00	3.42	6.226	358	69.20	772
Residential Mortgage Capital.	12	17,771,737.50	2.75	6.361	358	74.06	742
Thornburg Mortgage Home Loans, Inc.	44	16,921,974.06	2.62	6.156	337	67.99	754
Other	466	458,826,344.72	71.12	6.390	357	69.93	744
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

S-B-37

Geographic Distribution of the Group 2 Mortgage Loans

Geographic Distribution	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Alabama	5	$1,036,000.00	0.16%	6.480%	358	75.07%	760
Alaska	1	235,000.00	0.04	6.500	358	79.66	750
Arizona	25	19,994,660.70	3.10	6.414	359	63.35	747
California	169	201,188,644.53	31.19	6.388	357	64.83	752
Colorado	54	66,168,861.39	10.26	6.260	358	67.42	750
Connecticut	19	35,577,478.37	5.51	6.465	356	62.01	747
Delaware	1	525,000.00	0.08	6.375	358	67.48	769
District Of Columbia	2	1,433,000.00	0.22	6.506	358	78.74	721
Florida	50	50,035,164.59	7.76	6.479	352	71.83	724
Georgia	33	18,572,483.13	2.88	6.321	347	70.33	747
Hawaii	1	250,000.00	0.04	6.400	321	41.67	751
Idaho	5	3,625,093.87	0.56	6.224	354	73.84	741
Illinois	21	21,782,672.94	3.38	6.289	359	73.24	725
Indiana	1	279,892.41	0.04	6.125	320	80.00	763
Kansas	1	1,000,000.00	0.16	6.125	358	41.67	693
Maryland	6	3,963,674.53	0.61	6.322	346	74.73	771
Massachusetts	13	9,438,889.08	1.46	6.292	357	68.53	742
Michigan	4	4,868,000.00	0.75	6.258	407	65.76	759
Minnesota	12	5,883,164.08	0.91	6.407	357	76.37	776
Missouri	1	599,200.00	0.09	6.375	360	80.00	806
Montana	4	5,554,500.00	0.86	6.454	353	73.07	772
Nevada	10	6,375,417.56	0.99	6.589	357	66.19	725
New Jersey	22	30,492,691.31	4.73	6.323	357	69.40	735
New Mexico	9	5,901,683.20	0.91	6.379	345	56.41	755
New York	55	67,949,121.50	10.53	6.356	354	64.17	746
North Carolina	22	16,079,782.43	2.49	6.379	358	77.66	753
Ohio	3	978,800.00	0.15	6.334	357	47.76	775
Oregon	3	1,783,746.08	0.28	6.283	357	76.64	720
Pennsylvania	8	6,400,995.49	0.99	6.218	359	75.94	764
South Carolina	22	13,917,318.10	2.16	6.484	356	71.23	755
Tennessee	2	1,110,254.53	0.17	6.229	351	81.62	698
Texas	10	3,949,165.11	0.61	6.222	335	72.97	779
Utah	25	19,185,736.40	2.97	6.361	359	76.84	767
Virginia	8	5,697,276.76	0.88	6.187	345	74.73	765
Washington	13	12,273,911.88	1.90	6.277	357	68.57	760
Wisconsin	2	381,832.26	0.06	6.200	348	80.00	765
Wyoming	2	622,500.00	0.10	6.377	359	75.46	752
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

As of the Cut-off Date, the greatest five-digit ZIP Code geographic concentration of Group 2 Mortgage Loans by principal balance was approximately 2.07% in the 90210 ZIP Code.

S-B-38

Gross Margins of the Group 2 Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

1.501 - 2.000	606	$584,768,060.70	90.65%	6.354%	356	68.11%	747
2.001 - 2.500	36	58,635,551.53	9.09	6.502	359	61.82	758
2.501 - 3.000	2	1,708,000.00	0.26	6.463	334	63.92	721
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

The weighted average gross margin of the Group 2 Mortgage Loans was approximately 1.917% as of the Cut-off Date.

Minimum Mortgage Rates of the Group 2 Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

1.501 - 2.000	606	$584,768,060.70	90.65%	6.354%	356	68.11%	747
2.001 - 2.500	36	58,635,551.53	9.09	6.502	359	61.82	758
2.501 - 3.000	2	1,708,000.00	0.26	6.463	334	63.92	721
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

The weighted average minimum Mortgage Rate of the Group 2 Mortgage Loans was approximately 1.917% as of the Cut-off Date.

Maximum Mortgage Rates of the Group 2 Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

9.501 - 10.000	1	$1,400,000.00	0.22%	6.400%	329	70.00%	709
10.001 - 10.500	1	230,400.00	0.04	5.500	359	80.00	756
10.501 - 11.000	71	58,973,811.36	9.14	5.959	349	68.55	745
11.001 - 11.500	378	388,701,145.12	60.25	6.320	357	69.98	750
11.501 - 12.000	141	121,495,872.05	18.83	6.573	357	65.84	747
12.001 - 12.500	42	58,392,674.18	9.05	6.686	357	55.50	740
12.501 - 13.000	10	15,917,709.52	2.47	6.337	351	60.68	732
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

The weighted average maximum Mortgage Rate of the Group 2 Mortgage Loans was approximately 11.494% as of the Cut-off Date.

S-B-39

Initial Rate Caps of the Group 2 Mortgage Loans

Initial Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	90	$81,671,975.75	12.66%	6.200%	353	56.48%	755
5.000	554	563,439,636.48	87.34	6.392	356	69.13	747
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

Subsequent Periodic Rate Caps of the Group 2 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	90	$81,671,975.75	12.66%	6.200%	353	56.48%	755
1.000	34	38,870,872.20	6.03	6.287	357	73.03	741
2.000	520	524,568,764.28	81.31	6.400	356	68.84	747
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

Months to Next Rate Adjustment of the Group 2 Mortgage Loans

Months to Next Rate Adjustment	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

13 - 24	4	$2,036,647.25	0.32%	6.050%	292	65.35%	772
25 - 36	11	3,215,048.44	0.50	6.127	307	67.58	744
37 - 48	37	20,699,867.06	3.21	6.139	326	71.70	752
49 - 60	19	12,234,843.09	1.90	6.214	328	72.74	658
61 - 72	7	8,695,678.39	1.35	6.213	342	67.22	749
73 - 84	566	598,229,528.00	92.73	6.383	358	67.29	749
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

S-B-40

Servicers of the Group 2 Mortgage Loans

Servicer	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Thornburg Mortgage Home Loans, Inc.	537	$544,279,411.64	84.37%	6.391%	356	69.13%	746
First Republic Bank	90	81,671,975.75	12.66	6.200	353	56.48	755
Colonial Savings, F.A.	10	14,647,270.43	2.27	6.468	375	67.47	774
First Horizon Home Loans Corp.	5	2,767,954.41	0.43	6.336	358	72.81	767
Mellon Trust of New England, N.A.	2	1,745,000.00	0.27	6.205	358	79.77	785
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

Interest Only Terms of the Group 2 Mortgage Loans

Interest Only Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	34	$33,354,465.53	5.17%	6.556%	357	70.32%	748
84	126	111,663,836.78	17.31	6.410	358	68.96	748
120	484	500,093,309.92	77.52	6.346	356	67.03	748
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

Remaining Interest Only Terms of the Group 2 Mortgage Loans

Remaining Interest Only Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	34	$33,354,465.53	5.17%	6.556%	357	70.32%	748
1 - 60	4	2,036,647.25	0.32	6.050	292	65.35	772
61 - 120	606	609,720,499.45	94.51	6.358	356	67.39	748
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

S-B-41

Conversion and Modifiable Features of the Group 2 Mortgage Loans

Conversion and Modifiable Feature	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Neither Convertible nor Modifiable	541	$564,548,619.75	87.51%	6.392%	357	67.26%	748
Only Modifiable	102	80,335,473.88	12.45	6.195	349	69.40	743
Convertible and Modifiable	1	227,518.60	0.04	6.000	301	80.00	807
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

Origination Channels of the Group 2 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Correspondent	520	$524,506,352.26	81.30%	6.336%	356	66.89%	751
Wholesale	80	103,683,285.91	16.07	6.562	359	70.72	731
Retail	44	16,921,974.06	2.62	6.156	337	67.99	754
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

Additional Collateral Servicers of the Group 2 Mortgage Loans

Additional Collateral Servicer	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

No Additional Collateral	640	$639,382,634.27	99.11%	6.369%	356	67.51%	748
Thornburg Mortgage Home Loans, Inc.	3	5,103,977.96	0.79	6.196	358	69.21	724
Mellon Trust of New England, N.A..	1	625,000.00	0.10	6.125	357	79.37	776
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

S-B-42

30-Day Delinquencies of the Group 2 Mortgage Loans Since Origination

Times 30-59 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	633	$637,693,208.22	98.85%	6.369%	356	67.46%	748
One	10	7,118,404.01	1.10	6.277	344	75.88	724
Two	1	300,000.00	0.05	6.000	312	28.57	750
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

60-Day Delinquencies of the Group 2 Mortgage Loans Since Origination

Times 60-89 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

90-Day or More Delinquencies of the Group 2 Mortgage Loans Since Origination

Times 90 or More Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748
Total:	644	$645,111,612.23	100.00%	6.368%	356	67.53%	748

S-B-43

Scheduled Principal Balance of the Group 3 Mortgage Loans

Scheduled Principal Balance ($)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

0.01 - 100,000.00	10	$839,047.20	0.16%	6.404%	351	58.48%	769
100,000.01 - 200,000.00	42	6,648,136.03	1.28	6.399	348	68.08	753
200,000.01 - 300,000.00	71	18,172,715.42	3.50	6.374	350	69.58	767
300,000.01 - 400,000.00	52	18,310,698.60	3.53	6.352	349	68.67	752
400,000.01 - 500,000.00	42	19,467,651.77	3.75	6.328	354	67.48	749
500,000.01 - 600,000.00	46	25,718,423.05	4.96	6.247	353	74.21	752
600,000.01 - 700,000.00	39	25,700,165.39	4.95	6.291	356	70.93	751
700,000.01 - 800,000.00	30	22,381,424.93	4.31	6.314	357	74.44	750
800,000.01 - 900,000.00	31	26,506,230.57	5.11	6.377	353	66.94	745
900,000.01 - 1,000,000.00	46	44,800,768.55	8.64	6.301	356	66.69	754
1,000,000.01 - 2,000,000.00	119	173,934,582.44	33.53	6.291	357	69.81	750
2,000,000.01 - 3,000,000.00	34	83,605,908.65	16.12	6.342	358	64.44	755
3,000,000.01 - 4,000,000.00	7	24,069,123.44	4.64	6.250	358	63.59	745
4,000,000.01 - 5,000,000.00	5	22,635,000.00	4.36	6.474	359	56.41	739
5,000,000.01 - 6,000,000.00	1	5,900,000.00	1.14	6.750	360	53.64	766
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

The average principal balance of the Mortgage Loans was approximately $902,069 as of the Cut-off Date.

Current Mortgage Rates of the Group 3 Mortgage Loans

Current Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

5.001 - 5.500	2	$1,133,260.24	0.22%	5.435%	337	72.73%	784
5.501 - 6.000	69	62,849,649.10	12.12	5.958	354	68.97	765
6.001 - 6.500	399	363,410,458.70	70.06	6.288	356	67.34	751
6.501 - 7.000	103	90,693,561.03	17.49	6.716	359	68.68	741
7.001 - 7.500	2	602,946.97	0.12	7.250	356	52.60	776
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

The weighted average current Mortgage Rate of the Mortgage Loans was approximately 6.322% as of the Cut-off Date.

S-B-44

Credit Scores of the Group 3 Mortgage Loans

Credit Score	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Not Available	1	$2,000,000.00	0.39%	6.250%	359	38.95%	N/A
551 - 600	4	2,270,846.76	0.44	6.318	339	68.98	592
601 - 650	9	5,753,851.67	1.11	6.453	356	74.27	639
651 - 700	62	61,726,588.72	11.90	6.411	355	70.83	682
701 - 750	152	145,100,172.62	27.97	6.340	356	68.58	726
751 - 800	290	265,466,185.32	51.18	6.300	357	66.87	777
801 - 850	57	36,372,230.95	7.01	6.250	353	66.31	806
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

The non-zero weighted average credit score of the Mortgage Loans with scores was approximately 751 as of the Cut-off Date.

Effective Loan-to-Value Ratios of the Group 3 Mortgage Loans

Effective Loan-to-Value Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

0.01 - 10.00	1	$80,000.00	0.02%	6.250%	351	6.15%	770
10.01 - 20.00	8	2,652,476.09	0.51	6.316	353	16.07	764
20.01 - 30.00	9	5,863,624.70	1.13	6.366	354	24.26	786
30.01 - 40.00	23	31,015,607.90	5.98	6.210	357	36.43	764
40.01 - 50.00	25	26,210,459.33	5.05	6.372	358	45.96	758
50.01 - 60.00	54	55,763,627.44	10.75	6.375	356	56.41	749
60.01 - 70.00	108	117,122,731.38	22.58	6.308	356	66.71	746
70.01 - 80.00	338	276,701,311.68	53.35	6.322	356	77.26	751
80.01 - 90.00	8	3,019,704.38	0.58	6.587	348	89.28	751
90.01 - 100.00	1	260,333.14	0.05	6.250	319	94.91	741
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

The weighted average Effective Loan-to-Value Ratio of the Mortgage Loans was approximately 67.77% as of the Cut-off Date.

S-B-45

Original Loan-to-Value Ratios of the Group 3 Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

0.01 - 10.00	1	$80,000.00	0.02%	6.250%	351	6.15%	770
10.01 - 20.00	8	2,652,476.09	0.51	6.316	353	16.07	764
20.01 - 30.00	9	5,863,624.70	1.13	6.366	354	24.26	786
30.01 - 40.00	23	31,015,607.90	5.98	6.210	357	36.43	764
40.01 - 50.00	25	26,210,459.33	5.05	6.372	358	45.96	758
50.01 - 60.00	54	55,763,627.44	10.75	6.375	356	56.41	749
60.01 - 70.00	107	114,472,731.38	22.07	6.304	356	66.63	744
70.01 - 80.00	335	273,765,829.68	52.78	6.321	356	77.26	751
80.01 - 90.00	8	3,019,704.38	0.58	6.587	348	89.28	751
90.01 - 100.00	5	5,845,815.14	1.13	6.427	346	74.63	783
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

The weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 68.05% as of the Cut-off Date.

Original Terms to Stated Maturity of the Group 3 Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

349	1	$900,000.00	0.17%	6.500%	347	27.69%	813
360	574	517,789,876.04	99.83	6.322	356	67.84	751
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

The weighted average original term to stated maturity of the Mortgage Loans was approximately 360 months as of the Cut-off Date.

Remaining Terms to Stated Maturity of the Group 3 Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

241 - 300	1	$231,476.09	0.04%	6.250%	298	18.33%	767
301 - 400	574	518,458,399.95	99.96	6.322	356	67.79	751
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 356 months as of the Cut-off Date.
S-B-46

Debt-to-Income Ratio of the Group 3 Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Not Available	9	$5,360,625.37	1.03%	6.366%	347	58.78%	734
0.001 - 10.000	15	22,841,582.73	4.40	6.428	358	53.38	755
10.001 - 20.000	71	71,911,020.44	13.86	6.318	357	68.42	750
20.001 - 30.000	131	117,643,408.77	22.68	6.305	356	69.47	752
30.001 - 40.000	219	182,482,605.53	35.18	6.354	356	69.36	749
40.001 - 50.000	117	108,585,891.73	20.93	6.281	355	67.85	751
50.001 - 60.000	10	3,987,841.47	0.77	6.205	358	46.76	764
60.001 - 70.000	3	5,876,900.00	1.13	6.130	357	52.91	798
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

The non-zero weighted average debt-to-income ratio of the Mortgage Loans was approximately 31.408% as of the Cut-off Date.

Product Types of the Group 3 Mortgage Loans

Product Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

10/1 MO Hybrid ARM	3	$4,052,976.01	0.78%	6.102%	358	47.24%	733
10/1 MO Hybrid ARM Interest-Only	85	82,466,061.56	15.90	6.154	357	59.48	764
10/1 YR Hybrid ARM	33	17,954,581.35	3.46	6.507	357	66.00	729
10/1 YR Hybrid ARM Interest-Only	428	378,320,560.38	72.94	6.338	355	69.76	749
10/6 MO Hybrid ARM	2	2,558,314.94	0.49	6.494	359	69.87	680
10/6 MO Hybrid ARM Interest-Only	24	33,337,381.80	6.43	6.472	359	68.87	768
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

Amortization Type of the Group 3 Mortgage Loans

Interest Only Flag	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Interest Only*	537	$494,124,003.74	95.26%	6.317%	356	67.99%	752
Not Interest Only	38	24,565,872.30	4.74	6.439	357	63.31	725
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

______________
*	The interest-only period ranges from three to ten years following origination of the applicable Mortgage Loan.

S-B-47

Original Prepayment Penalty Terms of the Group 3 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	477	$414,969,755.17	80.00%	6.349%	355	69.13%	751
6	3	2,886,000.00	0.56	6.375	359	63.14	748
7	3	5,107,500.00	0.98	6.464	359	74.10	735
12	11	13,168,302.05	2.54	6.393	359	69.02	736
24	3	5,018,000.00	0.97	6.198	358	75.44	727
36	32	29,540,103.77	5.70	6.255	356	62.89	753
48	5	3,342,000.00	0.64	6.271	354	60.58	738
60	41	44,658,215.05	8.61	6.100	358	57.17	765
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

Lien Position of the Group 3 Mortgage Loans

Lien Position	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

First Lien	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

Documentation Programs of the Group 3 Mortgage Loans

Documentation	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Full Documentation	504	$456,700,931.97	88.05%	6.297%	356	67.80%	751
Stated Income	63	57,537,475.70	11.09	6.509	358	68.17	755
No Ratio	5	3,092,075.95	0.60	6.781	348	53.95	697
Alternative	3	1,359,392.42	0.26	5.872	354	70.82	707
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

S-B-48

Loan Purpose of the Group 3 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Purchase	295	$260,020,236.66	50.13%	6.320%	356	72.34%	756
Cash Out Refinance	187	178,694,413.53	34.45	6.335	356	62.24	748
Rate/Term Refinance	93	79,975,225.85	15.42	6.303	354	65.25	742
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

Property Type of the Group 3 Mortgage Loans

Property Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Single Family Detached	279	$294,882,499.91	56.85%	6.334%	356	66.75%	748
PUD Detached	95	86,369,810.99	16.65	6.260	355	69.68	758
Condo	115	73,545,473.47	14.18	6.346	355	69.84	754
2-4 Family	37	32,522,170.31	6.27	6.347	356	68.67	749
Coop	22	18,938,428.69	3.65	6.265	358	59.72	744
PUD Attached	15	6,444,152.68	1.24	6.233	356	75.33	776
Condotel	10	5,303,419.99	1.02	6.514	359	76.80	775
Townhouse	2	683,920.00	0.13	6.239	359	80.00	762
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

Stated Occupancy Status of the Group 3 Mortgage Loans

Stated Occupancy	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Primary Home	347	$362,483,502.36	69.88%	6.301%	356	67.74%	749
Second Home	114	112,351,724.61	21.66	6.344	357	67.04	756
Investment	114	43,854,649.07	8.45	6.443	357	69.89	755
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

S-B-49

Originators of the Group 3 Mortgage Loans

Originator	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

First Republic Bank	88	$86,519,037.57	16.68%	6.152%	357	58.91%	763
ACF Partners DBA Americorp Funding.	12	26,942,700.00	5.19	6.379	359	68.36	734
Thornburg Mortgage Home Loans, Inc.	35	18,358,875.65	3.54	6.154	344	72.16	759
Wall Street Mortgage	16	17,027,765.33	3.28	6.361	352	69.45	732
Arlington Capital Mortgage Corp.	21	16,838,574.79	3.25	6.371	356	61.11	761
Other	403	353,002,922.70	68.06	6.364	356	69.90	750
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

S-B-50

Geographic Distribution of the Group 3 Mortgage Loans

Geographic Distribution	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Arizona	10	$6,820,800.33	1.32%	6.253%	358	74.25%	754
California	151	169,891,571.53	32.75	6.304	357	66.67	748
Colorado	41	29,625,760.98	5.71	6.235	356	73.74	767
Connecticut	10	11,021,650.00	2.12	6.296	359	67.08	751
Delaware	1	720,000.00	0.14	6.375	358	80.00	788
District Of Columbia	3	4,792,000.00	0.92	6.645	358	72.42	749
Florida	38	26,289,203.85	5.07	6.385	349	68.11	758
Georgia	23	14,861,438.39	2.87	6.214	345	73.69	758
Hawaii	5	12,948,920.13	2.50	6.335	357	59.96	755
Idaho	2	3,543,500.00	0.68	6.011	359	64.20	743
Illinois	18	12,312,834.22	2.37	6.366	355	72.52	752
Indiana	2	845,525.00	0.16	6.550	358	75.75	725
Maine	3	2,000,000.00	0.39	6.463	356	62.67	705
Maryland	9	10,201,415.23	1.97	6.287	357	69.79	738
Massachusetts	19	16,616,644.76	3.20	6.234	354	59.32	754
Michigan	2	1,323,600.00	0.26	6.609	360	76.88	697
Minnesota	12	8,022,786.69	1.55	6.378	359	74.93	769
Missouri	3	2,624,585.00	0.51	6.255	359	68.81	757
Montana	4	3,039,568.14	0.59	6.302	358	40.95	780
Nevada	2	555,099.80	0.11	6.250	358	76.56	763
New Hampshire	1	4,095,000.00	0.79	6.750	359	65.00	788
New Jersey	20	13,700,938.64	2.64	6.325	356	66.91	744
New Mexico	14	8,127,882.00	1.57	6.183	344	73.79	769
New York	67	87,650,246.44	16.90	6.357	357	64.01	743
North Carolina	17	9,654,434.22	1.86	6.374	354	67.17	751
Ohio	1	840,000.00	0.16	6.750	359	80.00	754
Oregon	5	2,060,600.00	0.40	6.388	358	78.50	785
Pennsylvania	19	11,647,166.73	2.25	6.512	357	73.41	736
Rhode Island	1	239,788.25	0.05	6.625	359	80.00	721
South Carolina	16	9,181,453.99	1.77	6.319	357	71.90	763
Tennessee	4	1,391,382.49	0.27	6.260	338	78.02	749
Texas	7	3,044,394.80	0.59	6.609	355	74.70	761
Utah	13	8,156,224.79	1.57	6.354	357	68.93	751
Vermont	1	550,000.00	0.11	6.250	358	79.71	714
Virginia	16	12,884,109.64	2.48	6.262	356	75.54	767
Washington	10	3,731,850.00	0.72	6.213	359	73.80	781
Wisconsin	2	2,511,500.00	0.48	6.174	358	75.71	729
Wyoming	3	1,166,000.00	0.22	6.101	359	71.01	750
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

As of the Cut-off Date, the greatest five-digit ZIP Code geographic concentration of Group 3 Mortgage Loans by principal balance was approximately 2.13% in the 90049 ZIP Code.

S-B-51

Gross Margins of the Group 3 Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

0.001 - 1.000	4	$2,420,549.42	0.47%	5.727%	346	75.43%	778
1.501 - 2.000	552	499,142,720.65	96.23	6.320	356	67.73	752
2.001 - 2.500	18	16,763,659.00	3.23	6.446	359	67.59	727
2.501 - 3.000	1	362,946.97	0.07	7.250	356	80.00	760
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

The weighted average gross margin of the Group 3 Mortgage Loans was approximately 1.887% as of the Cut-off Date.

Minimum Mortgage Rates of the Group 3 Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

0.001 - 1.000	4	$2,420,549.42	0.47%	5.727%	346	75.43%	778
1.501 - 2.000	552	499,142,720.65	96.23	6.320	356	67.73	752
2.001 - 2.500	18	16,763,659.00	3.23	6.446	359	67.59	727
2.501 - 3.000	1	362,946.97	0.07	7.250	356	80.00	760
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

The weighted average minimum Mortgage Rate of the Group 3 Mortgage Loans was approximately 1.887% as of the Cut-off Date.

S-B-52

Maximum Mortgage Rates of the Group 3 Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

8.001 - 8.500	1	$546,260.25	0.11%	5.500%	316	80.00%	809
8.501 - 9.000	1	223,999.90	0.04	5.750	322	90.00	760
10.001 - 10.500	1	586,999.99	0.11	5.375	357	65.96	760
10.501 - 11.000	53	43,483,679.50	8.38	5.952	353	73.28	767
11.001 - 11.500	328	297,883,390.83	57.43	6.309	355	69.18	748
11.501 - 12.000	118	108,902,530.73	21.00	6.585	358	67.15	745
12.001 - 12.500	68	61,408,014.84	11.84	6.198	357	57.61	766
12.501 - 13.000	5	5,655,000.00	1.09	6.345	357	70.88	744
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

The weighted average maximum Mortgage Rate of the Group 3 Mortgage Loans was approximately 11.491% as of the Cut-off Date.

Initial Rate Caps of the Group 3 Mortgage Loans

Initial Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	88	$86,519,037.57	16.68%	6.152%	357	58.91%	763
5.000	487	432,170,838.47	83.32	6.356	356	69.54	749
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

Subsequent Periodic Rate Caps of the Group 3 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	88	$86,519,037.57	16.68%	6.152%	357	58.91%	763
1.000	26	35,895,696.74	6.92	6.474	359	68.94	762
2.000	461	396,275,141.73	76.40	6.346	355	69.59	748
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

S-B-53

Months to Next Rate Adjustment of the Group 3 Mortgage Loans

Months to Next Rate Adjustment	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

49 - 60	1	$231,476.09	0.04%	6.250%	298	18.33%	767
61 - 72	7	4,062,430.14	0.78	6.214	308	66.77	704
73 - 84	47	19,021,264.08	3.67	6.184	320	73.67	750
85 - 96	8	4,827,264.73	0.93	6.149	330	69.44	775
97 - 108	7	5,670,013.83	1.09	6.103	344	72.96	708
109 - 120	505	484,877,427.17	93.48	6.333	358	67.49	752
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

Servicers of the Group 3 Mortgage Loans

Servicer	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Thornburg Mortgage Home Loans, Inc.	476	$420,777,687.16	81.12%	6.360%	356	69.72%	748
First Republic Bank	88	86,519,037.57	16.68	6.152	357	58.91	763
Mellon Trust of New England, N.A.	5	7,707,200.00	1.49	6.183	358	56.47	782
Colonial Savings, F.A.	3	2,186,268.97	0.42	6.043	358	74.73	787
First Horizon Home Loans Corp.	3	1,499,682.34	0.29	6.618	358	77.47	702
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

Interest Only Terms of the Group 3 Mortgage Loans

Interest Only Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	38	$24,565,872.30	4.74%	6.439%	357	63.31%	725
36	3	1,091,756.62	0.21	5.834	319	78.92	753
120	534	493,032,247.12	95.05	6.318	356	67.96	752
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

S-B-54

Remaining Interest Only Terms of the Group 3 Mortgage Loans

Remaining Interest Only Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	41	$25,657,628.92	4.95%	6.413%	355	63.97%	726
1 - 60	1	231,476.09	0.04	6.250	298	18.33	767
61 - 120	533	492,800,771.03	95.01	6.318	356	67.99	752
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

Conversion and Modifiable Features of the Group 3 Mortgage Loans

Conversion and Modifiable Feature	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Neither Convertible nor Modifiable	455	$413,352,892.92	79.69%	6.331%	357	67.35%	750
Only Modifiable	120	105,336,983.12	20.31	6.289	352	69.41	755
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

Origination Channels of the Group 3 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

Correspondent	496	$453,477,322.20	87.43%	6.306%	356	67.28%	751
Wholesale	44	46,853,678.19	9.03	6.544	360	70.76	746
Retail	35	18,358,875.65	3.54	6.154	344	72.16	759
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

S-B-55

Additional Collateral Servicers of the Group 3 Mortgage Loans

Additional Collateral Servicer	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

No Additional Collateral	571	$513,104,394.04	98.92%	6.321%	356	67.70%	751
Thornburg Mortgage Home Loans, Inc.	4	5,585,482.00	1.08	6.436	347	73.69	785
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

30-Day Delinquencies of the Group 3 Mortgage Loans Since Origination

Times 30-59 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	571	$517,780,360.92	99.82%	6.322%	356	67.75%	751
One	3	435,318.62	0.08	6.251	320	80.83	651
Three	1	474,196.50	0.09	6.500	306	75.00	577
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

60-Day Delinquencies of the Group 3 Mortgage Loans Since Origination

Times 60-89 Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

90-Day or More Delinquencies of the Group 3 Mortgage Loans Since Origination

Times 90 or More Days Delinquent	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date ($)	% of Aggregate Scheduled Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original Effective Loan-to- Value (%)	Non-Zero Weighted Average Credit Score

None	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751
Total:	575	$518,689,876.04	100.00%	6.322%	356	67.77%	751

S-B-56

PROSPECTUS

Structured Asset Securities Corporation

Depositor
Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)
______________________

Each Trust Fund:

•	may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

•	will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

•
mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

•
home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

•	mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•	private mortgage backed certificates, as described in this prospectus; and

•	payments due on those mortgage loans and mortgage backed certificates.

The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.

The Securities:

•	will be offered for sale pursuant to a prospectus supplement;

•	will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in the related prospectus supplement; and

•	may have one or more forms of credit enhancement.

The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC election for federal income tax purposes.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS
The date of this prospectus is March 26, 2007

Introduction

Each trust fund will periodically issue asset-backed pass-through certificates or asset-backed notes, in each case in one or more series with one or more classes. The securities will be offered for sale by this prospectus and the related prospectus supplement. The securities of each series will consist of the offered securities of the series, together with any other asset-backed pass-through certificates or asset-backed notes of the series which are not offered publicly.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by Structured Asset Securities Corporation, also known as the depositor. Each trust fund will consist primarily of one or more pools of the following types of assets:

•
mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

•
home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

•	mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•	private mortgage backed certificates; and

•	payments due on those mortgage loans and mortgage backed certificates.

These assets will be acquired by the depositor from one or more affiliated or unaffiliated sellers. See “The Sponsor,” “The Depositor” and “The Trust Funds.” The trust fund assets may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivative instruments, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a trust agreement, pooling and servicing agreement or other agreement or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the trust fund assets, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only principal obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. Each servicer and the master servicer, if any, for any series of securities will be named in the related prospectus supplement. The principal obligations of a master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make that advance. See “Servicing of Loans.”

If specified in the related prospectus supplement, the trust fund for a series of securities may include credit enhancement by means of excess interest, overcollateralization, subordination of one or more classes of securities, loss allocation and limited cross-collateralization features. In addition, credit enhancement may also be provided by means of any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, swap agreement or other derivative instrument or any other type of credit enhancement specified in the related prospectus supplement, even if not specified in this prospectus. See “Credit Support.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage assets. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield, Prepayment and Maturity Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Material Federal Income Tax Considerations” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” in this prospectus and under “Underwriting” in the related prospectus supplement.

There will be no secondary market for the offered securities of any series before the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement. See “Risk Factors” in this prospectus and in the related prospectus supplement.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities. You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement. In addition, you should consider the potential effects on the mortgage loans or on particular classes of offered certificates if several of the risks described below and in the related prospectus supplement occur in combination.

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies

If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest-only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

“Alt-A” Mortgage Loans: If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines. Although Alt-A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types

Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

•      mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

•      “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•      “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•      “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•      “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust fund may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher, and they may not be able to make those payments. Furthermore, in recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See “—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime,” “non-conforming” or “alt-A,” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Risks Related to Mortgage Loans that Provide for Negative Amortization” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Prepayment Premiums May Affect a Borrowers Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect the Yields on Your Securities

Many residential mortgage loans, particularly adjustable rate mortgage loans, negative amortization mortgage loans and subprime mortgage loans, require the payment of a prepayment premium in connection with voluntary prepayments of the mortgage loan made during the period specified in the related mortgage note. These prepayment premiums may discourage borrowers from refinancing their mortgage loans, and in many cases, may discourage borrowers from selling the related mortgage property, during the applicable period. Borrowers who wish to refinance their properties to take advantage of lower interest rates, or who want to sell their mortgaged property, may not be able to afford the prepayment premium and may be more likely to default. You should consider the effect of these prepayment premiums on borrowers and the resulting effect on the yields of your securities.

The Subprime Mortgage Loan Market has Experienced Increasing Levels of Delinquencies and Defaults; the Rate of Defaults May Be Higher Where Other Risk Factors Are Present

In recent months, the rate of payment delinquencies and defaults by borrowers under subprime mortgage loans has increased significantly. Delinquencies and defaults may continue at these relatively high rates for some period of time, or may increase further. You should consider the heightened risk associated with purchasing offered certificates backed by pools of subprime mortgage loans, and that your investment in those certificates may perform worse than you anticipate.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May have Higher Expected Delinquencies” above.

This risk is compounded if subprime borrowers have financed their homes with adjustable rate mortgage loans or other alternative mortgage loan products that in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. As described under “Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above, many of these products feature relatively low monthly payments during an initial period that increase (in some cases significantly) over the loan term.

In addition, as discussed under “Prepayment Premiums May Affect a Borrowers Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect the Yields on Your Securities” above, many subprime loans also include prepayment premiums, which may have the effect of preventing a borrower from selling the related mortgage property or refinancing into a more affordable mortgage loan.

In addition, a borrower whose home has declined in value since origination of the mortgage loan may be left with insufficient equity in the home, and may be unable to afford to refinance.

Where two or more of these factors are combined, the rate of delinquencies and defaults in a pool of mortgage loans may be significantly higher than anticipated.

Information Regarding Historical Performance of Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust Fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•      differences in loan type;
•      the relative seasoning of the pools;
•      differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;
•      the extent to which the loans in a pool have prepayment penalties;
•      whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and
•      whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Risks Related to Mortgage Loans with Interest-Only Payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative Amortization

If specified in the related prospectus supplement, the trust fund may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss

As specified in the related prospectus supplement, some of the mortgage loans included in the trust fund may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Special Default Risk of Second Lien Mortgage Loans

If the related prospectus supplement specifies that the trust fund includes mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the trust fund, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust fund. In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust fund may be affected by any associated second lien loans.

Geographic Concentration of Mortgage Loans

The mortgage loans to be included in the trust fund may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•      Declines in the residential real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•      Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•      Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust fund, see the geographic distribution table or tables in the prospectus supplement.

Balloon Loans
If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Default Risk on High Balance Mortgage Loans

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

Special Risks Associated with Multifamily and Mixed Use Mortgage Loans

If specified in the related prospectus supplement, mortgage loans in the trust fund may be secured by liens on multifamily properties and mixed residential/commercial properties. Mixed use loans and multifamily loans may have a greater likelihood of delinquency and foreclosure, and therefore a greater likelihood of loss, than mortgage loans secured by single-family residential properties. The ability of a borrower to repay a single-family loan typically depends primarily on the borrower’s household income rather than on the capacity of the property to produce income, and (other than in geographic areas where employment is dependent upon a particular employer or industry) the borrower’s income tends not to reflect directly the value of their property. A decline in the income of a borrower on a loan secured by a single family property may therefore adversely affect the performance of the loan, but may not affect the liquidation value of that property. In contrast, the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily on the successful operation and management of that property rather than on any independent income or assets of the borrower and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from that property. In some cases, the borrower may have no material assets other than the mortgaged property. Consequently, if the net operating income of the property is reduced (for example, if rental or occupancy rates decline, competition increases or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected. In addition, in some cases the loans will have been made on a nonrecourse basis, so that in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with multifamily and mixed use loans. In general, factors such as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, may affect the value of a commercial or mixed use property. Factors such as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due. Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations. In addition, you should consider the following risks:

Multifamily Loans. The performance of a multifamily loan and the value of the related mortgaged property may be affected by factors such as local and regional economic conditions, the physical condition of the property, the types of services and amenities provided, the tenant population (for example, predominantly students or elderly persons, or workers in a particular industry), availability of alternative rental properties, changes in the surrounding neighborhood, management, the level of mortgage interest rates, dependence upon government rent subsidies, any applicable rent control laws and state and local regulations.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. See “— Environmental Risks” below.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of Loss

Although the various risks discussed in this prospectus and the accompanying prospectus supplement are generally described separately, prospective investors in any class of securities should consider the potential effects on those securities of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased.

For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also provide for negative amortization, or were originated concurrently with second lien loans not included in the trust fund. Many of these loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks.

There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related securities may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the pooled assets and the securities offered in the accompanying prospectus supplement.

Credit Scoring Models May Not Provide an Accurate Risk Assessment of Borrowers

Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

Environmental Risks
Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against the related property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for the costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, some environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments. The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

•      The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust fund may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•      The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•      To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

Potential Inadequacy of Credit Enhancement

If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that

•      if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust fund and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

•      if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust fund and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

See “Credit Support” in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

Excess Interest and Overcollateralization. If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust fund and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

•      Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•      Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

See “Credit Support” in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

Limited Cross-Collateralization. The trust fund may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements. If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Credit Support” in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

Primary Mortgage Insurance. If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to 60%.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust fund from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 60%. However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust fund may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Credit Support—Insurance” and “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans” in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.

Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities

If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust fund from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

See “Credit Support—Insurance” and “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

Risks Related to any Interest Rate Swap Agreement

If the related prospectus supplement specifies that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special Risks for Certain Classes of Securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust fund; and

• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust fund.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Special Risks Associated with Underlying Securities

If specified in the related prospectus supplement, the trust fund may include other publicly- or privately-offered securities, representing beneficial ownership interests in separate trust funds. As described in the prospectus supplement, these underlying securities may be senior securities or subordinate securities, and may not have the benefit of credit enhancement.

Losses on the underlying securities will not be transferred to, allocated to or shared by any other underlying trust fund. Each allocation of a realized loss to a class of underlying securities will reduce both the amount of interest that will accrue on that class and the amount of principal that will be distributable on that class. Therefore, the aggregate amount of payments on your securities, the yield to maturity of your securities and the rate of payments of principal on your securities may be affected by the rate and the timing of realized losses on the assets of the trust funds represented by the underlying securities. To the extent that the amount of realized losses experienced on the assets of the trust funds represented by the underlying securities reduces distributions in respect of the underlying securities, the yield on your securities may be lower than anticipated.

Certain parties may have the option to purchase the mortgage loans and other property in the related underlying trust funds once the underlying mortgage loans decline to a fixed percentage of the initial principal balance. As specified in the prospectus supplement, some or all of the underlying securities (by principal balance) may be issued from underlying trust funds that have paid down or are approaching the level necessary to exercise of these optional termination rights. In the event that any such party exercises its right to purchase the related mortgage loans, the related underlying securities will be retired. This retirement of underlying securities will have the same effect as a prepayment of all of the related mortgage loans in the related underlying trust fund.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, Lehman Brothers Holdings Inc., as a seller of the mortgage loans to the depositor, or the party from which Lehman Brothers Holdings Inc. acquired a particular mortgage loan, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the trust fund in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

•      If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•      If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust fund may differ significantly from that of other first and second lien residential mortgage loans.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Originators and Servicers May Be Subject to Litigation, Governmental Proceedings or Adverse Economic Conditions

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. In addition, recent adverse economic conditions in the residential housing market have resulted in serious financial difficulties for, and in some cases, bankruptcy of, numerous mortgage originators and servicers, particularly those involved with subprime loans.

If any legal or governmental proceeding were determined adversely to an originator or servicer of mortgage loans included in a trust fund and were to have a material adverse effect on its financial condition, or if the servicer or originator experiences serious financial difficulties, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

In particular, the yield on your securities may be adversely affected if such events impact an originator of mortgage loans in the related trust fund. An originator is generally required to repurchase or substitute for mortgage loans for material breaches of representations and warranties made by it with respect to the mortgage loans, or if described in your prospectus supplement, in the event of early payment defaults. The inability to repurchase or substitute for such defective loans or for early payment defaults would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.

The Servicers’ Collections Procedures May Affect the Timing of Collections on the Mortgage Loans

In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust fund. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund’s receipt of interest or principal payments.

See “Servicing of Loans” in this prospectus.

Risks Relating to Defaults or Resignation of the Master Servicer or Servicer

If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies Due to Servicing Transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or sale and collection agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

See “Servicing of Loans” in this prospectus.

Risks Relating to Optional or Mandatory Purchases of Securities

If specified in the related prospectus supplement, one or more classes of the related series of securities may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances, or may be subject to mandatory purchase or redemption.

In the event that any of those parties exercises its right to purchase the related securities, the purchase of the related securities will have the same effect as a prepayment of the related mortgage loans in the trust fund. If you purchase securities at a premium, especially any interest-only securities, and the related securities are purchased as described above sooner than you anticipate, then your yield may be lower than you anticipate. Similarly, if you purchase securities at a discount, especially any principal-only securities, and the related securities are purchased as described above later than you anticipate (or not purchased at all), then your yield may be lower than you anticipate.

See “Description of the Securities—Optional Purchase of Securities” and “—Other Purchases” in this prospectus.

Rights of a NIMS Insurer May Affect Securities

If specified in the related prospectus supplement, it may be anticipated that one or more insurance companies, referred to as the “NIMS Insurer,” may issue a financial guaranty insurance policy covering certain payments to be made on any net interest margin securities to be issued by a separate trust or other special purpose entity and to be secured by all or a portion of the securities specified in the related prospectus supplement. If such an insurance policy is issued, the trust agreement and the servicing agreements for this transaction will provide that, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the securities, and the holders of the securities may exercise these rights only with the prior written consent of the NIMS Insurer: (1) the right to provide notices of servicer or master servicer defaults and the right to direct the trustee and the master servicer to terminate the rights and obligations of the master servicer and the servicers, respectively, under the trust agreement and the servicing agreements in the event of a default by any master servicer or servicer, (2) the right to remove the trustee or any co-trustee pursuant to the trust agreement and (3) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement. In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer’s consent will be required prior to, among other things, (1) the waiver of any default by any master servicer, any servicer or the trustee, (2) the appointment of any successor trustee or any co-trustee or (3) any amendment to the trust agreement or any servicing agreement. The NIMS Insurer will also have additional rights under the trust agreement and in each the servicing agreement.

Investors in the related securities should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, those securities. Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of those securities. The NIMS Insurer has no obligation or duty to consider the interests of the holders of the securities in connection with the exercise or non-exercise of the NIMS Insurer’s rights.

The NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the securities and the existence of the NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the securities, relative to other asset-backed securities backed by comparable mortgage loans and with comparable payment priorities and ratings.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:

• the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

•      the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust fund to damages and administrative enforcement.

The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “The Agreements—Repurchase and Substitution of Non-Conforming Loans” in this prospectus.

Predatory Lending Laws, High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The seller will represent that the trust fund does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust fund that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the trust fund includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust fund due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Regulations Applicable to Home Improvement Loans

If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include home improvement loans. Home improvement loans are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and holder in due course rules described herein, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

Each transfer of a mortgage loan to Lehman Brothers Holdings Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuing entity, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Ability to Resell Securities

The underwriter will not be required to assist in resales of the securities, although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Limited Obligations
The assets of the trust fund are the sole source of payments on the related securities. The securities are not the obligations of any other entity. None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

Ratings on the Securities Are Dependent on Assessments by the Rating Agencies
The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust fund, any credit enhancement and the ability of the servicers and the master servicer to service the loans. The ratings of the securities by the rating agencies:

•      only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

•      do not take into consideration any of the tax aspects associated with the securities;

•      do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

•      do not address the payment of any basis risk shortfalls with respect to the securities; and

•      do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency.

The Securities May Not Be Suitable Investments

The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Description of the Securities

General

The asset-backed certificates (the “Certificates”) of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the “Notes,” and together with the Certificates, the “Securities”) that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See “The Agreements.”

Each series of Securities will consist of one or more classes of Securities, one or more of which may:

•	accrue interest based on a fixed rate (“Fixed Rate Securities”);

•	accrue interest based on a variable or adjustable rate (“Floating Rate Securities”);

•
be entitled to principal payments from the accreted interest from specified classes of Accrual Securities (“Accretion Directed Securities”). An Accretion Directed Security also may receive principal payments from principal paid on the underlying assets of the trust fund for the related series;

•
provide for interest otherwise payable on certain securities to be paid as principal on one or more classes of Accretion Directed Securities, and the amount of interest accrued on those accrual securities is instead added to the principal balance of these accrual security (“Accrual Securities”);

•
be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled (“Interest Weighted Securities”);

•	be entitled to principal, but no interest (“Principal Only Securities”);

•
be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled (“Principal Weighted Securities”);

•	be entitled to interest, but no principal (“Interest Only Securities”);

•
have components to a class of Securities where each component may have different principal and/or interest payment characteristics but together constitute a single class “Component Securities”). Each component of a class of Component Securities may be identified as falling into one or more of the categories in this description of Securities;

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Planned Balance”) specified in the prospectus supplement, derived by assuming two constant prepayment rates for the Loans backing the related Securities (“Planned Amortization Certificates” or “PACs”);

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Targeted Balance”) specified in the prospectus supplement, derived by assuming a single constant prepayment rate for the Loans backing the related Securities (“Targeted Amortization Certificates” or “TACs”);

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Scheduled Balance”) specified in the prospectus supplement, but is not designated or structured as a PAC or a TAC (“Scheduled Securities”);

•
be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement (“Subordinate Securities”); and/or

•	have other entitlements or characteristics described in this prospectus, or a combination of certain of the entitlements and characteristics described above and elsewhere in this prospectus.

If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an “Asset Group”).

Each class of Securities offered by this prospectus and the prospectus supplement (the “Offered Securities”) will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form (“Definitive Securities”) or issued in book-entry form only (“Book-Entry Securities”) Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See “— Book-Entry Registration.”

Distributions on the Securities

General

Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement. Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such distributions as specified in the related prospectus supplement. Interest on the Securities will be calculated generally either on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of a 360-day year and the actual number of days elapsed in each accrual period, as specified in the related prospectus supplement.

If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the “Interest Rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

A series of Securities may include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, Index, or other method by which the Floating Rate for each period will be determined.

If the Interest Rate of a Floating Rate Security is determined based upon an Index, the Index will be one of the following:

•	CMT;
•	CODI;
•	COFI;
•	COSI;
•	Fed Funds Rate;
•	FHLB Index;
•	GBP LIBOR;
•	LIBOR;
•	LIBORSWAP;
•	MTA;
•	National Average Contract Mortgage Rate;
•	National Monthly Median COFI;
•	Prime Rate;
•	SIBOR;
•	SWAPLIBOR; and
•	T-Bill.

Each of these indices is described in more detail under “The Trust Funds—The Mortgage Loans—General” below.

Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders.”

Single Class Securities Generally

With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the “Percentage Interest”) evidenced by the Security, or on the basis of the Security’s outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See “— Subordinate Securities” below.

If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

Multi-Class Series

A series of Securities may include Floating Rate Securities, Accrual Securities, Accretion Directed Securities, Scheduled Securities, Planned Amortization Certificates, Targeted Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a “Multi-Class Series”). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See “ — Subordinate Securities” below and “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Distributions of interest on Accrual Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Accrual Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Accrual Securities on the basis of the current Compound Value of the class. The “Compound Value” of a class of Accrual Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the “Principal Distribution Amount” for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Accrual Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The “Minimum Principal Distribution Amount” is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

Subordinate Securities

A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the “Subordinate Securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “Senior Securities”) but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a “Rating Agency”), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Optional Termination

If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

•        “Asset Principal Balance” means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

•        “Aggregate Asset Principal Balance” means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

The optional termination described in this section will be in addition to terminations that may result from other events. See “The Agreements — Event of Default; Rights Upon Event of Default” and “— Termination.”

Optional Redemption of Securities

If specified in the prospectus supplement for a series, any class of Securities of that series may be subject to redemption at the option of the holder, provided that any such right of redemption will be limited such that the Securities of that class will not constitute redeemable securities for purposes of the Investment Company Act of 1940.

Optional Purchase of Securities

The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases

If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to purchase, in whole or in part, at the request of the holders of that class or to mandatory redemption or purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of Securities, one or more guarantees or other instruments from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these instruments may provide for one or more of the following for any series of Securities:

•	call protection for any class of Securities of a series;

•	a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

•	certain other guarantees described in the prospectus supplement.

Exchangeable Securities

General

If specified in the related prospectus supplement, a series of Securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of Securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

The descriptions in the related prospectus supplement of the Securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of Securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

•
the aggregate amount of interest payable on each Distribution Date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is a Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration

If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (“Clearstream”) or The Euroclear System (“Euroclear”). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth under “Book-Entry Procedures—Definitive Securities” in Annex A of this prospectus. Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or in Annex A hereto, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined in Annex A hereto), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

For a description of the book-entry registration procedures applicable to Book-Entry Securities, see “Book-Entry Procedures” in Annex A of this prospectus.

The Trust Funds

General

The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

•	amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the “Cut-off Date”);

•	amounts held from time to time in the Collection Account, the Securities Administration Account and the Distribution Account established for a series of Securities;

•	Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•	any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

•	any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

•	any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

•	any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

•	any interest rate swap agreement, interest rate cap agreement, currency swap or currency option, market value swap or similar derivative instrument;

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

•	any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement.

The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the “Retained Interest”). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

The “Primary Assets” in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

•	Mortgage Loans;

•	Manufactured Home Loans;

•	Home Improvement Loans;

•	mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans (“Private Mortgage-Backed Securities”);

•	Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

•	Fannie Mae certificates; and

•	Freddie Mac certificates.

To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans and/or Home Improvement Loans may also include loans (“Assistance Loans”) made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

Mortgage Loans, Manufactured Home Loans, Assistance Loans and Home Improvement Loans are referred to in this prospectus as “Loans.” Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See “The Agreements — Assignment of Primary Assets.”

Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as “Agency Certificates.”

The Mortgage Loans

General

The Primary Assets in a trust fund for a series of Securities may include mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, secured by properties of the types described in this prospectus (“Mortgage Loans”). No non-performing assets will be included as Primary Assets in a trust fund. Generally, but not in all cases, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

The Mortgage Loans in a trust fund may include Conventional Loans, housing loans insured by the FHA (“FHA Loans”) or VA Loans, with the following interest rate and payment characteristics:

•	fixed interest rate Mortgage Loans;

•	adjustable rate Mortgage Loans, which may include any of the following types of Mortgage Loans:

•
Mortgage Loans whose interest rate adjusts on the basis of a variable Index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter;

•
“hybrid” Mortgage Loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related Index;

•
“interest-only” Mortgage Loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the applicable interest rate borne by such Mortgage Loan (“Mortgage Rates”);

•
“negative amortization” Mortgage Loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the Mortgage Loan by the amount of unpaid interest; and

•
“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the Mortgage Loan);

•
“balloon” Mortgage Loans, which provide for (1) equal monthly scheduled payments of principal and interest (a “Scheduled Payment”) that will not reduce the scheduled principal balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that Mortgage Loan;

•
“GPM Loans,” which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor’s monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

•
“GEM Loans,” which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

•	Buy-Down Loans;

•
“Bi-Weekly Loans,” which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks;

•	“Reverse Mortgage Loans,” which generally provide either for an initial advance to the borrower at origination followed by, in most cases, fixed monthly advances for the life of the loan, or for periodic credit line draws by the borrower at the borrower’s discretion, and which provide that no interest or principal is payable by the borrower until maturity, which generally does not occur until the borrower dies, sells the home or moves out; interest continues to accrue and is added to the outstanding amount of the loan;

•	any combination of the foregoing; or

•	Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

The Mortgage Loans may also include:

•
“Cooperative Loans,” which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations (“Cooperatives”) and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative (“Cooperative Dwellings”);

•
“Condominium Loans,” which are secured by a mortgage on an individual housing unit (a “Condominium Unit”) in which the owner of the real property (the “Condominium”) is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit’s appurtenant interest in the common elements. Condominium Units may include “Condotels,” which are Condominium Units that are typically located in a resort or “destination” area that are individually owned, with amenities designed primarily for short-term use. Generally, the related borrower or an independent rental management company engaged by the borrower coordinates the rental of the related Condotel for the periods that the borrower is not resident;

•	Mixed Use or Multifamily Mortgage Loans; or

•
“Home Equity Loans,” which are closed-end and/or revolving home equity loans or balances thereof secured by mortgages primarily on single family properties that may be subordinated to other mortgages on the same Mortgaged Property.

Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on the real property securing a Mortgage Loan (the “Mortgaged Property”). In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings), Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units) or mixed use properties. The Single Family Properties and Multifamily Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units.

Each Mortgaged Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related Cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the Cooperative shares are subject to cancellation by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See “Legal Aspects of Loans.”

The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower’s mailing address, as reflected in the servicer’s records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, the following selection criteria apply to Mortgage Loans included in the Primary Assets:

•
each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

•	no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

•
no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney’s opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

The initial “Loan-to-Value Ratio” of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the “Appraised Value”). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

Multifamily Properties are generally subject to the following requirements:

•	no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

•	no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

•	Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

•	the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

As specified in the prospectus supplement, “ARMs” or “Adjustable Rate Mortgages,” which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the “Lifetime Mortgage Rate Cap”), if any, or below the applicable lifetime minimum mortgage rate (the “Minimum Mortgage Rate”), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the “Maximum Mortgage Rate Adjustment”). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs (“Negatively Amortizing ARMs”) instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the amount of interest accrued on the Stated Principal Balance thereof will exceed the amount of interest paid by the mortgagor in any month (such excess, “Deferred Interest”) which is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

The adjustable or variable index (the “Index”) applicable to any ARM comprising the Primary Assets may be one of the following indices:

•
U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

•
EURIBOR (“EURIBOR”), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

•
GBP LIBOR (“GBP LIBOR”), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

•
London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

•
SIBOR (“SIBOR”), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

•	Constant Maturity Treasury (“CMT”) Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

•
Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

•	Federal Funds Rate (“Fed Funds Rate”), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

•
Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

•
Monthly Treasury Average (“MTA”), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

•
Cost of Funds Index (“COFI”), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

•	National Monthly Median Cost of Funds Index (“National Monthly Median COFI”), which is the median COFI of all federal banking districts, or the midpoint value, of institutions’ COFI ratios.

•
Cost of Savings Index (“COSI”), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

•
Certificate of Deposit Indices (“CODI”), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

•
National Average Contract Mortgage Rate (“National Average Contract Mortgage Rate”), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

•	Federal Home Loan Bank Index (“FHLB Index”), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

The Indices described above which are applicable to the Primary Assets for a trust fund will be disclosed in the related prospectus supplement.

Certain of the Mortgage Loans may be Reverse Mortgage Loans, which are fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

•	the death of the borrower, or the last living of two co-borrowers;

•	the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

•	the sale of the related Mortgaged Property.

The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

As more fully described in the related prospectus supplement, interest on each revolving credit line Home Equity Loan may be computed and payable monthly on the average daily outstanding principal balance of the Home Equity Loan. Principal amounts on the revolving credit line Home Equity Loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line Home Equity Loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line Home Equity Loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line Home Equity Loans. The amounts of draws and payments on the revolving credit line Home Equity Loans will usually differ each day. The full principal amount of a closed-end Home Equity Loan is advanced at origination of the Home Equity Loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the Home Equity Loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its Home Equity Loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the Home Equity Loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line Home Equity Loan or a closed-end Home Equity Loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Home Equity Loan.

The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

(1) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes and if applicable, any other type of Mortgage Loan;

(2) the aggregate outstanding principal balance and average outstanding principal balance of the Mortgage Loans;

(3) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

(4) if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the Mortgage Loans;

(5) the range of the age or seasoning of the Mortgage Loans, including the weighted average thereof;

(6) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

(7) the Servicer distribution, if different Servicers are servicing the Mortgage Loans;

(8) the amortization period;

(9) the purpose of the Mortgage Loan;

(10) the range of Loan-to-Value Ratios for the Mortgage Loans and if applicable, combined Loan-to-Value Ratios;

(11) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Loans and VA Loans;

(12) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

(13) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

(14) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans;

(15) the number and range of any prepayment premiums or any other similar fees;

(16) the originator distribution of originators that originated 10% or more of the Mortgage Loans, if more than one originator originated the Mortgage Loans in the trust fund;

(17) the level and type of origination documentation provided for the Mortgage Loans; and

(18) the range of credit scores applicable to the borrowers of the related Mortgage Loans.

If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most Loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Home Improvement Loans

The Primary Assets in a trust fund for a series of Securities may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (“Home Improvement Loans”) originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Loans will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby. The Home Improvement Loans may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

The home improvements securing the Home Improvement Loans may include, among other things, but will not be limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

If applicable, the initial loan-to-value ratio of a Home Improvement Loan will be computed in the manner described in the related prospectus supplement.

The prospectus supplement for each series of Securities will provide information about the Home Improvement Loans, as of the Cut-off Date, including:

(1) the percentage of Home Improvement Loans that are secured or unsecured;

(2) the aggregate outstanding principal balance and average outstanding principal balance of the Home Improvement Loans;

(3) the weighted average interest rate of the Home Improvement Loans,;

(4) the range of the age or seasoning of the Home Improvement Loans, including the weighted average thereof;

(5) the weighted average term-to-stated maturity of the Home Improvement Loans and the range of remaining terms-to-stated maturity;

(6) the Servicer distribution, if different Servicers are servicing the Home Improvement Loans;

(7) the amortization period;

(8) the purpose of the Home Improvement Loan;

(9) the range of Loan-to-Value Ratios for the Home Improvement Loans and if applicable, combined Loan-to-Value Ratios;

(10) the originator distribution of originators that originated 10% or more of the Home Improvement Loans, if more than one originator originated the Home Improvement Loans in the trust fund;

(11) the level and type of origination documentation provided for the Home Improvement Loans; and

(12) the range of credit scores applicable to the borrowers of the related Home Improvement Loans.

If information of the type described above respecting the Home Improvement Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Multifamily and Mixed Use Mortgage Loans

The Mortgage Loans may include Mortgage Loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property (“Multifamily Mortgage Loans”), and/or mixed residential and commercial property (“Mixed Use Mortgage Loans” ), and related property and interests.

Certain of the Multifamily and Mixed Use Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

Multifamily and Mixed Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See “Legal Aspects of Loans — Leases and Rents.”

Certain of the Multifamily and Mixed Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan

Originators of Multifamily and Mixed Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired. Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.

A borrower (or the borrowers) under a Multifamily or Mixed Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

•	local and regional economic conditions;

•	the physical condition of the property;

•	the types of services and amenities provided;

•	the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

•	availability of alternative rental properties;

•	changes in the surrounding neighborhood;

•	management;

•	the level of mortgage interest rates;

•	dependence upon government rent subsidies;

•	any applicable rent control laws; and

•	state and local regulations.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See “Legal Aspects of Loans — Environmental Considerations.” A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

No single Multifamily or Mixed Use Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

Private Mortgage-Backed Securities

General

The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

•	mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

•	collateralized mortgage obligations secured by Loans or Agency Certificates.

The depositor will register the offering of the relevant Private Mortgage-Backed Securities as a primary offering of such securities, unless the Private Mortgage-Backed Securities are themselves exempt from registration under the Securities Act. The offering of Private Mortgage-Backed Securities included in a trust fund will not be separately registered if all of the following are true:

(1) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Private Mortgage-Backed Securities and the related trust fund;

(2) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates is an affiliate of the depositor, Sponsor, issuing entity or any underwriter relating to such trust fund and series of Securities; and

(3) the depositor would be free to publicly resell the Private Mortgage-Backed Securities without registration under the Securities Act.

If all the conditions for the Private Mortgage-Backed Securities described above are not met, the offering of the relevant Private Mortgage-Backed Securities itself will be registered as a primary offering of such securities under the Securities Act in accordance with the following:

•
the prospectus supplement for the offering of the related series of Securities will describe the plan of distribution for both the Private Mortgage-Backed Securities and the Securities related to that trust fund;

•
the prospectus relating to the offering of the Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus supplement relating to the offering of the related series of Securities, and the prospectus supplement for the related series of Securities will include disclosure that the prospectus for the offering of the Private Mortgage-Backed Securities will be delivered along with, or is combined with, the prospectus for the offering of the related series of Securities;

•
the prospectus supplement for the offering of the related series of Securities will identify the issuing entity, depositor, sponsor and each underwriter for the offering of the that series of Securities as an underwriter for the offering of the Private Mortgage-Backed Securities;

•
neither the prospectus relating to the offering of the Private Mortgage-Backed Securities nor the prospectus supplement for the offering of the related series of Securities will disclaim or limit responsibility by the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the Private Mortgage-Backed Securities; and

•
if the offering of the Securities and the Private Mortgage-Backed Securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the Securities will distribute a preliminary prospectus for both the offering of the Private Mortgage-Backed Securities and the offering of the related series of Securities, that identifies the issuer of the Private Mortgage-Backed Securities and the expected amount of the issuer’s Private Mortgage-Backed Securities that is to be included in the trust fund to any person who is expected to receive a confirmation of sale of the related Securities at least 48 hours prior to sending such confirmation.

Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a “PMBS Agreement”). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the “PMBS Trustee”). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the “PMBS Servicer”) directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development (“HUD”) as an FHA mortgagee.

The issuer of the Private Mortgage-Backed Securities (the “PMBS Issuer”) will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

Underlying Loans

The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related Cooperative. Loans underlying the Private Mortgage-Backed Securities will be of a type described in the prospectus supplement. Except as otherwise specified in the prospectus supplement:

•	each Mortgage Loan secured by a Single Family Property and having a Loan- to-Value Ratio in excess of 80% at origination may be covered by a primary mortgage insurance policy;

•	each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

•	no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

•	each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

•	each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

Credit Support Relating to Private Mortgage-Backed Securities

Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies (“Insurance Policies”) required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

Additional Information

The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

•	the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

•
certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

•	the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

•	the weighted average interest rate of the Private Mortgage-Backed Securities;

•	the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

•
certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

•
the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

•	the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Ginnie Mae Certificates

General

The Ginnie Mae certificates will be “fully modified pass-through” mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the “Ginnie Mae Servicers”) under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate’s pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the “Guaranty Agreement”) between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

The Underlying Mortgage Loans

Mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans, housing loans partially guaranteed by the VA (“VA Loans”) and/or other types of mortgage loans described in this prospectus, all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Ginnie Mae

The Government National Mortgage Association (“Ginnie Mae”) is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the “Housing Act”) authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD (“FHA”) under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration (“VA”) under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

General

Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

The Underlying Mortgage Loans

Mortgage loans underlying Fannie Mae certificates in the trust fund for a series will generally consist of:

•	fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency (“Conventional Loans”);

•	fixed-rate level payment FHA Loans or VA Loans;

•	adjustable rate mortgage loans;

•	GEM Loans, Buy-Down Loans or GPM Loans; and

•
mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings (“Single Family Property”) or by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units (“Multifamily Properties”).

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guarantee fee.

The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae (“Fannie Mae”) is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See “Additional Information” for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

General

The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a “PC Pool”) purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac’s “Cash Program” or “Guarantor Program” or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder’s pro rata share thereof, but does not, except with respect to “Scheduled Principal” Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

•	30 days following foreclosure sale;

•	30 days following payment of the claim by any mortgage insurer; or

•	30 days following the expiration of any right of redemption.

In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guarantee income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders’ instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

The Underlying Mortgage Loans

Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac

The Federal Home Loan Mortgage Corporation (“Freddie Mac”) is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.1451-1459) on July 24, 1970 (the “Freddie Mac Act”). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See “Additional Information” for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Pre-Funding Arrangements

The depositor may be required to deposit cash into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Subsequent Primary Assets”) following the date on which the Securities are issued (a “Pre-Funding Arrangement”). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a “Pre-Funding Account”) all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. The Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

Revolving Period Arrangements

If provided in the related prospectus supplement for a series, the trustee or the securities administrator may deposit a specified portion of interest, principal and/or excess interest collected from the Primary Assets in the trust fund into an account established and maintained by it (the “Revolving Account”), instead of distributing such amounts to securityholders. On the Distribution Date that such amounts are deposited into the Revolving Account, the depositor will apply such amounts to acquire additional Primary Assets following the date on which the Securities are issued (a “Revolving Period Arrangement”). The depositor will subsequently convey to the trust fund such additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Revolving Primary Assets”). The Revolving Period Arrangement will require that any Revolving Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. The Revolving Period Arrangement will be limited to the period specified in the related prospectus supplement during which time any acquisition of Revolving Primary Assets must occur.

If all of the funds deposited in the Revolving Account are not used to acquire Revolving Primary Assets on the Distribution Date such amounts were deposited in the Revolving Account, then any remaining amount will be paid on that Distribution Date to securityholders as interest, principal and/or excess interest, as specified in the prospectus supplement.

Collection Account, Securities Administration Account and Distribution Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See “Description of the Securities — Distributions on the Securities.”

Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account (or, if applicable, to the securities administrator for remittance into the Securities Administration Account) to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account or to the securities administrator for deposit into the Securities Administration Account, as applicable.

If specified in the related prospectus supplement, a separate Securities Administration Account will be established by the securities administrator in its own name for the benefit of the securityholders into which all funds received from the master servicer will be deposited, pending remittance to the trustee for deposit in the Distribution Account. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Securities Administration Account will be credited to the Securities Administration Account, and any loss resulting from the investments will be charged to the Securities Administration Account. Reinvestment income, may, however, be payable to the securities administrator , the trustee or the master servicer as additional compensation. See also “The Agreements — Securities Administration Account.”

A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) or securities administrator, as applicable, and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also “The Agreements — Distribution Account.”

Other Funds or Accounts

A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See “Servicing of Loans — Collection Procedures; Escrow Accounts” and “— Deposits to and Withdrawals from the Collection Account.” If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See “Servicing of Loans — Deposits to and Withdrawals from the Collection Account.” Other similar accounts may be established as specified in the prospectus supplement.

Loan Underwriting Procedures and Standards

Underwriting Standards

The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

Mortgage Loans will generally have been originated, either directly or through mortgage brokers and correspondents, by savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by affiliates of the depositor. Manufactured Home Loans may have been originated by these institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

The depositor may purchase Loans for inclusion in a trust fund that are underwritten under less strict standards and procedures that require limited (or no) supporting documentation, typically referred to as “limited documentation” or “no documentation” programs. In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

In addition, the depositor may purchase Loans for inclusion in a trust fund which vary from, or do not comply with, the applicable originator’s underwriting guidelines. In some cases, the divergence from a strict application of the applicable underwriting guidelines was the result of a permitted exception under such underwriting guidelines (i.e., a case by case permitted exception based upon other compensating factors such as relatively low debt to income ratio, good credit history, stable employment or financial reserves of the borrower). In other instances, the divergence from the applicable underwriting guidelines was the result of an unintentional underwriting error by the applicable originator. In such cases, the prospectus supplement will specify the nature of these exceptions to the underwriting guidelines.

Certain states where the Mortgaged Properties may be located have “antideficiency” laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See “Legal Aspects of Loans.”

Loss Experience

The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; historically, some regions of the country experienced significant depreciation in real estate values over a short period of time. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses would be higher than those now generally experienced in the mortgage lending industry. See “Legal Aspects of Loans.”

No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See “Yield, Prepayment and Maturity Considerations.”

Representations and Warranties

Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will make certain loan-level representations and warranties to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund. Unless otherwise specified in the prospectus supplement, these typically include representations and warranties generally to the following effect:

(1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule attached to the applicable sale agreement is true and correct in all material respects;

(2) No Outstanding Charges. All taxes and government assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents due and owing have either been paid, or to the extent not yet due and payable, escrowed;

(3) Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

(4) No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

(5) No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(6) Validity of Documents. The mortgage note and any related mortgage and any other related agreement are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms;

(7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loan have been complied with;

(8) Valid Lien. The related mortgage evidences a valid, subsisting, enforceable and perfected lien on the related mortgaged property, subject only to permissible title exceptions;

(9) Ownership. The related transferor is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged, and prior to the transfer by such transferor, the transferor had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, participation interest, charge, claim or security interest of any nature;

(10) Title Insurance. Each Mortgage Loan (other than a Cooperative Loan) is covered by an American Land Title Association lender’s title insurance policy or other generally acceptable form of insurance;

(11) Transfer of Mortgage Loans. The assignment of mortgage is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(12) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan;

(13) Collection Practices; Escrow Deposits. The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent, and all escrow amounts have been collected in compliance with state and federal law;

(14) Insurance. The mortgaged property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located or required by the applicable federal insurer;

(15) Due-on-Sale Clauses. The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee;

(16) Primary Mortgage Insurance. All provisions of any primary mortgage insurance policies have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policies have been paid;

(17) Prepayment Premiums. For any Mortgage Loan that has a prepayment premium feature, each such prepayment premium shall be enforceable and permitted pursuant to federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure); and

(18) No Foreclosure. No foreclosure action is being threatened or commenced with respect to any Mortgage Loan and no mortgaged property is subject to pending foreclosure proceedings or a written foreclosure agreement.

If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the “Condominium Association”) are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the “Condominium Building”) (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.”

With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets.”

The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator, transferor or seller of the Loans, as applicable. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

Substitution of Primary Assets

Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

The Sponsor

If specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as sponsor of the trust fund. Any other entity which acts as sponsor instead of Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

General

Lehman Brothers Holdings Inc., a Delaware corporation (“Lehman Holdings” or the “Sponsor”), together with its subsidiaries and affiliates, are collectively referred to in this prospectus as “Lehman Brothers.” Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

Lehman Brothers operates in three business segments (each of which is described below): Investment Banking, Capital Markets and Investment Management.

Investment Banking

The Investment Banking business segment is made up of Advisory Services and Global Finance activities that serve Lehman Brothers’ corporate and government clients. The segment is organized into global industry groups — Communications, Consumer/Retailing, Financial Institutions, Financial Sponsors, Healthcare, Industrial, Media, Natural Resources, Power, Real Estate and Technology — that include bankers who deliver industry knowledge and expertise to meet clients’ objectives. Specialized product groups within Advisory Services include mergers and acquisitions and restructuring. Global Finance includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

Capital Markets

The Capital Markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products. The Capital Markets segment also includes proprietary activities as well as investing in real estate and private equity.

Mortgage- and Asset-Backed Securities. Lehman Brothers is a leading underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also a leader in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Brothers Bank, FSB (the “Bank”), and other subsidiaries in the U.S., Europe and Asia. The Bank offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. The Bank is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

Investment Management

The Investment Management business segment consists of Lehman Brothers’ global Private Investment Management and Asset Management businesses.

Private Investment Management. Private Investment Management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers.

Asset Management. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

Securitization Activities of the Sponsor

Lehman Holdings, together with its affiliates, is a market leader in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987. In connection with these activities, Lehman Holdings uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages, home equity loans, government and corporate bonds, and lease and trade receivables.

During fiscal years 2006 and 2005, Lehman Holdings and its affiliates securitized approximately $168 billion and $152 billion of financial assets, including $146 billion and $133 billion of residential mortgages, $19 billion and $13 billion of commercial mortgages and $3 billion and $6 billion of municipal and other-asset-backed financial instruments, respectively.

Lehman Holdings and its affiliates, including Aurora Loan Services LLC (“Aurora”) and the Bank, originate residential and commercial loans as an extension of Lehman Holdings’ securitization activities. In this regard Lehman Holdings and its affiliates originated approximately $60 billion and $85 billion of residential mortgage loans in fiscal years 2006 and 2005, respectively. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more affiliates of Lehman Holdings. In addition, Lehman Holdings acquires Loans both directly and through its affiliates, including Aurora and the Bank, from various third party originators through wholesale and retail channels. These Loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more of these third parties.

Through its affiliates, Lehman Holdings services and master services Loans. If specified in the prospectus supplement, the Trust Fund may include Loans serviced and master serviced by one or more of these affiliates.

In the normal course of its securitization program, Lehman Holdings acquires Primary Assets from third party originators and through its affiliates. Employees of Lehman Holdings or its affiliates structure securitization transactions in which the Primary Assets are sold to the depositor. In return for the Primary Assets which Lehman Holdings sells to the depositor, the depositor issues the Securities supported by the cash flows generated by the Primary Assets and secured by the Primary Assets. If specified in the prospectus supplement, Lehman Holdings will make certain representations and warranties to the depositor and the trustee regarding the Primary Assets. If it is later determined the Primary Assets fail to conform to the specified representations and warranties, Lehman Holdings may have an obligation to repurchase such Primary Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Primary Assets. To mitigate these risks, however, to the extent the Primary Assets being securitized have been originated by third parties, Lehman Holdings will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee). See “Loan Underwriting Procedures and Standards—Representations and Warranties” and The Agreements—Repurchase and Substitution of Non-Conforming Loans.”

At November 30, 2006 and 2005, Lehman Holdings and its affiliates had approximately $2 billion and $700 million, respectively, of non-investment grade retained interests from its securitization activities (primarily junior security interests in securitizations).

The Depositor

The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

The depositor is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc.

The depositor has been engaged in the securitization of Primary Assets since its incorporation in 1987. The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, Primary Assets. The depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with Primary Assets. The depositor generally acquires Primary Assets from the sponsor, or if specified in the prospectus supplement, from another seller of Primary Assets, in each case in privately negotiated transactions.

The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities.

After the issuance of the Securities, the depositor may be required (to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

•
upon the discovery of the breach of any representation or warranty made by the depositor in respect of a Loan that materially and adversely affects the value of that Loan, to repurchase the Loan from the trustee, or deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets;”

•
to make all initial filings establishing or creating a security interest over the Primary Assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee’s security interest in or lien on the Primary Assets;

•
to arrange for replacement interest rate cap contracts, interest rate swap agreements, currency swaps, currency options and yield supplement agreements in the event the applicable derivative instrument is terminated early;

•
to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue serving in such capacity under the related Agreement;

•	to prepare and file any reports required under the Exchange Act;

•	to notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related Agreements; and

•	to provide the trustee, the securities administrator and the master servicer with any information it may reasonably require to comply with the terms of the Agreements.

Generally, however, it is expected that the above functions will be performed by the depositor’s agents or one or more of the trustee, the securities administrator and the master servicer in accordance with the related Agreements, as described in the prospectus supplement.

Aurora Loan Services LLC

General

If specified in the related prospectus supplement, Aurora Loan Services LLC may act as a servicer or master servicer of Mortgage Loans in the Trust Fund. Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005. Aurora is a wholly owned subsidiary of the Bank. Aurora’s executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

The Sponsor and its affiliates, including Aurora and the Bank, have implemented certain information barrier policies to ensure that the Sponsor and its affiliates provide notice of the discovery of actual breaches of loan-level representations and warranties to the master servicer only at such time as it has been determined that the facts and circumstances relating to such breach are such as would constitute a breach under the related trust agreement, but not prior thereto. These policies include restrictions on the flow of such information within and among the Sponsor’s and its affiliates’ mortgage loan origination businesses and its servicing and master servicing businesses. Accordingly, the related trust agreement will provide that Aurora, acting in its capacity as master servicer, will not be deemed to have knowledge of the breach of any loan-level representation or warranty until such time as the information flow policy permits or requires disclosure to the master servicer of the facts and circumstances relating to such breach.

Master Servicing

Aurora’s centralized real estate master servicing facility is located at 10350 Park Meadows Drive, Littleton, Colorado 80124. Aurora has been engaged in the business of master servicing residential mortgage loans since 1998. Aurora has been master servicing subprime residential mortgage loans since 2002.

The following tables set forth certain information regarding Aurora’s total public securitization master servicing portfolio.

	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	77,580	$24,884	143,624	$42,469
Subprime	180,123	$24,229	277,640	$36,449
Government Insured or Guaranteed(1)	225,941	$18,855	206,509	$16,751
Home Equity Lines of Credit	0	$0.00	3,666	$167
Total Portfolio	483,644	$67,968	631,439	$95,836

	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	246,903	$72,992	324,838	$101,548
Subprime	418,984	$58,092	479,174	$66,158
Government Insured or Guaranteed(1)	171,602	$13,198	143,326	$10,889
Home Equity Lines of Credit	1,967	$76	1,268	$41
Total Portfolio	839,456	$144,358	948,606	$178,637
__________________
(1)
‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans’ Affairs or the Rural Housing and Community Development Service.

Aurora’s master servicing monitoring procedures include verifying servicer remittances of principal and interest payments on mortgage loans and performing on-site and desk reviews of servicers. To the extent that a servicer makes a remittance of principal or interest that is different than the amount expected on a servicer remittance date, Aurora investigates the discrepancy and seeks to reconcile and clear any loan level discrepancies with such servicer. During the time that Aurora is investigating a discrepancy, Aurora, when required pursuant to the related Agreement, advances the difference between the amount received from a servicer and the amount expected to be received by Aurora.

When mortgage loans are ninety days or more delinquent, Aurora examines the activities of the servicers of the delinquent mortgage loans to determine whether such servicers are in compliance with the terms of their respective servicing agreements. Aurora’s analysis includes a review of each servicer’s duties with respect to bankruptcy, foreclosure and real estate owned property matters, as applicable. If Aurora discovers that servicers are not in compliance with the terms of their servicing agreements, Aurora works with these servicers and seeks to resolve any inappropriate practices. Except with respect to subprime mortgage loans, as part of its master servicing procedures, Aurora monitors loan level losses reported by the servicers upon the liquidation of a defaulted mortgage loan.

Servicing

Total Portfolio

Aurora’s centralized loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. It has additional loan servicing facilities at 10350 Park Meadows Drive, Littleton, Colorado 80124 and 327 Inverness Drive South, Littleton, Colorado 80112. Aurora has been engaged in the business of servicing residential mortgage loans since 1997. It has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac and to service mortgage loans insured by the FHA and guaranteed by the VA.

The following tables set forth certain information regarding Aurora’s total loan servicing and subservicing portfolio, of which the substantial majority are currently serviced in securitization transactions or on behalf of Lehman Holdings or the Bank.

	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Conventional	34,210	$5,892	41,391	$6,723
Conventional Alt-A	95,422	$29,960	157,333	$40,795
Subprime	8,814	$725	6,981	$933
Government Insured or Guaranteed(1)	107,562	$5,815	85,274	$4,580
Home Express(2)	48,284	$5,940	31,254	$3,490
SBA Disaster Loans(3)	53,822	$938	44,230	$774
Home Equity Lines of Credit	-	$0	-	$0
Total Portfolio	348,114	$49,270	366,463	$57,295

	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Conventional	61,309	$8,881	85,736	$15,353
Conventional Alt-A	261,125	$62,067	306,127	$73,590
Subprime	7,443	$1,267	10,749	$1,943
Government Insured or Guaranteed(1)	9,131	$654	7,081	$497
Home Express(2)	16,582	$1,714	10,896	$1,070
SBA Disaster Loans(3)	36,737	$629	30,812	$521
Home Equity Lines of Credit	157	$8	172	$8
Total Portfolio	392,484	$75,220	451,573	$92,983
__________________
(1)
‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service.

(2)
‘Home Express’ means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans. These guidelines included reduced documentation requirements (including the allowance of stated incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios. These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio.

(3)
‘SBA Disaster Loans’ means those mortgage loans that were originated through the U.S. Small Business Administration but do not maintain any Small Business Administration guaranty. Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

The following table provides Aurora’s outstanding advances and servicing advances:

	At December 31, 2003	At December 31, 2004	At December 31, 2005	At December 31, 2006
Portfolio	Advance Balance	Advance Balance	Advance Balance	Advance Balance
Conventional	$12,402,954	$11,363,442	$17,706,788	$31,095,883
Conventional Alt A	$19,254,670	$13,543,476	$24,810,189	$73,088,541
Express	$(1,351,511)	$(7,187,866)	$2,222,664	$1,524,941
Government	$33,432,797	$36,995,784	$28,014,484	$17,823,996
HELOC	$0	$0	$4,639	$3,969
SBA	$1,008,369	$4,897,435	$5,250,499	$4,992,823
Subprime	$5,622,019	$4,910,400	$3,795,379	$7,544,466
Total	$70,369,299	$64,522,671	$81,804,642	136,074,618

Aurora’s servicing procedures include collecting and posting payments for each mortgage loan, verifying that payments are made according to the terms of the mortgage note and servicing each mortgage loan in accordance with the terms of the applicable Servicing Agreement, including through the establishment and use of Servicing Accounts and Escrow Accounts. Aurora also utilizes standardized escrow analysis procedures and employs outside vendors to ensure the appropriate payment of flood and homeowner’s insurance and property taxes. Mortgagors can obtain account information on the phone, including through the use of a voice response unit system, via Aurora’s website and in person at certain of Aurora’s loan servicing facilities.

Aurora’s servicing procedures have been modified as its mortgage loan portfolio has changed from a portfolio consisting largely of government insured or guaranteed mortgage loans (which are mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service) to a portfolio consisting largely of non-government mortgage loans, such as conventional, conventional Alt-A and subprime mortgage loans. Included among these changes are a heightened emphasis on Aurora’s special servicing group, which seeks to mitigate losses on mortgage loans in bankruptcy and foreclosure. Aurora has placed a special emphasis on servicing subprime mortgage loans with respect to resolution and recovery. Aurora similarly has emphasized its real-estate owned property management and liquidation processes.

Aurora generally will be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. As of December 31, 2003, December 31, 2004, and December 31, 2005, and December 31, 2006, Aurora had outstanding Advances and servicing advances of approximately $70,369,299, $64,522,671, $81,804,642, and $136,074,618 respectively.

The below delinquency, foreclosure and loss experience statistics represent the recent experience of Aurora. The loans in Aurora’s servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

When Aurora receives notice that a mortgagor has filed for protection under the provisions of the Bankruptcy Code, and related rules and regulations promulgated thereunder, Aurora codes and monitors such mortgage loan for the purposes of: avoiding a violation of the automatic stay, protecting mortgage loan assets during all bankruptcy proceedings and managing all bankruptcy timelines. Related activities include monitoring attorney performance and trustee funds, filing motions for relief of stay and ensuring that funds received are posted according to the bankruptcy plan.

When a mortgage loan becomes a ‘high risk asset’ (such as a real-estate owned property, a mortgage loan seized in a drug related or other litigation matter or a mortgage loan being repurchased from a trust fund), a loan level review and analysis is performed to determine the best strategy for resolution. This review is designed to minimize risk and maximize recovery. Aurora manages the holding and sale of real-estate owned properties, including determining asset values and executing a market analysis of the property, developing a marketing plan with the goal of maximizing recovery, minimizing property hold time and overseeing third party vendors providing any related functions. Each real-estate owned property is assigned a team consisting of an asset manager and assistant who creates the marketing plan, develops an initial list price and considers price reductions as necessary and negotiates for the highest and best offer on such property.

Conventional Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent conventional mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a conventional mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to conventional mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Conventional

	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	34,210	$5,891.89		41,391	$6,722.64
Period of delinquency (2)
30 to 59 days	1,405	$206.75	3.51%	945	$129.19	1.92%
60 to 89 days	371	$53.83	0.91%	253	$36.10	0.54%
90 days or more	183	$30.69	0.52%	203	$31.67	0.47%
Total delinquent loans(2)	1,959	$291.26	4.94%	1,401	$196.95	2.93%
Loans in foreclosure (excluding bankruptcies)	853	$148.76	2.52%	595	$97.83	1.46%
Loans in bankruptcy	342	$49.15	0.83%	321	$44.02	0.65%
Total	3,154	$489.18	8.30%	2,317	$338.81	5.04%

	At December 31, 2005			At December 31, 2006
Number of Loans		Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	61,309	$8,880.54		85,736	$15,353.12
Period of delinquency (2)
30 to 59 days	1,462	$204.53	2.30%	3,508	$628.01	4.09%
60 to 89 days	466	$67.84	0.76%	1,125	$208.45	1.36%
90 days or more	609	$81.08	0.91%	1,077	$165.04	1.07%
Total delinquent loans(2)	2,537	$353.45	3.98%	5,710	$1,001.50	6.52%
Loans in foreclosure (excluding bankruptcies)	1,044	$153.32	1.73%	2,425	$484.09	3.15%
Loans in bankruptcy	819	$93.12	1.05%	676	$89.36	0.58%
Total	4,400	$599.89	6.76%	8,811	$1,574.95	10.26%
_______________________
(1)
Total portfolio and delinquency information is for conventional mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions) (4)

Conventional

	For the year ended		For the year ended
	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	32,053	$5,493.68	33,450	$5,871.74
Net Losses	29	$1.06	164	$5.94
Net Losses as a Percentage of Total Portfolio		0.02%		0.10%

	For the year ended		For the year ended
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	48,053	$7,494.87	72,671	$13,149.81
Net Losses	471	$16.03	488	$18.17
Net Losses as a Percentage of Total Portfolio		0.21%		0.14%
_________________
(1)	"Total Portfolio" is the aggregate principal balance of the securitized Conventional mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Conventional Alt-A Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent Alt-A mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of an Alt-A mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to Alt-A mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Conventional Alt-A

	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	95,422	$29,960.40		157,333	$40,795.33
Period of delinquency (2)
30 to 59 days	1,071	$340.54	1.14%	1,222	$317.90	0.78%
60 to 89 days	175	$52.11	0.17%	179	$50.29	0.12%
90 days or more	63	$48.88	0.16%	137	$55.69	0.14%
Total delinquent loans(2)	1,309	$441.53	1.47%	1,538	$423.88	1.04%
Loans in foreclosure (excluding bankruptcies)	319	$214.46	0.72%	262	$116.92	0.29%
Loans in bankruptcy	110	$47.39	0.16%	157	$39.92	0.10%
Total	1,738	$703.37	2.35%	1,957	$580.72	1.42%

	At December 31, 2005			At December 31, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	261,125	$62,066.75		306,127	$73,590.40
Period of delinquency (2)
30 to 59 days	2,789	$680.66	1.10%	6,367	$1,575.58	2.14%
60 to 89 days	604	$149.13	0.24%	1,585	$386.42	0.53%
90 days or more	363	$87.64	0.14%	1,025	$270.41	0.37%
Total delinquent loans(2)	3,756	$917.43	1.48%	8,977	$2,232.41	3.03%
Loans in foreclosure (excluding bankruptcies)	649	$174.28	0.28%	2,633	$701.56	0.95%
Loans in bankruptcy	727	$148.20	0.24%	638	$134.70	0.18%
Total	5,132	$1,239.91	2.00%	12,248	$3,068.67	4.17%
_______________________
(1)
Total portfolio and delinquency information is for conventional Alt-A mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions) (4)

Conventional Alt A

	For the year ended		For the year ended
	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	80,555	$25,689.17	131,754	$34,274.43
Net Losses	17	$1.85	48	$3.91
Net Losses as a Percentage of Total Portfolio		0.01%		0.01%

	For the year ended		For the year ended
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	236,824	$56,571.95	288,457	$69,608.14
Net Losses	165	$14.85	400	$17.34
Net Losses as a Percentage of Total Portfolio		0.03%		0.02%
____________________

(1)	"Total Portfolio" is the aggregate principal balance of the securitized Conventional Alt A mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Subprime Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent subprime mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a subprime mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee or, in securitization transactions that have third party special servicers, the mortgage loan is referred, instead, to such third party for future servicing.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to subprime mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Subprime

	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	8,814	$724.63		6,981	$933.03
Period of delinquency (3)
30 to 59 days	230	$16.64	2.30%	144	$17.43	1.87%
60 to 89 days	76	$4.93	0.68%	41	$4.43	0.47%
90 days or more	90	$4.54	0.63%	42	$3.35	0.36%
Total delinquent loans(3)	396	$26.11	3.60%	227	$25.21	2.70%
Loans in foreclosure (excluding bankruptcies)	187	$20.16	2.78%	119	$11.37	1.22%
Loans in bankruptcy	227	$16.59	2.29%	150	$10.70	1.15%
Total	810	$62.86	8.67%	496	$47.28	5.07%

	At December 31, 2005			At December 31, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	7,443	$1,267.31		10,749	$1,943.06
Period of delinquency (2)
30 to 59 days	190	$29.20	2.30%	367	$73.62	3.79%
60 to 89 days	70	$10.88	0.86%	162	$36.65	1.89%
90 days or more	87	$11.74	0.93%	75	$9.68	0.50%
Total delinquent loans(2)	347	$51.81	4.09%	604	$119.95	6.17%
Loans in foreclosure (excluding bankruptcies)	200	$28.88	2.28%	388	$79.30	4.08%
Loans in bankruptcy	186	$16.48	1.30%	146	$16.13	0.83%
Total	733	$97.17	7.67%	1,138	$215.38	11.08%

_______________________

(1)
Total portfolio and delinquency information is for subprime mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The ABS method for subprime loans is used in calculation of delinquency percentage. Under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions)(4)

Subprime

	For the year ended		For the year ended
	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	7,652	$588.34	5,713	$705.94
Net Losses	3	$0.11	49	$1.30
Net Losses as a Percentage of Total Portfolio		0.02%		0.18%

	For the year ended		For the year ended
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	6,869	$1,196.26	8,879	$1,589.47
Net Losses	77	$2.20	94	$3.09
Net Losses as a Percentage of Total Portfolio		0.18%		0.19%
 _____________
(1)	"Total Portfolio" is the aggregate principal balance of the securitized Subprime mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Servicing of Loans

General

Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by one or more servicers subject to supervision by the master servicer or by a single servicer that is a party to the related Agreement for a series and services the Loans directly or through one or more subservicers (the “Subservicers”). In general, the rights and obligations of a master servicer under a related Agreement will be distinct from the rights and obligations of servicers that service Loans under the supervision of a master servicer under a Servicing Agreement. The master servicer will not be liable for any acts or omissions of any servicer.

The Master Servicer

The master servicer, if any, will be named in the related prospectus supplement and may be Aurora or another affiliate of the depositor. The master servicer will generally:

•	supervise the performance by the servicers of their servicing responsibilities under their servicing agreements (“Servicing Agreements”) with the master servicer;

•
collect monthly remittances from servicers and make payments to the securities administrator for deposit into the Securities Administration Account, if any, or to the trustee for deposit into the Distribution Account; and

•	advance funds upon the failure of a servicer to make advances as described below under “Advances and Other Payments, and Limitations Thereon.”

The master servicer will be ultimately responsible for the performance of its duties under the related Agreement but will generally not be ultimately responsible for the performance of the servicers under their Servicing Agreements. If a single servicer services the Loans through any Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities. The Master Servicer will not be required to take any action with respect to the servicing of any Loan that a servicer is not required to take under the related Servicing Agreement or cause a servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the servicer to take such action or refrain from taking such action, in both cases notwithstanding any provision of the related Agreement that requires the master servicer to take such action or cause such servicer to take such action.

The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

As specified in the related prospectus supplement, the master servicer will receive compensation for its duties as master servicer; it may be paid a servicing fee (the “Master Servicing Fee”) for the performance of its services and duties under each Agreement as specified in the prospectus supplement. In addition, the master servicer will be entitled to retain the fees paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

To the extent that the master servicer receives a Master Servicing Fee, at its election, it may pay itself the Master Servicing Fee for a series with respect to each Mortgage Loan either by:

•	withholding the Master Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

•	withdrawing the Master Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

•	requesting that the trustee or the securities administrator pay the Master Servicing Fee out of amounts in the Distribution Account or the Securities Administration Account, as applicable.

The Servicers

The servicer or servicers for a trust fund will be named in the related prospectus supplement and may be an affiliate of the depositor, the Sponsor, or a seller of Mortgage Loans for which it is acting as a servicer. Each servicer will service the Mortgage Loans pursuant to a Servicing Agreement and will be ultimately responsible for the performance of its duties thereunder. If a servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of the Subservicers’ servicing activities. Each servicer will be entitled to receive a fee for its duties under the Servicing Agreement (the “Servicing Fee”), as set forth in the related prospectus supplement. In addition, the servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the Sponsor or the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer.

The servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

•	withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Servicing Account for the related series; or

•	withdrawing the Servicing Fee from the Servicing Account after the entire Scheduled Payment has been deposited in the Servicing Account.

Collection Procedures; Escrow Accounts

The master servicer will enforce the obligations of each servicer to make diligent efforts to collect all payments required to be made under the Mortgage Loans and, consistent with its Servicing Agreement for a series and any applicable insurance policies and other credit supports, to undertake the collection procedures of a prudent mortgage lending institution servicing similar Mortgage Loans. Consistent with the above, the master servicer and any servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge in connection with a Loan.

As specified in the prospectus supplement, the master servicer will cause each servicer to establish and maintain escrow or impound accounts (“Escrow Accounts”) in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer will not cause the servicer to establish any Escrow Account with respect to those Loans.

Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or restore the property securing the related Loan and to clear and terminate the Escrow Account. The servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate account (the “Collection Account”). In addition, if described in the prospectus supplement, any securities administrator which performs trust administration or servicing functions on behalf of the trustee or the master servicer, as applicable, may also establish a separate account in its own name for the benefit of the securityholders which will be separate from, but will function and be maintained similarly to, the Collection Account.

The Collection Account will be maintained in an account or accounts (1) at a depository institution or trust company acceptable to each Rating Agency, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, provided that any deposits not insured will be maintained in an account or accounts at a depository institution whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or (3) with a depository institution otherwise acceptable to the trustee and each Rating Agency.

The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee or securities administrator, as applicable, in Eligible Investments. If specified in the prospectus supplement, the master servicer or the trustee (or any securities administrator, if applicable) will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account. See “Fees and Expenses” in the prospectus supplement.

As specified in the applicable Agreement, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date and unscheduled payments received on or after the related Cut-off Date but received by the master servicer on or before the closing date. Thereafter, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the earlier of the applicable date of remittance to the trustee or securities administrator, as applicable, and one business day after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

•	all payments on account of principal, including prepayments, on the Loans;

•
all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the Loans;

•
all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law (“Liquidation Proceeds”), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the related Loan;

•
all proceeds received by the master servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to cover expenses incurred by or on behalf of the master servicer in connection with procuring such proceeds, to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the mortgage note or applicable law (which will be retained by the master servicer and not deposited in the Collection Account);

•	all amounts paid by a servicer with respect to a shortfall in interest on the Loans due to a principal prepayment;

•	all Advances for the related series made by the master servicer pursuant to the related Agreement or any servicer pursuant to the related Servicing Agreement; and

•	all proceeds of any Loans repurchased pursuant to the related Agreement.

Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes or such other purposes as specified in the related Agreement:

•
to reimburse itself or any servicer for Advances for the related series made by it or a servicer pursuant to the related Agreement or Servicing Agreement, as applicable; the master servicer’s right to reimburse itself or the servicer is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries (net of the applicable Master Servicing Fee or Servicing Fee) of Scheduled Payments respecting which any Advance was made;

•
to reimburse itself or any servicer for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

•
to reimburse itself or any servicer from Liquidation Proceeds for liquidation expenses and for amounts expended by it or a servicer in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate (less the applicable Master Servicing Fee Rate or Servicing Fee Rate for the Mortgage Loan) to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid assumption fees, late payment charges, or other charges on the related Loan and to retain any excess remaining thereafter as additional compensation;

•	to reimburse itself or any servicer for expenses incurred by and recoverable by or reimbursable to it or a servicer pursuant to the related Agreement or the Servicing Agreement, as applicable;

•
to pay to a Seller, the Sponsor or the depositor, as applicable, with respect to each Loan or REO Property acquired in respect thereof that has been repurchased pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

•
to reimburse itself, any servicer or custodian (or the trustee or securities administrator, if applicable) for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

•
to make payments to the securities administrator of the related series for deposit into the Securities Administration Account, if any, or to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement;

•	to reimburse any servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such servicer; and

•	to clear and terminate the Collection Account pursuant to the related Agreement.

In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

Servicing Accounts

Each servicer will establish and maintain an account (a “Servicing Account”) that will be an account or accounts maintained with (1) a depository institution or trust company whose commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days or whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement, (2) the corporate trust department of a depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation which has corporate trust powers and is acting in its fiduciary capacity; or (3) the Bank.

As specified in the applicable Servicing Agreement, each servicer will deposit into the Servicing Account for each series on a daily basis, and retain therein, the following collections received by the servicer and payments made by the Servicer after the closing date:

•	all payments on account of principal, including prepayments, on the Loans;

•
all payments on account of interest on the Loans after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Servicing Account in accordance with the Servicing Agreement, the Servicing Fee n respect of the Loans;

•	all Liquidation Proceeds;

•
all proceeds received by the servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with normal servicing procedures (which will be retained by the servicer and not made to the master servicer for deposit in the Collection Account);

•	all condemnation proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the mortgagor;

•	any amounts required to be deposited by the servicer in connection with the deductible clause in any blanket hazard insurance policy;

•	any amounts received with respect to or related to any REO Property or REO Property disposition proceeds;

•	any prepayment penalty amounts required to be collected pursuant to the loan related documents and applicable law;

•	all Advances for the related series made by the servicer pursuant to the related Servicing Agreement; and

•	any other amounts required under the applicable Servicing Agreement to be deposited by the servicer.

Each servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its Servicing Fee and any additional compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its Servicing Fee, by the date specified in the related prospectus supplement.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

“Buy-Down Loans” are level payment or adjustable rate Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor’s Scheduled Payment during the early years of the Mortgage Loan. With respect to each Buy-Down Loan, if any, included in a trust fund, the servicer will deposit all funds that are contributed by such third person in respect of the related Mortgaged Loan (“Buy-Down Amounts”) in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (the “Buy-Down Fund”). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the servicer will deposit in the Servicing Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the period (the “Buy-Down Period”) when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the servicer will withdraw from the Buy-Down Fund for deposit in the Servicing Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the servicer or the insurer under any related insurance policy), the servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Servicing Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (a “Subsidy Fund”). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan’s scheduled maximum principal balance, the servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the “GPM Fund”) complying with the requirements set forth above for the Servicing Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. None of the depositor, the master servicer or any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

Advances and Other Payments, and Limitations Thereon

General

The prospectus supplement will describe the circumstances under which a servicer will or, if the servicer fails to do so, the master servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and, if so obligated, the obligation to do so may be limited in amount, may be limited to advances received from the servicers (in the case of the master servicer), if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the master servicer or servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

Payments in Connection With Prepaid Loans

In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a “Due Date”), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the master servicer for deposit into the Collection Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Unless otherwise specified in the prospectus supplement, such payment may not exceed the Servicing Fee for a Loan in the month of the prepayment for such Loan. The master servicer will not be obligated to make such payments in the event that a servicer fails to do so. Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See “Yield, Prepayment and Maturity Considerations.”

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance

Except as otherwise specified in the prospectus supplement, the master servicer will maintain, or cause to be maintained by a servicer, on a Loan a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See “Description of Mortgage and Other Insurance.” Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

The master servicer also will maintain, or cause to be maintained by a servicer, on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements which are a part of such REO Property and liability insurance. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will maintain, or cause to be maintained by a servicer, flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer or the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans it services pursuant to the related Servicing Agreement, it will conclusively be deemed to have satisfied its obligations to maintain a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

Special Hazard Insurance Policy

To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Hazard Insurance on the Loans.”

Primary Mortgage Insurance

To the extent described in the prospectus supplement, the master servicer will cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not, or knowingly permit any servicer to, cancel or refuse to renew applicable primary mortgage insurance policy that is in effect as of a closing date and is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac (each, a “Qualified Insurer”).

Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to cause each servicer to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

FHA Insurance and VA Guarantees

To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies”) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Multifamily and Mixed Use Mortgage Loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Master Servicing Fee). Certain characteristics of the pool insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

Bankruptcy Bond

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See “Description of Mortgage and Other Insurance — Bankruptcy Bond.”

Presentation of Claims; Realization Upon Defaulted Loans

Except as described below, the master servicer or a servicer will be required to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing any Mortgage Loan in the related trust fund that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. The master servicer will cause each servicer, on behalf of the trustee and the securityholders, to prepare and present all claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related Mortgage Loan. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the servicer will not liquidate any collateral acquired through foreclosure later than three years after the acquisition of the collateral, unless an extension has been granted by the IRS. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See “Legal Aspects of Loans — Realizing Upon Cooperative Loan Security.” This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the Cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

Enforcement of Due-On-Sale Clauses

Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, will cause the applicable servicer to exercise its rights to deny assumption of the Loan under the applicable “due-on-sale” clause, if any, unless the servicer, in its prudent business judgment, determines that an assumption of the Loan is in the best interests of the Trust Fund and the master servicer approves such assumption. When the Mortgaged Property has been conveyed, the servicer, to the extent it has knowledge of the conveyance, will enforce its rights to accelerate the maturity of the Loan under the applicable “due-on-sale” clause. The master servicer will not be required to cause the servicer to take action to accelerate the maturity of the Loan if the servicer, in its prudent business judgment, believes it is not in the best interests of the Trust Fund. Furthermore, the servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under any primary mortgage insurance policy. In this case, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been conveyed, pursuant to which that person will become liable and the original borrower will remain liable. If the servicer is unable under applicable law to require the borrower to remain liable under the Loan related documents and the servicer has the prior consent of any primary mortgage guaranty insurer, the borrower will be released from liability and the person to whom the property has been conveyed will be substituted as the borrower and becomes liable under the Loan related documents. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The interest rate, unpaid principal amount and term of the Loan may not be changed in connection with an assumption.

Certain Rights Related to Foreclosure

Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months’ accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

Servicing Compensation and Payment of Expenses

The master servicer may be entitled to a Master Servicing Fee and each servicer will be entitled to a Servicing Fee in an amount to be determined as specified in the prospectus supplement, which may be fixed or variable. In addition, the master servicer or any servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted Loans.

As provided in the prospectus supplement, the trust fund, the master servicer and the servicers may be required to pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of the master servicer and the servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement or applicable Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of the master servicer and the servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

The master servicer and each servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer’s or any servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

In addition, the master servicer and each servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer and each servicer is also entitled to reimbursement from the Collection Account or a Servicing Account, respectively, for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the servicer’s remittance to the master servicer for deposit into the Collection Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. The Master Servicer will not be required to reduce its Master Servicing Fee or any additional compensation to prevent the securityholders from being adversely affected by any shortfall in interest. See “Yield, Prepayment and Maturity Considerations.”

The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Master Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series. The rights of a servicer to receive funds from the Servicing Account for a series, whether as the Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

Evidence as to Compliance

The related Agreement for each series will require the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the related Agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance. In addition, the related Agreement will require each of the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the applicable agreement to provide a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the related Agreement has been made under such officer’s supervision and (b) to the best of that officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the related Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Certain Matters Regarding the Master Servicer

The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See “The Agreements — Event of Default; Rights upon Events of Default.”

The master servicer generally will not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that in the event of the termination or resignation of the master servicer, the successor master servicer accepting the assignment:

•	is qualified to service mortgage loans for Fannie Mae or Freddie Mac;

•	has a net worth of not less than $15,000,000; and

•
the trustee, the securities administrator, if any, and the successor master servicer will take all actions, consistent with the related Agreement, as will be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted under the related Agreement which are not inconsistent herewith.

No assignment will become effective until the trustee, the securities administrator or a successor master servicer has assumed the master servicer’s obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer’s obligations under the related Agreement, provided that the successor or surviving entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac and has a net worth of not less than $15,000,000.

Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

Credit Support

General

Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

•	an irrevocable letter of credit;

•	the subordination of one or more classes of the Securities of a series;

•	allocation of losses on the Primary Assets to certain classes of Securities before allocation to other classes;

•	reserve funds;

•	a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

•	a surety bond or financial guaranty insurance policy;

•	the use of cross-support features;

•	overcollateralization of the Primary Assets of a series relative to the total principal amount of the Securities of that series;

•	the creation and application of excess interest from the Primary Assets;

•	derivative instruments such as interest rate caps, interest rate swaps or market value swaps that are intended to provide credit support; or

•	third-party guarantees or similar instruments.

In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

The credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See “The Agreements — Event of Default; Rights Upon Event of Default.” Moreover, if a form of credit support covers more than one trust fund (each, a “Covered Trust”), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

•	the amount payable under the credit support;

•	any conditions to payment thereunder not otherwise described in this prospectus;

•	the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

•	the material provisions of any agreement relating to the credit support.

Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the credit ratings assigned to it by rating agencies; and

•	certain financial information.

Subordinate Securities; Subordination Reserve Fund

If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable “Subordinated Amount” as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the “Subordination Reserve Fund”) and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount.

With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

Allocation of Losses

If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code §101 et seq., and related rules and regulations promulgated thereunder (the “Bankruptcy Code”), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

Amounts representing these types of losses on the Primary Assets (to the extent that those losses exceed any excess interest and any overcollateralization, as further described in the related prospectus supplement) will be applied to reduce the principal amount of the class of Subordinate Securities still outstanding that has the lowest payment priority, until the principal amount of that class of Securities has been reduced to zero. If this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization that exists or is created, then holders of the Subordinate Securities, particularly the Subordinate Securities with the lowest payment priority, may not receive all of their principal payments. If the principal amount of the Subordinate Securities have been reduced to zero, losses on the Primary Assets may be applied to reduce the principal balance of the class or classes of Senior Certificates, as provided in the prospectus supplement for the related series.

Cross-Support Features

If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Overcollateralization

If specified in the related prospectus supplement, the credit support for a series of Securities may include overcollateralization. If the total principal balance of the related Primary Assets in the trust fund exceeds the total principal amount of the related Securities at any time, the excess is called “overcollateralization.” Overcollateralization may be established when the related trust fund is created; in addition, overcollateralization may be created or increased by applying amounts of excess interest to build up overcollateralization, as described under “— Excess Interest” below. All or a portion of excess interest, if any, may be applied to pay principal on the Securities to the extent needed to maintain the related level of overcollateralization, as provided in the related prospectus supplement. To the extent there is an insufficient amount of excess interest, the related level of overcollateralization for a series may not be maintained. In addition, losses realized on the Primary Assets may be applied to reduce the amount of any overcollateralization, before the balance of any Securities are reduced by losses; see “— Allocation of Losses” above.

Excess Interest

The Primary Assets may bear interest each month that exceeds the amount needed to pay interest on the Securities and any other fees or expenses, if any, payable from the trust fund to any third party. This “excess interest,” if any, received from the Primary Assets will generally be available to absorb realized losses on the Primary Assets, to pay unpaid interest on the Securities or to maintain the related level of overcollateralization. In addition, excess interest may be applied to pay principal on certain Securities. The prospectus supplement for a series that includes an excess interest feature will describe the conditions that will affect the amount of excess interest that the Primary Assets will generate.

Insurance

Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See “Description of Mortgage and Other Insurance.”

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Letter of Credit

The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the “L/C Percentage”). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See “Description of the Securities — Optional Termination” and “The Agreements — Termination.” A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Financial Guaranty Insurance Policy

Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a “voidable preference” payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

Reserve Funds

One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

Derivative Instruments

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments which are intended to provide credit support. Derivative instruments included in any trust fund included for that purpose will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments included to provide credit support may include interest rate swaps (or caps, floors or collars), yield supplement agreements or market value swaps.

For a further description of these derivative instruments, see “Derivatives” below.

Description of Mortgage and Other Insurance

The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

Mortgage Insurance on the Loans

General

Except as specified in the prospectus supplement, generally, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See “— Pool Insurance Policy” below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See “Legal Aspects of Loans.” These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See “— Hazard Insurance on the Loans” below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders. For a general description of Environmental Policies, see “Maintenance of Insurance Policies and Other Servicing Procedures — Environmental Insurance.”

Primary Mortgage Insurance

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the “Insured Loss”) generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

•	amounts expended but not approved by the mortgage insurer;

•	claim payments previously made by the mortgage insurer; and

•	unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

•	fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

•	failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

•	physical damage to the Mortgaged Property; and

•	the related servicer not being approved as a servicer by the mortgage insurer.

Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys’ fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

•
advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys’ fees;

•
in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

•	tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

•	no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

•
written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower’s interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

•
the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days’ notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

•	the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

•
the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

•
the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guaranty

The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty (“FHA/VA Claim Proceeds”) and reductions in FHA/VA Claim Proceeds received.

FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October  21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October  21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower’s control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

HUD terminated its assignment program for borrowers, effective April  25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

On March  20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Mortgage Loans.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower’s first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA’s timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Mortgage Loans are partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a “No-Bid”). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

When the mortgagee receives the VA’s No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a “Buydown”). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will, or will require the servicer to, maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.” Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

•	the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

•	the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

•	advances made by the insured as described above less certain payments.

An “approved sale” is:

•	a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

•	a foreclosure or trustee’s sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

•	the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

•	the acquisition of the Mortgaged Property by the pool insurer.

As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer and servicer will not be required to expend their own funds to restore the damaged property unless either determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer and the servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer and the servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See “Legal Aspects of Loans.” Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer’s or servicer’s willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Mortgage Insurance with Respect to Manufactured Home Loans

A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

Hazard Insurance on the Loans

Standard Hazard Insurance Policies

The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause, or cause the servicer to cause, flood insurance to be maintained with respect to the property, to the extent available.

The standard hazard insurance policies covering properties securing Loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower’s Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

Special Hazard Insurance Policy

Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Other Hazard-Related Insurance; Liability Insurance

With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Bankruptcy Bond

In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See “Legal Aspects of Loans.” If so provided in the prospectus supplement, the master servicer or the servicer will obtain a bankruptcy bond or similar insurance contract (the “bankruptcy bond”) for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

Repurchase Bond

If specified in the prospectus supplement, the depositor or the Seller will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the Seller.

Derivatives

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments, as described in this section. Derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the Mortgage Loans or other assets included in the trust fund or to a class of Securities, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, LIBORSWAP, Prime Rate or a T-Bill rate. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as the T-Bill rate). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of Securities of any series.

A market value swap might be used in a structure in which the pooled assets are Mortgage Loans that provide for a fixed rate period and then convert by their terms to adjustable rate Mortgage Loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their Securities to the trustee who will then transfer the Securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the Securities.

If a trust fund includes non-U.S. Mortgage Loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the related foreign currency with respect to the U.S. dollar. It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the related foreign currency with respect to the U.S. dollar. However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by Securityholders.

Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the Securities.

If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange the related foreign currency for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the Securities. In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related non-U.S. Mortgage Loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related Securities will bear currency risk.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

Derivative contracts will generally be documented based upon the standard forms provided by International Swaps and Derivatives Association, Inc. (“ISDA”). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

If a trust fund includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivatives counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

The Agreements

The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

Issuance of Securities

Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement or a pooling and servicing agreement (referred to herein in either case as a “trust agreement”) between the depositor and the trustee and a servicer, master servicer and/or administrator. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement or a transfer and servicing agreement (referred to herein in either case as a “sale and collection agreement ”) between the indenture trustee and the issuing entity and a servicer, master servicer and/or administrator.

As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the “Agreements.” In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

Assignment of Primary Assets

General

At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

Assignment of Private Mortgage-Backed Securities

The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See “The Trust Funds — Private Mortgage-Backed Securities.”

Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Certificate Schedule”), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

(1) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;

(2) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

(3) that there has been no other sale by it of the Private Mortgage-Backed Securities; and

(4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

Assignment of Mortgage Loans

As specified in the prospectus supplement, the depositor or the Sponsor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

•	the mortgage note endorsed without recourse to the order of the trustee or in blank;

•
the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

•	an assignment of the Mortgage in recordable form.

The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

The depositor generally will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the Mortgage Loan. It is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the trustee will be required to be prepared, delivered or recorded. Instead, the depositor will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. If the assignments are not so recorded, the related Agreement will, unless otherwise specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each Cooperative Loan.

The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the depositor will notify the party (the “Seller”) from which the depositor, or an affiliate thereof, purchased the Mortgage Loan. See “Repurchase and Substitution of Non-Conforming Loans.”

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

Assignment of Manufactured Home Loans

The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the “Manufactured Home Loan Schedule”) appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See “Legal Aspects of Loans — Manufactured Home Loans.”

Assignment of Home Improvement Loans

The depositor will cause any Home Improvement Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Home Improvement Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the “Home Improvement Loan Schedule”) appearing as an exhibit to the related Agreement. The Home Improvement Loan Schedule will specify, with respect to each Home Improvement Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Home Improvement Loan.

To the extent that Home Improvement Loan is secured by an interest in real estate, the depositor or the Sponsor will, as to each such Home Improvement Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee the documents described under “—Assignment of Mortgage Loans” above.

To the extent described in the related prospectus supplement, the depositor or the sponsor will as to each Home Improvement Loan, deliver or cause to be delivered to the trustee or the asset custodian the original Home Improvement Loan and copies of documents and instruments related to each Home Improvement Loan and, other than in the case of unsecured Home Improvement Loans, the security interest in the property securing the Home Improvement Loan. In order to give notice of the right, title and interest of holders of securities to the Home Improvement Loans, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Loans as collateral. Typically, the Home Improvement Loans will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Loans without notice of the assignment, the interest of holders of securities in the Home Improvement Loans could be defeated. If specified by the related prospectus supplement, however, the Home Improvement Loans may be stamped or otherwise marked to reflect their assignment to the trust. See “Legal Aspects of Loans—The Home Improvement Loans.”

Repurchase and Substitution of Non-Conforming Loans

Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect, the Seller, or, if the Seller does not do so, the depositor, will be obligated to cure such defect within 90 days, or any other period specified in the prospectus supplement.

If the depositor is unable to cure the defect within 90 days, or any other period specified in the prospectus supplement, the Seller, or, if the Seller does not do so, the depositor, will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee’s notice to the depositor and the master servicer of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee. We cannot assure you that a Seller will fulfill its purchase obligation. The master servicer will not be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund’s federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund’s federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the “Deleted Loan”) and substitute in its place one or more other Loans (each, a “Qualifying Substitute Mortgage Loan”) provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See “Loan Underwriting Procedures and Standards — Representations and Warranties.” If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

Reports to Securityholders

As specified in the prospectus supplement, the trustee or the securities administrator will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

(1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

(2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

(3) with respect to a series that is a Multi-Class Series, the amount of any distribution allocable to any class (including any residual class) other than in respect of interest or principal;

(4) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

(5) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

(6) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

(7) if applicable, the amount of any deficiency of any required overcollateralization, after giving effect to distributions allocated to principal reported under (1) above;

(8) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

(9) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

(10) in the case of Floating Rate Securities, the level of the Index applicable to the interest formula of the Floating Rate Securities;

(11) if applicable, the amount of any realized losses incurred with respect to the Mortgage Loans (x) in the Due Period commencing on the Due Date to which the distribution relates and (y) in the aggregate since the cut-off date;

(12) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

(13) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, and the number of Loans as to which foreclosure proceedings have been commenced, all as of the close of the business on the determination date to which the distribution relates;

(14) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

(15) with respect to substitution of Loans in the preceding calendar month, the scheduled principal balance of each deleted Loan, and of each qualifying substitute Loan;

(16) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve Fund), if any, on the Distribution Date, after giving effect to distributions made on that date;

(17) the amount of the trustee’s fees, the servicing fees and the amount of any other fees payable from the trust fund to any other third party, as applicable, paid during the collection period to which such distribution relates;

(18) the aggregate amount of any insurance claim payments received with respect to any primary mortgage insurance policy during the Due Period commencing on the Due Date to which the distribution relates;

(19) if applicable, the amount of any net swap, cap or derivative payment in respect of any derivative contract to the applicable trust account established for the benefit of securityholders, or the amount of any net swap, cap or derivative payment to made to the swap, cap or derivative counterparty under the applicable derivative contract from amounts otherwise distributable to securityholders; and

(20) any other information as specified in the related Agreement.

In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through (3), (5), (8) and (12) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, if specified in the prospectus supplement, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer’s servicing obligations under the related Agreement. See “Servicing of Loans — Evidence as to Compliance.”

Investment of Funds

The Distribution Account, Securities Administration Account, Collection Account or Servicing Account and any other funds and accounts for a series that may be invested by the trustee, the master servicer or the servicer, can be invested only in “Eligible Investments” acceptable to each Rating Agency, which may include, without limitation:

•
direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•	demand and time deposits, certificates of deposit or bankers’ acceptances;

•	repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

•	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

•
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

•	a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

•	any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement (“Eligible Reserve Fund Investments”).

Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account or the Securities Administration Account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account, Securities Administration Account or the Distribution Account may be property of the master servicer, a servicer or the securities administrator and not available for distributions to securityholders. See “Servicing of Loans.”

Event of Default; Rights Upon Event of Default

Trust Agreement

As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

•
any failure by the master servicer to remit any required payment to the trustee or the securities administrator, as the case may be, that continues unremedied for five business days (or any shorter period as is specified in the related Agreement) after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, for the related series;

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, or to the master servicer and the trustee by the holders of Certificates of the related series evidencing more than 50% of the aggregate voting interests, as assigned in the related Agreement, of the Certificates; and

•
certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an Event of Default remains unremedied under the related Agreement for a series, the trustee for the related series may, and if so directed by holders of Certificates of the series evidencing more than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series, shall terminate all of the rights and obligations of the master servicer under the related Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the related Agreement which rights the master servicer will retain under all circumstances), whereupon the trustee or the securities administrator, as the case may be, will succeed to all the responsibilities, duties and liabilities of the master servicer under the related Agreement and will be entitled to reasonable servicing compensation not to exceed the Master Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Agreement.

In the event that the trustee or the securities administrator, as the case may be, is unwilling or unable so to act, the trustee may appoint, or petition a court of competent jurisdiction to appoint, a housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the related Agreement relating to the master servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Master Servicing Fee, if any, as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the related Agreement.

During the continuance of any event of default under the related Agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of Certificates of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders of Certificates have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders of Certificates.

No holder of a series of Certificates, solely by virtue of that holder’s status as a holder of a Certificate, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

Indenture

As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

•
a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note’s maturity;

•
failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

•
any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

•	any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

•	the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

The Trustee

The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer or any securities administrator under the related Agreement.

The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see “— Event of Default; Rights Upon Event of Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Trustee

The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may also be removed at any time:

•	if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

•	if the trustee becomes insolvent; or

•	by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Distribution Account

The trustee will establish a separate account (the “Distribution Account”) in its name as trustee for the securityholders. The Distribution Account may be maintained as an interest bearing account, or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the master servicer or the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer or the securities administrator, as applicable, and required withdrawals from any Reserve Funds. The trustee is generally permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

Unless otherwise specified in the prospectus supplement, “Business Day” means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

The Securities Administrator

If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or national banking association, in each case authorized to exercise corporate trust powers. The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates. The securities administrator may also act as a master servicer or a servicer for a series of Securities.

Duties of the Securities Administrator

The securities administrator makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the securities administrator is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the securities administrator is required to examine them to determine whether they are in the form required by the related Agreement, however, the securities administrator will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

The securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the securities administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default; see “— Event of Default; Rights Upon Event of Default” above. The securities administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Securities Administrator

The securities administrator may, upon written notice to the depositor, the trustee and the master servicer, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning securities administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

The securities administrator may also be removed at any time:

•	if the securities administrator becomes bankrupt or insolvent;

•	if the securities administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the related Agreement; or

•
by the securityholders of securities evidencing more than a specified percentage of the aggregate outstanding principal amount of the securities in the trust fund upon written notice to the securities administrator and the depositor.

Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Securities Administration Account

The securities administrator will establish a separate account (the “Securities Administration Account”) in its own for the benefit of the securityholders. The Securities Administration Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Securities Administration Account. The securities administrator will deposit into the Securities Administration Account on the Business Day received all funds received from the master servicer. As further provided in the prospectus supplement, the securities administrator is permitted from time to time to make withdrawals from the Securities Administration Account for each series to remove amounts deposited therein in error, to pay to the trustee or the master servicer any reinvestment income on funds held in the Securities Administration Account to the extent the trustee or the master servicer is entitled, to reimburse itself for any amounts reimbursable under the terms of the related Agreement, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular payments to the trustee for deposit in the Distribution Account, and to clear and terminate the Securities Administration Account.

Expense Reserve Fund

If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the “Expense Reserve Fund”) cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreement

Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

•	to cure any ambiguity;

•	to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

•	to add any other provisions with respect to matters or questions arising under the Agreement; or

•	to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

•	reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

•	reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

Voting Rights

The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC Administrator

For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

Administration Agreement

If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Periodic Reports

The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

Termination

Trust Agreement

The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

•
the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan (“REO Property”); and

•	the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

•	100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

•
with respect to REO Property, if any, the fair market value of the REO Property only to the extent such amount does not exceed the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon less any reasonably anticipated disposition costs, minus

•	related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

•	unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

•	accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

•	100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

•	the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer’s right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the Aggregate Asset Principal Balance of the Mortgage Loans on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the trustee will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See “Description of the Securities — Optional Termination.”

Indenture

The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Legal Aspects of Loans

The following discussion contains summaries of certain legal aspects of mortgage loans, manufactured housing loans and home improvement loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

The Mortgage Loans (other than any Cooperative Loans and certain types of Manufactured Housing) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Junior Mortgages; Rights of Senior Mortgages

If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperative Loans

If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Cooperative Loans are not secured by liens on real estate. The “owner” of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender’s remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower’s rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “ — Realizing Upon Cooperative Loan Security” below.

There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner’s shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the “sponsor” (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor’s default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder’s equity in the building and right to occupy the apartment (and a corresponding loss of the lender’s security for its Cooperative Loan).

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections  163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgages

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Realizing Upon Cooperative Loan Security

The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

Cooperative Loans

Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Leases and Rents

Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

Federal Bankruptcy and Other Laws Affecting Creditors’ Rights

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act, as amended (the “Servicemembers Civil Relief Act”), and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender’s rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender’s lien will be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney’s fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections  363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

•
are entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including Mortgage Loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

•
may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

In addition to the Servicemembers Civil Relief Act, state laws such as the California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where Mortgaged Properties may be located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator”, provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.” The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.” The definition of “hazardous substances” under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Multifamily or Mixed Use Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged Property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Due-on-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

•	originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

•	originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states — Arizona, Michigan, Minnesota, New Mexico and Utah — have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment Charges, Late Payment Fees and Debt-Acceleration Clauses

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Some of the Multifamily and Mixed Use Mortgage Loans included in a trust will include a “debt-acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March  31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April  1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April  1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The depositor has been advised by counsel that a court interpreting Title V would hold that residential Mortgage Loans related to a series originated on or after January  1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential Mortgage Loans, any such limitation under the state’s usury law would not apply to the residential Mortgage Loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January  1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Multifamily and Mixed Use Loans

The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage Loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

Some of the Multifamily and Mixed Use Mortgage Loans are secured by an assignment of leases (each, a “lease”) and rents of one or more lessees (each, a “lessee”), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing; Due-on-Encumbrance Provisions

Some mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Personal Property

The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction. To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required. If a trustee or servicer fails to file any necessary continuation statement, another creditor’s security interest in the related property could have priority over the security interest of the related trust.

Repossession of personal property is governed by state law and is subject to certain limitations. Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

Adjustable Interest Rate Loans

ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate “alternative mortgage instruments” (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October  15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

Manufactured Home Loans

Security Interests in the Manufactured Homes

Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will generally have substantially similar requirements for perfection of a security interest.

In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

Relocation of a Manufactured Home

In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee’s security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

In the ordinary course of servicing the Manufactured Home Loans, the servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

Intervening Liens

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

Enforcement of Security Interests in Manufactured Homes

So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower’s loan. However, some states impose prohibitions or limitations on deficiency judgments. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” above.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See “— Anti-Deficiency Legislation and Other Limitations on Lenders — Federal Bankruptcy and Other Laws Affecting Creditors’ Rights” and “— Equitable Limitations on Remedies” above.

Consumer Protection Laws

The so-called “Holder-In-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses

Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

In the case of a transfer of a Manufactured Home, the lender’s ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the “due-on-sale” clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the Manufactured Homes. See “— Due-On-Sale Clauses in Mortgage Loans” above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in “Due-On-Sale Clauses in Mortgage Loans” above. FHA Loans and VA Loans are not permitted to contain “due-on-sale” clauses, and so are freely assumable.

Applicability of Usury Laws

Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See “— Applicability of Usury Laws” above.

The Home Improvement Loans

General

The Home Improvement Loans, other than those Home Improvement Loans that are unsecured or secured by mortgages on real estate generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements

The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to the real estate law, the description under “—Manufactured Home Loans - Enforcement of Security Interests in Manufactured Homes” is generally applicable to home improvements.

Consumer Protection Laws

The description under “—Manufactured Home Loans - Consumer Protection Laws” above. is generally applicable to home improvements.

Applicability of Usury Laws

The description under “—Manufactured Home Loans - Consumer Protection Laws” is generally applicable to home improvements.

Installment Contracts

The Loans may also consist of installment contracts. Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Yield, Prepayment and Maturity Considerations

Payment Delays

With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

Principal Prepayments

With respect to a series for which the Primary Assets consist of Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the Master Servicing Fee or Servicing Fee otherwise payable to the master servicer or servicer, respectively, with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Timing of Reduction of Principal Amount

A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

Interest or Principal Weighted Securities

If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

Certain Derivative Instruments

In order to protect certain Securities from shortfalls in interest payments, the trust fund may enter into derivative instruments. The prospectus supplement will specify the terms and conditions of any interest rate swap agreements, interest rate cap contracts, currency swaps, currency options or other yield supplement agreements as well as identifying any derivative counterparty. Any derivative instruments will provide only temporary, limited protection against upward movements in the applicable Index, and, to the limited extent described in the prospectus supplement, will generally diminish the amount of interest rate or basis risk shortfalls associated with the mismatch between the weighted average interest rate of Loans that have a fixed interest rate and the variable rate Index applicable to the related Securities during the applicable period the related derivative instrument is in effect. Any such amounts that are received by the Trust Fund may not be sufficient to pay interest shortfalls on the Securities.

In addition, in the case of a swap agreement, any net swap payment payable to the applicable swap counterparty under the terms of such swap agreement may reduce amounts available for payment on the Securities, and may reduce payments of interest on the Securities. If the rate of prepayments on the Loans is faster than anticipated, the swap notional balance on which payments due under such swap agreement are calculated may exceed the total principal balance of the Loans, thereby increasing the relative proportion of interest collections on the Loans that must be applied to make swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on any Securities covered by a swap agreement. See “Derivatives.”

Final Scheduled Distribution Date

The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model, each as described below.

CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-Weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related Scheduled Payment, negative amortization may result or Deferred Interest may arise. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the servicer or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

A GEM Loan provides for scheduled annual increases in the borrower’s Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

Due on Sale Clauses

The acceleration of repayment as a result of certain transfers of the Mortgaged Property is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include “due-on-sale” clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any “due-on-sale” clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain “due-on-sale” clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not “due-on-sale” and could have been assumed by new buyers.

Optional Termination

If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See “Description of the Securities — Optional Termination.”

Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP and Dechert LLP, each as special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

•	“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“IRS,” we mean the Internal Revenue Service;

•
“AFR,” we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

•	“Foreign Person,” we mean any person other than a U.S. Person; and

•
“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August  20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following four types of securities:

•	REMIC certificates;

•	exchangeable securities;

•	notes issued by a trust, including a trust for which an election to treat such entity as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”) has been made;

•	trust certificates issued by trusts for which a REMIC election is not made; and

•	securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract (“Stapled Securities”).

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under “— Special Tax Attributes,” “— Backup Withholding” and “— Reportable Transactions” below address all types of securities.

REMIC Certificates Generally

With respect to each series of REMIC certificates, McKee Nelson LLP or Dechert LLP (“Company Counsel”) will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a REMIC certificate representing a regular interest in a REMIC as a “REMIC regular certificate.” REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “— Taxation of Securities Treated as Debt Instruments” below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.” The tax treatment of REMIC residual certificates is discussed under “— REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “— Special Tax Attributes” below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

Stapled Securities

As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, an exchangeable security, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components. See the applicable prospectus supplement for further information.

Exchangeable Securities Generally

Each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC certificates. The prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC certificate. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under “—Exchangeable Securities” below.

Issuance of Notes Generally

For each issuance of notes by a trust that does not make a REMIC election, Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “— Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Certificates Generally

With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see “— Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “— Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code (“OID”). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner’s basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “— Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable Index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See “— Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectability until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN or other appropriate form changes, a new Form W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

Exchangeable Securities

Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC certificate corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC certificate underlying that exchangeable security as described under “—Types of Securities—REMIC Certificates Generally.” If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC certificates other than in an exchange described under “Description of the Securities—Exchangeable Securities” in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC certificates, those REMIC certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC certificates underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for multiple exchangeable certificates, each of which relates to a single related underlying REMIC certificate, (ii) sell one of those exchangeable securities and (iii) retain one or more of the remaining related exchangeable securities, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC certificates sold and the related REMIC certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the exchangeable securities relating to the REMIC certificates sold using its basis allocable to those exchangeable securities. Also, the beneficial owner then must treat the REMIC certificates underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those exchangeable securities. Accordingly, the beneficial owner must accrue interest and OID with respect to the exchangeable securities retained based on the beneficial owner’s basis in those exchangeable securities.

As a result, when compared to treating each REMIC certificate underlying an exchangeable security as a separate debt instrument, aggregating the REMIC certificates underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC certificate underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC certificates underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC certificates underlying the exchangeable securities should be aggregated for OID purposes.

Exchangeable Securities Representing Disproportionate Interests in REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC certificate corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286, a beneficial owner of an exchangeable security will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC certificates. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC certificate, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC certificate to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC certificates under “—Taxation of Securities Treated as Debt Instruments.”

If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC certificate under “—Taxation of Securities Treated as Debt Instruments.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC certificates.

In light of the application of Section 1286, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner holds exchangeable securities relating to a single REMIC certificate, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and (iii) the combination of retained exchangeable securities. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC certificates between the part of the REMIC certificates underlying the exchangeable securities sold and the part of the REMIC certificates underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 does not apply, however, if a beneficial owner exchanges exchangeable securities for the related exchangeable securities and retains all the exchangeable securities, see “—Treatment of Exchanges” below.

Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner’s adjusted basis generally is equal to the owner’s cost of the exchangeable security (or portion of the cost of REMIC certificates allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Taxation of Securities Treated as Debt Instruments.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of exchangeable securities that may be exchanged for one or more exchangeable certificates providing for payments on principal and interest matching that of the underlying REMIC certificates, the owner should be treated as owning the underlying REMIC certificates, in which case Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701(a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

Treatment of Exchanges

If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities or certificates in the manner described under “Description of the Securities—Exchangeable Securities” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related exchangeable securities that it owned immediately prior to the exchange.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be “portfolio income” for purposes of Section 469 of the Code governing passive loss limitations.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, “— Pass Through of Certain Expenses” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections  67 and 68 of the Code. See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections  67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “— Excess Inclusions” above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

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the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

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either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and we encourage you to consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July  18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “— Excess Inclusions” above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See “— Restrictions on Transfers of Residual Certificates to Foreign Persons” above concerning the disregard of certain transfers having “tax avoidance potential.” Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The trustee or the securities administrator will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest. If the Code or applicable Treasury regulations do not permit the trustee or the securities administrator to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “— Special Tax Attributes — REMIC Certificates” below.

Mark-to-Market Rules

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: “Standard Certificates” and “Stripped Certificates.” Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “— Taxation of Securities Treated as Debt Instruments — Information Reporting.” Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “— Taxation of Standard Certificates” below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “— Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets. Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections  67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition.” Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under “— Taxation of Securities Treated as Debt Instruments — Foreign Persons.”

Partner Certificates

If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term “trust” to refer either to a trust or to a portion thereof, as the context would indicate.

Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.” The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Certificates

REMIC certificates held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

In addition, REMIC certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December  31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See “— Types of Securities — REMIC Certificates Generally” above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities

Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.” In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT’s capital interest in the issuer.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to 31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

 Recent legislation imposes a penalty on a taxpayer that fails to disclose a “reportable transaction.” The IRS has issued guidance defining the term “reportable transaction” for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

•
a sale or exchange of a security resulting in a loss in excess of (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

•
a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

•	any other characteristic described by the IRS.

A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

State and Local Tax Considerations

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage potential investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections  401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections  406 and 407 of ERISA and Section 4975 of the Code.

A Plan’s investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor (“DOL”) has issued regulations set forth at 29 C.F.R. Section 2510.3-101 (the “DOL Regulations”) which provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

The Underwriter Exemption

The DOL issued an individual exemption to Lehman Brothers Inc.’s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption (“PTE”) 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the “Exemption”) that generally exempts from the application of the prohibited transaction provisions of Sections  406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections  4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuing entity, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

(1) The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

(3) In the case of a transaction described in the Exemption as a designated transaction (a “Designated Transaction”), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

(4) Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Securities in reliance on the Exemption;

(5) The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

(6) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related Agreement and reimbursement of that person’s reasonable expenses in connection therewith;

(7) The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

(8) For certain types of issuers, the documents establishing the issuing entity and governing the transaction must contain provisions intended to protect the assets of the issuing entity from creditors of the depositor.

The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60.

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it:

(1) is an “eligible Swap;”

(2) is with an “eligible counterparty;”

(3) is purchased by a “qualified plan investor;”

(4) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:

a. is denominated in U.S. dollars;

b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available Index, with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

c. has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by Primary Assets (“Allowable Notional Amount”);

d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

e. has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of Securities are fully repaid; and

f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

a. a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

b. an “in-house asset manager” under PTCE 96-23; or

c. has total assets (both Plan and non-Plan) under management of at least $100  million at the time the Securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

c. terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

a. it is denominated in U.S. dollars;

b. it pays an Allowable Interest Rate;

c. it is not Leveraged;

d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

e. it is entered into between the trust fund and an eligible counterparty; and

f. it has an Allowable Notional Amount.

The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections  406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

The Exemption also may provide an exemption from the restrictions imposed by Sections  406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of Securities.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections  406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuing entity, the depositor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

However, no exemption is provided from the restrictions of Sections  406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Additional Considerations for Securities which are Notes

Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuing entity or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, the master servicer, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

Legal Investment Considerations

The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Classes of Securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October  4, 1991 deadline.

SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a “mortgage related security”).

All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security” should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities” that are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, “prudent investor” provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Securities of any series.

Legal Matters

Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C. or by Dechert LLP, New York, New York as specified in the prospectus supplement for each series of Securities.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. The expenses incurred by the depositor which are payable from net proceeds will be disclosed under “Underwriters” in the related prospectus supplement. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

Plan of Distribution

Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the “Underwriters”); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc. The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities. The prospectus for those Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool information related to a trust fund will include information, to the extent material, relating to:

•  payment delinquencies of the mortgage loans;

•  cumulative losses with respect to the mortgage loans; and

•  prepayments of the mortgage loans,

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average Loan-to-Value Ratio; the distribution of mortgage loans by Mortgage Rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any trust fund established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

Additional Information

The depositor has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the Internet at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). Fannie Mae also maintains a site on the Internet at http:///www.fanniemae.com at which users can view certain information, including Fannie Mae Prospectuses. The depositor did not participate in the preparation of Fannie Mae’s Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (571) 382-4000). Freddie Mac also maintains a site on the Internet at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

Incorporation of Certain Documents by Reference

All documents filed by current report on Form 8-K by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See “The Agreements — Reports to Securityholders.”

Index of Principal Terms

Defined Term	Page
1986 Act	152
Accretion Directed Securities	37
accrual class	153
Accrual Securities	37
ADA	140
Adjustable Rate Mortgages	49
AFR	150
Agency Certificates	46
Aggregate Asset Principal Balance	41
Agreements	113
Allowable Interest Rate	177
Allowable Notional Amount	177
Appraised Value	49
ARMs	49
Asset Conservation Act	135
Asset Group	38
Asset Principal Balance	41
Assistance Loans	45
Aurora	72
Bank	71
bankruptcy bond	110
Bankruptcy Code	100
basis risk shortfalls	38
Beneficial Owner	44
Bi-Weekly Loans	47
Book-Entry Securities	38
Business Day	123
Buydown	107
Buy-Down Amounts	90
Buy-Down Fund	90
Buy-Down Loans	90
Buy-Down Period	90
Cash Program	63
CERCLA	56
Certificates	37
Clearstream	44
CMT	50
Code	150
CODI	50
COFI	50
Collection Account	87
Commission	183
Company Counsel	150
Component Securities	37
Compound Value	40
Condominium	47
Condominium Association	69
Condominium Building	69
Condominium Loans	47
Condominium Unit	47
Condotels	47
constant yield election	156
Conventional Loans	62
Cooperative Dwellings	47
Cooperative Loans	47
Cooperatives	47
COSI	50
Covered Trust	99
CPR	147
Cut-off Date	44
Debt Securities	152
debt-acceleration	137
Deferred Interest	49
Definitive Securities	38
Deleted Loan	116
Designated Transaction	175
Distribution Account	122
DOL	174
DOL Pre-Funding Period	178
DOL Regulations	174
DTC	44
Due Date	92
EDGAR	183
Eligible Investments	118
Eligible Reserve Fund Investments	119
Environmental Policies	94
ERISA	174
Escrow Accounts	87
EURIBOR	50
Euroclear	44
Exchange Act	184
Excluded Plan	179
Exemption	175
Expense Reserve Fund	124
EYS Agreement	178
Fannie Mae	62
Fed Funds Rate	50
FHA	61
FHA Loans	46
FHA/VA Claim Proceeds	106
FHLB Index	51
Fitch	175
Fixed Rate Securities	37
Floating Rate Securities	37
Foreign Person	150
Freddie Mac	64
Freddie Mac Act	64
Garn-St. Germain Act	137
GBP LIBOR	50
GEM Loans	47
Ginnie Mae	61
Ginnie Mae Servicers	59
GPM Fund	91
GPM Loans	46

Grantor Trust	152
Grantor Trust Certificates	152
Guarantor Program	63
Guaranty Agreement	60
hazardous substances	136
Home Equity Loans	47
Home Improvement Loan Schedule	115
Home Improvement Loans	53
Housing Act	61
HUD	57
Index	49
Insurance Policies	58
Insured Loss	104
Interest Only Securities	37
Interest Rate	38
Interest Weighted Securities	37
IRS	150
ISDA	112
L/C Bank	102
L/C Percentage	102
lease	139
Lehman Brothers	70
Lehman Holdings	70
lessee	139
Leveraged	177
LIBOR	49
LIBORSWAP	50
Lifetime Mortgage Rate Cap	49
Liquidation Proceeds	88
Loans	45
Loan-to-Value Ratio	48
Manufactured Home Loan Schedule	115
market discount bond	155
Master Servicing Fee	86
Maximum Mortgage Rate Adjustment	49
Minimum Mortgage Rate	49
Minimum Principal Distribution Amount	40
Mixed Use Mortgage Loans	54
Moody’s	175
Mortgage Certificate Schedule	113
Mortgage Loan Schedule	114
Mortgage Loans	46
Mortgage Rates	46
Mortgaged Property	47
MTA	50
Multi-Class Series	40
Multifamily Mortgage Loans	54
Multifamily Properties	62
National Average Contract Mortgage Rate	50
National Monthly Median COFI	50
NCUA	180
Negatively Amortizing ARMs	49
No-Bid	107
non-pro rata security	156
Notes	37
Offered Securities	38
OID	152
OID Regulations	152
outside reserve fund	151
PAC Method	153
PACs	37
Parties in Interest	174
Partner Certificates	152
PC Pool	63
Percentage Interest	39
Planned Amortization Certificates	37
Plans	174
PMBS Agreement	57
PMBS Issuer	58
PMBS Servicer	57
PMBS Trustee	57
Policy Statement	180
Pre-Funding Account	65
Pre-Funding Arrangement	65
Primary Assets	45
Prime Rate	50
Principal Distribution Amount	40
Principal Only Securities	37
Principal Weighted Securities	37
Private Mortgage-Backed Securities	45
PTCE	176
PTE	175
QPAM	177
Qualified Insurer	93
Qualified Stated Interest	153
Qualifying Substitute Mortgage Loan	116
Rating Agency	41
RCRA	136
REIT	152
REMIC regular certificate	151
REMIC residual certificate	151
REMICs	150
REO Property	125
Residual Owner	151
Retained Interest	45
Reverse Mortgage Loans	47
Revolving Account	65
Revolving Period Arrangement	65
Revolving Primary Assets	65
S&P	175
sale and collection agreement	113
SBJPA of 1996	172
Scheduled Payment	46
Scheduled Principal	63
Scheduled Securities	38
Securities	37
Securities Act	183
Securities Administration Account	124
Security Owner	150
Seller	114
Senior Securities	40
Servicemembers Civil Relief Act	133

Servicing Account	89
Servicing Agreements	85
Servicing Fee	86
SIBOR	50
Single Family Property	62
SMMEA	180
SPA	147
Sponsor	70
Standard Certificates	167
Stapled Securities	150
Stripped Bond Rules	167
Stripped Certificates	167
Subordinate Securities	38
Subordinated Amount	100
Subordination Reserve Fund	100
Subsequent Primary Assets	65
Subservicers	85
Subsidy Fund	91
super-premium class	153
Swap	176
Swap Agreement	176
TACs	37
Targeted Amortization Certificates	37
T-Bill	50
Tiered REMICs	172
Title V	138
Title VIII	141
trust agreement	113
U.S. Person	150
UCC	132
Underwriters	181
VA	61
VA Loans	60
withholding agent	157

Annex A
Book-Entry Procedures

General

If provided for in the prospectus supplement, one or more classes of Offered Securities of any series will be issued as Book-Entry Securities. Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“Participants”) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

The Clearing Exchanges

The Depository Trust Company. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Banking Luxembourg. Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, “CSSF.” Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear Bank S.A./NV. Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its respective depositary (individually the “Relevant Depositary” and collectively, the “European Depositaries”). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

Beneficial Ownership of Book-Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only “securityholder” of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be “Certificateholders” or “Noteholders” as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Foreign Persons,” “— Grantor Trust Certificates — Foreign Persons” and “— Partner Certificates — Foreign Persons” in the prospectus and, if the Book-Entry Securities are globally offered (“Global Securities”), see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex B to the prospectus.

Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Administrative Provisions,” “— Grantor Trust Certificates — Trust Reporting” and “— Partner Certificates — Information Reporting” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than 50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

Annex B
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, Global Securities will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I.	the Trustee or the U.S. withholding agent receives a statement —

(a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that —

(i)	is signed by the certificateholder under penalties of perjury,

(ii)	certifies that such owner is not a United States person, and

(iii)	provides the name and address of the certificateholder, or

(b) from a securities clearing organization, a bank or other financial institution that holds customer’s securities in the ordinary course of its trade or business that —

(i)	is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)
states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

(iii)	provides the name and address of the certificateholder, and

(iv)	attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

II.	the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

III.
the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

IV.
the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I.	provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.	provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.	is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry certificates.

The term “United States” person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

$1,266,617,000
(Approximate)

THORNBURG MORTGAGE SECURITIES TRUST 2007-2
Issuing Entity

Mortgage-Backed Notes,
Series 2007-2

Structured Asset Securities Corporation
Depositor

Thornburg Mortgage Home Loans, Inc.
Sponsor

Thornburg Mortgage Funding, Inc.
Seller

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

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PROSPECTUS SUPPLEMENT
April 25, 2007
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LEHMAN BROTHERS
BEAR, STEARNS & CO. INC.
CREDIT SUISSE
RBS GREENWICH CAPITAL